Exhibit 3(a)

RESTATED CERTIFICATE OF INCORPORATION

OF

WELLS FARGO & COMPANY

___________________________________

Pursuant to Section 245 of the
General Corporation Law of the State of Delaware
___________________________________

Wells Fargo & Company, a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.                  The present name of the corporation is Wells Fargo & Company.

2.                  The corporation was originally incorporated under the name Northwest Bancorporation, and its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 24, 1929.  On April 26, 1983 the corporation filed an amendment to its Certificate of Incorporation to change its name from Northwest Bancorporation to Norwest Corporation effective April 29, 1983, and on November 2, 1998 the corporation filed an amendment to its Certificate of Incorporation to change its name from Norwest Corporation to Wells Fargo & Company.

3.                  The corporation’s Board of Directors has duly adopted this Restated Certificate of Incorporation in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.  This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the corporation's Certificate of Incorporation, as theretofore amended or supplemented or restated, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

4.                  The text of the corporation’s Certificate of Incorporation, as heretofore amended or supplemented or restated, is hereby restated to read in its entirety as follows:

FIRST:  The name of this corporation is Wells Fargo & Company.

SECOND:  Its registered office in the State of Delaware is located in the City of Wilmington, County of New Castle.  The name and address of its registered agent is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

THIRD:  The nature of the business, or objects or purposes to be transacted, promoted or carried on, are:

To acquire by purchase, subscription or otherwise, and to own and hold, for investment purposes, the capital stock, scrip or any voting trust certificates in respect of the shares of capital stock issued or created by any moneyed, financial or investment corporation or association created and organized, or to be created and organized, under the laws of the United States of America or of any State or territory thereof; and to issue in exchange therefor shares of the capital stock of this corporation; and while the holder or owner of any such shares of capital stock, scrip or voting trust certificates, to possess and exercise in respect thereof any and all rights, powers and privileges of ownership, including the right to vote thereon;

To loan money to any aforesaid corporation or association, any of whose shares of capital stock, scrip or voting trust certificates aforesaid shall be owned at the time of such loan by this corporation, and to do any and all

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lawful things designed to protect, preserve, improve or enhance the value of any such shares, scrip or voting trust certificates;

In addition to and not in limitation of any of the aforesaid powers, to invest temporarily any of its capital or surplus funds in bonds, mortgages or evidences of indebtedness and any other securities issued or created by any individual, copartnership or other corporation, joint stock company or association, public or private, or of the Government of the United States of America, or of any Foreign Government, or of any State, territory, municipality or other political subdivision or of any governmental agency;

To acquire, hold, sell, reissue or cancel any shares of its own capital stock; provided, however, that this corporation may not use any of its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of the capital of this corporation, and provided further that the shares of its own capital stock belonging to this corporation shall not be voted, directly or indirectly;

To organize, incorporate and reorganize subsidiary corporations for all lawful purposes;

To conduct all or any part of its operations and business without restriction or limit as to amount in the State of Delaware or in any or all other States, territories, districts, colonies and dependencies of the United States of America;

To have and to exercise any and all powers and privileges now or hereafter conferred by the laws of the State of Delaware upon corporations formed under the Acts hereinafter referred to, or under any Act amendatory thereof or supplemental thereto or substituted therefor;

The foregoing clauses shall be construed both as objects and powers; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.

~~FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is Six Billion Twenty-Four Million (6,024,000,000), consisting of Twenty Million (20,000,000) shares of Preferred Stock without par value, Four Million (4,000,000) shares of Preference Stock without par value, and Six Billion (6,000,000,000) shares of Common Stock of the par value of $1-2/3 per share.~~*

*On April 29, 2010, Wells Fargo & Company filed a Certificate of Amendment Amending Article Fourth to increase the authorized common stock to 9,000,000,000 shares.

The designations and the voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the Preferred Stock, the Preference Stock and the Common Stock which are fixed by the Certificate of Incorporation and the express grant of authority to the Board of Directors of the corporation (hereinafter referred to as the “Board of Directors”) to fix by resolution or resolutions the designations and the voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the Preferred Stock and the Preference Stock which are not fixed by the Certificate of Incorporation are as follows:

1.         The Preferred Stock may be issued at any time or from time to time in any amount, provided not more than 20,000,000 shares thereof shall be outstanding at any one time, as Preferred Stock of one or more series, as hereinafter provided.  Each share of any one series of Preferred Stock shall be identical in all respects except as to the date from which dividends thereon may be cumulative, each series of Preferred Stock shall be distinctly designated by letter or descriptive words, and all series of Preferred Stock shall rank equally and be identical in all respects except as permitted by the provisions of Section 2 of this Article FOURTH.  Shares of Preferred Stock shall be issued only as fully paid and non-assessable shares.

The Preference Stock may be issued at any time or from time to time in any amount, provided not more than 4,000,000 shares thereof shall be outstanding at any one time, as Preference Stock of one or more series,

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as hereinafter provided.  Each share of any one series of Preference Stock shall be identical in all respects except as to the date from which dividends thereon may be cumulative, each series of Preference Stock shall be distinctly designated by letter or descriptive words, and all series of Preference Stock shall rank equally and be identical in all respects except as permitted by the provisions of Section 2 of this Article FOURTH.  Shares of Preference Stock shall be issued only as fully paid and non-assessable shares.

2.         Authority is hereby expressly granted to and vested in the Board of Directors at any time or from time to time to issue the Preferred Stock as Preferred Stock of any series and the Preference Stock as Preference Stock of any series and, in connection with the creation of each such series, to fix by resolution or resolutions providing for the issue of shares thereof the designations and the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series so far as not inconsistent with the provisions of this Article FOURTH applicable to all series of Preferred Stock or Preference Stock, respectively, and to the full extent now or hereafter permitted by the laws of the State of Delaware, including the following:

(a)        The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

(b)        The annual rate or rates of dividends payable on shares of such series, whether dividends shall be cumulative and, if so, the date or dates from which dividends shall be cumulative on the shares of such series, the preferences, restrictions, limitations and conditions upon the payment of dividends, and the dates on which dividends, if declared, shall be payable;

(c)        Whether shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(d)        The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of such series;

(e)        Whether shares of such series shall have a purchase, retirement or sinking fund for the purchase, retirement, or redemption of shares of such series and, if so, the terms and provisions thereof;

(f)        Whether shares of such series shall have conversion privileges and, if so, the terms and provisions thereof, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(g)        Whether shares of such series shall have voting rights, in addition to voting rights provided by law, and, if so, the terms and provisions thereof; and

(h)        Any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

3.         The holders of the Preferred Stock of each series and the holders of the Preference Stock of each series, respectively, shall be entitled to receive such dividends, when and as declared by the Board of Directors, out of funds legally available therefor, as they may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors providing for the issue of such series, payable on such dates as may be fixed in such resolution or resolutions.  So long as there shall be outstanding any shares of Preferred Stock of any series or any shares of Preference Stock of any series entitled to cumulative dividends pursuant to the resolution or resolutions providing for the issue of such series, no dividend, whether in cash or property, shall be paid or

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declared, nor shall any distribution be made, on the Common Stock, nor shall any shares of Common Stock be purchased, redeemed or otherwise acquired for value by the corporation, if at the time of making such payment, declaration, distribution, purchase, redemption or acquisition the corporation shall be in default with respect to any dividend payable on, or obligation to maintain a purchase, retirement or sinking fund with respect to or to redeem, shares of Preferred Stock of any series or shares of Preference Stock of any series.  The foregoing provisions of this Section 3 shall not, however, apply to a dividend payable in Common Stock or to the acquisition of shares of Common Stock in exchange for, or through application of the proceeds of the sale of, shares of Common Stock.

Subject to the foregoing and to any further limitations prescribed in accordance with the provisions of Section 2 of this Article FOURTH, the Board of Directors may declare, out of any funds legally available therefor, dividends upon the then outstanding shares of Common Stock, and shares of Preferred Stock of any series and shares of Preference Stock of any series shall not be entitled to participate therein.

4.         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of the Preferred Stock of each series and the holders of the Preference Stock of each series shall be entitled to receive, out of the assets of the corporation available for distribution to its stockholders, before any distribution of assets shall be made to the holders of the Common Stock, the amount per share fixed by the Board of Directors pursuant to Section 2 of this Article FOURTH, plus in each such case an amount equal to any cumulative dividends thereon to the date of final distribution to the holders of the Preferred Stock or to the holders of the Preference Stock, respectively; and the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock of any and all series and the holders of the Preference Stock of any and all series, respectively, to participate ratably in all the assets of the corporation then remaining in accordance with their respective rights and preferences.  If upon any liquidation, dissolution or winding up of the corporation the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Preferred Stock or the holders of all outstanding shares of Preference Stock the full amounts to which they respectively shall be entitled, the holders of shares of Preferred Stock of all series and the holders of shares of Preference Stock of all series, respectively, shall participate ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares of Preferred Stock or shares of Preference Stock held by them upon such distribution if all amounts payable in respect of the Preferred Stock of all series or the Preference Stock of all series, respectively, were paid in full.  Neither the statutory merger nor consolidation of the corporation into or with any other corporation, nor the statutory merger or consolidation of any other corporation into or with the corporation, nor a sale, transfer or lease of all or any part of the assets of the corporation, shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this Section 4.

5.         The corporation, at the option of the Board of Directors, may redeem the whole or any part of the Preferred Stock of any series or of the Preference Stock of any series at the price or prices and on the terms and conditions provided in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series.

6.         Anything herein or in any resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock or any series of Preference Stock contained to the contrary notwithstanding, the rights of the holders of all classes of stock of the corporation in respect of dividends and purchase, retirement or sinking funds, if any, shall at all times be subject to the power of the Board of Directors from time to time to set aside such reserves and to make such other provisions, if any, as the Board of Directors shall deem to be necessary or advisable for working capital, for expansion of the corporation's business (including the acquisition of real and personal property for that purpose) and for any other purpose of the corporation.

7.         Except as otherwise provided by the statutes of the State of Delaware or by the Certificate of Incorporation or by the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock or any series of Preference Stock, the holders of the Preferred Stock and the holders of the Preference Stock shall have no right to vote.  The holders of the Preferred Stock and the holders of the Preference Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.  The holders of shares of Preference Stock shall not be entitled to more than one vote per share.

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8.         Except as otherwise provided by the statutes of the State of Delaware or by the Certificate of Incorporation or by the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock or any series of Preference Stock, the vote of the holders of all or any portion of any class of stock, as a class, shall not be required for any action whatsoever to be taken or authorized by the stockholders of the corporation, including any amendment of the Certificate of Incorporation.

9.         No holder of shares of the corporation of any class or of any security or obligation convertible into, or of any warrant, option or right to subscribe for, purchase or otherwise acquire, shares of the corporation of any class, whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to subscribe for, purchase or otherwise acquire shares of the corporation of any class or any security or obligation convertible into, or any warrant, option or right to subscribe for, purchase or otherwise acquire, shares of the corporation of any class, whether now or hereafter authorized.

10.       If it deems it desirable so to do, the Board of Directors may from time to time issue scrip for fractional shares of stock.  Such scrip shall not confer upon the holder any voting or other rights of a stockholder of the corporation, but the corporation shall from time to time, within such time as the Board of Directors may determine, issue one whole share of stock upon the surrender of scrip for fractional shares aggregating one whole share, properly endorsed if in registered form.

Pursuant to the authority conferred by this Article FOURTH, the following series of Preferred Stock have been designated, each such series consisting of such number of shares, with such voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as are stated and expressed in the exhibit with respect to such series attached hereto as specified below and incorporated herein by reference:

~~Exhibit A~~	~~1997 ESOP Cumulative Convertible Preferred Stock*~~
~~Exhibit B~~	~~1998 ESOP Cumulative Convertible Preferred Stock*~~
~~Exhibit C~~	~~1999 ESOP Cumulative Convertible Preferred Stock*~~
~~Exhibit D~~	~~2000 ESOP Cumulative Convertible Preferred Stock*~~
~~Exhibit E~~	~~2001 ESOP Cumulative Convertible Preferred Stock*~~
~~Exhibit F~~	~~2002 ESOP Cumulative Convertible Preferred Stock*~~
~~Exhibit G~~	~~2003 ESOP Cumulative Convertible Preferred Stock~~
~~Exhibit H~~	~~2004 ESOP Cumulative Convertible Preferred Stock~~
~~Exhibit I~~	~~2005 ESOP Cumulative Convertible Preferred Stock~~
Exhibit J	2006 ESOP Cumulative Convertible Preferred Stock

*Wells Fargo & Company has filed Certificates Eliminating the Certificates of Designations for each of Wells Fargo's 1997, 1998, 1999, 2000, 2001, 2002, 2003, 2004 and 2005 ESOP Cumulative Convertible Preferred Stock (Exhibits A through I above)

FIFTH:  The amount of capital with which this corporation will commence business is One Thousand Dollars ($1,000.00), being twenty (20) shares of the par value of Fifty Dollars ($50.00) each.

SIXTH:  The names and places of residence of the subscribers to the capital stock and the number of shares subscribed for by each are as follows:

                                Name                                Residence                     No. of Shares

A. V. Lane                    Wilmington, Delaware                   18
C. S. Peabbles               Wilmington, Delaware                    1
L. E. Gray                     Wilmington, Delaware                    1

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SEVENTH:  This corporation is to have perpetual existence.

EIGHTH:  The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

NINTH:  The number of Directors of the corporation shall be as specified in the By-Laws, and such number may from time to time be increased or decreased in such manner as may be prescribed in the By-Laws, provided the number of Directors of the corporation shall not be less than three (3).  In case of any increase in the number of Directors, the additional Directors may be elected by the Board of Directors to hold office until the next annual meeting of the stockholders and until their successors are elected and qualified.  In case of a vacancy in the Board of Directors, a majority of the remaining members of the Board may elect Directors to fill such vacancy.

Directors shall be stockholders.

TENTH:  In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

To make, alter, amend or repeal the By-Laws of the corporation, except as otherwise provided in said By-Laws;

To determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the corporation except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors, or of the stockholders.

To set apart out of any funds of the corporation available for dividends a reserve or reserves for working capital or for any other lawful purpose, and also to abolish any such reserve in the same manner in which it was created;

If the By-Laws so provide, to designate two or more of its number to constitute an Executive Committee, which Committee shall for the time being, as provided in said resolution or in the By-Laws of this corporation, have and exercise any or all of the powers of the Board of Directors in the management of the business and affairs of this corporation and have power to authorize the seal of this corporation to be affixed to all papers which may require it.

This corporation may in its By-Laws confer powers upon its Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon them by the Statute.

Both stockholders and Directors shall have power, if the By-Laws so provide, to hold their meetings and to have one or more offices within or without the State of Delaware and to keep the books of this corporation (subject to the provisions of the Statutes) outside of the State of Delaware at such places as may be from time to time designated by the Board of Directors.

ELEVENTH:  In the absence of fraud, no contract or transaction between this corporation and any other association or corporation shall be affected by the fact that any of the Directors or officers of this corporation are interested in or are Directors or officers of such other association or corporation, and any Director or officer of this corporation individually may be a party to or may be interested in any such contract or transaction of this corporation; and no such contract or transaction of this corporation with any person or persons, firm, association or corporation shall be affected by the fact that any Director or officer of this corporation is a party to or interested in such contract or transaction in any way connected with such person or persons, firm, association or corporation; provided that such contract or other transaction shall be authorized or ratified by the vote of a majority of the Directors of this corporation not so interested; and each and every person who may become a Director or officer of

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this corporation is hereby relieved from any liability that might otherwise exist from thus contracting with this corporation for the benefit of himself or any person, firm, association or corporation in which he may be in anywise interested.

TWELFTH:  This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by Statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

THIRTEENTH:  The Board of Directors is expressly authorized:

(i)         to adopt, and from time to time to amend, one or more pension, profit sharing, retirement, and benefit plans benefiting any or all officers and employees and former officers and employees of this corporation and affiliated banks and companies;

(ii)        to adopt, and from time to time to amend, one or more stock option, stock purchase, stock bonus, incentive, and compensation plans benefiting any or all officers and employees of this corporation and affiliated banks and corporations; and

(iii)       to authorize affiliated banks and companies, on behalf of this corporation as a stockholder therein, to adopt, and from time to time to amend, any of said types of plans enumerated in clause (i) of this Article THIRTEENTH benefiting any or all officers and employees and former officers and employees thereof and any of said types of plans enumerated in clause (ii) of this Article THIRTEENTH benefiting any or all officers and employees thereof.

No action shall be taken under this Article except by the affirmative vote of a majority of the directors in office at the time such action is taken, and such majority shall not include any director who is a salaried officer of the corporation or of any affiliated bank or company.

FOURTEENTH:  (a)  Elimination of Certain Liability of Directors.  A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

(b)(1)  Right to Indemnification.  Each person who was or is made a party or is threatened to be a made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in subparagraph (b)(2), the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.  The right to indemnification conferred in this paragraph

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(b) shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this paragraph (b) or otherwise.  The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(2)  Right of Claimant to Bring Suit.  If a claim under subparagraph (b)(1) is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation.  Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(3)  Non-Exclusivity of Rights.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(4)  Insurance.  The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation is executed on behalf of the corporation by its Chairman and attested by its Secretary this  28th  day of September, 2006.

           /s/ Richard M. Kovacevich
Richard M. Kovacevich, Chairman

Attest:        /s/ Laurel A. Holschuh
    Laurel A. Holschuh, Secretary

[As filed with the Delaware Secretary of State on September 28, 2006.]

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EXHIBIT J

CERTIFICATE OF DESIGNATIONS
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
___________________________________

2006 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK
(Without Par Value)
___________________________________

WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Company”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Company (the “Board”) by the provisions of the Restated Certificate of Incorporation of the Company, as amended, which authorizes the issuance of not more than 20,000,000 shares of Preferred Stock, without par value (the “Preferred Stock”), and pursuant to authority conferred upon the ESOP Preferred Stock Committee I of the Board (the “ESOP Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”) and by the resolutions of the Board set forth herein, the following resolutions were duly adopted by the Board at a meeting of the Board duly held on January 25, 2000, and by the ESOP Committee pursuant to the written consent of the ESOP Committee duly adopted on March 17, 2006, in accordance with Section 141(f) of the General Corporation Law:

1.         On January 25, 2000, the Board adopted the following resolutions (the “ESOP Board Resolutions”) appointing the ESOP Committee and delegating to the ESOP Committee the full powers of the Board, subject to the ESOP Board Resolutions, in all matters relating to issuance of one or more series of Preferred Stock (“ESOP Preferred Stock”) to the trustee on behalf of the Company’s 401(k) Plan hereinafter referred to:

RESOLVED that a committee of one member of the Board of the Company is hereby appointed by the Board as the ESOP Preferred Stock Committee I (the “First Committee”), which shall have and may exercise the full powers of the Board, subject to these resolutions, to issue from time to time one or more series of ESOP Preferred Stock, including any shares of Company common stock ($1-2/3 par value) issuable upon conversion of ESOP Preferred Stock, and in connection therewith, to fix the designations, voting powers, preferences, and all other rights, qualifications and restrictions of such ESOP Preferred Stock, to sell such ESOP Preferred Stock to the Plan on such terms and conditions and for such purchase price as the First Committee in its discretion shall approve, and to take any and all actions as the First Committee shall deem necessary or appropriate.

RESOLVED that Richard M. Kovacevich is designated to serve as the sole member of the First Committee until his successor is duly elected and qualified.

*  *  *  *

RESOLVED that any series of ESOP Preferred Stock authorized for issuance by the First Committee . . . shall have the voting rights set forth in Appendix A to these resolutions.

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APPENDIX A - VOTING RIGHTS

No series of the Preferred Stock, except as hereinafter set forth in this resolution or as otherwise from time to time required by law, shall have voting rights.  Whenever, at any time or times, dividends payable on any shares of a designated series of the Preferred Stock (such shares of such designated series of Preferred Stock being hereinafter referred to as the “Shares of such series”) shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding Shares of such series shall have the exclusive right, voting together as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the Shares of such series, either as to dividends or on the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Company at the Company’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders.  At elections for such directors, each holder of the Shares of such series shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of Preferred Stock held as may be granted to them).  Upon the vesting of such right of such holders, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding Shares of such series (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) as herein set forth.  The right of such holders of such Shares of such series (voting together as a class with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) to elect members of the Board as aforesaid shall continue until such time as all dividends accumulated on such Shares of such series shall have been paid in full, at which time such right with respect to such Shares of such series shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

Upon any termination of the right of the holders of all shares of Preferred Stock entitled to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately.  If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders may choose a successor to fill such vacancy, which such successor shall hold office for the unexpired term in respect of which such vacancy occurred.  Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall be such number as may be provided for in the By-Laws of the Company irrespective of any increase made pursuant to the provisions of this resolution.

So long as any Shares of such series remain outstanding, the consent of the holders of the outstanding Shares of such series and outstanding shares of all other series of Preferred Stock ranking on a parity with such Shares of such series either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, by a vote of at least two-thirds of all such outstanding Shares of such series and such other series of Preferred Stock voting together as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(a)        the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Shares of such series with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or

(b)        the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a Certificate of Designation for the Shares of such series designating the Shares of such series and the preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the Shares of such series or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock or the creation

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and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case ranking on a parity with or junior to the Shares of such series with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Shares of such series shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

2.         On March 17, 2006, pursuant to authority conferred upon it by the Board in the ESOP Board Resolutions, the ESOP Committee adopted the following resolutions by written consent in accordance with Section 141(f) of the General Corporation Law:

RESOLVED that the issuance of a series of Preferred Stock, without par value, of the Company is hereby authorized and the designation, voting powers, preferences, and relative, participating, optional, and other special rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation of the Company, as amended, are hereby fixed as follows:

2006 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

1.  Designation and Number of Shares; Restricted Issue.

(a)  The designation of the series of Preferred Stock, without par value, provided for herein shall be “2006 ESOP Cumulative Convertible Preferred Stock” (hereinafter referred to as the “2006 ESOP Preferred Stock”) and the number of authorized shares constituting the 2006 ESOP Preferred Stock is 414,000, based on an offering price for the 2006 ESOP Preferred Stock of $1,070.40 per share.  Each share of 2006 ESOP Preferred Stock shall have a stated value of $1,000.00 per share.  The number of authorized shares of 2006 ESOP Preferred Stock may be reduced by further resolution duly adopted by the Board or the Securities Committee and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, provided, however, that the authorized number of shares of 2006 ESOP Preferred Stock shall not be decreased below the then outstanding number of such shares, and provided further that the number of authorized shares of 2006 ESOP Preferred Stock shall not be increased.  All shares of the 2006 ESOP Preferred Stock purchased, redeemed, or converted by the Company shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of 2006 ESOP Preferred Stock.

(b)  Shares of 2006 ESOP Preferred Stock shall be issued only to a trustee (the “Trustee”) acting on behalf of the Wells Fargo & Company 401(k) Plan, or any successor to such plan (the “Plan”).  All references to the holder of shares of 2006 ESOP Preferred Stock shall mean the Trustee or any company with which or into which the Trustee may merge or any successor trustee under the trust agreement with respect to the Plan.  In the event of any transfer of record ownership of shares of 2006 ESOP Preferred Stock to any person other than any successor trustee under the Plan, the shares of 2006 ESOP Preferred Stock so transferred, upon such transfer and without any further action by the Company or the holder thereof, shall be automatically converted into shares of the common stock, par value $1-2/3 per share, of the Company (the “Common Stock”) on the terms otherwise provided for the conversion of the shares of 2006 ESOP Preferred Stock into shares of Common Stock pursuant to paragraph (a) of Section 4 hereof, and no such transferee shall have any of the voting powers, preferences, and relative, participating, optional or special rights ascribed to shares of 2006 ESOP Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of 2006 ESOP Preferred Stock shall be so converted.  In the event of such a conversion, the transferee of the shares of 2006 ESOP Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of 2006 ESOP Preferred Stock have been automatically converted as of the date of such transfer.  Shares of 2006 ESOP Preferred Stock may be certificated or uncertificated, at the Company’s option.  Certificates representing shares of 2006 ESOP Preferred Stock shall bear a legend to reflect the foregoing provisions.  In the case of uncertificated

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2006 ESOP Preferred Stock, the transfer agent for the 2006 ESOP Preferred Stock shall note the foregoing provisions on each 2006 ESOP Preferred Stock book entry account.  The Company may require that, as a condition to transferring record ownership of any uncertificated 2006 ESOP Preferred Stock, the proposed transferee acknowledge in writing that the shares of 2006 ESOP Preferred Stock are subject to the foregoing provisions.  Notwithstanding the foregoing provisions of this paragraph (b) of Section 1, shares of 2006 ESOP Preferred Stock (i)(A) shall be converted into shares of Common Stock as provided in paragraph (a) of Section 4 hereof, and (B) may be converted into shares of Common Stock as provided by paragraph (b) of Section 4 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Company upon the terms and conditions provided in Sections 5 and 6(c) hereof.
2.  Voting Rights.  No shares of 2006 ESOP Preferred Stock shall have voting rights except such voting rights as may from time to time be required by law and as set forth in this Section 2, as follows:

(a)  Whenever, at any time or times, dividends payable on shares of 2006 ESOP Preferred Stock shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding shares of 2006 ESOP Preferred Stock shall have the exclusive right, voting together as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the shares of 2006 ESOP Preferred Stock, either as to dividends or on the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Company at the Company’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders.  At elections for such directors, each holder of the shares of 2006 ESOP Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of Preferred Stock held as may be granted to them).  Upon the vesting of such right of such holders, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of 2006 ESOP Preferred Stock (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) as herein set forth.  The right of such holders of such shares of 2006 ESOP Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) to elect members of the Board as aforesaid shall continue until such time as all dividends accumulated on such shares of 2006 ESOP Preferred Stock shall have been paid in full, at which time such right with respect to such shares of 2006 ESOP Preferred Stock shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

(b)  Upon any termination of the right of the holders of all shares of Preferred Stock entitled to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately.  If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders may choose a successor to fill such vacancy, which such successor shall hold office for the unexpired term in respect of which such vacancy occurred.  Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall be such number as may be provided for in the By-Laws of the Company irrespective of any increase made pursuant to the provisions of this resolution.

(c)  So long as any shares of 2006 ESOP Preferred Stock remain outstanding, the consent of the holders of the outstanding shares of 2006 ESOP Preferred Stock and outstanding shares of all other series of Preferred Stock ranking on a parity with such shares of 2006 ESOP Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, by a vote of at least two-thirds of all such outstanding shares of 2006 ESOP Preferred Stock and such other series of Preferred Stock voting together as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

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(i)  the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to shares of 2006 ESOP Preferred Stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or

(ii)  the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a Certificate of Designations designating shares of 2006 ESOP Preferred Stock and the preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the shares of 2006 ESOP Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock, or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case ranking on a parity with or junior to the shares of 2006 ESOP Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d)  The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of 2006 ESOP Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

3.  Dividends.  (a)(i)  Holders of shares of 2006 ESOP Preferred Stock will be entitled to receive, when and as declared by the Board or a duly authorized committee thereof, out of assets of the Company legally available for payment, an annual cash dividend of $107.50 (the “Base Dividend”) per share, which Base Dividend shall be subject to adjustment from time to time as provided in this Section 3.

(ii)  The Base Dividend shall be adjusted, effective on December 1, 2007 and on each December 1 thereafter until December 1, 2015, as follows:

(1)  If the Current Market Price (as hereinafter defined) of one share of Common Stock on November 30 (or the next preceding Trading Day (as hereinafter defined) if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the First Target Price but less than the Second Target Price shown opposite that year in such table, then holders of shares of the 2006 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $112.50 per share (the “First Adjusted Dividend”).

(2)  If the Current Market Price of one share of Common Stock on November 30 (or the next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the Second Target Price shown opposite that year in such table, then holders of shares of 2006 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $117.50 per share (the “Second Adjusted Dividend”).

(3)  If the Current Market Price of one share of Common Stock on November 30 (or next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is less than the First Target Price shown opposite that year in such table, then the holders of shares of 2006 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to the Base Dividend.

5)                  Dividend Adjustment Table

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6) Closing Price on 11/30	7) First Target Price	8) Second Target Price
2,007,000	$72.625	$81.118
2,008,000	77.926	92.718
2,009,000	83.615	105.976
2,010,000	89.719	121.131
2,011,000	96.268	138.453
2,012,000	103.296	158.251
2,013,000	110.837	180.881
2,014,000	118.928	206.747
2,015,000	127.609	236.312

(4)  As an example of the adjustments described in subparagraphs (1) through (3) above, if on November 30, 2009, the Current Market Price of one share of Common Stock is $85.00, then the cash dividend payable for the immediately following twelve month period per share of 2006 ESOP Preferred Stock would equal $112.50, with the first quarterly payment of such $112.50 dividend to be made on March 1, 2010.  If on November 30, 2010, the Current Market Price of one share of Common Stock is $125.00, then the cash dividend payable for the immediately following twelve month period per share of 2006 ESOP Preferred Stock would equal $117.50, with the first quarterly payment of such $117.50 dividend to be made on March 1, 2011.  If on November 30, 2011, the Current Market Price of one share of Common Stock is $85.00, then the cash dividend payable for the immediately following twelve month period per share of 2006 ESOP Preferred Stock would equal $107.50, with the first quarterly payment of such $107.50 dividend to be made on March 1, 2012.

(5)  For purposes of this Section 3, the terms “First Adjusted Dividend” and “Second Adjusted Dividend” are sometimes referred to as an “Adjusted Dividend;” the term “Current Market Price” shall have the meaning given to it in Section 4(c)(iv); and the term “Trading Day” shall have the meaning given to it in Section 4(c)(vi).

(iii)  If one share of Common Stock in any year listed in the Dividend Adjustment Table shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the First Target Price and the Second Target Price listed in such table for that year and each subsequent year will be appropriately and proportionately adjusted.

(iv)  Dividends payable on shares of the 2006 ESOP Preferred Stock (whether such dividends are equal to the Base Dividend or to an Adjusted Dividend) shall be payable quarterly on March 1, June 1, September 1, and December 1 of each year, commencing June 1, 2006.  Dividends on shares of the 2006 ESOP Preferred Stock will be cumulative from the date of initial issuance of such shares of 2006 ESOP Preferred Stock.  Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Company on such record dates, not more than 30 days nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board or a duly authorized committee thereof.  The amount of dividends payable per share for each dividend period shall be computed by dividing by four the Base Dividend or the Adjusted Dividend, whichever is then applicable.  The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of actual days elapsed in a 360-day year of twelve 30-day months.

(b)(i)  No full dividends shall be declared or paid or set apart for payment on any stock of the Company ranking, as to dividends, on a parity with or junior to the 2006 ESOP Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been set apart for such payment on shares of 2006 ESOP Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends.  When dividends are not paid in full, as aforesaid, upon the shares of 2006 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 2006 ESOP Preferred Stock, all dividends

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declared upon shares of 2006 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 2006 ESOP Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on 2006 ESOP Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of 2006 ESOP Preferred Stock and such other series of Preferred Stock bear to each other.  Holders of shares of 2006 ESOP Preferred Stock shall not be entitled to any dividend, whether payable in cash, property, or stock, in excess of full cumulative dividends, as herein provided, on 2006 ESOP Preferred Stock.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on 2006 ESOP Preferred Stock which may be in arrears.

(ii)  So long as any shares of 2006 ESOP Preferred Stock are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants, or rights to subscribe for or purchase shares of, Common Stock or any other stock ranking junior to 2006 ESOP Preferred Stock as to dividends or upon liquidation and other than as provided in paragraph (b)(i) of this Section 3) shall be declared or paid or set aside for payment or other distribution declared or made upon Common Stock or any other capital stock of the Company ranking junior to or on a parity with 2006 ESOP Preferred Stock as to dividends or upon liquidation, nor shall any Common Stock or any other capital stock of the Company ranking junior to or on a parity with 2006 ESOP Preferred Stock as to dividends or upon liquidation be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to 2006 ESOP Preferred Stock as to dividends or upon liquidation), unless, in each case, the full cumulative dividends on all outstanding shares of 2006 ESOP Preferred Stock shall have been paid or declared and set aside for payment of the then current dividend payment period and all past dividend payment periods.

4.  Conversion.  Shares of 2006 ESOP Preferred Stock are convertible from time to time hereafter pursuant to the provisions of paragraphs (a) or (b) of this Section 4 into that number of shares of Common Stock determined by dividing the stated value of each share of 2006 ESOP Preferred Stock by the then applicable Conversion Price, (as determined in accordance with the provisions of paragraph (c)(iii) of this Section 4), as follows:

(a)  Each share of 2006 ESOP Preferred Stock released from the unallocated reserve of the Plan in accordance with the terms thereof shall be automatically converted, without any further action by the Company or the holder thereof, as of the date such release occurs (the “Release Date”), into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for the 2006 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(b)  Subject to and upon compliance with the provisions of this Section 4, a holder of 2006 ESOP Preferred Stock shall be entitled at any time, prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 5 or 6 hereof, to cause any or all of the shares of 2006 ESOP Preferred Stock held by such holder to be converted into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for 2006 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(c)  For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i)  The “Average Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the Current Market Price for one share of Common Stock for the twenty (20) consecutive Trading Days ending on the Trading Day occurring prior to the date the “Purchase Offer” is made (as that term is defined in Section 6(d) hereof).

(ii)  A “Business Day” means each day that is not a Saturday, Sunday, or a day on which state or federally chartered banking institutions in the State of New York are not required to be open.

(iii)  (A)  For purposes of a mandatory conversion of shares of 2006 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (a) of this Section 4, the “Conversion Price”

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for such shares of 2006 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the relevant Release Date.

(B)  For purposes of an optional conversion of shares of 2006 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (b) of this Section 4, the “Conversion Price” for such shares of 2006 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the date the Conversion Notice (as that term is defined in paragraph (d) of this Section 4) is received by the Company, by the transfer agent for the 2006 ESOP Preferred Stock or by any agent for conversion of the 2006 ESOP Preferred Stock designated as such pursuant to paragraph (d) of this Section 4.

(C)  For purposes of a conversion of shares of 2006 ESOP Preferred Stock into shares of Common Stock in connection with a “Purchase Offer” (as defined in Section 6(d) hereof), the “Conversion Price” for such shares of 2006 ESOP Preferred Stock shall be the Average Current Market Price of one share of Common Stock.

Each share of 2006 ESOP Preferred Stock shall be valued at its stated value of $1,000.00 for purposes of computing, based on the applicable Conversion Price, the number of shares of Common Stock into which the shares of 2006 ESOP Preferred Stock will be converted.

(iv)  The “Current Market Price” of publicly traded shares of Common Stock or any other class of capital stock or other security of the Company or any other issuer for any day shall mean the reported last sale price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange only or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof.
(v)  “Common Stock” shall mean the Common Stock of the Company as the same exists at the date of this Certificate of Designations or as such stock may be constituted from time to time.

(vi)  “Trading Day” with respect to Common Stock means (x) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the Common Stock is quoted on the National Market System of NASDAQ, a day on which trades may be made on such National Market System or (z) otherwise, any Business Day.
(d)  In connection with any conversion of 2006 ESOP Preferred Stock pursuant to this Section 4, a written notice of conversion (the “Conversion Notice”) shall be delivered to the Company at its principal executive office or the offices of the transfer agent for the 2006 ESOP Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the 2006 ESOP Preferred Stock by the Company or the transfer agent for the 2006 ESOP Preferred Stock, which notice shall be accompanied by (a) in the case of certificated 2006 ESOP Preferred Stock, the certificate or certificates representing the shares of 2006 ESOP Preferred Stock being converted pursuant to this Section 4, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto) and (b) in the case of uncertificated 2006 ESOP Preferred Stock, duly executed assignment and transfer documents

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for the shares of 2006 ESOP Preferred Stock being converted pursuant to this Section 4.  Each Conversion Notice shall specify (i)(y) in the case of a mandatory conversion pursuant to paragraph (a) of this Section 4, the number of shares of 2006 ESOP Preferred Stock released from the unallocated reserve of the Plan on the Release Date or (z) in the case of an optional conversion pursuant to paragraph (b) of this Section 4, the number of shares of 2006 ESOP Preferred Stock being converted, and (ii) in connection with any conversion hereunder, (x) the name or names in which such holder wishes the certificate or certificates for Common Stock and, in the case of certificated 2006 ESOP Preferred Stock, for any shares of 2006 ESOP Preferred Stock not to be so converted to be issued, (y) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion, and (z) such other information as the Company or its agents may reasonably request.

(e)  Upon delivery to the Company or the transfer agent for the 2006 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4,  the Company shall issue and send by hand delivery, by courier or by first-class mail (postage prepaid) to the holder thereof or to such holder’s designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion.  If there shall have been surrendered a certificate or certificates representing shares of 2006 ESOP Preferred Stock only part of which are to be converted, the Company shall issue and deliver to such holder or such holder’s designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of 2006 ESOP Preferred Stock which shall not have been converted.
(f)  The issuance by the Company of shares of Common Stock upon a conversion of shares of 2006 ESOP Preferred Stock into shares of Common Stock made pursuant to this Section 4 shall be effective (i) in the case of a mandatory conversion of shares of 2006 ESOP Preferred Stock pursuant to paragraph (a) of this Section 4, as of the Release Date; and (ii) in the case of an optional conversion of such shares pursuant to paragraph (b) of this Section 4, as of the earlier of (A) the delivery to such holder or such holder’s designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (B) the commencement of business on the second Business Day after the delivery to the Company or the transfer agent for the 2006 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4.  On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date.  The Company shall not be obligated to pay any dividends which shall have accrued or have been declared and shall be payable to holders of shares of 2006 ESOP Preferred Stock if the date on which such dividends are paid is on or after the effective date of conversion of such shares.
(g)  The Company shall not be obligated to deliver to holders of 2006 ESOP Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of 2006 ESOP Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.
(h)  The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of 2006 ESOP Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of 2006 ESOP Preferred Stock then outstanding.
(i)  The Company will use its best efforts to cause the listing of the shares of Common Stock required to be delivered upon conversion of the 2006 ESOP Preferred Stock prior to distribution to Plan participants on the national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.
(j)  The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the 2006 ESOP Preferred Stock pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the

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holder of the 2006 ESOP Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.
5.  Redemption At the Option of the Company.  (a)  The 2006 ESOP Preferred Stock shall be redeemable, in whole or in part, at the option of the Company at any time, at a redemption price per share of 2006 ESOP Preferred Stock equal to the higher of (x) $1,000.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, and (y) the Fair Market Value (as that term is defined in paragraph (d) of this Section 5) per share of 2006 ESOP Preferred Stock on the date fixed for redemption.  Payment of the redemption price shall be made by the Company in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (c) of this Section 5.  From and after the date fixed for redemption, dividends on shares of 2006 ESOP Preferred Stock called for redemption will cease to accrue and all rights in respect of such shares of the Company shall cease, except the right to receive the redemption price.  Upon payment of the redemption price, such shares shall be deemed to have been transferred to the Company, to be retired as provided in paragraph (a) of Section 1.  If the full cumulative dividends have not been paid, or contemporaneously declared and set aside for payment, on all outstanding shares of 2006 ESOP Preferred Stock, the Company may not redeem fewer than all the outstanding shares of 2006 ESOP Preferred Stock pursuant to this Section 5.
(b)  Unless otherwise required by law, notice of any redemption pursuant to this Section 5 will be sent to the holders of 2006 ESOP Preferred Stock at the address shown on the books of the Company or any transfer agent for the 2006 ESOP Preferred Stock by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid) delivered, sent or mailed, as the case may be, not less than twenty (20) days nor more than sixty (60) days prior to the redemption date.  Each such notice shall state:  (i) the redemption date; (ii) the total number of shares of the 2006 ESOP Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) whether the redemption price shall be paid in cash or in shares of Common Stock, or in a combination of such Common Stock and cash; (v) in the case of certificated 2006 ESOP Preferred Stock the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (vi) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vii) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised and the manner in which the number of shares of Common Stock issuable upon conversion of a share of 2006 ESOP Preferred Stock will be determined.  The Company shall redeem shares so called for redemption and not previously converted at the date fixed for redemption and at the redemption price set forth in this Section 5, provided that, in the case of certificated 2006 ESOP Preferred Stock, the Company shall not be obligated to pay the redemption price until the certificates for the shares to be redeemed are surrendered (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state).
(c)  The Company, at its option, may make payment of the redemption price required upon redemption of shares of 2006 ESOP Preferred Stock in cash or in shares of Common Stock, or in a combination of such Common Stock and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in paragraph (d)(ii) of this Section 5) or their Current Market Price, in either case as of the date fixed for redemption of the 2006 ESOP Preferred Stock, whichever value will result in the issuance of the greater number of shares of Common Stock to the holder of the 2006 ESOP Preferred Stock then being redeemed.
(d)  For purposes of these resolutions, the following terms shall have the meanings set forth below:
(i)  ”Adjustment Period” shall mean the period of five (5) consecutive Trading Days preceding the date as of which the Fair Market Value of a security is to be determined.
(ii)  ”Fair Market Value” shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issue which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period.  The “Fair Market Value” of any security which is not publicly traded (other than the 2006 ESOP Preferred Stock) or of any other property shall mean the fair value thereof on the date as of which the Fair Market Value of the security is to be determined, as

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determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board or a committee thereof.  The “Fair Market Value” of the 2006 ESOP Preferred Stock for purposes of paragraph (a) of Section 5, and for purposes of paragraph (c) of Section 6 shall mean the fair market value thereof determined by an independent appraiser, appointed by the Trustee of the Plan in accordance with the provisions of the Plan, as of the date fixed for redemption of the 2006 ESOP Preferred Stock (in the case of a redemption pursuant to Section 5) or as of the date specified in paragraph (c) of Section 6 (in the case of a redemption under that section).  For purposes of determining the Fair Market Value of the 2006 ESOP Preferred Stock, the independent appraiser shall assume (i) that all dividends on the 2006 ESOP Preferred Stock would have been paid when due, and (ii) that the mandatory conversion of shares of 2006 ESOP Preferred Stock held by the Plan into shares of Common Stock pursuant to Section 4(a) hereof would have occurred when and as payments of principal (together with accrued interest thereon) would have been made by the Trustee of the Plan in accordance with the terms of that certain 2006 ESOP Convertible Preferred Stock Note Agreement dated on or about March 21, 2006 between the Company and the Plan (including any amendments or modifications thereto).
6.  Consolidation, Merger, Etc.  (a)  If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Company) that constitutes “qualifying employer securities” with respect to a holder of 2006 ESOP Preferred Stock within the meaning of Section 409(1) of the Internal Revenue Code of 1986, as amended, and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of 2006 ESOP Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become Preferred Stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 5 and 6 hereof), and the qualifications, limitations or restrictions thereon, that the 2006 ESOP Preferred Stock had immediately prior to such transaction, subject to the following:
(1)  After such transaction each share of the 2006 ESOP Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 4 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of 2006 ESOP Preferred Stock could have been converted immediately prior to such transaction.
(2)  The Company shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of 2006 ESOP Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.
(b)  If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (a) of this Section 6) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of 2006 ESOP Preferred Stock shall, without any action on the part of the Company or any holder thereof (but subject to paragraph (c) of this Section 6), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of 2006 ESOP Preferred Stock could have been converted at such time so that each share of 2006 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of 2006 ESOP Preferred Stock could have been converted immediately prior to such transaction.  However, if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the 2006 ESOP Preferred Stock, then the shares of 2006 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the

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aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of 2006 ESOP Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction.  If the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares.
(c)  In the event the Company shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (b) of this Section 6 (a “Business Combination”), then the Company shall as soon as practicable thereafter (and in any event at least fifteen (15) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of 2006 ESOP Preferred Stock and each such holder shall have the right to elect, by written notice to the Company, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Company or the successor of the Company, in redemption and retirement of such 2006 ESOP Preferred Stock, a cash payment per share of 2006 ESOP Preferred Stock equal to the higher of (x) $1,000.00, plus accrued and unpaid dividends thereon to the date of consummation of such transaction or (y) the Fair Market Value per share of 2006 ESOP Preferred Stock, as of the last Business Day (as defined in paragraph (c) of Section 4 hereof) immediately preceding the date the Business Combination is consummated.  No such notice of redemption shall be effective unless given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction, unless the Company or the successor of the Company shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction.

(d)  In the event that a Purchase Offer (as defined below) shall have been made and shall be continuing, each holder of 2006 ESOP Preferred Stock shall have the right to convert shares of 2006 ESOP Preferred Stock into shares of Common Stock at the Conversion Price specified in Section 4(c)(iii)(C) hereof until the date the Purchase Offer is terminated, including without limitation because the original Purchase Offer is withdrawn or because the Purchase Offer has expired and is not renewed, upon notice of such conversion given to the Company not later than the close of business on the date the Purchase Offer terminates (the “Purchase Offer Conversion Period”), unless the Company or any successor of the Company shall waive such prior notice, but any notice of conversion so given may be withdrawn by notice of withdrawal given to the Company prior to the end of the Purchase Offer Conversion Period.

For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

(i)  “Beneficial Ownership” shall have the meaning ascribed to it in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and “person” shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

(ii)  A “Purchase Offer” shall have been made when any person (other than the Company or any affiliate of the Company) shall have “commenced” (as such term is defined in Rule 14d‑2 under the Exchange Act) a tender offer or exchange offer to purchase shares of Common Stock, such that, upon consummation of such offer, such person would have Beneficial Ownership (as defined herein) or the right to acquire Beneficial Ownership, of twenty percent (20%) or more of the voting power of the Company.

7.  Liquidation Rights.  (a)  Upon the dissolution, liquidation, or winding up of the Company, the holders of the shares of 2006 ESOP Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or any other class of stock ranking junior to 2006 ESOP Preferred Stock upon liquidation, the amount of $1,000.00 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

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(b)  Neither the sale of all or substantially all the property and assets of the Company, nor the merger or consolidation of the Company into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Company shall be deemed to be a dissolution, liquidation, or winding up, voluntary or involuntary, for the purposes of this Section 7.

(c)  After the payment to the holders of the shares of 2006 ESOP Preferred Stock of the full preferential amounts provided for in this Section 7, the holders of 2006 ESOP Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Company.

(d)  In the event the assets of the Company available for distribution to the holders of shares of 2006 ESOP Preferred Stock upon any dissolution, liquidation, or winding up of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 7, no such distribution shall be made on account of any shares of any other series of Preferred Stock or other capital stock of the Company ranking on a parity with the shares of 2006 ESOP Preferred Stock upon such dissolution, liquidation, or winding up unless proportionate distributive amounts shall be paid on account of the shares of 2006 ESOP Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation, or winding up.

(e)  Subject to the rights of the holders of the shares of any series or class or classes of stock ranking on a parity with or prior to the shares of 2006 ESOP Preferred Stock upon liquidation, dissolution, or winding up, upon any liquidation, dissolution, or winding up of the Company, after payment shall have been made in full to the holders of the shares of 2006 ESOP Preferred Stock as provided in this Section 7, but not prior thereto, any other series or class or classes of stock ranking junior to the shares of 2006 ESOP Preferred Stock upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the shares of 2006 ESOP Preferred Stock shall not be entitled to share therein.

8.  Ranking.  For the purposes of these resolutions, any stock of any series or class or classes of the Company shall be deemed to rank:

(a)  prior to the shares of 2006 ESOP Preferred Stock, either as to dividends or upon liquidation, if the holders of such series or class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of 2006 ESOP Preferred Stock;

(b)  on a parity with shares of 2006 ESOP Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share, or sinking fund provisions, if any, be different from those of 2006 ESOP Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of 2006 ESOP Preferred Stock; and

(c)  junior to shares of 2006 ESOP Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of 2006 ESOP Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of such series or class or classes.

9.  Priority of 2006 ESOP Preferred Stock.  The shares of 2006 ESOP Preferred Stock will rank on a parity, both as to payment of dividends and the distribution of assets upon liquidation, with the Company’s 1997 ESOP Cumulative Convertible Preferred Stock, its 1998 ESOP Cumulative Convertible Preferred Stock, its 1999 ESOP Cumulative Convertible Preferred Stock, its 2000 ESOP Cumulative Convertible Preferred Stock, its 2001 ESOP

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Cumulative Convertible Preferred Stock, its 2002 ESOP Cumulative Convertible Preferred Stock, its 2003 ESOP Cumulative Convertible Preferred Stock, its 2004 ESOP Cumulative Convertible Preferred Stock, and its 2005 ESOP Cumulative Convertible Preferred Stock.

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WELLS FARGO & COMPANY
___________________________________

CERTIFICATE OF DESIGNATIONS
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
___________________________________

2007 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK
(Without Par Value)
___________________________________

WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Company”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Company (the “Board”) by the provisions of the Restated Certificate of Incorporation of the Company, as amended, which authorizes the issuance of not more than 20,000,000 shares of Preferred Stock, without par value (the “Preferred Stock”), and pursuant to authority conferred upon the ESOP Preferred Stock Committee I of the Board (the “ESOP Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”) and by the resolutions of the Board set forth herein, the following resolutions were duly adopted by the Board at a meeting of the Board duly held on January 25, 2000, and by the ESOP Committee pursuant to the written consent of the ESOP Committee duly adopted on March 13, 2007, in accordance with Section 141(f) of the General Corporation Law:

1.         On January 25, 2000, the Board adopted the following resolutions (the “ESOP Board Resolutions”) appointing the ESOP Committee and delegating to the ESOP Committee the full powers of the Board, subject to the ESOP Board Resolutions, in all matters relating to issuance of one or more series of Preferred Stock (“ESOP Preferred Stock”) to the trustee on behalf of the Company’s 401(k) Plan hereinafter referred to:

RESOLVED that a committee of one member of the Board of the Company is hereby appointed by the Board as the ESOP Preferred Stock Committee I (the “First Committee”), which shall have and may exercise the full powers of the Board, subject to these resolutions, to issue from time to time one or more series of ESOP Preferred Stock, including any shares of Company common stock ($1 2/3 par value) issuable upon conversion of ESOP Preferred Stock, and in connection therewith, to fix the designations, voting powers, preferences, and all other rights, qualifications and restrictions of such ESOP Preferred Stock, to sell such ESOP Preferred Stock to the Plan on such terms and conditions and for such purchase price as the First Committee in its discretion shall approve, and to take any and all actions as the First Committee shall deem necessary or appropriate.

RESOLVED that Richard M. Kovacevich is designated to serve as the sole member of the First Committee until his successor is duly elected and qualified.

*  *  *  *

RESOLVED that any series of ESOP Preferred Stock authorized for issuance by the First Committee . . . shall have the voting rights set forth in Appendix A to these resolutions.

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APPENDIX A - VOTING RIGHTS

No series of the Preferred Stock, except as hereinafter set forth in this resolution or as otherwise from time to time required by law, shall have voting rights.  Whenever, at any time or times, dividends payable on any shares of a designated series of the Preferred Stock (such shares of such designated series of Preferred Stock being hereinafter referred to as the “Shares of such series”) shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding Shares of such series shall have the exclusive right, voting together as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the Shares of such series, either as to dividends or on the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Company at the Company’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders.  At elections for such directors, each holder of the Shares of such series shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of Preferred Stock held as may be granted to them).  Upon the vesting of such right of such holders, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding Shares of such series (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) as herein set forth.  The right of such holders of such Shares of such series (voting together as a class with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) to elect members of the Board as aforesaid shall continue until such time as all dividends accumulated on such Shares of such series shall have been paid in full, at which time such right with respect to such Shares of such series shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

Upon any termination of the right of the holders of all shares of Preferred Stock entitled to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately.  If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders may choose a successor to fill such vacancy, which such successor shall hold office for the unexpired term in respect of which such vacancy occurred.  Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall be such number as may be provided for in the By-Laws of the Company irrespective of any increase made pursuant to the provisions of this resolution.

So long as any Shares of such series remain outstanding, the consent of the holders of the outstanding Shares of such series and outstanding shares of all other series of Preferred Stock ranking on a parity with such Shares of such series either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, by a vote of at least two-thirds of all such outstanding Shares of such series and such other series of Preferred Stock voting together as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(a)        the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Shares of such series with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or

(b)        the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a Certificate of Designation for the Shares of such series designating the Shares of such series and the preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the Shares of such series or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock or the creation

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and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case ranking on a parity with or junior to the Shares of such series with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Shares of such series shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

2.         On March 13, 2007, pursuant to authority conferred upon it by the Board in the ESOP Board Resolutions, the ESOP Committee adopted the following resolutions by written consent in accordance with Section 141(f) of the General Corporation Law:

RESOLVED that the issuance of a series of Preferred Stock, without par value, of the Company is hereby authorized and the designation, voting powers, preferences, and relative, participating, optional, and other special rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation of the Company, as amended, are hereby fixed as follows:

2007 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

1.  Designation and Number of Shares; Restricted Issue.

(a) The designation of the series of Preferred Stock, without par value, provided for herein shall be “2007 ESOP Cumulative Convertible Preferred Stock” (hereinafter referred to as the “2007 ESOP Preferred Stock”) and the number of authorized shares constituting the 2007 ESOP Preferred Stock is 484,000, based on an offering price for the 2007 ESOP Preferred Stock of $1,070.00 per share.  Each share of 2007 ESOP Preferred Stock shall have a stated value of $1,000.00 per share.  The number of authorized shares of 2007 ESOP Preferred Stock may be reduced by further resolution duly adopted by the Board or the Securities Committee and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, provided, however, that the authorized number of shares of 2007 ESOP Preferred Stock shall not be decreased below the then outstanding number of such shares, and provided further that the number of authorized shares of 2007 ESOP Preferred Stock shall not be increased.  All shares of the 2007 ESOP Preferred Stock purchased, redeemed, or converted by the Company shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of 2007 ESOP Preferred Stock.

(b)  Shares of 2007 ESOP Preferred Stock shall be issued only to a trustee (the “Trustee”) acting on behalf of the Wells Fargo & Company 401(k) Plan, or any successor to such plan (the “Plan”).  All references to the holder of shares of 2007 ESOP Preferred Stock shall mean the Trustee or any company with which or into which the Trustee may merge or any successor trustee under the trust agreement with respect to the Plan.  In the event of any transfer of record ownership of shares of 2007 ESOP Preferred Stock to any person other than any successor trustee under the Plan, the shares of 2007 ESOP Preferred Stock so transferred, upon such transfer and without any further action by the Company or the holder thereof, shall be automatically converted into shares of the common stock, par value $1-2/3 per share, of the Company (the “Common Stock”) on the terms otherwise provided for the conversion of the shares of 2007 ESOP Preferred Stock into shares of Common Stock pursuant to paragraph (a) of Section 4 hereof, and no such transferee shall have any of the voting powers, preferences, and relative, participating, optional or special rights ascribed to shares of 2007 ESOP Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of 2007 ESOP Preferred Stock shall be so converted.  In the event of such a conversion, the transferee of the shares of 2007 ESOP Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of 2007 ESOP Preferred Stock have been automatically converted as of the date of such transfer.  Shares of 2007 ESOP Preferred Stock may be certificated or uncertificated, at the Company’s option.  Certificates representing shares of 2007 ESOP Preferred Stock shall bear a legend to reflect the foregoing provisions.  In the case of uncertificated

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2007 ESOP Preferred Stock, the transfer agent for the 2007 ESOP Preferred Stock shall note the foregoing provisions on each 2007 ESOP Preferred Stock book entry account.  The Company may require that, as a condition to transferring record ownership of any uncertificated 2007 ESOP Preferred Stock, the proposed transferee acknowledge in writing that the shares of 2007 ESOP Preferred Stock are subject to the foregoing provisions.  Notwithstanding the foregoing provisions of this paragraph (b) of Section 1, shares of 2007 ESOP Preferred Stock (i)(A) shall be converted into shares of Common Stock as provided in paragraph (a) of Section 4 hereof, and (B) may be converted into shares of Common Stock as provided by paragraph (b) of Section 4 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Company upon the terms and conditions provided in Sections 5 and 6(c) hereof.
2.  Voting Rights.  No shares of 2007 ESOP Preferred Stock shall have voting rights except such voting rights as may from time to time be required by law and as set forth in this Section 2, as follows:

(a)  Whenever, at any time or times, dividends payable on shares of 2007 ESOP Preferred Stock shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding shares of 2007 ESOP Preferred Stock shall have the exclusive right, voting together as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the shares of 2007 ESOP Preferred Stock, either as to dividends or on the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Company at the Company’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders.  At elections for such directors, each holder of the shares of 2007 ESOP Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of Preferred Stock held as may be granted to them).  Upon the vesting of such right of such holders, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of 2007 ESOP Preferred Stock (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) as herein set forth.  The right of such holders of such shares of 2007 ESOP Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) to elect members of the Board as aforesaid shall continue until such time as all dividends accumulated on such shares of 2007 ESOP Preferred Stock shall have been paid in full, at which time such right with respect to such shares of 2007 ESOP Preferred Stock shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

(b)  Upon any termination of the right of the holders of all shares of Preferred Stock entitled to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately.  If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders may choose a successor to fill such vacancy, which such successor shall hold office for the unexpired term in respect of which such vacancy occurred.  Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall be such number as may be provided for in the By-Laws of the Company irrespective of any increase made pursuant to the provisions of this resolution.

(c)  So long as any shares of 2007 ESOP Preferred Stock remain outstanding, the consent of the holders of the outstanding shares of 2007 ESOP Preferred Stock and outstanding shares of all other series of Preferred Stock ranking on a parity with such shares of 2007 ESOP Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, by a vote of at least two-thirds of all such outstanding shares of 2007 ESOP Preferred Stock and such other series of Preferred Stock voting together as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

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(i)  the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to shares of 2007 ESOP Preferred Stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or

(ii)  the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a Certificate of Designations designating shares of 2007 ESOP Preferred Stock and the preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the shares of 2007 ESOP Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock, or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case ranking on a parity with or junior to the shares of 2007 ESOP Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d)  The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of 2007 ESOP Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

3.         Dividends.  (a)(i)  Holders of shares of 2007 ESOP Preferred Stock will be entitled to receive, when and as declared by the Board or a duly authorized committee thereof, out of assets of the Company legally available for payment, an annual cash dividend of $107.50 (the “Base Dividend”) per share, which Base Dividend shall be subject to adjustment from time to time as provided in this Section 3.

(ii)  The Base Dividend shall be adjusted, effective on December 1, 2008 and on each December 1 thereafter until December 1, 2016, as follows:

(1)  If the Current Market Price (as hereinafter defined) of one share of Common Stock on November 30 (or the next preceding Trading Day (as hereinafter defined) if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the First Target Price but less than the Second Target Price shown opposite that year in such table, then holders of shares of the 2007 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $112.50 per share (the “First Adjusted Dividend”).

(2)  If the Current Market Price of one share of Common Stock on November 30 (or the next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the Second Target Price shown opposite that year in such table, then holders of shares of 2007 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $117.50 per share (the “Second Adjusted Dividend”).

(3)  If the Current Market Price of one share of Common Stock on November 30 (or next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is less than the First Target Price shown opposite that year in such table, then the holders of shares of 2007 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to the Base Dividend.

9)                  Dividend Adjustment Table

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10) Closing Price on 11/30	11) First Target Price	12) Second Target Price
2,008,000	$38.649	$43.120
2,009,000	41.316	49.071
2,010,000	44.167	55.843
2,011,000	47.215	63.549
2,012,000	50.472	72.319
2,013,000	53.955	82.299
2,014,000	57.678	93.656
2,015,000	61.658	106.580
2,016,000	65.912	121.288

(4)  As an example of the adjustments described in subparagraphs (1) through (3) above, if on November 30, 2010, the Current Market Price of one share of Common Stock is $50, then the cash dividend payable for the immediately following twelve month period per share of 2007 ESOP Preferred Stock would equal $112.50, with the first quarterly payment of such $112.50 dividend to be made on March 1, 2011.  If on November 30, 2011, the Current Market Price of one share of Common Stock is $65, then the cash dividend payable for the immediately following twelve month period per share of 2007 ESOP Preferred Stock would equal $117.50, with the first quarterly payment of such $117.50 dividend to be made on March 1, 2012.  If on November 30, 2012, the Current Market Price of one share of Common Stock is $45, then the cash dividend payable for the immediately following twelve month period per share of 2007 ESOP Preferred Stock would equal $107.50, with the first quarterly payment of such $107.50 dividend to be made on March 1, 2013.

(5)  For purposes of this Section 3, the terms “First Adjusted Dividend” and “Second Adjusted Dividend” are sometimes referred to as an “Adjusted Dividend;” the term “Current Market Price” shall have the meaning given to it in Section 4(c)(iv); and the term “Trading Day” shall have the meaning given to it in Section 4(c)(vi).

(iii)  If one share of Common Stock in any year listed in the Dividend Adjustment Table shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the First Target Price and the Second Target Price listed in such table for that year and each subsequent year will be appropriately and proportionately adjusted.

(iv)  Dividends payable on shares of the 2007 ESOP Preferred Stock (whether such dividends are equal to the Base Dividend or to an Adjusted Dividend) shall be payable quarterly on March 1, June 1, September 1, and December 1 of each year, commencing June 1, 2007.  Dividends on shares of the 2007 ESOP Preferred Stock will be cumulative from the date of initial issuance of such shares of 2007 ESOP Preferred Stock.  Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Company on such record dates, not more than 30 days nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board or a duly authorized committee thereof.  The amount of dividends payable per share for each dividend period shall be computed by dividing by four the Base Dividend or the Adjusted Dividend, whichever is then applicable.  The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of actual days elapsed in a 360-day year of twelve 30-day months.

(b)(i)  No full dividends shall be declared or paid or set apart for payment on any stock of the Company ranking, as to dividends, on a parity with or junior to the 2007 ESOP Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been set apart for such payment on shares of 2007 ESOP Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends.  When dividends are not paid in full, as aforesaid, upon the shares of 2007 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 2007 ESOP Preferred Stock, all dividends

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declared upon shares of 2007 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 2007 ESOP Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on 2007 ESOP Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of 2007 ESOP Preferred Stock and such other series of Preferred Stock bear to each other.  Holders of shares of 2007 ESOP Preferred Stock shall not be entitled to any dividend, whether payable in cash, property, or stock, in excess of full cumulative dividends, as herein provided, on 2007 ESOP Preferred Stock.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on 2007 ESOP Preferred Stock which may be in arrears.

(ii)  So long as any shares of 2007 ESOP Preferred Stock are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants, or rights to subscribe for or purchase shares of, Common Stock or any other stock ranking junior to 2007 ESOP Preferred Stock as to dividends or upon liquidation and other than as provided in paragraph (b)(i) of this Section 3) shall be declared or paid or set aside for payment or other distribution declared or made upon Common Stock or any other capital stock of the Company ranking junior to or on a parity with 2007 ESOP Preferred Stock as to dividends or upon liquidation, nor shall any Common Stock or any other capital stock of the Company ranking junior to or on a parity with 2007 ESOP Preferred Stock as to dividends or upon liquidation be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to 2007 ESOP Preferred Stock as to dividends or upon liquidation), unless, in each case, the full cumulative dividends on all outstanding shares of 2007 ESOP Preferred Stock shall have been paid or declared and set aside for payment of the then current dividend payment period and all past dividend payment periods.

4.  Conversion.  Shares of 2007 ESOP Preferred Stock are convertible from time to time hereafter pursuant to the provisions of paragraphs (a) or (b) of this Section 4 into that number of shares of Common Stock determined by dividing the stated value of each share of 2007 ESOP Preferred Stock by the then applicable Conversion Price, (as determined in accordance with the provisions of paragraph (c)(iii) of this Section 4), as follows:

(a)  Each share of 2007 ESOP Preferred Stock released from the unallocated reserve of the Plan in accordance with the terms thereof shall be automatically converted, without any further action by the Company or the holder thereof, as of the date such release occurs (the “Release Date”), into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for the 2007 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(b)  Subject to and upon compliance with the provisions of this Section 4, a holder of 2007 ESOP Preferred Stock shall be entitled at any time, prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 5 or 6 hereof, to cause any or all of the shares of 2007 ESOP Preferred Stock held by such holder to be converted into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for 2007 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(c)  For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i)  The “Average Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the Current Market Price for one share of Common Stock for the twenty (20) consecutive Trading Days ending on the Trading Day occurring prior to the date the “Purchase Offer” is made (as that term is defined in Section 6(d) hereof).

(ii)  A “Business Day” means each day that is not a Saturday, Sunday, or a day on which state or federally chartered banking institutions in the State of New York are not required to be open.

(iii)  (A)  For purposes of a mandatory conversion of shares of 2007 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (a) of this Section 4, the “Conversion Price”

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for such shares of 2007 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the relevant Release Date.

(B)  For purposes of an optional conversion of shares of 2007 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (b) of this Section 4, the “Conversion Price” for such shares of 2007 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the date the Conversion Notice (as that term is defined in paragraph (d) of this Section 4) is received by the Company, by the transfer agent for the 2007 ESOP Preferred Stock or by any agent for conversion of the 2007 ESOP Preferred Stock designated as such pursuant to paragraph (d) of this Section 4.

(C)  For purposes of a conversion of shares of 2007 ESOP Preferred Stock into shares of Common Stock in connection with a “Purchase Offer” (as defined in Section 6(d) hereof), the “Conversion Price” for such shares of 2007 ESOP Preferred Stock shall be the Average Current Market Price of one share of Common Stock.

Each share of 2007 ESOP Preferred Stock shall be valued at its stated value of $1,000.00 for purposes of computing, based on the applicable Conversion Price, the number of shares of Common Stock into which the shares of 2007 ESOP Preferred Stock will be converted.

(iv)  The “Current Market Price” of publicly traded shares of Common Stock or any other class of capital stock or other security of the Company or any other issuer for any day shall mean the reported last sale price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange only or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof.
(v)  “Common Stock” shall mean the Common Stock of the Company as the same exists at the date of this Certificate of Designations or as such stock may be constituted from time to time.

(vi)  “Trading Day” with respect to Common Stock means (x) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the Common Stock is quoted on the National Market System of NASDAQ, a day on which trades may be made on such National Market System or (z) otherwise, any Business Day.
(d)  In connection with any conversion of 2007 ESOP Preferred Stock pursuant to this Section 4, a written notice of conversion (the “Conversion Notice”) shall be delivered to the Company at its principal executive office or the offices of the transfer agent for the 2007 ESOP Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the 2007 ESOP Preferred Stock by the Company or the transfer agent for the 2007 ESOP Preferred Stock, which notice shall be accompanied by (a) in the case of certificated 2007 ESOP Preferred Stock, the certificate or certificates representing the shares of 2007 ESOP Preferred Stock being converted pursuant to this Section 4, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto) and (b) in the case of uncertificated 2007 ESOP Preferred Stock, duly executed assignment and transfer documents

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for the shares of 2007 ESOP Preferred Stock being converted pursuant to this Section 4.  Each Conversion Notice shall specify (i)(y) in the case of a mandatory conversion pursuant to paragraph (a) of this Section 4, the number of shares of 2007 ESOP Preferred Stock released from the unallocated reserve of the Plan on the Release Date or (z) in the case of an optional conversion pursuant to paragraph (b) of this Section 4, the number of shares of 2007 ESOP Preferred Stock being converted, and (ii) in connection with any conversion hereunder, (x) the name or names in which such holder wishes the certificate or certificates for Common Stock and, in the case of certificated 2007 ESOP Preferred Stock, for any shares of 2007 ESOP Preferred Stock not to be so converted to be issued, (y) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion, and (z) such other information as the Company or its agents may reasonably request.

(e)  Upon delivery to the Company or the transfer agent for the 2007 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4,  the Company shall issue and send by hand delivery, by courier or by first-class mail (postage prepaid) to the holder thereof or to such holder’s designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion.  If there shall have been surrendered a certificate or certificates representing shares of 2007 ESOP Preferred Stock only part of which are to be converted, the Company shall issue and deliver to such holder or such holder’s designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of 2007 ESOP Preferred Stock which shall not have been converted.
(f)  The issuance by the Company of shares of Common Stock upon a conversion of shares of 2007 ESOP Preferred Stock into shares of Common Stock made pursuant to this Section 4 shall be effective (i) in the case of a mandatory conversion of shares of 2007 ESOP Preferred Stock pursuant to paragraph (a) of this Section 4, as of the Release Date; and (ii) in the case of an optional conversion of such shares pursuant to paragraph (b) of this Section 4, as of the earlier of (A) the delivery to such holder or such holder’s designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (B) the commencement of business on the second Business Day after the delivery to the Company or the transfer agent for the 2007 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4.  On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date.  The Company shall not be obligated to pay any dividends which shall have accrued or have been declared and shall be payable to holders of shares of 2007 ESOP Preferred Stock if the date on which such dividends are paid is on or after the effective date of conversion of such shares.
(g)  The Company shall not be obligated to deliver to holders of 2007 ESOP Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of 2007 ESOP Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.
(h)  The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of 2007 ESOP Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of 2007 ESOP Preferred Stock then outstanding.
(i)  The Company will use its best efforts to cause the listing of the shares of Common Stock required to be delivered upon conversion of the 2007 ESOP Preferred Stock prior to distribution to Plan participants on the national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.
(j)  The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the 2007 ESOP Preferred Stock pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the

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holder of the 2007 ESOP Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.
5.  Redemption At the Option of the Company.  (a)  The 2007 ESOP Preferred Stock shall be redeemable, in whole or in part, at the option of the Company at any time, at a redemption price per share of 2007 ESOP Preferred Stock equal to the higher of (x) $1,000.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, and (y) the Fair Market Value (as that term is defined in paragraph (d) of this Section 5) per share of 2007 ESOP Preferred Stock on the date fixed for redemption.  Payment of the redemption price shall be made by the Company in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (c) of this Section 5.  From and after the date fixed for redemption, dividends on shares of 2007 ESOP Preferred Stock called for redemption will cease to accrue and all rights in respect of such shares of the Company shall cease, except the right to receive the redemption price.  Upon payment of the redemption price, such shares shall be deemed to have been transferred to the Company, to be retired as provided in paragraph (a) of Section 1.  If the full cumulative dividends have not been paid, or contemporaneously declared and set aside for payment, on all outstanding shares of 2007 ESOP Preferred Stock, the Company may not redeem fewer than all the outstanding shares of 2007 ESOP Preferred Stock pursuant to this Section 5.
(b)  Unless otherwise required by law, notice of any redemption pursuant to this Section 5 will be sent to the holders of 2007 ESOP Preferred Stock at the address shown on the books of the Company or any transfer agent for the 2007 ESOP Preferred Stock by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid) delivered, sent or mailed, as the case may be, not less than twenty (20) days nor more than sixty (60) days prior to the redemption date.  Each such notice shall state:  (i) the redemption date; (ii) the total number of shares of the 2007 ESOP Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) whether the redemption price shall be paid in cash or in shares of Common Stock, or in a combination of such Common Stock and cash; (v) in the case of certificated 2007 ESOP Preferred Stock the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (vi) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vii) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised and the manner in which the number of shares of Common Stock issuable upon conversion of a share of 2007 ESOP Preferred Stock will be determined.  The Company shall redeem shares so called for redemption and not previously converted at the date fixed for redemption and at the redemption price set forth in this Section 5, provided that, in the case of certificated 2007 ESOP Preferred Stock, the Company shall not be obligated to pay the redemption price until the certificates for the shares to be redeemed are surrendered (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state).
(c)  The Company, at its option, may make payment of the redemption price required upon redemption of shares of 2007 ESOP Preferred Stock in cash or in shares of Common Stock, or in a combination of such Common Stock and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in paragraph (d)(ii) of this Section 5) or their Current Market Price, in either case as of the date fixed for redemption of the 2007 ESOP Preferred Stock, whichever value will result in the issuance of the greater number of shares of Common Stock to the holder of the 2007 ESOP Preferred Stock then being redeemed.
(d)  For purposes of these resolutions, the following terms shall have the meanings set forth below:
(i)  “Adjustment Period” shall mean the period of five (5) consecutive Trading Days preceding the date as of which the Fair Market Value of a security is to be determined.
(ii)  “Fair Market Value” shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issue which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period.  The “Fair Market Value” of any security which is not publicly traded (other than the 2007 ESOP Preferred Stock) or of any other property shall mean the fair value thereof on the date as of which the Fair Market Value of the security is to be determined, as

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determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board or a committee thereof.  The “Fair Market Value” of the 2007 ESOP Preferred Stock for purposes of paragraph (a) of Section 5, and for purposes of paragraph (c) of Section 6 shall mean the fair market value thereof determined by an independent appraiser, appointed by the Trustee of the Plan in accordance with the provisions of the Plan, as of the date fixed for redemption of the 2007 ESOP Preferred Stock (in the case of a redemption pursuant to Section 5) or as of the date specified in paragraph (c) of Section 6 (in the case of a redemption under that section).  For purposes of determining the Fair Market Value of the 2007 ESOP Preferred Stock, the independent appraiser shall assume (i) that all dividends on the 2007 ESOP Preferred Stock would have been paid when due, and (ii) that the mandatory conversion of shares of 2007 ESOP Preferred Stock held by the Plan into shares of Common Stock pursuant to Section 4(a) hereof would have occurred when and as payments of principal (together with accrued interest thereon) would have been made by the Trustee of the Plan in accordance with the terms of that certain 2007 ESOP Convertible Preferred Stock Note Agreement dated on or about March 20, 2007 between the Company and the Plan (including any amendments or modifications thereto).
6.  Consolidation, Merger, etc.  (a)  If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Company) that constitutes “qualifying employer securities” with respect to a holder of 2007 ESOP Preferred Stock within the meaning of Section 409(1) of the Internal Revenue Code of 1986, as amended, and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of 2007 ESOP Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become Preferred Stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 5 and 6 hereof), and the qualifications, limitations or restrictions thereon, that the 2007 ESOP Preferred Stock had immediately prior to such transaction, subject to the following:
(1)  After such transaction each share of the 2007 ESOP Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 4 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of 2007 ESOP Preferred Stock could have been converted immediately prior to such transaction.
(2)  The Company shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of 2007 ESOP Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.
(b)  If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (a) of this Section 6) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of 2007 ESOP Preferred Stock shall, without any action on the part of the Company or any holder thereof (but subject to paragraph (c) of this Section 6), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of 2007 ESOP Preferred Stock could have been converted at such time so that each share of 2007 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of 2007 ESOP Preferred Stock could have been converted immediately prior to such transaction.  However, if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the 2007 ESOP Preferred Stock, then the shares of 2007 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the

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aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of 2007 ESOP Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction.  If the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares.
(c)  In the event the Company shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (b) of this Section 6 (a “Business Combination”), then the Company shall as soon as practicable thereafter (and in any event at least fifteen (15) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of 2007 ESOP Preferred Stock and each such holder shall have the right to elect, by written notice to the Company, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Company or the successor of the Company, in redemption and retirement of such 2007 ESOP Preferred Stock, a cash payment per share of 2007 ESOP Preferred Stock equal to the higher of (x) $1,000.00, plus accrued and unpaid dividends thereon to the date of consummation of such transaction or (y) the Fair Market Value per share of 2007 ESOP Preferred Stock, as of the last Business Day (as defined in paragraph (c) of Section 4 hereof) immediately preceding the date the Business Combination is consummated.  No such notice of redemption shall be effective unless given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction, unless the Company or the successor of the Company shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction.

(d)  In the event that a Purchase Offer (as defined below) shall have been made and shall be continuing, each holder of 2007 ESOP Preferred Stock shall have the right to convert shares of 2007 ESOP Preferred Stock into shares of Common Stock at the Conversion Price specified in Section 4(c)(iii)(C) hereof until the date the Purchase Offer is terminated, including without limitation because the original Purchase Offer is withdrawn or because the Purchase Offer has expired and is not renewed, upon notice of such conversion given to the Company not later than the close of business on the date the Purchase Offer terminates (the “Purchase Offer Conversion Period”), unless the Company or any successor of the Company shall waive such prior notice, but any notice of conversion so given may be withdrawn by notice of withdrawal given to the Company prior to the end of the Purchase Offer Conversion Period.

For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

(i)  “Beneficial Ownership” shall have the meaning ascribed to it in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and “person” shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

(ii)  A “Purchase Offer” shall have been made when any person (other than the Company or any affiliate of the Company) shall have “commenced” (as such term is defined in Rule 14d-2 under the Exchange Act) a tender offer or exchange offer to purchase shares of Common Stock, such that, upon consummation of such offer, such person would have Beneficial Ownership (as defined herein) or the right to acquire Beneficial Ownership, of twenty percent (20%) or more of the voting power of the Company.

7.  Liquidation Rights.  (a)  Upon the dissolution, liquidation, or winding up of the Company, the holders of the shares of 2007 ESOP Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or any other class of stock ranking junior to 2007 ESOP Preferred Stock upon liquidation, the amount of $1,000.00 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

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(b)  Neither the sale of all or substantially all the property and assets of the Company, nor the merger or consolidation of the Company into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Company shall be deemed to be a dissolution, liquidation, or winding up, voluntary or involuntary, for the purposes of this Section 7.

(c)  After the payment to the holders of the shares of 2007 ESOP Preferred Stock of the full preferential amounts provided for in this Section 7, the holders of 2007 ESOP Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Company.

(d)  In the event the assets of the Company available for distribution to the holders of shares of 2007 ESOP Preferred Stock upon any dissolution, liquidation, or winding up of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 7, no such distribution shall be made on account of any shares of any other series of Preferred Stock or other capital stock of the Company ranking on a parity with the shares of 2007 ESOP Preferred Stock upon such dissolution, liquidation, or winding up unless proportionate distributive amounts shall be paid on account of the shares of 2007 ESOP Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation, or winding up.

(e)  Subject to the rights of the holders of the shares of any series or class or classes of stock ranking on a parity with or prior to the shares of 2007 ESOP Preferred Stock upon liquidation, dissolution, or winding up, upon any liquidation, dissolution, or winding up of the Company, after payment shall have been made in full to the holders of the shares of 2007 ESOP Preferred Stock as provided in this Section 7, but not prior thereto, any other series or class or classes of stock ranking junior to the shares of 2007 ESOP Preferred Stock upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the shares of 2007 ESOP Preferred Stock shall not be entitled to share therein.

8.  Ranking.  For the purposes of these resolutions, any stock of any series or class or classes of the Company shall be deemed to rank:

(a)  prior to the shares of 2007 ESOP Preferred Stock, either as to dividends or upon liquidation, if the holders of such series or class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of 2007 ESOP Preferred Stock;

(b)  on a parity with shares of 2007 ESOP Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share, or sinking fund provisions, if any, be different from those of 2007 ESOP Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of 2007 ESOP Preferred Stock; and

(c)  junior to shares of 2007 ESOP Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of 2007 ESOP Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of such series or class or classes.

9.  Priority of 2007 ESOP Preferred Stock.  The shares of 2007 ESOP Preferred Stock will rank on a parity, both as to payment of dividends and the distribution of assets upon liquidation, with the Company’s 1998 ESOP Cumulative Convertible Preferred Stock, its 1999 ESOP Cumulative Convertible Preferred Stock, its 2000 ESOP Cumulative Convertible Preferred Stock, its 2001 ESOP Cumulative Convertible Preferred Stock, its 2002 ESOP

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Cumulative Convertible Preferred Stock, its 2003 ESOP Cumulative Convertible Preferred Stock, its 2004 ESOP Cumulative Convertible Preferred Stock, its 2005 ESOP Cumulative Convertible Preferred Stock and its 2006 ESOP Cumulative Convertible Preferred Stock.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Richard M. Kovacevich, its Chairman and Chief Executive Officer, and attested by Rachelle M. Graham, its Assistant Secretary, whereby such Chairman and Chief Executive Officer affirms, under penalties of perjury, that this Certificate of Designations is the act and deed of the Company and that the facts stated herein are true, this 13th day of March, 2007.

WELLS FARGO & COMPANY

By         /s/ Richard M. Kovacevich
Richard M. Kovacevich
i)                            Chairman and
ii)                          Chief Executive Officer

Attest:

/s/ Rachelle M. Graham
Rachelle M. Graham
Assistant Secretary

[As filed with the Delaware Secretary of State on March 15, 2007.]

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WELLS FARGO & COMPANY
___________________________________

CERTIFICATE OF DESIGNATIONS
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
___________________________________

2008 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK
(Without Par Value)
___________________________________

WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Company”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Company (the “Board”) by the provisions of the Restated Certificate of Incorporation of the Company, as amended, which authorizes the issuance of not more than 20,000,000 shares of Preferred Stock, without par value (the “Preferred Stock”), and pursuant to authority conferred upon the ESOP Preferred Stock Committee II of the Board (the “ESOP Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”) and by the resolutions of the Board set forth herein, the following resolutions were duly adopted by the Board at meetings of the Board duly held on January 25, 2000 and February 27, 2007, and by the ESOP Committee pursuant to the written consent of the ESOP Committee duly adopted on March 11, 2008, in accordance with Section 141(f) of the General Corporation Law:

1.         On January 25, 2000, the Board adopted the following resolutions (the “ESOP Board Resolutions”) appointing the ESOP Committee and delegating to the ESOP Committee the full powers of the Board, subject to the ESOP Board Resolutions, in all matters relating to issuance of one or more series of Preferred Stock (“ESOP Preferred Stock”) to the trustee on behalf of the Company’s 401(k) Plan hereinafter referred to:

RESOLVED that a committee of one member of the Board of the Company is hereby appointed by the Board as the ESOP Preferred Stock Committee II (the “Second Committee”), which shall have and may exercise the full powers of the Board, subject to these resolutions, to issue from time to time one or more series of ESOP Preferred Stock, including any shares of Company common stock ($1 2/3 par value) issuable upon conversion of ESOP Preferred Stock, and in connection therewith, to fix the designations, voting powers, preferences, and all other rights, qualifications and restrictions of such ESOP Preferred Stock, to sell such ESOP Preferred Stock to the Plan on such terms and conditions and for such purchase price as the Second Committee in its discretion shall approve, and to take any and all actions as the Second Committee shall deem necessary or appropriate.
*  *  *  *

RESOLVED that any series of ESOP Preferred Stock authorized for issuance by the . . . Second Committee shall have the voting rights set forth in Appendix A to these resolutions.

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APPENDIX A - VOTING RIGHTS

No series of the Preferred Stock, except as hereinafter set forth in this resolution or as otherwise from time to time required by law, shall have voting rights.  Whenever, at any time or times, dividends payable on any shares of a designated series of the Preferred Stock (such shares of such designated series of Preferred Stock being hereinafter referred to as the “Shares of such series”) shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding Shares of such series shall have the exclusive right, voting together as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the Shares of such series, either as to dividends or on the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Company at the Company’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders.  At elections for such directors, each holder of the Shares of such series shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of Preferred Stock held as may be granted to them).  Upon the vesting of such right of such holders, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding Shares of such series (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) as herein set forth.  The right of such holders of such Shares of such series (voting together as a class with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) to elect members of the Board as aforesaid shall continue until such time as all dividends accumulated on such Shares of such series shall have been paid in full, at which time such right with respect to such Shares of such series shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

Upon any termination of the right of the holders of all shares of Preferred Stock entitled to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately.  If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders may choose a successor to fill such vacancy, which such successor shall hold office for the unexpired term in respect of which such vacancy occurred.  Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall be such number as may be provided for in the By-Laws of the Company irrespective of any increase made pursuant to the provisions of this resolution.

So long as any Shares of such series remain outstanding, the consent of the holders of the outstanding Shares of such series and outstanding shares of all other series of Preferred Stock ranking on a parity with such Shares of such series either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, by a vote of at least two-thirds of all such outstanding Shares of such series and such other series of Preferred Stock voting together as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(a)        the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Shares of such series with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or

(b)        the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a Certificate of Designation for the Shares of such series designating the Shares of such series and the preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the Shares of such series or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock or the creation

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and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case ranking on a parity with or junior to the Shares of such series with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Shares of such series shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

2.         Pursuant to resolutions adopted on February 27, 2007, the Board designated John G. Stumpf as the sole member of the ESOP Committee, effective April 25, 2007.

3.         On March 11, 2008, pursuant to authority conferred upon it by the Board in the ESOP Board Resolutions, the ESOP Committee adopted the following resolutions by written consent in accordance with Section 141(f) of the General Corporation Law:

RESOLVED that the issuance of a series of Preferred Stock, without par value, of the Company is hereby authorized and the designation, voting powers, preferences, and relative, participating, optional, and other special rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation of the Company, as amended, are hereby fixed as follows:
2008 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

1.  Designation and Number of Shares; Restricted Issue.

(a) The designation of the series of Preferred Stock, without par value, provided for herein shall be “2008 ESOP Cumulative Convertible Preferred Stock” (hereinafter referred to as the “2008 ESOP Preferred Stock”) and the number of authorized shares constituting the 2008 ESOP Preferred Stock is 520,500, based on an offering price for the 2008 ESOP Preferred Stock of $1,058.00 per share.  Each share of 2008 ESOP Preferred Stock shall have a stated value of $1,000.00 per share.  The number of authorized shares of 2008 ESOP Preferred Stock may be reduced by further resolution duly adopted by the Board or the Securities Committee and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, provided, however, that the authorized number of shares of 2008 ESOP Preferred Stock shall not be decreased below the then outstanding number of such shares, and provided further that the number of authorized shares of 2008 ESOP Preferred Stock shall not be increased.  All shares of the 2008 ESOP Preferred Stock purchased, redeemed, or converted by the Company shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of 2008 ESOP Preferred Stock.

(b)  Shares of 2008 ESOP Preferred Stock shall be issued only to a trustee (the “Trustee”) acting on behalf of the Wells Fargo & Company 401(k) Plan, or any successor to such plan (the “Plan”).  All references to the holder of shares of 2008 ESOP Preferred Stock shall mean the Trustee or any company with which or into which the Trustee may merge or any successor trustee under the trust agreement with respect to the Plan.  In the event of any transfer of record ownership of shares of 2008 ESOP Preferred Stock to any person other than any successor trustee under the Plan, the shares of 2008 ESOP Preferred Stock so transferred, upon such transfer and without any further action by the Company or the holder thereof, shall be automatically converted into shares of the common stock, par value $1-2/3 per share, of the Company (the “Common Stock”) on the terms otherwise provided for the conversion of the shares of 2008 ESOP Preferred Stock into shares of Common Stock pursuant to paragraph (a) of Section 4 hereof, and no such transferee shall have any of the voting powers, preferences, and relative, participating, optional or special rights ascribed to shares of 2008 ESOP Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of 2008 ESOP Preferred Stock shall be so converted.  In the event of such a conversion, the transferee of the shares of 2008 ESOP Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of 2008 ESOP Preferred Stock have been automatically converted as of the date of such transfer.  Shares of 2008 ESOP

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Preferred Stock may be certificated or uncertificated, at the Company’s option.  Certificates representing shares of 2008 ESOP Preferred Stock shall bear a legend to reflect the foregoing provisions.  In the case of uncertificated 2008 ESOP Preferred Stock, the transfer agent for the 2008 ESOP Preferred Stock shall note the foregoing provisions on each 2008 ESOP Preferred Stock book entry account.  The Company may require that, as a condition to transferring record ownership of any uncertificated 2008 ESOP Preferred Stock, the proposed transferee acknowledge in writing that the shares of 2008 ESOP Preferred Stock are subject to the foregoing provisions.  Notwithstanding the foregoing provisions of this paragraph (b) of Section 1, shares of 2008 ESOP Preferred Stock (i)(A) shall be converted into shares of Common Stock as provided in paragraph (a) of Section 4 hereof, and (B) may be converted into shares of Common Stock as provided by paragraph (b) of Section 4 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Company upon the terms and conditions provided in Sections 5 and 6(c) hereof.
2.  Voting Rights.  No shares of 2008 ESOP Preferred Stock shall have voting rights except such voting rights as may from time to time be required by law and as set forth in this Section 2, as follows:

(a)  Whenever, at any time or times, dividends payable on shares of 2008 ESOP Preferred Stock shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding shares of 2008 ESOP Preferred Stock shall have the exclusive right, voting together as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the shares of 2008 ESOP Preferred Stock, either as to dividends or on the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Company at the Company’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders.  At elections for such directors, each holder of the shares of 2008 ESOP Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of Preferred Stock held as may be granted to them).  Upon the vesting of such right of such holders, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of 2008 ESOP Preferred Stock (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) as herein set forth.  The right of such holders of such shares of 2008 ESOP Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) to elect members of the Board as aforesaid shall continue until such time as all dividends accumulated on such shares of 2008 ESOP Preferred Stock shall have been paid in full, at which time such right with respect to such shares of 2008 ESOP Preferred Stock shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

(b)  Upon any termination of the right of the holders of all shares of Preferred Stock entitled to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately.  If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders may choose a successor to fill such vacancy, which such successor shall hold office for the unexpired term in respect of which such vacancy occurred.  Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall be such number as may be provided for in the By-Laws of the Company irrespective of any increase made pursuant to the provisions of this resolution.

(c)  So long as any shares of 2008 ESOP Preferred Stock remain outstanding, the consent of the holders of the outstanding shares of 2008 ESOP Preferred Stock and outstanding shares of all other series of Preferred Stock ranking on a parity with such shares of 2008 ESOP Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, by a vote of at least two-thirds of all such outstanding shares of 2008 ESOP Preferred Stock and such other series of Preferred Stock voting together as a class, given in person or by proxy, either in

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writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(i)  the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to shares of 2008 ESOP Preferred Stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or

(ii)  the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a Certificate of Designations designating shares of 2008 ESOP Preferred Stock and the preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the shares of 2008 ESOP Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock, or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case ranking on a parity with or junior to the shares of 2008 ESOP Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d)  The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of 2008 ESOP Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

3.         Dividends.  (a)(i)  Holders of shares of 2008 ESOP Preferred Stock will be entitled to receive, when and as declared by the Board or a duly authorized committee thereof, out of assets of the Company legally available for payment, an annual cash dividend of $105.00 (the “Base Dividend”) per share, which Base Dividend shall be subject to adjustment from time to time as provided in this Section 3.

(ii)  The Base Dividend shall be adjusted, effective on December 1, 2009 and on each December 1 thereafter until December 1, 2017, as follows:

(1)  If the Current Market Price (as hereinafter defined) of one share of Common Stock on November 30 (or the next preceding Trading Day (as hereinafter defined) if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the First Target Price but less than the Second Target Price shown opposite that year in such table, then holders of shares of the 2008 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $110.00 per share (the “First Adjusted Dividend”).

(2)  If the Current Market Price of one share of Common Stock on November 30 (or the next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the Second Target Price shown opposite that year in such table, then holders of shares of 2008 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $115.00 per share (the “Second Adjusted Dividend”).

(3)  If the Current Market Price of one share of Common Stock on November 30 (or next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is less than the First Target Price shown opposite that year in such table, then the holders of shares of 2008 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to the Base Dividend.
13)
14)              Dividend Adjustment Table

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15) Closing Price on 11/30	16) First Target Price	17) Second Target Price
2,009,000	33.444	37.899
2,010,000	36.120	43.963
2,011,000	39.009	50.997
2,012,000	42.130	59.157
2,013,000	45.500	68.622
2,014,000	49.140	79.601
2,015,000	53.072	92.338
2,016,000	57.317	107.112
2,017,000	61.903	124.249

(4)  As an example of the adjustments described in subparagraphs (1) through (3) above, if on November 30, 2011, the Current Market Price of one share of Common Stock is $50.00, then the cash dividend payable for the immediately following twelve month period per share of 2008 ESOP Preferred Stock would equal $110.00, with the first quarterly payment of such $110.00 dividend to be made on March 1, 2012.  If on November 30, 2012, the Current Market Price of one share of Common Stock is $60.00, then the cash dividend payable for the immediately following twelve month period per share of 2008 ESOP Preferred Stock would equal $115.00, with the first quarterly payment of such $115.00 dividend to be made on March 1, 2013.  If on November 30, 2013, the Current Market Price of one share of Common Stock is $40.00, then the cash dividend payable for the immediately following twelve month period per share of 2008 ESOP Preferred Stock would equal $105.00, with the first quarterly payment of such $105.00 dividend to be made on March 1, 2014.

(5)  For purposes of this Section 3, the terms “First Adjusted Dividend” and “Second Adjusted Dividend” are sometimes referred to as an “Adjusted Dividend;” the term “Current Market Price” shall have the meaning given to it in Section 4(c)(iv); and the term “Trading Day” shall have the meaning given to it in Section 4(c)(vi).

(iii)  If one share of Common Stock in any year listed in the Dividend Adjustment Table shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the First Target Price and the Second Target Price listed in such table for that year and each subsequent year will be appropriately and proportionately adjusted.

(iv)  Dividends payable on shares of the 2008 ESOP Preferred Stock (whether such dividends are equal to the Base Dividend or to an Adjusted Dividend) shall be payable quarterly on March 1, June 1, September 1, and December 1 of each year, commencing June 1, 2008.  Dividends on shares of the 2008 ESOP Preferred Stock will be cumulative from the date of initial issuance of such shares of 2008 ESOP Preferred Stock.  Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Company on such record dates, not more than 30 days nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board or a duly authorized committee thereof.  The amount of dividends payable per share for each dividend period shall be computed by dividing by four the Base Dividend or the Adjusted Dividend, whichever is then applicable.  The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of actual days elapsed in a 360-day year of twelve 30-day months.

(b)(i)  No full dividends shall be declared or paid or set apart for payment on any stock of the Company ranking, as to dividends, on a parity with or junior to the 2008 ESOP Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been set apart for such payment on shares of 2008 ESOP Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends.  When dividends are not paid in full, as aforesaid, upon the shares of 2008 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 2008 ESOP Preferred Stock, all dividends

5

declared upon shares of 2008 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 2008 ESOP Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on 2008 ESOP Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of 2008 ESOP Preferred Stock and such other series of Preferred Stock bear to each other.  Holders of shares of 2008 ESOP Preferred Stock shall not be entitled to any dividend, whether payable in cash, property, or stock, in excess of full cumulative dividends, as herein provided, on 2008 ESOP Preferred Stock.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on 2008 ESOP Preferred Stock which may be in arrears.

(ii)  So long as any shares of 2008 ESOP Preferred Stock are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants, or rights to subscribe for or purchase shares of, Common Stock or any other stock ranking junior to 2008 ESOP Preferred Stock as to dividends or upon liquidation and other than as provided in paragraph (b)(i) of this Section 3) shall be declared or paid or set aside for payment or other distribution declared or made upon Common Stock or any other capital stock of the Company ranking junior to or on a parity with 2008 ESOP Preferred Stock as to dividends or upon liquidation, nor shall any Common Stock or any other capital stock of the Company ranking junior to or on a parity with 2008 ESOP Preferred Stock as to dividends or upon liquidation be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to 2008 ESOP Preferred Stock as to dividends or upon liquidation), unless, in each case, the full cumulative dividends on all outstanding shares of 2008 ESOP Preferred Stock shall have been paid or declared and set aside for payment of the then current dividend payment period and all past dividend payment periods.

4.  Conversion.  Shares of 2008 ESOP Preferred Stock are convertible from time to time hereafter pursuant to the provisions of paragraphs (a) or (b) of this Section 4 into that number of shares of Common Stock determined by dividing the stated value of each share of 2008 ESOP Preferred Stock by the then applicable Conversion Price, (as determined in accordance with the provisions of paragraph (c)(iii) of this Section 4), as follows:

(a)  Each share of 2008 ESOP Preferred Stock released from the unallocated reserve of the Plan in accordance with the terms thereof shall be automatically converted, without any further action by the Company or the holder thereof, as of the date such release occurs (the “Release Date”), into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for the 2008 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(b)  Subject to and upon compliance with the provisions of this Section 4, a holder of 2008 ESOP Preferred Stock shall be entitled at any time, prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 5 or 6 hereof, to cause any or all of the shares of 2008 ESOP Preferred Stock held by such holder to be converted into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for 2008 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(c)  For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i)  The “Average Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the Current Market Price for one share of Common Stock for the twenty (20) consecutive Trading Days ending on the Trading Day occurring prior to the date the “Purchase Offer” is made (as that term is defined in Section 6(d) hereof).

(ii)  A “Business Day” means each day that is not a Saturday, Sunday, or a day on which state or federally chartered banking institutions in the State of New York are not required to be open.

(iii)  (A)  For purposes of a mandatory conversion of shares of 2008 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (a) of this Section 4, the “Conversion Price”

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for such shares of 2008 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the relevant Release Date.

(B)  For purposes of an optional conversion of shares of 2008 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (b) of this Section 4, the “Conversion Price” for such shares of 2008 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the date the Conversion Notice (as that term is defined in paragraph (d) of this Section 4) is received by the Company, by the transfer agent for the 2008 ESOP Preferred Stock or by any agent for conversion of the 2008 ESOP Preferred Stock designated as such pursuant to paragraph (d) of this Section 4.

(C)  For purposes of a conversion of shares of 2008 ESOP Preferred Stock into shares of Common Stock in connection with a “Purchase Offer” (as defined in Section 6(d) hereof), the “Conversion Price” for such shares of 2008 ESOP Preferred Stock shall be the Average Current Market Price of one share of Common Stock.

Each share of 2008 ESOP Preferred Stock shall be valued at its stated value of $1,000.00 for purposes of computing, based on the applicable Conversion Price, the number of shares of Common Stock into which the shares of 2008 ESOP Preferred Stock will be converted.

(iv)  The “Current Market Price” of publicly traded shares of Common Stock or any other class of capital stock or other security of the Company or any other issuer for any day shall mean the reported last sale price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange only or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof.
(v)  “Common Stock” shall mean the Common Stock of the Company as the same exists at the date of this Certificate of Designations or as such stock may be constituted from time to time.

(vi)  “Trading Day” with respect to Common Stock means (x) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the Common Stock is quoted on the National Market System of NASDAQ, a day on which trades may be made on such National Market System or (z) otherwise, any Business Day.
(d)  In connection with any conversion of 2008 ESOP Preferred Stock pursuant to this Section 4, a written notice of conversion (the “Conversion Notice”) shall be delivered to the Company at its principal executive office or the offices of the transfer agent for the 2008 ESOP Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the 2008 ESOP Preferred Stock by the Company or the transfer agent for the 2008 ESOP Preferred Stock, which notice shall be accompanied by (a) in the case of certificated 2008 ESOP Preferred Stock, the certificate or certificates representing the shares of 2008 ESOP Preferred Stock being converted pursuant to this Section 4, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto) and (b) in the case of uncertificated 2008 ESOP Preferred Stock, duly executed assignment and transfer documents

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for the shares of 2008 ESOP Preferred Stock being converted pursuant to this Section 4.  Each Conversion Notice shall specify (i)(y) in the case of a mandatory conversion pursuant to paragraph (a) of this Section 4, the number of shares of 2008 ESOP Preferred Stock released from the unallocated reserve of the Plan on the Release Date or (z) in the case of an optional conversion pursuant to paragraph (b) of this Section 4, the number of shares of 2008 ESOP Preferred Stock being converted, and (ii) in connection with any conversion hereunder, (x) the name or names in which such holder wishes the certificate or certificates for Common Stock and, in the case of certificated 2008 ESOP Preferred Stock, for any shares of 2008 ESOP Preferred Stock not to be so converted to be issued, (y) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion, and (z) such other information as the Company or its agents may reasonably request.

(e)  Upon delivery to the Company or the transfer agent for the 2008 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4,  the Company shall issue and send by hand delivery, by courier or by first-class mail (postage prepaid) to the holder thereof or to such holder’s designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion.  If there shall have been surrendered a certificate or certificates representing shares of 2008 ESOP Preferred Stock only part of which are to be converted, the Company shall issue and deliver to such holder or such holder’s designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of 2008 ESOP Preferred Stock which shall not have been converted.
(f)  The issuance by the Company of shares of Common Stock upon a conversion of shares of 2008 ESOP Preferred Stock into shares of Common Stock made pursuant to this Section 4 shall be effective (i) in the case of a mandatory conversion of shares of 2008 ESOP Preferred Stock pursuant to paragraph (a) of this Section 4, as of the Release Date; and (ii) in the case of an optional conversion of such shares pursuant to paragraph (b) of this Section 4, as of the earlier of (A) the delivery to such holder or such holder’s designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (B) the commencement of business on the second Business Day after the delivery to the Company or the transfer agent for the 2008 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4.  On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date.  The Company shall not be obligated to pay any dividends which shall have accrued or have been declared and shall be payable to holders of shares of 2008 ESOP Preferred Stock if the date on which such dividends are paid is on or after the effective date of conversion of such shares.
(g)  The Company shall not be obligated to deliver to holders of 2008 ESOP Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of 2008 ESOP Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.
(h)  The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of 2008 ESOP Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of 2008 ESOP Preferred Stock then outstanding.
(i)  The Company will use its best efforts to cause the listing of the shares of Common Stock required to be delivered upon conversion of the 2008 ESOP Preferred Stock prior to distribution to Plan participants on the national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.
(j)  The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the 2008 ESOP Preferred Stock pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the

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holder of the 2008 ESOP Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.
5.  Redemption At the Option of the Company.  (a)  The 2008 ESOP Preferred Stock shall be redeemable, in whole or in part, at the option of the Company at any time, at a redemption price per share of 2008 ESOP Preferred Stock equal to the higher of (x) $1,000.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, and (y) the Fair Market Value (as that term is defined in paragraph (d) of this Section 5) per share of 2008 ESOP Preferred Stock on the date fixed for redemption.  Payment of the redemption price shall be made by the Company in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (c) of this Section 5.  From and after the date fixed for redemption, dividends on shares of 2008 ESOP Preferred Stock called for redemption will cease to accrue and all rights in respect of such shares of the Company shall cease, except the right to receive the redemption price.  Upon payment of the redemption price, such shares shall be deemed to have been transferred to the Company, to be retired as provided in paragraph (a) of Section 1.  If the full cumulative dividends have not been paid, or contemporaneously declared and set aside for payment, on all outstanding shares of 2008 ESOP Preferred Stock, the Company may not redeem fewer than all the outstanding shares of 2008 ESOP Preferred Stock pursuant to this Section 5.
(b)  Unless otherwise required by law, notice of any redemption pursuant to this Section 5 will be sent to the holders of 2008 ESOP Preferred Stock at the address shown on the books of the Company or any transfer agent for the 2008 ESOP Preferred Stock by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid) delivered, sent or mailed, as the case may be, not less than twenty (20) days nor more than sixty (60) days prior to the redemption date.  Each such notice shall state:  (i) the redemption date; (ii) the total number of shares of the 2008 ESOP Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) whether the redemption price shall be paid in cash or in shares of Common Stock, or in a combination of such Common Stock and cash; (v) in the case of certificated 2008 ESOP Preferred Stock the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (vi) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vii) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised and the manner in which the number of shares of Common Stock issuable upon conversion of a share of 2008 ESOP Preferred Stock will be determined.  The Company shall redeem shares so called for redemption and not previously converted at the date fixed for redemption and at the redemption price set forth in this Section 5, provided that, in the case of certificated 2008 ESOP Preferred Stock, the Company shall not be obligated to pay the redemption price until the certificates for the shares to be redeemed are surrendered (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state).
(c)  The Company, at its option, may make payment of the redemption price required upon redemption of shares of 2008 ESOP Preferred Stock in cash or in shares of Common Stock, or in a combination of such Common Stock and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in paragraph (d)(ii) of this Section 5) or their Current Market Price, in either case as of the date fixed for redemption of the 2008 ESOP Preferred Stock, whichever value will result in the issuance of the greater number of shares of Common Stock to the holder of the 2008 ESOP Preferred Stock then being redeemed.
(d)  For purposes of these resolutions, the following terms shall have the meanings set forth below:
(i)  “Adjustment Period” shall mean the period of five (5) consecutive Trading Days preceding the date as of which the Fair Market Value of a security is to be determined.
(ii)  “Fair Market Value” shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issue which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period.  The “Fair Market Value” of any security which is not publicly traded (other than the 2008 ESOP Preferred Stock) or of any other property shall mean the fair value thereof on the date as of which the Fair Market Value of the security is to be determined, as

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determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board or a committee thereof.  The “Fair Market Value” of the 2008 ESOP Preferred Stock for purposes of paragraph (a) of Section 5, and for purposes of paragraph (c) of Section 6 shall mean the fair market value thereof determined by an independent appraiser, appointed by the Trustee of the Plan in accordance with the provisions of the Plan, as of the date fixed for redemption of the 2008 ESOP Preferred Stock (in the case of a redemption pursuant to Section 5) or as of the date specified in paragraph (c) of Section 6 (in the case of a redemption under that section).  For purposes of determining the Fair Market Value of the 2008 ESOP Preferred Stock, the independent appraiser shall assume (i) that all dividends on the 2008 ESOP Preferred Stock would have been paid when due, and (ii) that the mandatory conversion of shares of 2008 ESOP Preferred Stock held by the Plan into shares of Common Stock pursuant to Section 4(a) hereof would have occurred when and as payments of principal (together with accrued interest thereon) would have been made by the Trustee of the Plan in accordance with the terms of that certain 2008 ESOP Convertible Preferred Stock Note Agreement dated on or about March 13, 2008 between the Company and the Plan (including any amendments or modifications thereto).
6.  Consolidation, Merger, etc.  (a)  If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Company) that constitutes “qualifying employer securities” with respect to a holder of 2008 ESOP Preferred Stock within the meaning of Section 409(1) of the Internal Revenue Code of 1986, as amended, and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of 2008 ESOP Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become Preferred Stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 5 and 6 hereof), and the qualifications, limitations or restrictions thereon, that the 2008 ESOP Preferred Stock had immediately prior to such transaction, subject to the following:
            (1)  After such transaction each share of the 2008 ESOP Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 4 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of 2008 ESOP Preferred Stock could have been converted immediately prior to such transaction.
(2)  The Company shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of 2008 ESOP Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.
(b)  If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (a) of this Section 6) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of 2008 ESOP Preferred Stock shall, without any action on the part of the Company or any holder thereof (but subject to paragraph (c) of this Section 6), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of 2008 ESOP Preferred Stock could have been converted at such time so that each share of 2008 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of 2008 ESOP Preferred Stock could have been converted immediately prior to such transaction.  However, if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the 2008 ESOP Preferred Stock, then the shares of 2008 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the

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aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of 2008 ESOP Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction.  If the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares.
(c)  In the event the Company shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (b) of this Section 6 (a “Business Combination”), then the Company shall as soon as practicable thereafter (and in any event at least fifteen (15) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of 2008 ESOP Preferred Stock and each such holder shall have the right to elect, by written notice to the Company, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Company or the successor of the Company, in redemption and retirement of such 2008 ESOP Preferred Stock, a cash payment per share of 2008 ESOP Preferred Stock equal to the higher of (x) $1,000.00, plus accrued and unpaid dividends thereon to the date of consummation of such transaction or (y) the Fair Market Value per share of 2008 ESOP Preferred Stock, as of the last Business Day (as defined in paragraph (c) of Section 4 hereof) immediately preceding the date the Business Combination is consummated.  No such notice of redemption shall be effective unless given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction, unless the Company or the successor of the Company shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction.

(d)  In the event that a Purchase Offer (as defined below) shall have been made and shall be continuing, each holder of 2008 ESOP Preferred Stock shall have the right to convert shares of 2008 ESOP Preferred Stock into shares of Common Stock at the Conversion Price specified in Section 4(c)(iii)(C) hereof until the date the Purchase Offer is terminated, including without limitation because the original Purchase Offer is withdrawn or because the Purchase Offer has expired and is not renewed, upon notice of such conversion given to the Company not later than the close of business on the date the Purchase Offer terminates (the “Purchase Offer Conversion Period”), unless the Company or any successor of the Company shall waive such prior notice, but any notice of conversion so given may be withdrawn by notice of withdrawal given to the Company prior to the end of the Purchase Offer Conversion Period.

For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

(i)  “Beneficial Ownership” shall have the meaning ascribed to it in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and “person” shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

(ii)  A “Purchase Offer” shall have been made when any person (other than the Company or any affiliate of the Company) shall have “commenced” (as such term is defined in Rule 14d-2 under the Exchange Act) a tender offer or exchange offer to purchase shares of Common Stock, such that, upon consummation of such offer, such person would have Beneficial Ownership (as defined herein) or the right to acquire Beneficial Ownership, of twenty percent (20%) or more of the voting power of the Company.

7.  Liquidation Rights.  (a)  Upon the dissolution, liquidation, or winding up of the Company, the holders of the shares of 2008 ESOP Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or any other class of stock ranking junior to 2008 ESOP Preferred Stock upon liquidation, the amount of $1,000.00 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

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(b)  Neither the sale of all or substantially all the property and assets of the Company, nor the merger or consolidation of the Company into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Company shall be deemed to be a dissolution, liquidation, or winding up, voluntary or involuntary, for the purposes of this Section 7.

(c)  After the payment to the holders of the shares of 2008 ESOP Preferred Stock of the full preferential amounts provided for in this Section 7, the holders of 2008 ESOP Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Company.

(d)  In the event the assets of the Company available for distribution to the holders of shares of 2008 ESOP Preferred Stock upon any dissolution, liquidation, or winding up of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 7, no such distribution shall be made on account of any shares of any other series of Preferred Stock or other capital stock of the Company ranking on a parity with the shares of 2008 ESOP Preferred Stock upon such dissolution, liquidation, or winding up unless proportionate distributive amounts shall be paid on account of the shares of 2008 ESOP Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation, or winding up.

(e)  Subject to the rights of the holders of the shares of any series or class or classes of stock ranking on a parity with or prior to the shares of 2008 ESOP Preferred Stock upon liquidation, dissolution, or winding up, upon any liquidation, dissolution, or winding up of the Company, after payment shall have been made in full to the holders of the shares of 2008 ESOP Preferred Stock as provided in this Section 7, but not prior thereto, any other series or class or classes of stock ranking junior to the shares of 2008 ESOP Preferred Stock upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the shares of 2008 ESOP Preferred Stock shall not be entitled to share therein.

8.  Ranking.  For the purposes of these resolutions, any stock of any series or class or classes of the Company shall be deemed to rank:

(a)  prior to the shares of 2008 ESOP Preferred Stock, either as to dividends or upon liquidation, if the holders of such series or class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of 2008 ESOP Preferred Stock;

(b)  on a parity with shares of 2008 ESOP Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share, or sinking fund provisions, if any, be different from those of 2008 ESOP Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of 2008 ESOP Preferred Stock; and

(c)  junior to shares of 2008 ESOP Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of 2008 ESOP Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of such series or class or classes.

9.  Priority of 2008 ESOP Preferred Stock.  The shares of 2008 ESOP Preferred Stock will rank on a parity, both as to payment of dividends and the distribution of assets upon liquidation, with the Company’s 1999 ESOP Cumulative Convertible Preferred Stock, its 2000 ESOP Cumulative Convertible Preferred Stock, its 2001 ESOP Cumulative Convertible Preferred Stock, its 2002 ESOP Cumulative Convertible Preferred Stock, its 2003 ESOP

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Cumulative Convertible Preferred Stock, its 2004 ESOP Cumulative Convertible Preferred Stock, its 2005 ESOP Cumulative Convertible Preferred Stock, its 2006 ESOP Cumulative Convertible Preferred Stock and its 2007 ESOP Cumulative Convertible Preferred Stock.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by John G. Stumpf, its President and Chief Executive Officer, and attested by Jeannine E. Zahn, its Assistant Secretary, whereby such President and Chief Executive Officer affirms, under penalties of perjury, that this Certificate of Designations is the act and deed of the Company and that the facts stated herein are true, this 12th day of March, 2008.
WELLS FARGO & COMPANY

By /s/ John G. Stumpf
John G. Stumpf
i)                            President and
ii)                          Chief Executive Officer

Attest:

/s/ Jeannine E. Zahn
Jeannine E. Zahn
Assistant Secretary

[As filed with the Delaware Secretary of State on March 12, 2008.]

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WELLS FARGO & COMPANY

CERTIFICATE OF DESIGNATIONS
Pursuant to Section 151(g) of the
General Corporation Law
of the State of Delaware

DIVIDEND EQUALIZATION PREFERRED SHARES
(Without Par Value)

WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, which authorizes the issuance of not more than 20,000,000 shares of Preferred Stock, without par value, and pursuant to authority conferred upon the Securities Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the written consent of the Committee duly adopted on November 20, 2008, in accordance with Section 141(f) of the General Corporation Law:

RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated October 2, 2008, the provisions of the Restated Certificate of Incorporation, the By-laws of the Corporation and applicable law, a series of Preferred Stock, no par value, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

18)              1.         Designation.

(a)        The shares of such series of Preferred Stock shall be designated Dividend Equalization Preferred Shares (“DEPs”), and the number of shares constituting such series shall be 97,000.

(b)        DEPs redeemed, purchased or otherwise acquired by the Corporation or any of its subsidiaries (other than in a bona fide fiduciary capacity) shall be cancelled and may not be reissued.  DEPs may be issued in fractional shares which are whole number multiples of one one-millionth of a share, which fractional shares shall entitle the holder, in proportion to such holder’s fractional share, to all rights of a holder of a whole share of DEPs.

(c)        DEPs shall, with respect to distributions upon the liquidation, winding-up and dissolution of the Corporation, rank (x) senior to the Common Stock for the Liquidation Preference stated and defined in Section 3(a) below and (y) junior to each class or series of preferred stock issued in exchange for preferred stock of Wachovia Corporation established by the board of directors of Wachovia Corporation after September 1, 2001 and each class or series of preferred stock established by the Board of Directors after the date hereof.

19)                           2.         Dividends.  DEPs shall not entitle the holders thereof to any dividends, whether payable in cash, property, stock or otherwise.

20)                           3.         Liquidation.

(a)        In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of full and fractional DEPs shall be entitled, before any distribution or payment is made on any date to the holders of the Common Stock or any other stock of the

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Corporation ranking junior to the DEPs upon liquidation, to be paid in full an amount per whole share of DEPs equal to $10.00 (the “Liquidation Preference”), together with accrued dividends to such distribution or payment date, whether or not earned or declared.  If such payment shall have been made in full to all holders of DEPs, the holders of DEPs as such shall have no right or claim to any of the remaining assets of the Corporation.
(b)        In the event the assets of the Corporation available for distribution to the holders of DEPs upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 3(a), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the DEPs upon such liquidation, dissolution or winding up unless proportionate distributive amounts shall be paid on account of the DEPs, ratably in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.

(c)        Upon the liquidation, dissolution or winding up of the Corporation, the holders of DEPs then outstanding shall be entitled to be paid out of assets of the Corporation available for distribution to its shareholders all amounts to which such holders are entitled pursuant to the first paragraph of this Section 3 before any payment shall be made to the holders of Common Stock or any other stock of the Corporation ranking junior upon liquidation to the DEPs.

(d)        For the purposes of this Section 3, the consolidation or merger of, or binding statutory share exchange by, the Corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

21)              4.         Redemption, Conversion, Exchange.

(a)        The DEPs shall not be convertible or exchangeable.  Other than as described in the next sentence, the DEPs shall not be redeemable.  The DEPs shall be redeemable by the Corporation, at the Corporation’s option and in its sole discretion, for an amount in cash equal to the Liquidation Preference per share of DEPs, after December 31, 2021.

(b)        In case of redemption of less than all of the DEPs at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot as determined by the Corporation in its sole discretion, provided that the Corporation may redeem all shares held by holders of fewer than 0.100 DEPs (or by holders that would hold fewer than 0.100 DEPs following such redemption) prior to its redemption of other DEPs.

(c)        Notice of any redemption shall be sent by or on behalf of the Corporation no less than 30 nor more than 60 days prior to the date specified for redemption in such notice (the “Redemption Date”), by first class mail, postage prepaid, to all holders of record of the DEPs at their last addresses as they appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any DEPs except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective.  In addition to any information required by applicable law or regulation or the rules of any exchange upon which the DEPs may be listed or admitted to trading, such notice shall state (1) that such redemption is being made pursuant to the redemption provisions of this Section 5, (2) the Redemption Date, (3) the redemption price, (4) the total number of DEPs to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed, and (5) the place or places where certificates for such shares are to be surrendered for payment of the redemption price, including any procedures applicable to redemption to be accomplished through book-entry transfers.  Upon the mailing of any such notice of redemption, the Corporation shall become obligated to redeem, on the Redemption Date, all shares called for redemption.

22)              5.         Voting Rights.  Except as otherwise required by applicable law or regulation or the rules of a securities exchange upon which the DEPs may be listed or quoted, holders of the DEPs shall have no voting rights.

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IN WITNESS WHEREOF, WELLS FARGO & COMPANY has caused this Certificate of Designations to be signed by Barbara S. Brett, its Senior Vice President and Assistant Treasurer, and Laurel A. Holschuh, its Secretary, this  30th  day of December, 2008.

WELLS FARGO & COMPANY

By:                   /s/ Barbara S. Brett

            Barbara S. Brett, Senior Vice President

            and Assistant Treasurer
/s/ Laurel A. Holschuh

Laurel A. Holschuh, Secretary

[As filed with the Delaware Secretary of State on December 30, 2008.]

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1

WELLS FARGO & COMPANY

CERTIFICATE OF DESIGNATIONS
Pursuant to Section 151(g) of the
General Corporation Law
of the State of Delaware

CLASS A PREFERRED STOCK, SERIES H
(Without Par Value)

WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, which authorizes the issuance of not more than 20,000,000 shares of Preferred Stock, without par value, and pursuant to authority conferred upon the Securities Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the written consent of the Committee duly adopted on November 20, 2008, in accordance with Section 141(f) of the General Corporation Law:

RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated October 2, 2008, the provisions of the Restated Certificate of Incorporation, the By-laws of the Corporation and applicable law, a series of Preferred Stock, no par value, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Designation.  The shares of such series of Preferred Stock shall be designated Class A Preferred Stock, Series H, with no par value and with a liquidation preference of $20,000.00 per share (hereinafter referred to as the “Series H Preferred Stock”), and the number of shares constituting such series shall be 50,000, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by the Board of Directors of the Corporation.  The Series H Preferred Stock shall rank prior to the common stock of the Corporation, $1-2/3 par value per share (the “Common Stock”), and on a parity with each series of the Corporation’s Parity Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation as expressly provided for herein.

Defined Terms.  As used in this Certificate of Designations, the following terms have the meanings specified below:

“Affiliate” of any specified Person shall mean (i) any other Person which, directly or indirectly, is in Control of, is controlled by or is under common Control with such specified Person, or (ii) any other Person who is a director or executive officer (A) of such specified Person, (B) of any subsidiary of such specified Person, or (C) of any Person described in clause (i) above.

“Applicable Rate” means, with respect to distributions on each Dividend Period, (i) a rate per annum equal to Three-Month LIBOR plus 1.83%, or (ii) upon the occurrence of an initial Fixed Rate Event and thereafter, a fixed rate equal to the Assigned Fixed Rate.

“Assigned Fixed Rate” means the fixed rate equal to the Applicable Rate on the date of the occurrence of the initial Fixed Rate Event.

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“Business Day” means any day other than a Saturday, a Sunday or a day on which banks located in the City of New York, New York or Charlotte, North Carolina generally are authorized or required by law or regulation to close.

“Common Stock” shall have the meaning set forth in Section 1.

“Conditional Exchange” shall mean the exchange of one Depositary Share for each share of WPFC Series B Preferred Securities following the occurrence of a Supervisory Event.

“Control” means the power, direct or indirect, to direct or cause the direction of the management and policies of any Person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Corporation” means Wells Fargo & Company, a Delaware corporation, together with its successors and assigns.

“Depositary Company” shall have the meaning set forth in Section 5(c).

“Depositary Share” means a depositary share representing a one-eight hundredth interest in one share of Series H Preferred Stock.

“Dividend Payment” shall have the meaning set forth in Section 3(a).

“Dividend Payment Date” shall have the meaning set forth in Section 3(a).

“Dividend Period” shall have the meaning set forth in Section 3(a).

“Dividend Record Date” shall have the meaning set forth in Section 3(a).

“Federal Reserve Board” means the United States Board of Governors of the Federal Reserve System.

“Fixed Rate Event” means any Transfer with respect to all or a portion of the WPFC Series B Preferred Securities, subsequent to the initial issuance of the WPFC Series B Preferred Securities, through an initial public offering, private placement or otherwise, to any Person who is not an Affiliate of the Corporation.

“Initial Dividend Period” shall have the meaning set forth in Section 3(a).

“Junior Stock” means the Common Stock and all other classes and series of securities of the Corporation that rank below the Series H Preferred Stock as to dividend rights and rights upon liquidation, winding up, or dissolution.

“LIBOR Business Day” means any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London and New York.

“LIBOR Determination Date” means, as to each Dividend Period, commencing with the Initial Dividend Period, the date that is two LIBOR Business Days prior to the first day of such Dividend Period.

“OCC” means the United States Office of the Comptroller of the Currency.

“Parity Stock” means any outstanding class or series of Preferred Stock of the Corporation ranking, in accordance to its terms, as to dividends and upon voluntary or involuntary liquidation, dissolution or winding-up of affairs of the Corporation on parity with the Series H Preferred Stock.

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“Person” means an individual, corporation, partnership, estate, trust (or portion thereof), association, private foundation, joint stock company or other entity or any government or agency or political subdivision thereof and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Preferred Stock” means the Corporation’s preferred stock, no par value, of which 20,000,000 shares are authorized as of the date hereof.

“Redemption Date” shall have the meaning set forth in Section 5(c).

“Redemption Price” shall have the meaning set forth in Section 5(a).

“Regulatory Capital Event” means a determination by the Corporation, based on the receipt by the Corporation of an opinion or letter of counsel, rendered by a law firm experienced in such matters, in form and substance satisfactory to the Corporation, which states that there is a significant risk that the Series H Preferred Stock will no longer constitute Tier 1 capital of the Corporation for purposes of the capital adequacy regulations or guidelines or policies of the Federal Reserve Board, or its successor, as the Corporation’s primary Federal banking regulator, as a result of (i) any amendment to, clarification of, or change in applicable laws or related regulations, guidelines, policies or official interpretations thereof, or (ii) any official administrative pronouncement or judicial decision interpreting or applying such laws or related regulations, guidelines, policies or official interpretations thereof.

“Series H Preferred Stock” shall have the meaning set forth in Section 1.

“Supervisory Event” means the occurrence of one of the following:  (i) Wachovia Bank becomes “undercapitalized” under the OCC’s prompt corrective action regulations, (ii) Wachovia Bank is placed into conservatorship or receivership, or (iii) the OCC, in its sole discretion, anticipates Wachovia Bank becoming “undercapitalized” in the near term or takes supervisory action that limits the payment of dividends by WPFC and in connection therewith the OCC directs an exchange of the WPFC Series B Preferred Securities for the Series H Preferred Stock.

“Three-Month LIBOR” means, with respect to any LIBOR Determination Date, a rate determined on the basis of the offered rates for three-month U.S. dollar deposits of not less than a principal amount equal to that which is representative for a single transaction in such market at such time, commencing on the second LIBOR Business Day immediately following such LIBOR Determination Date, which appears on US LIBOR Telerate Page 3750 as of approximately 11:00 a.m., London time, on such LIBOR Determination Date.

If on any LIBOR Determination Date no rate appears on US LIBOR Telerate Page 3750 as of approximately 11:00 a.m., London time, the Corporation shall on such LIBOR Determination Date require four major reference banks in the London interbank market selected by the Corporation to provide the Corporation with a quotation of the rate at which three-month deposits in U.S. dollars, commencing on the second LIBOR Business Day immediately following such LIBOR Determination Date, are offered by them to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to that which is representative for a single transaction in such market at such time.  If at least two such quotations are provided, Three-Month LIBOR for such LIBOR Determination Date will be the arithmetic mean of such quotations as calculated by the Corporation.  If fewer than two quotations are provided, Three-Month LIBOR for such LIBOR Determination Date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., London time, on such LIBOR Determination Date by three major banks in the London inter-bank market selected by the Corporation for loans in U.S. dollars to leading European banks, having a three-month maturity commencing on the second LIBOR Business Day immediately following such LIBOR Determination Date and in a principal amount equal to that which is representative for a single transaction in such market at such time; provided, however, that, if the banks selected as aforesaid by the Corporation are not quoting as mentioned in this

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sentence, Three-Month LIBOR for such LIBOR Determination Date will be the Three-Month LIBOR determined with respect to the immediately preceding Dividend Period.

“Transfer” means any sale, transfer, gift, assignment, devise or other disposition of the WPFC Series B Preferred Securities, including, but not limited to, (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of such securities, or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for WPFC Series B Preferred Securities, whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.

“Wachovia Bank” means Wachovia Bank, National Association, a national banking association, or its successors and assigns.

“WPFC” means Wachovia Preferred Funding Corp., a Delaware corporation.

“WPFC Series B Preferred Securities” means the Floating Rate Non-cumulative Series B Preferred Securities, par value $0.01, liquidation preference $25.00 per share, of WPFC.

Dividends.  (a) The dividend rate for the Series H Preferred Stock shall be the Applicable Rate per share per annum of the initial liquidation preference of $20,000.00 per share, accruing from the effective date of the Conditional Exchange to and including the last day of March, the last day of June, the last day of September or the last day of December, whichever occurs first, after issuance of the Series H Preferred Stock following the Conditional Exchange (such period being the “Initial Dividend Period”) and then for each quarterly period thereafter, commencing on April 1, July 1, October 1 or January 1, as the case may be, of each year and ending on and including the day next preceding the first day of the next such quarterly period (each such period, including the Initial Dividend Period, being a “Dividend Period”), payable to holders of record of the Series H Preferred Stock on the respective record dates fixed for such purpose by the Board of Directors in advance of payment of such dividend, which shall be the 15th calendar day of the last calendar month of the applicable Dividend Period (each such date, a “Dividend Record Date”).  If such Dividend Record Date is not a Business Day, then the Dividend Record Date for the applicable Dividend Period shall be the first Business Day immediately following the 15th calendar day of the last calendar month of the applicable Dividend Period, except if such Business Day falls in the calendar month following the last calendar month of the applicable Dividend Period, the Dividend Record Date shall be the last Business Date immediately preceding the 15th calendar day of the last calendar month of the applicable Dividend Period.  Until no longer outstanding, the holders of the Series H Preferred Stock shall be entitled to receive such cash dividends, and the Corporation shall be bound to pay the same, but only as, if and when declared by the Board of Directors, out of funds legally available for the payment thereof (each such payment, a “Dividend Payment”), on March 31, June 30, September 30 and December 31 of each year (each a “Dividend Payment Date”) for the respective Dividend Period ending on such date; provided, however, that the Dividend Payment for the Initial Dividend Period shall include any unpaid dividends accrued from the payment date of the last dividend paid prior to such date on the WPFC Series B Preferred Securities.  If a Dividend Payment Date is not a Business Day, the Dividend Payment due on such Dividend Payment Date shall be paid on the first Business Day immediately following such Dividend Payment Date, except if such Business Day falls in a different calendar year than such Dividend Payment Date, such Dividend Payment shall be paid on the last Business Date immediately preceding such Dividend Payment Date.  The amount of dividends payable for the Initial Dividend Period or any period shorter than a full Dividend Period shall be computed on the basis of a 360-day year having 30-day months and the actual number of days elapsed in the period.

(b)  Dividends shall be non-cumulative.  If the Board of Directors fails to or chooses not to declare a dividend on the Series H Preferred Stock for a Dividend Period, then holders of the Series H Preferred Stock shall have no right to receive a dividend for that Dividend Period, and the Corporation shall have no obligation to pay a dividend for that Dividend Period, whether or not dividends are declared and paid for any future Dividend Period, with respect to either the Series H Preferred Stock, other series of preferred stock of the Corporation, or the Common Stock.

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(c)  Holders of Series H Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends for each Dividend Period, as herein provided, on the Series H Preferred Stock.  No interest, or sum of money in lieu of interest, shall be payable in respect of any Dividend Payment or Dividend Payments or failure to make any Dividend Payment or Dividend Payments.

(d)  Unless full dividend payments on the Series H Preferred Stock have been declared and paid or declared and a sum sufficient for such payment has been set apart for payment for the immediately preceding Dividend Period, no dividends shall be declared or paid or set aside for payment and no other distribution shall be declared or made or set aside for payment upon any shares of Junior Stock, nor shall shares of Junior Stock be redeemed, purchased, or otherwise acquired for any consideration, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation, except by conversion into or exchange for other Junior Stock.

Liquidation Preference.  (a) The amount payable on the Series H Preferred Stock in the event of any voluntary or involuntary liquidation, dissolution, or winding-up of affairs of the Corporation shall be $20,000.00 per share, plus authorized, declared but unpaid dividends up to the date of such liquidation, dissolution, or winding-up of affairs of the Corporation, and no more before any distribution shall be made to the holders of any shares of Junior Stock.  The holders of Series H Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution, or winding-up of affairs of the Corporation other than what is expressly provided for in this Section 4(a).

(b)  If the amounts available for distribution in respect of the Series H Preferred Stock and any Parity Stock are not sufficient to satisfy the full liquidation rights of all of the outstanding Series H Preferred Stock and any Parity Stock, then the holders of the Series H Preferred Stock and any Parity Stock shall share ratably in any such distribution of assets in proportion to the full respective liquidation preference to which they are entitled.

(c)  The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a dissolution, liquidation or winding up of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or Person or the merger, consolidation or any other business combination transaction of any other corporation or Person into or with the Corporation be deemed to be a dissolution, liquidation or winding up of the Corporation.

Redemption.  (a) The Series H Preferred Stock shall not be redeemable by the Corporation prior to the fifth anniversary of the initial issuance of the WPFC Series B Preferred Securities, except upon the occurrence of a Regulatory Capital Event.  On or after the fifth anniversary of the initial issuance of the WPFC Series B Preferred Securities, the Corporation may, with the prior approval of the OCC, redeem the Series H Preferred Stock for cash, in whole or in part, at a price equal to $20,000.00 per share of Series H Preferred Stock, plus authorized, declared, but unpaid dividends to the Redemption Date, without interest, on shares redeemed (collectively, the “Redemption Price”) from funds legally available for such purpose.

(b)  On or after the fifth anniversary of the initial issuance of the WPFC Series B Preferred Securities, the Corporation, at the option of the Board of Directors, may at any time redeem fewer than all the outstanding Series H Preferred Stock.  In that event, the shares to be redeemed shall be determined by lot, pro rata, or by such other method as the Board of Directors in its sole discretion determines to be equitable.

(c)  Prior to the fifth anniversary of the initial issuance of the WPFC Series B Preferred Securities, but only upon or after the occurrence of a Regulatory Capital Event, the Corporation, at the option of the Board of Directors, may redeem the outstanding Series H Preferred Stock, in whole, but not in part, for the Redemption Price from funds legally available for such purpose.

(d)  Not more than 60 days and not less than 30 days prior to the date established for such redemption by the Board of Directors (the “Redemption Date”), notice of the proposed redemption shall be mailed to the

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holders of record of the Series H Preferred Stock to be redeemed, such notice to be addressed to each such stockholder at his last known address shown on the records of the Corporation, and the time of mailing such notice shall be deemed to be the time of the giving thereof.  On or after the Redemption Date, the Series H Preferred Stock called for redemption shall automatically, and without further action on the part of the holder thereof, be deemed to have been redeemed and the former holder thereof shall thereupon only be entitled to receive payment of the Redemption Price.  If such notice of redemption shall have been given as aforesaid, and if on or before the Redemption Date the funds necessary for the redemption shall have been set aside so as to be available therefore, then the dividends thereon shall cease to accrue after the Redemption Date and all rights with respect to the Series H Preferred Stock so called for redemption shall forthwith after such Redemption Date cease, except the right of the holders to receive the Redemption Price, without interest.  If such notice of redemption of all or any part of the Series H Preferred Stock shall have been mailed as aforesaid and the Corporation shall thereafter deposit money for the payment of the Redemption Price pursuant thereto with any bank or trust company (the “Depositary Company”), including any Affiliate of the Corporation, selected by the Board of Directors for that purpose, to be applied to such redemption, then from and after the making of such deposit, such Series H Preferred Stock shall not be deemed to be outstanding for any purpose, and the rights of the holders thereof shall be limited to the rights to receive payment of the Redemption Price, without interest but including any declared, authorized, but unpaid, dividends to the Redemption Date, from the Depositary Company, if applicable, upon endorsement, if required, and surrender of the certificates therefore.  The Corporation shall be entitled to receive, from time to time, from the Depositary Company, the interest, if any, allowed on such moneys deposited with it, and the holders of any Series H Preferred Stock so redeemed shall have no claim to any such interest.  Any moneys so deposited and remaining unclaimed at the end of three years from the Redemption Date shall, if thereafter requested by resolution of the Board of Directors, be repaid to the Corporation, and in the event of such repayment to the Corporation, such holders of record of the Series H Preferred Stock so redeemed which shall not have made claim against such moneys prior to such repayment to the Corporation shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of the Series H Preferred Stock and so repaid to the Corporation, but shall in no event be entitled to any interest.

(e)  Subject to the provisions herein, the Board of Directors shall have authority to prescribe from time to time the manner in which the Series H Preferred Stock shall be redeemed.

(f)  Nothing contained herein shall limit any legal right of the Corporation to purchase any shares of the Series H PreferredStock.

Conversion.  The holders of the Series H Preferred Stock shall not have any rights to convert such Series H Preferred Stock into shares of any other class of capital stock of the Corporation.

Rank.  Notwithstanding anything set forth in the Restated Certificate of Incorporation of the Corporation or this Certificate of Designations to the contrary, the Board of Directors, without the vote of the holders of the Series H Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or any class or series of stock ranking senior to Series H Preferred Stock as to dividends and upon voluntary or involuntary liquidation, dissolution or winding-up of affairs of the Corporation.

Repurchase.  Subject to the limitations imposed herein, the Corporation may purchase and sell Series H Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

Voting Rights.  The holders of Series H Preferred Stock will have no voting rights except as expressly provided by applicable law.

Unissued or Reacquired Shares.  Shares of Series H Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.

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No Sinking Fund.  Shares of Series H Preferred Stock are not subject to the operation of a sinking fund.

IN WITNESS WHEREOF, WELLS FARGO & COMPANY has caused this Certificate of Designations to be signed by Barbara S. Brett, its Senior Vice President and Assistant Treasurer, and Laurel A. Holschuh, its Secretary, this  30th  day of December, 2008.

WELLS FARGO & COMPANY

By:                   /s/ Barbara S. Brett

            Barbara S. Brett, Senior Vice President

            and Assistant Treasurer
/s/ Laurel A. Holschuh

Laurel A. Holschuh, Secretary

[As filed with the Delaware Secretary of State on December 30, 2008.]

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WELLS FARGO & COMPANY

CERTIFICATE OF DESIGNATIONS
Pursuant to Section 151(g) of the
General Corporation Law
of the State of Delaware

CLASS A PREFERRED STOCK, SERIES I
(Without Par Value)

WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, which authorizes the issuance of not more than 20,000,000 shares of Preferred Stock, without par value, and pursuant to authority conferred upon the Securities Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the written consent of the Committee duly adopted on November 20, 2008, in accordance with Section 141(f) of the General Corporation Law:

RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated October 2, 2008, the provisions of the Restated Certificate of Incorporation, the By-laws of the Corporation and applicable law, a series of Preferred Stock, no par value, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1.         Designation.  The shares of such series of Preferred Stock shall be designated Class A Preferred Stock, Series I, with no par value and a liquidation preference of $100,000 per share (hereinafter referred to as the “Series I Preferred Stock”).  Each share of Series I Preferred Stock shall be identical in all respects to every other share of Series I Preferred Stock.  Series I Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 2.         Number of Shares.  The number of shares of Series I Preferred Stock shall be 25,010.  Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series I Preferred Stock then outstanding) by the board of directors.  Shares of Series I Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of preferred stock undesignated as to series.  The Corporation shall have the authority to issue fractional shares of Series I Preferred Stock.

Section 3.         Definitions.  As used herein with respect to Series I Preferred Stock:

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in Charlotte, North Carolina or New York, New York are not authorized or obligated by law, regulation or executive order to close.

“Depositary Company” shall have the meaning set forth in Section 6(d).

“Dividend Payment Date” shall have the meaning set forth in Section 4(a).

“Dividend Period” shall have the meaning set forth in Section 4(a).

“DTC” means The Depositary Trust Company, together with its successors and assigns.

“Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation hereafter authorized over which Series I Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

“Parity Stock” means any other class or series of stock of the Corporation that ranks on a par with Series I Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

“Series I Preferred Stock” shall have the meaning set forth in Section 1.

“Telerate Page 3750” means the display page so designated on the Moneyline/Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to London Interbank Offered Rate for U.S. dollar deposits).

“Three-Month LIBOR” means, with respect to any Dividend Period, the rate (expressed as a percentage per annum ) for deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the second London Banking Day preceding the first day of that Dividend Period.  If such rate does not appear on Telerate Page 3750, Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Corporation, at approximately 11:00 a.m., London time on the second London Banking Day preceding the first day of that Dividend Period.  Wachovia Bank, National Association, as calculation agent for the Preferred Stock, will request the principal London office of each of such banks to provide a quotation of its rate.  If at least two such quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations.  If fewer than two quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000.  However, if the banks selected by the calculation agent to provide quotations are not quoting as described above, Three-Month LIBOR for that Dividend Period will be the same as Three-Month LIBOR as determined for the previous Dividend Period, or in the case of the first Dividend Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had Series I Preferred Stock been outstanding.  The calculation agent’s establishment of Three-Month LIBOR and calculation of the amount of dividends for each Dividend Period will be on file at the principal offices of the Corporation, will be made available to any holder of Series I Preferred Stock upon request and will be final and binding in the absence of manifest error.

Section 4.         Dividends.

(a)        Rate.  Holders of Series I Preferred Stock shall be entitled to receive, when, as and if declared by the board of directors, but only out of funds legally available therefor, non-cumulative cash dividends on the liquidation preference of $100,000 per share of Series I Preferred Stock, and no more, payable:  (1) if the Series I Preferred Stock is issued prior to March 15, 2011, semi-annually in arrears on each March 15 and September 15 through March 15, 2011 and (2) from and including the later of March 15, 2011 and the date of issuance, quarterly in arrears on each March 15, June 15, September 15 and December 15.  If any date prior to

March 15, 2011 specified pursuant to the preceding sentence is not a Business Day, then dividends will be payable on the first Business Day following such date, without accrual to the actual payment date; if any date on or after March 15, 2011 specified pursuant the preceding sentence is not a Business Day, then dividends will be payable on the first Business Day following such date and dividends shall accrue to the actual payment date.  The term “Dividend Payment Date” means each of the following dates occurring after the date of issuance of the Series I Preferred Stock:  (i) each March 15 and September 15 through September 15, 2010 and (ii) each March 15, June 15, September 15 and December 15, or if any such day in the case of this clause (ii) is not a Business Day, the next Business Day.  The term “Dividend Period” means each period from and including a Dividend Payment Date (or the date of issuance of the Series I Preferred Stock for the first Dividend Payment Date) to but excluding the next Dividend Payment Date.  For any Dividend Period ending prior to the Dividend Payment Date in March 2011 dividends will accrue at a rate per annum equal to 5.80%, and for any Dividend Period ending after the Dividend Payment Date in March 2011, dividends will accrue at a rate per annum equal to the greater of (x) Three-Month LIBOR for the related Dividend Period plus 0.93% and (y) 5.56975%.  The amount of dividends payable for any Dividend Period (1) ending prior to the Dividend Payment Date in March 2011 shall be computed on the basis of a 360-day year consisting of twelve 30-day months and (2) beginning on or after the Dividend Payment Date in March 2011 shall be computed on the basis of a 360-day year and the actual number of days elapsed.

(b)        Non-Cumulative Dividends.  Dividends on shares of Series I Preferred Stock shall be non-cumulative.  To the extent that any dividends payable on the shares of Series I Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable and the Corporation shall have no obligation to pay, and the holders of Series I Preferred Stock shall have no right to receive, dividends accrued for the Dividend Period ending immediately prior to such Dividend Payment Date after such Dividend Payment Date or to pay interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series I Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.  Holders of Series I Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends for each Dividend Period on the Series I Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any Dividend Payment or Dividend Payments or failure to make any Dividend Payment or Dividend Payments.

(c)        Priority of Dividends.  So long as any share of Series I Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (ii) no shares of Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation, and (iii) no shares of Parity Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series I Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, unless full dividends on all outstanding shares of Series I Preferred Stock for the then-current Dividend Period have been paid in full or declared and set aside for payment.  The foregoing shall not restrict the ability of the Corporation, or any affiliate of the Corporation, to engage in any market-making transactions in the Junior Stock or Parity Stock in the ordinary course of business.  When dividends are not paid in full upon the shares of Series I Preferred Stock and any Parity Stock, all dividends declared upon shares of Series I Preferred Stock and any Parity Stock shall be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share on Series I Preferred Stock, and accrued dividends, including any accumulations on Parity Stock, bear to each other.  No interest will be payable in respect of any dividend payment on such offered stock that may be in arrears.  If the board of directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of the Series I Preferred Stock prior to such date.  Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the board of directors may be declared and paid on any Junior Stock from time to time out of any funds legally available therefor, and the shares of Series I Preferred Stock shall not be entitled to participate in any such dividend.

Section 5.         Liquidation Rights.

(a)        Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series I Preferred Stock shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series I Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidation preference in an amount equal to $100,000 per share, plus an amount equal to all accrued and unpaid dividends for the then-current Dividend Period to the date of liquidation.  The holder of Series I Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
(b)        Partial Payment.  If the assets of the Corporation are not sufficient to pay in full the liquidation preference to all holders of Series I Preferred Stock and the liquidation preferences of any Parity Stock to all holders of such Parity Stock, the amounts paid to the holders of Series I Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences of Series I Preferred Stock and all such Parity Stock.
(c)        Residual Distributions.  If the liquidation preference has been paid in full to all holders of Series I Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d)        Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6.         Redemption.

(a)        Optional Redemption.  So long as full dividends for all outstanding shares of Series I Preferred Stock for the then-current Dividend Period have been paid or declared and a sum sufficient for the payment thereof set aside, the Corporation, at the option of the board of directors, may redeem in whole or in part the shares of Series I Preferred Stock at the time outstanding, at any time on or after the later of March 15, 2011 and the date of original issuance of the Series I Preferred Stock, upon notice given as provided in Subsection (b) below, at the redemption price in effect at the redemption date as provided in this Section 6.  The redemption price for shares of Series I Preferred Stock shall be $100,000 per share plus dividends that have been declared but not paid plus accrued and unpaid dividends for the then-current Dividend Period to the redemption date.

(b)        Notice of Redemption.  Notice of every redemption of shares of Series I Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation.  Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption.  Notwithstanding the foregoing, if the Series I Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.  Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series I Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series I

Preferred Stock.  Each notice shall state (i) the redemption date; (ii) the number of shares of Series I Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where the Series I Preferred Stock are to be redeemed; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

(c)        Partial Redemption.  In case of any redemption of only part of the shares of Series I Preferred Stock at the time outstanding, the shares of Series I Preferred Stock to be redeemed shall be selected either pro  ratafrom the holders of record of Series I Preferred Stock in proportion to the number of Series I Preferred Stock held by such holders or by lot or in such other manner as the board of directors may determine to be fair and equitable.  Subject to the provisions hereof, the board of directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series I Preferred Stock shall be redeemed from time to time.

(d)        Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the board of directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date the funds so deposited, without interest.  The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest.  Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

Section 7.         Voting Rights.  The holders of Series I Preferred Stock will have no voting rights and will not be entitled to elect any directors, except as expressly provided by law.

Section 8.         Conversion.  The holders of Series I Preferred Stock shall not have any rights to convert such Series I Preferred Stock into shares of any other class of capital stock of the Corporation.

Section 9.         Rank.  Notwithstanding anything set forth in the Restated Certificate  of Incorporation of the Corporation or this Certificate of Designations to the contrary, the board of directors, without the vote of the holders of the Series I Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or any class of securities ranking senior to the Series I Preferred Stock as to dividends and upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 10.       Repurchase.  Subject to the limitations imposed herein, the Corporation may purchase and sell Series I Preferred Stock from time to time to such extent, in such manner, and upon such terms as the board of directors may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

Section 11.       Unissued or Reacquired Shares.  Shares of Series I Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.

Section 12.       No Sinking Fund.  Shares of Series I Preferred Stock are not subject to the operation of a sinking fund.

IN WITNESS WHEREOF, WELLS FARGO & COMPANY has caused this Certificate of Designations to be signed by Barbara S. Brett, its Senior Vice President and Assistant Treasurer, and Laurel A. Holschuh, its Secretary, this  30th  day of December, 2008.

WELLS FARGO & COMPANY

By:                   /s/ Barbara S. Brett
Barbara S. Brett, Senior Vice President

            and Assistant Treasurer
/s/ Laurel A. Holschuh

Laurel A. Holschuh, Secretary

[As filed with the Delaware Secretary of State on December 30, 2008.]

WELLS FARGO & COMPANY

CERTIFICATE OF DESIGNATIONS
Pursuant to Section 151(g) of the
General Corporation Law
of the State of Delaware

8.00% NON-CUMULATIVE PERPETUAL CLASS A PREFERRED STOCK, SERIES J
(Without Par Value)

WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, which authorizes the issuance of not more than 20,000,000 shares of Preferred Stock, without par value, and pursuant to authority conferred upon the Securities Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the written consent of the Committee duly adopted on November 20, 2008, in accordance with Section 141(f) of the General Corporation Law:

RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated October 2, 2008, the provisions of the Restated Certificate of Incorporation, the By-laws of the Corporation and applicable law, a series of Preferred Stock, no par value, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1.         Designation.  The shares of such series of Preferred Stock shall be designated 8.00% Non-Cumulative Perpetual Class A Preferred Stock, Series J, with no par value and a liquidation preference of $1,000 per share (hereinafter referred to as the “Series J Preferred Stock”).  Each share of Series J Preferred Stock shall be identical in all respects to every other share of Series J Preferred Stock.  Series J Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 2.         Number of Shares.  The number of shares of Series J Preferred Stock shall be 2,300,000.  Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series J Preferred Stock then outstanding) by the board of directors.  Shares of Series J Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.  The Corporation shall have the authority to issue fractional shares of Series J Preferred Stock.

Section 3.         Definitions.  As used herein with respect to Series J Preferred Stock:

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in Charlotte, North Carolina or New York, New York are not authorized or obligated by law, regulation or executive order to close.

“Depositary Company” shall have the meaning set forth in Section 6(d).

“Dividend Payment Date” shall have the meaning set forth in Section 4(a).

“Dividend Period” shall have the meaning set forth in Section 4(a).

“DTC” means The Depositary Trust Company, together with its successors and assigns.

“Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation hereafter authorized over which Series J Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

“Parity Stock” means any other class or series of stock of the Corporation that ranks on a par with Series J Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

“Series J Preferred Stock” shall have the meaning set forth in Section 1.

“Voting Parity Stock” means any Parity Stock having similar voting rights as the Series J Preferred Stock.

Section 4.         Dividends.

(a)        Rate.  Holders of Series J Preferred Stock shall be entitled to receive, when, as and if declared by the board of directors, but only out of funds legally available therefor, non-cumulative cash dividends on the liquidation preference of $1,000 per share of Series J Preferred Stock, and no more, payable quarterly in arrears on each March 15, June 15, September 15 and December 15.  If any date specified pursuant the preceding sentence is not a Business Day, then dividends will be payable on the first Business Day following such date and dividends shall accrue to the actual payment date.  The term “Dividend Payment Date” means March 15, June 15, September 15 and December 15, or if any such day in the case of this clause is not a Business Day, the next Business Day.  The term “Dividend Period” means each period from and including a Dividend Payment Date (or the date of issuance of the Series J Preferred Stock for the first Dividend Payment Date) to but excluding the next Dividend Payment Date; provided that the first Dividend Period shall be deemed to have commenced on December 15, 2008.  Dividends will accrue at a rate per annum equal to 8.00%.  The amount of dividends payable for any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b)        Non-Cumulative Dividends.  Dividends on shares of Series J Preferred Stock shall be non-cumulative.  To the extent that any dividends payable on the shares of Series J Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable and the Corporation shall have no obligation to pay, and the holders of Series J Preferred Stock shall have no right to receive, dividends accrued for the Dividend Period ending immediately prior to such Dividend Payment Date after such Dividend Payment Date, whether or not dividends are declared for any subsequent Dividend Period with respect to Series J Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.  Holders of Series J Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends for each Dividend Period on the Series J Preferred Stock.  No interest, or sum of money in lieu of interest, shall be payable in respect of any Dividend Payment or Dividend Payments or failure to make any Dividend Payment or Dividend Payments.

(c)        Priority of Dividends.  So long as any share of Series J Preferred Stock remains outstanding, unless full dividends on all outstanding shares of Series J Preferred Stock for the then-current Dividend Period have been paid in full or declared and set aside for payment, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (ii) no shares of Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation, and (iii) no shares of Parity Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Parity Stock for or into Parity Stock or Junior Stock, or the exchange or conversion of one share of Parity Stock for or into another share of Parity Stock or for or into Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation, otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series J Preferred Stock and such Parity Stock.  The foregoing shall not restrict the ability of the Corporation, or any affiliate of the Corporation, to engage in any market-making transactions in the Junior Stock or Parity Stock in the ordinary course of business.  When dividends are not paid in full upon the shares of Series J Preferred Stock and any Parity Stock, all dividends declared upon shares of Series J Preferred Stock and any Parity Stock shall be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share on Series J Preferred Stock, and accrued dividends, including any accumulations, on Parity Stock, bear to each other.  No interest will be payable in respect of any dividend payment on such Parity Stock that may be in arrears.  If the board of directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of the Series J Preferred Stock prior to such date.  Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the board of directors may be declared and paid on any Junior Stock from time to time out of any funds legally available therefor, and the shares of Series J Preferred Stock shall not be entitled to participate in any such dividend.

Section 5.         Liquidation Rights.

(a)        Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series J Preferred Stock shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series J Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidation preference in an amount equal to $1,000 per share, plus an amount equal to all declared and unpaid dividends for the then-current Dividend Period to the date of liquidation.  The holder of Series J Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.

(b)        Partial Payment.  If the assets of the Corporation are not sufficient to pay in full the liquidation preference to all holders of Series J Preferred Stock and the liquidation preferences of any Parity Stock to all holders of such Parity Stock, the amounts paid to the holders of Series J Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences of Series J Preferred Stock and all such Parity Stock.

(c)        Residual Distributions.  If the liquidation preference has been paid in full to all holders of Series J Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d)        Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6.         Redemption.

(a)        Optional Redemption.  So long as full dividends for all outstanding shares of Series J Preferred Stock for the then-current Dividend Period have been paid or declared and a sum sufficient for the payment thereof set aside, and subject to applicable regulatory approvals, the Corporation, at the option of the board of directors, may redeem in whole or in part the shares of Series J Preferred Stock at the time outstanding, on any Dividend Payment Date on or after December 15, 2017 upon notice given as provided in Subsection (b) below, at the redemption price in effect at the redemption date as provided in this Section 6.  The redemption price for shares of Series J Preferred Stock shall be $1,000 per share plus declared and unpaid dividends for the then-current Dividend Period, without interest.

(b)        Notice of Redemption.  Notice of every redemption of shares of Series J Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation.  Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption.  Notwithstanding the foregoing, if the Series J Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.  Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series J Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series J Preferred Stock.  Each notice shall state (i) the redemption date; (ii) the number of shares of Series J Preferred Stock to be redeemed; (iii) the redemption price; and (iv) the place or places where the Series J Preferred Stock are to be redeemed.

(c)        Partial Redemption.  In case of any redemption of only part of the shares of Series J Preferred Stock at the time outstanding, the shares of Series J Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series J Preferred Stock in proportion to the number of Series J Preferred Stock held by such holders or by lot or in such other manner as the board of directors may determine to be fair and equitable.  Subject to the provisions hereof, the board of directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series J Preferred Stock shall be redeemed from time to time.

(d)        Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the board of directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date the funds so deposited, without interest.  The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest.  Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

Section 7.         Voting Rights.  The holders of Series J Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by applicable law.

(a)        Right To Elect Two Directors Upon Nonpayment Events.  If and whenever the dividends on the Series J Preferred Stock or any class or series of Voting Parity Stock have not been declared and paid in an aggregate amount equal to full dividends for at least six Dividend Periods or their equivalent (whether or not consecutive) (a “Nonpayment Event”), the number of directors then constituting the board of directors shall automatically be increased by two and the holders of Series J Preferred Stock, voting together as a single and separate class with the holders of any outstanding shares of Voting Parity Stock, shall be entitled to elect the two additional directors (the “Preferred Stock Directors”) by a plurality of the votes cast,provided that it shall be a qualification for election for any such Preferred Stock Director that the election of such director shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded) that listed or traded companies must have a majority of independent directors, andprovided further that the board of directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights).

In the event that the holders of Series J Preferred Stock and such other holders of Voting Parity Stock shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event at the Corporation’s next annual meeting of shareholders, and, except as provided below, at each subsequent annual meeting of shareholders of the Corporation.

When dividends have been paid in full on the Series J Preferred Stock and any and all Voting Parity Stock for at least four consecutive Dividend Periods or their equivalent after a Nonpayment Event, then the right of the holders of Series J Preferred Stock to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event), and, if and when all rights of holders of Series J Preferred Stock and Voting Parity Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the board of directors shall automatically be reduced accordingly.

Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the outstanding shares of Series J Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a single and separate class).  In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected by a plurality of the votes cast by the holders of Series J Preferred Stock and Voting Parity Stock having the voting rights described above, voting together as a single and separate class.  The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the board of directors for a vote.

(b)        Other Voting Rights.  So long as any shares of Series J Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by the certificate of incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series J Preferred Stock at the time outstanding and entitled to vote thereon, voting separately as a single class with all other series of preferred stock ranking equally with the Series J Preferred Stock and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

(i)               Issuance of Senior Stock.  The issuance of any class or series of preferred stock of the Corporation ranking senior to the Series J Preferred Stock with respect to either the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(ii)              Amendment Affecting Series J Preferred Stock.  Any amendment, alteration or repeal of any provision of the certificate of incorporation or bylaws so as to adversely affect the rights, preferences, privileges or voting powers of the Series J Preferred Stock;

(iii) Authorization of Senior Stock.  Any amendment or alteration of any provision of the certificate of incorporation or bylaws to authorize, create or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of capital stock of the Corporation ranking senior to the Series J Preferred Stock with respect to either the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; or

(iv)             Share Exchanges, Reclassifications, Mergers and Consolidations.  Any consummation of a binding share exchange or reclassification involving the Series J Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series J Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting corporation, are converted into or exchanged for preference securities of the surviving or resulting corporation or a corporation controlling such corporation, and (y) such Series J Preferred Stock shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series J Preferred Stock, taken as a whole;
provided, however, that any amendment of the certificate of incorporation to authorize or create or to increase the authorized amount of any Junior Stock or any class or series or any securities convertible into shares of any class or series of Parity Stock or Junior Stock will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series J Preferred Stock, and the Series J Preferred Stock shall have no right to vote thereon.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(b) would adversely affect one or more but not all series of voting preferred stock (including the Series J Preferred Stock), then only those series affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of preferred stock).

(c)        Changes for Clarification.  Without the consent of the holders of Series J Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series J Preferred Stock, the Corporation may amend, alter, supplement or repeal any terms of the Series J Preferred Stock:

(i)               to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii)              to make any provision with respect to matters or questions arising with respect to the Series J Preferred Stock that is not inconsistent with the provisions of this Certificate of Designations.

(d)        Changes after Provision for Redemption.  No vote or consent of the holders of Series J Preferred Stock shall be required pursuant to this Section 7 if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series J Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6.

(e)        Procedures for Voting and Consents.  The rules and procedures for calling and conducting any meeting of the holders of Series J Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the board of directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the certificate of incorporation, the bylaws, applicable law and any national securities exchange or other trading facility in which the Series J Preferred Stock is listed or traded at the time.  Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series J Preferred Stock and any Voting Parity Stock has been cast or given on any matter on which the holders of shares of Series J Preferred Stock are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

For purposes of determining the voting rights of the holders of Series J Preferred Stock under this Section 7, each holder will be entitled to one vote for each $1,000 of liquidation preference to which his or her shares are entitled.  Holders of shares of Series J Preferred Stock will be entitled to one vote for each such share of Series J Preferred Stock held by them.

Section 8.         Conversion.   The holders of Series J Preferred Stock shall not have any rights to convert such Series J Preferred Stock into shares of any other class of capital stock of the Corporation.

Section 9.         Rank.  Notwithstanding anything set forth in the certificate of incorporation or this Certificate of Designations to the contrary, the board of directors, without the vote of the holders of the Series J Preferred Stock, may authorize and issue additional shares of Junior Stock or Parity Stock.

Section 10.       Repurchase.  Subject to the limitations imposed herein, the Corporation may purchase and sell Series J Preferred Stock from time to time to such extent, in such manner, and upon such terms as the board of directors may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

Section 11.       Unissued or Reacquired Shares.  Shares of Series J Preferred Stock not issued or which have been issued and redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.

Section 12.       No Sinking Fund.  Shares of Series J Preferred Stock are not subject to the operation of a sinking fund.

IN WITNESS WHEREOF, WELLS FARGO & COMPANY has caused this Certificate of Designations to be signed by Barbara S. Brett, its Senior Vice President and Assistant Treasurer, and Laurel A. Holschuh, its Secretary, this  30th  day of December, 2008.
WELLS FARGO & COMPANY

By:                   /s/ Barbara S. Brett

            Barbara S. Brett, Senior Vice President

            and Assistant Treasurer
/s/ Laurel A. Holschuh

Laurel A. Holschuh, Secretary

[As filed with the Delaware Secretary of State on December 30, 2008.]

WELLS FARGO & COMPANY

CERTIFICATE OF DESIGNATIONS
Pursuant to Section 151(g) of the
General Corporation Law

of the State of Delaware

FIXED-TO-FLOATING RATE NON-CUMULATIVE PERPETUAL CLASS A PREFERRED STOCK, SERIES K
(Without Par Value)

WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, which authorizes the issuance of not more than 20,000,000 shares of Preferred Stock, without par value, and pursuant to authority conferred upon the Securities Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the written consent of the Committee duly adopted on November 20, 2008, in accordance with Section 141(f) of the General Corporation Law:

RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated October 2, 2008, the provisions of the Restated Certificate of Incorporation, the By-laws of the Corporation and applicable law, a series of Preferred Stock, no par value, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1.         Designation.  The shares of such series of Preferred Stock shall be designated Fixed-to-Floating Rate non Cumulative Perpetual Class A Preferred Stock, Series K, with no par value and a liquidation preference of $1,000 per share (hereinafter referred to as the “Series K Preferred Stock”).  Each share of Series K Preferred Stock shall be identical in all respects to every other share of Series K Preferred Stock.  Series K Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 2.         Number of Shares.  The number of shares of Series K Preferred Stock shall be 3,500,000.  Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series K Preferred Stock then outstanding) by the board of directors.  Shares of Series K Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.  The Corporation shall have the authority to issue fractional shares of Series K Preferred Stock.

Section 3.         Definitions.  As used herein with respect to Series K Preferred Stock:

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in Charlotte, North Carolina or New York, New York are not authorized or obligated by law, regulation or executive order to close.

“Depositary Company” shall have the meaning set forth in Section 6(d).

“Dividend Payment Date” shall have the meaning set forth in Section 4(a).

“Dividend Period” shall have the meaning set forth in Section 4(a).

“DTC” means The Depositary Trust Company, together with its successors and assigns.

“Fixed Rate Period” shall have the meaning set forth in Section 4(a).

“Floating Rate Period” shall have the meaning set forth in Section 4(a).

“Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation hereafter authorized over which Series K Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

“Nonpayment Event” shall have the meaning set forth in Section 7(a).

“Parity Stock” means any other class or series of stock of the Corporation that ranks on a par with Series K Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

“Preferred Stock Directors” shall have the meaning set forth in Section 7(a).

“Reuters Screen LIBOR01 page” means the display page so designated on Reuters (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to London Interbank Offered Rate for U.S. dollar deposits).
“Series K Preferred Stock” shall have the meaning set forth in Section 1.

“Three-Month LIBOR” means, with respect to any Dividend Period beginning on or after March 15, 2018, the rate for deposits in U.S. dollars for a three-month period that appears on Reuters Screen LIBOR01 page as of 11:00 a.m.  (London time) on the second London Banking Day preceding the first day of that Dividend Period.  If the rate described above does not appear on Reuters Screen LIBOR01 page, Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by us, at approximately 11:00 a.m., London time on the second London Banking Day preceding the first day of that Dividend Period.  Wachovia Bank, National Association, as calculation agent for the Preferred Stock, will request the principal London office of each of such banks to provide a quotation of its rate.  If at least two such quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations.  If fewer than two quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York, New York, selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a three-month period and in a principal amount of not less than $1,000,000.  However, if the banks selected by the calculation agent to provide quotations are not quoting as described above, Three-Month LIBOR for that Dividend Period will be the same as Three-Month LIBOR as determined for the previous Dividend Period, or in the case of the first Dividend Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had the Preferred Stock been outstanding.  The calculation agent’s establishment of Three-Month LIBOR and calculation of the amount of dividends for each Dividend Period will be on file at our principal offices, will be made available to any holder of Preferred Stock upon request and will be final and binding in the absence of manifest error.

“Voting Parity Stock” means any Parity Stock having similar voting rights as the Series K Preferred Stock.

Section 4.         Dividends.

(a)        Rate.  Holders of Series K Preferred Stock shall be entitled to receive, when, as and if declared by the board of directors, but only out of funds legally available therefor, non-cumulative cash dividends on the liquidation preference of $1,000 per share of Series K Preferred Stock, and no more, from the date of issuance to, but excluding March 15, 2018 at a rate of 7.98% per annum (the “Fixed Rate Period”) payable semi-annually in arrears on each March 15 and September 15, beginning on September 15, 2008.  Thereafter, declared dividends will be at a floating rate equal to Three-Month LIBOR plus 3.77% per annum, payable quarterly in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2018 (the “Floating Rate Period”).  If any date specified pursuant to the preceding sentence is not a Business Day, then dividends will be payable on the first Business Day following such date and dividends shall accrue to the actual payment date.  The term “Dividend Payment Date” means, with respect to the Fixed Rate Period, March 15 and September 15, and with respect to the Floating Rate Period, March 15, June 15, September 15 and December 15, or if any such day in the case of this clause is not a Business Day, the next Business Day.  The term “Dividend Period” means each period from and including a Dividend Payment Date (or the date of issuance of the Series K Preferred Stock for the first Dividend Payment Date) to but excluding the next Dividend Payment Date; provided that the first Dividend Period shall be deemed to have commenced on December 15, 2008.  The amount of dividends payable for any Dividend Period during the Fixed Rate Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  The amount of dividends payable for any Dividend Period during the Floating Rate Period shall be computed on the basis of actual number of days in a Dividend Period and a 360-day year.

(b)        Non-Cumulative Dividends.  Dividends on shares of Series K Preferred Stock shall be non-cumulative.  To the extent that any dividends payable on the shares of Series K Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable and the Corporation shall have no obligation to pay, and the holders of Series K Preferred Stock shall have no right to receive, dividends accrued for the Dividend Period ending immediately prior to such Dividend Payment Date after such Dividend Payment Date, whether or not dividends are declared for any subsequent Dividend Period with respect to Series K Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.  Holders of Series K Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends for each Dividend Period on the Series K Preferred Stock.  No interest, or sum of money in lieu of interest, shall be payable in respect of any Dividend Payment or Dividend Payments or failure to make any Dividend Payment or Dividend Payments.

(c)        Priority of Dividends.  So long as any share of Series K Preferred Stock remains outstanding, unless full dividends on all outstanding shares of Series K Preferred Stock for the then-current Dividend Period have been paid in full or declared and set aside for payment, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (ii) no shares of Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation, and (iii) no shares of Parity Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Parity Stock for or into Parity Stock or Junior Stock, or the exchange or conversion of one share of Parity Stock for or into another share of Parity Stock or for or into Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation, otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series K Preferred Stock and such Parity Stock.  The foregoing shall not restrict the ability of the Corporation, or any affiliate of the Corporation, to engage in any market-making transactions in the Junior Stock or Parity Stock in the ordinary course of business.  When dividends are not paid in full upon the shares of Series K Preferred Stock and any Parity Stock, all dividends declared upon shares of Series K Preferred Stock and any Parity Stock shall be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share on Series K Preferred Stock, and accrued dividends, including any accumulations, on Parity Stock, bear to each other.  No interest will be payable in respect of any dividend payment on such Parity Stock that may be in arrears.  If the board of directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of the Series K Preferred Stock prior to such date.  Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the board of directors may be declared and paid on any Junior Stock from time to time out of any funds legally available therefor, and the shares of Series K Preferred Stock shall not be entitled to participate in any such dividend.

Section 5.         Liquidation Rights.

(a)        Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series K Preferred Stock shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series K Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidation preference in an amount equal to $1,000 per share, plus an amount equal to all declared and unpaid dividends for the then-current Dividend Period to the date of liquidation.  The holder of Series K Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.

(b)        Partial Payment.  If the assets of the Corporation are not sufficient to pay in full the liquidation preference to all holders of Series K Preferred Stock and the liquidation preferences of any Parity Stock to all holders of such Parity Stock, the amounts paid to the holders of Series K Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences of Series K Preferred Stock and all such Parity Stock.

(c)        Residual Distributions.  If the liquidation preference has been paid in full to all holders of Series K Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d)        Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6.         Redemption.

(a)        Optional Redemption.  So long as full dividends for all outstanding shares of Series K Preferred Stock and Parity Stock for the then-current Dividend Period have been paid or declared and a sum sufficient for the payment thereof set aside, and subject to applicable regulatory approvals, the Corporation, at the option of the board of directors, may redeem in whole or in part the shares of Series K Preferred Stock at the time outstanding, on any

Dividend Payment Date on or after March 15, 2018 upon notice given as provided in Subsection (b) below, at the redemption price in effect at the redemption date as provided in this Section 6.  The redemption price for shares of Series K Preferred Stock shall be $1,000 per share plus declared and unpaid dividends for the then-current Dividend Period, without interest.

(b)        Notice of Redemption.  Notice of every redemption of shares of Series K Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation.  Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption.  Notwithstanding the foregoing, if the Series K Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.  Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series K Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series K Preferred Stock.  Each notice shall state (i) the redemption date; (ii) the number of shares of Series K Preferred Stock to be redeemed; (iii) the redemption price; and (iv) the place or places where the Series K Preferred Stock are to be redeemed.

(c)        Partial Redemption.  In case of any redemption of only part of the shares of Series K Preferred Stock at the time outstanding, the shares of Series K Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series K Preferred Stock in proportion to the number of Series K Preferred Stock held by such holders or by lot or in such other manner as the board of directors may determine to be fair and equitable.  Subject to the provisions hereof, the board of directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series K Preferred Stock shall be redeemed from time to time.

(d)        Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the  pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the board of directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date the funds so deposited, without interest.  The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest.  Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

Section 7.         Voting Rights.  The holders of Series K Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by applicable law.

(a)        Right To Elect Two Directors Upon Nonpayment Events.  If and whenever the dividends on the Series K Preferred Stock or any class or series of Voting Parity Stock have not been declared and paid in an aggregate amount equal to full dividends for at least six Dividend Periods or their equivalent (whether or not consecutive) (a “Nonpayment Event”), the number of directors then constituting the board of directors shall automatically be increased by two and the holders of Series K Preferred Stock, voting together as a single and separate class with the holders of any outstanding shares of Voting Parity Stock, shall be entitled to elect the two additional directors (the “Preferred Stock Directors”) by a plurality of the votes cast, provided that it shall be a qualification for election for any such Preferred Stock Director that the election of such director shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded) that listed or traded companies must have a majority of independent directors, and provided further that the board of directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights).

In the event that the holders of Series K Preferred Stock and such other holders of Voting Parity Stock shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event at the Corporation’s next annual meeting of shareholders, and, except as provided below, at each subsequent annual meeting of shareholders of the Corporation.

When dividends have been paid in full on the Series K Preferred Stock and any and all Voting Parity Stock for at least four consecutive Dividend Periods or their equivalent after a Nonpayment Event, then the right of the holders of Series K Preferred Stock to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event), and, if and when all rights of holders of Series K Preferred Stock and Voting Parity Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the board of directors shall automatically be reduced accordingly.

Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the outstanding shares of Series K Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a single and separate class).  In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected by a plurality of the votes cast by the holders of Series K Preferred Stock and Voting Parity Stock having the voting rights described above, voting together as a single and separate class.  The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the board of directors for a vote.

(b)        Other Voting Rights.  So long as any shares of Series K Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by the certificate of incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series K Preferred Stock at the time outstanding and entitled to vote thereon, voting separately as a single class with all other series of preferred stock ranking equally with the Series K Preferred Stock and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

(i)         Issuance of Senior Stock.  The issuance of any class or series of preferred stock of the Corporation ranking senior to the Series K Preferred Stock with respect to either the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(ii)        Amendment Affecting Series K Preferred Stock.  Any amendment, alteration or repeal of any provision of the certificate of incorporation or bylaws so as to adversely affect the rights, preferences, privileges or voting powers of the Series K Preferred Stock;

(iii)       Authorization of Senior Stock.  Any amendment or alteration of any provision of the certificate of incorporation or bylaws to authorize, create or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of capital stock of the Corporation ranking senior to the Series K Preferred Stock with respect to either the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; or

(iv)       Share Exchanges, Reclassifications, Mergers and Consolidations.  Any consummation of a binding share exchange or reclassification involving the Series K Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series K Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting corporation, are converted into or exchanged for preference securities of the surviving or resulting corporation or a corporation controlling such corporation, and (y) such Series K Preferred Stock shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series K Preferred Stock, taken as a whole;
provided,  however, that any amendment of the certificate of incorporation to authorize or create or to increase the authorized amount of any Junior Stock or any class or series or any securities convertible into shares of any class or series of Parity Stock or Junior Stock will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series K Preferred Stock, and the Series K Preferred Stock shall have no right to vote thereon.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(b) would adversely affect one or more but not all series of voting preferred stock (including the Series K Preferred Stock), then only those series affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of preferred stock).

(c)        Changes for Clarification.  Without the consent of the holders of Series K Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series K Preferred Stock, the Corporation may amend, alter, supplement or repeal any terms of the Series K Preferred Stock:

(i)         to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii)        to make any provision with respect to matters or questions arising with respect to the Series K Preferred Stock that is not inconsistent with the provisions of this Certificate of Designations.

(d)        Changes after Provision for Redemption.  No vote or consent of the holders of Series K Preferred Stock shall be required pursuant to this Section 7 if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series K Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6.

(e)        Procedures for Voting and Consents.  The rules and procedures for calling and conducting any meeting of the holders of Series K Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the board of directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the certificate of incorporation, the bylaws, applicable law and any national securities exchange or other trading facility in which the Series K Preferred Stock is listed or traded at the time.  Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series K Preferred Stock and any Voting Parity Stock has been cast or given on any matter on which the holders of shares of Series K Preferred Stock are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

For purposes of determining the voting rights of the holders of Series K Preferred Stock under this Section 7, each holder will be entitled to one vote for each $1,000 of liquidation preference to which his or her shares are entitled.  Holders of shares of Series K Preferred Stock will be entitled to one vote for each such share of Series K Preferred Stock held by them.

Section 8.         Conversion.  The holders of Series K Preferred Stock shall not have any rights to convert such Series K Preferred Stock into shares of any other class of capital stock of the Corporation.

Section 9.         Rank.  Notwithstanding anything set forth in the certificate of incorporation or this Certificate of Designations to the contrary, the board of directors, without the vote of the holders of the Series K Preferred Stock, may authorize and issue additional shares of Junior Stock or Parity Stock.

Section 10.       Repurchase.  Subject to the limitations imposed herein, the Corporation may purchase and sell Series K Preferred Stock from time to time to such extent, in such manner, and upon such terms as the board of directors may determine; provided,  however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

Section 11.       Unissued or Reacquired Shares.  Shares of Series K Preferred Stock not issued or which have been issued and redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.

Section 12.       No Sinking Fund.  Shares of Series K Preferred Stock are not subject to the operation of a sinking fund.

IN WITNESS WHEREOF, WELLS FARGO & COMPANY has caused this Certificate of Designations to be signed by Barbara S. Brett, its Senior Vice President and Assistant Treasurer, and Laurel A. Holschuh, its Secretary, this  30th  day of December, 2008.

WELLS FARGO & COMPANY

By:                   /s/ Barbara S. Brett

            Barbara S. Brett, Senior Vice President

            and Assistant Treasurer
/s/ Laurel A. Holschuh

Laurel A. Holschuh, Secretary

[As filed with the Delaware Secretary of State on December 30, 2008.]

WELLS FARGO & COMPANY

CERTIFICATE OF DESIGNATIONS
Pursuant to Section 151(g) of the
General Corporation Law
of the State of Delaware

7.50% NON-CUMULATIVE PERPETUAL CONVERTIBLE
CLASS A PREFERRED STOCK, SERIES L
(Without Par Value)

WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, which authorizes the issuance of not more than 20,000,000 shares of Preferred Stock, without par value, and pursuant to authority conferred upon the Securities Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the written consent of the Committee duly adopted on November 20, 2008, in accordance with Section 141(f) of the General Corporation Law:

RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated October 2, 2008, the provisions of the Restated Certificate of Incorporation, the By-laws of the Corporation and applicable law, a series of Preferred Stock, no par value, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1.     Designation.  The shares of such series of Preferred Stock shall be designated 7.50% Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L, with no par value and a liquidation preference of $1,000 per share (hereinafter referred to as the “Series L Preferred Stock”). Each share of Series L Preferred Stock shall be identical in all respects to every other share of Series L Preferred Stock. Series L Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary dissolution, winding-up and liquidation of the Corporation.

Section 2.     Number of Shares.  The authorized number of shares of Series L Preferred Stock shall be 4,025,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series L Preferred Stock then outstanding) by the board of directors. Shares of Series L Preferred Stock that are converted in accordance with the terms hereof, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series. The Corporation shall have the authority to issue fractional shares of Series L Preferred Stock.

Section 3.     Definitions.  As used herein with respect to Series L Preferred Stock:

“Applicable Conversion Price” at any given time means, for each share of Series L Preferred Stock, the price equal to $1,000 divided by the Applicable Conversion Rate in effect at such time.

“Applicable Conversion Rate” means the Conversion Rate in effect at any given time.

“Base Price” has the meaning set forth in Section 13(d)(i).

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in Charlotte, North Carolina or New York, New York are not authorized or obligated by law, regulation or executive order to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, excluding any debt securities convertible into such equity.

“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on the New York Stock Exchange on that date. If the Common Stock is not traded on the New York Stock Exchange on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange or securities exchange in the European Economic Area on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange or securities exchange in the European Economic Area on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange or securities exchange in the European Economic Area, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized independent investment banking firm (unaffiliated with the Corporation) retained by the Corporation for this purpose. The “Closing Price” for any other share of Capital Stock shall be determined on a comparable basis, mutatis mutandis.

For purposes of this Certificate of Designations, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on the New York Stock Exchange shall be such closing sale price and last reported sale price as reflected on the website of the New York Stock Exchange (http://www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the New York Stock Exchange will govern.

For purposes of calculating the Closing Price, if a Reorganization Event has occurred and (1) the Exchange Property consists only of shares of common securities, the Closing Price shall be based on the Closing Price of such common securities; (2) the Exchange Property consists only of cash, the Closing Price shall be the cash amount paid per share; and (3) the Exchange Property consists of securities, cash and/or other property, the Closing Price shall be based on the sum, as applicable, of (x) the Closing Price of such common securities, (y) the cash amount paid per share of Common Stock and (z) the value (as determined by the board of directors from time-to-time) of any other securities or property paid to holders of Common Stock in connection with the Reorganization Event.

“Common Stock” means the common stock, $1-2/3 par value per share, of the Corporation.

“Conversion Agent” means American Stock Transfer & Trust Company acting in its capacity as conversion agent for the Series L Preferred Stock, and its successors and assigns or any other conversion agent appointed by the Corporation.

“Conversion Date” has the meaning set forth in Section 13(a)(iv)(B).

“Conversion Rate” means for each share of Series L Preferred Stock, 6.3814 shares of Common Stock, plus cash in lieu of fractional shares, subject to adjustment as set forth herein.

“Current Market Price” per share of Common Stock on any date of determination means the average of the VWAP per share of Common Stock on each of the 10 consecutive VWAP Trading Days ending on the earlier of the day in question and the day before the Ex-Date or other specified date with respect to the issuance or distribution requiring such computation, appropriately adjusted to take into account the occurrence during such period of any event described in Section 14(a)(i) through (v).

“Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.

“Dividend Payment Date” has the meaning set forth in Section 4(a).

“Dividend Period” has the meaning set forth in Section 4(a).

“Dividend Threshold Amount” has the meaning set forth in Section 14(a)(iv).

“DTC” means The Depository Trust Company, together with its successors and assigns.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Property” has the meaning set forth in Section 15(a).

“Ex-Date” when used with respect to any issuance or distribution, means the first date on which such shares of Common Stock or other securities trade without the right to receive an issuance or distribution with respect thereto.

“Expiration Time” has the meaning set forth in Section 12(a)(v).

“Expiration Date” has the meaning set forth in Section 14(a)(v).

“Fiscal Quarter” means, with respect to the Corporation, the fiscal quarter publicly disclosed by the Corporation.

“Fundamental Change” has the meaning set forth in Section 13(d)(i).

“Holder” means the Person in whose name the shares of Series L Preferred Stock are registered, which may be treated by the Corporation, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the shares of Series L Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation hereafter authorized over which Series L Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Corporation.

“Make-Whole Acquisition” means the occurrence, prior to any Conversion Date, of one of the following:

(a)        “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of common equity of the Corporation representing more than 50% of the voting power of the Common Stock; or

(b)        consummation of any consolidation or merger of the Corporation or similar transaction or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, to any Person other than one of the Corporation’s subsidiaries, in each case, pursuant to which the Common Stock will be converted into cash, securities, or other property, other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, Voting Shares immediately prior to such transaction beneficially own, directly or indirectly, Voting Shares representing a majority of the total voting power of all outstanding classes of Voting Shares of the continuing or surviving Person immediately after the transaction; provided,  however that a Make-Whole Acquisition will not be deemed to have occurred if at least 90% of the consideration received by holders of the Common Stock in the transaction or transactions (as determined by the board of directors) consists of shares of common securities of a Person or American Depositary Receipts in respect of such common securities that are traded on a U.S. national securities exchange or a securities exchange in the European Economic Area or that will be traded on a U.S. national securities exchange or a securities exchange in the European Economic Area when issued or exchanged in connection with a Make-Whole Acquisition.

“Make-Whole Acquisition Conversion” has the meaning set forth in Section 13(c)(i).

“Make-Whole Acquisition Conversion Period” has the meaning set forth in Section 13(c)(i).

“Make-Whole Acquisition Effective Date” has the meaning set forth in Section 13(c)(i).

“Make-Whole Acquisition Stock Price” means the price paid per share of Common Stock in the event of a Make-Whole Acquisition. If the holders of shares of Common Stock receive only cash in the Make-Whole Acquisition in a single per-share amount, other than with respect to appraisal and similar rights, the Make-Whole Acquisition Stock Price shall be the cash amount paid per share of Common Stock. For purposes of the preceding sentence as applied to a Make-Whole Acquisition of the type set forth in clause (a) of the definition Make-Whole Acquisition, a single price per share of Common Stock shall be deemed to have been paid only if the transaction or transactions that caused the Make-Whole Acquisition to occur was a tender offer for more than 50% of the then-outstanding Common Stock. Otherwise, the Make-Whole Acquisition Stock Price shall be the average of the Closing Price per share of Common Stock on the ten Trading Days up to, but not including, the Make-Whole Acquisition Effective Date.

“Make-Whole Shares” has the meaning set forth in Section 13(c)(i).

“Mandatory Conversion Date” has the meaning set forth in Section 13(b)(iii).

“Market Disruption Event” means any of the following events that has occurred:

(a)        change or quotation system on which the VWAP is determined pursuant to the definition of the VWAP Trading Day (a “Relevant Exchange”) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange, or otherwise relating to Common Stock or in futures or options contracts relating to the Common Stock on the Relevant Exchange;

(b)        any event (other than an event described in clause (c)) that disrupts or impairs (as determined by the Corporation in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or obtain market values for, the Common Stock on the Relevant Exchange or to effect transactions in, or obtain market values for, futures or options contracts relating to the Common Stock on the Relevant Exchange; or

(c)        the failure to open of the Relevant Exchange on which futures or options contracts relating to the Common Stock, are traded or the closure of such Relevant Exchange prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by such Relevant Exchange at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such Relevant Exchange for execution at the actual closing time on such day.

“Nonpayment Event” has the meaning set forth in Section 7(a).

“Notice of Mandatory Conversion” has the meaning set forth in Section 13(b)(iii).

“Parity Stock” means any other class or series of stock of the Corporation that ranks on a par with Series L Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets in the event of any voluntary or involuntary dissolution, winding-up and liquidation of the Corporation.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Preferred Stock Directors” has the meaning set forth in Section 7(a).

“Purchased Shares” has the meaning set forth in Section 12(a)(v).

“Record Date” has the meaning set forth in Section 12(d), except for purposes of Section 14.

“Reference Price” means the applicable Make-Whole Acquisition Stock Price.

“Registrar” means American Stock Transfer & Trust Company acting in its capacity as registrar for the Series L Preferred Stock, and its successors and assigns or any other registrar appointed by the Corporation.

“Relevant Exchange” has the meaning set forth above in the definition of Market Disruption Event.

“Reorganization Event” has the meaning set forth in Section 15(a).

“Series L Preferred Stock” has the meaning set forth in Section 1.

“Trading Day” means a day on which the shares of Common Stock:

(a)        are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(b)        have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

“Transfer Agent” shall mean American Stock Transfer & Trust Company acting in its capacity as transfer agent for the Series L Preferred Stock, and its successors and assigns or any other transfer agent appointed by the Corporation.

“Voting Parity Stock” means any Parity Stock having similar voting rights as the Series L Preferred Stock.

“Voting Shares” of a Person means shares of all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors of such Person.

“VWAP” per share of the Common Stock on any VWAP Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg page WFC<equity>AQR (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant VWAP Trading Day until the close of trading on the relevant VWAP Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such VWAP Trading Days determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with the Corporation) retained for this purpose by the Corporation). The VWAP for any other share of Capital Stock shall be determined on a comparable basis,mutatis mutandis.

“VWAP Trading Day” means, for purposes of determining a VWAP per share of Common Stock, a Business Day on which the Relevant Exchange (as defined in the definition of Market Disruption Event) is scheduled to be open for business and on which there has not occurred or does not exist a Market Disruption Event.

Section 4.     Dividends.

(a)        Rate.  Holders of Series L Preferred Stock shall be entitled to receive, if, as and when declared by the board of directors, but only out of funds legally available therefor, non-cumulative cash dividends on the liquidation preference of $1,000 per share of Series L Preferred Stock, and no more, from the date of issuance at a rate per annum equal to 7.50%, payable quarterly in arrears on each March 15, June 15, September 15 and December 15, commencing June 15, 2008. The term “Dividend Payment Date” means March 15, June 15, September 15 and December 15. If any date specified pursuant the preceding sentence is not a Business Day, then dividends will be payable on the first Business Day following such date and dividends shall be payable to the actual payment date and no interest or other payment shall be paid with respect of such delay. The term “Dividend Period” means each period from and including a Dividend Payment Date (or the date of issuance of the Series L Preferred Stock for the first Dividend Payment Date) to but excluding the next Dividend Payment Date;provided that the first Dividend Period shall be deemed to have commenced on December 15, 2008. The amount of dividends payable for any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b)        Non-Cumulative Dividends.  Dividends on shares of Series L Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series L Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall cease to be payable and the Corporation shall have no obligation to pay, and the holders of Series L Preferred Stock shall have no right to receive, dividends payable in respect of the Dividend Period ending immediately prior to such Dividend Payment Date after such Dividend Payment Date, whether or not dividends are declared for any subsequent Dividend Period with respect to the Series L Preferred Stock, any Parity Stock, any Junior Stock or any other class or series of authorized preferred stock of the Corporation. Holders of Series L Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends for each Dividend Period on the Series L Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any Dividend Payment or Dividend Payments or failure to make any Dividend Payment or Dividend Payments.

(c)        Priority of Dividends.  So long as any share of Series L Preferred Stock remains outstanding and, as to any Junior Stock or Parity Stock then outstanding, unless full dividends on all outstanding shares of Series L Preferred Stock for the Dividend Period ending on or immediately prior to the dividend payment date or other payment date for such Junior Stock or Parity Stock have been paid in full or declared and set aside for payment, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on such Junior Stock (other than a dividend payable solely in Junior Stock) or on such Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, (ii) no shares of Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (1) as a result of a reclassification of Junior Stock for or into Junior Stock, (2) the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, (3) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock or (4) in connection with the satisfaction of the Corporation’s obligations pursuant to any contract entered into in the ordinary course prior to the beginning of such Dividend Period), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation, and (iii) no shares of Parity Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (1) as a result of a reclassification of Parity Stock for or into Parity Stock or Junior Stock, (2) the exchange or conversion of one share of Parity Stock for or into another share of Parity Stock or for or into Junior Stock, (3) through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock or (4) in connection with the satisfaction of the Corporation’s obligations pursuant to any contract entered into in the ordinary course prior to the beginning of such Dividend Period), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation (other than through the use of the proceeds of a substantially contemporaneous sale described in clause (ii)(3) or (iii)(3) above), otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series L Preferred Stock and such Parity Stock.

When dividends are not paid in full upon the Series L Preferred Stock and any Parity Stock, dividends upon shares of the Series L Preferred Stock and such Parity Stock will be declared on a proportional basis, based upon the ratio of the amount of dividends declared on the Series L Preferred Stock and such Parity Stock to the amount that, if declared, would be full dividends (including accrued and unpaid dividends as to any Parity Stock that bears dividends on a cumulative basis) on the Series L Preferred Stock and such Parity Stock through the next succeeding applicable dividend payment date. If the board of directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of the Series L Preferred Stock prior to such date. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the board of directors may be declared and paid on any Junior Stock from time to time out of any funds legally available therefor, and the shares of Series L Preferred Stock shall not be entitled to participate in any such dividend.

Section 5.     Liquidation Rights.

(a)        Liquidation.  In the event of any voluntary or involuntary dissolution, winding-up and liquidation of the Corporation, holders of Series L Preferred Stock shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any Parity Stock or class or series of securities ranking senior to or on parity with the Series L Preferred Stock upon liquidation and the rights of the Corporation’s creditors, to receive in full a liquidation preference in an amount equal to $1,000 per share, plus an amount equal to all declared and unpaid dividends for the then-current Dividend Period to the date of liquidation. The holder of Series L Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary dissolution, winding-up and liquidation of the Corporation other than what is expressly provided for in this Section 5.

(b)        Partial Payment.  If the assets of the Corporation are not sufficient to pay in full the liquidation preference to all holders of Series L Preferred Stock and the liquidation preferences of any Parity Stock to all holders of such Parity Stock, the amounts paid to the holders of Series L Preferred Stock and to the holders of all Parity Stock shall be  pro rata  in accordance with the respective aggregate liquidation preferences of Series L Preferred Stock and all such Parity Stock.

(c)        Residual Distributions.  If the applicable liquidation preference has been paid in full to all holders of Series L Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d)        Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Corporation.

Section 6.     Redemption.  The shares of Series L Preferred Stock shall not be redeemable.

Section 7.     Voting Rights.  The holders of Series L Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by applicable law.

(a)        Right To Elect Two Directors Upon Nonpayment Events.  If after the issuance of the Series L Preferred Stock the Corporation fails to pay, or declare and set aside for payment, full dividends on the Series L Preferred Stock or any class or series of Voting Parity Stock for six Dividend Periods or their equivalent (whether or not consecutive) (a “Nonpayment Event”), the number of directors then constituting the board of directors shall automatically be increased by two and the holders of Series L Preferred Stock, voting together as a single and separate class with the holders of all outstanding shares of Voting Parity Stock, shall be entitled to elect the two additional directors (the “Preferred Stock Directors”) by a plurality of the votes cast; provided that it shall be a qualification for election for any such Preferred Stock Director that the election of such director shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded) that listed or traded companies must have a majority of independent directors; and provided further that the board of directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights).

In the event that the holders of Series L Preferred Stock and such other holders of Voting Parity Stock shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event at the Corporation’s next annual meeting of shareholders, and, except as provided below, at each subsequent annual meeting of shareholders of the Corporation.

When dividends have been paid in full on the Series L Preferred Stock and any and all Voting Parity Stock for at least four consecutive Dividend Periods or their equivalent after a Nonpayment Event, then the right of then holders of Series L Preferred Stock to elect the Preferred Stock Directors shall cease (but subject always to revesting of such rights in the case of any future Nonpayment Event), and, if and when all rights of holders of Series L Preferred Stock and Voting Parity Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the board of directors shall automatically be reduced accordingly.

Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the outstanding shares of Series L Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a single and separate class). In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected by a plurality of the votes cast by the holders of Series L Preferred Stock and Voting Parity Stock having the voting rights described above, voting together as a single and separate class. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the board of directors for a vote.

(b)        Other Voting Rights.  So long as any shares of Series L Preferred Stock are outstanding, the vote or consent of the holders of at least 66  2/3 % of the shares of Series L Preferred Stock at the time outstanding and entitled to vote thereon, voting separately as a single class with all other classes or series of preferred stock ranking equally with the Series L Preferred Stock and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

(i)         Amendment Affecting Series L Preferred Stock.  Any amendment, alteration or repeal of any provision of the certificate of incorporation or bylaws so as to adversely affect the rights, preferences, privileges or voting powers of the Series L Preferred Stock.

(ii)        Authorization or Issuance of Senior Stock.  Any amendment or alteration of any provision of the certificate of incorporation or bylaws to authorize, create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into shares of, any class or series of Capital Stock of the Corporation ranking senior to the Series L Preferred Stock with respect to either the payment of dividends or the distribution of assets in the event of any voluntary or involuntary dissolution, winding-up and liquidation of the affairs of the Corporation; or

(iii)       Share Exchanges, Reclassifications, Mergers and Consolidations.  Any consummation of a binding share exchange or reclassification involving the Series L Preferred Stock, or of a merger or consolidation of the Corporation with another Person, unless in each case (x) the shares of Series L Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting Person, are converted into or exchanged for preference securities of the surviving or resulting Person or a Person controlling such Person, and (y) such Series L Preferred Stock shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series L Preferred Stock, taken as a whole; provided,  however, that any authorization, creation or increase in the authorized amount of or issuance of Series L Preferred Stock or any class or series of Parity Stock or Junior Stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or Junior Stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series L Preferred Stock, and holders of the Series L Preferred Stock shall have no right to vote thereon.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(b) would adversely affect one or more but not all series of voting preferred stock (including the Series L Preferred Stock), then only those series affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of preferred stock).

(c)        Changes for Clarification.  Without the consent of the holders of Series L Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series L Preferred Stock, the Corporation may amend, alter, supplement or repeal any terms of the Series L Preferred Stock:

(i)         to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii)        to make any provision with respect to matters or questions arising with respect to the Series L Preferred Stock that is not inconsistent with the provisions of this Certificate of Designations.

(d)        Procedures for Voting and Consents.  The rules and procedures for calling and conducting any meeting of the holders of Series L Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the board of directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the certificate of incorporation, the bylaws, applicable law and any national securities exchange or other trading facility in which the Series L Preferred Stock is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series L Preferred Stock and any Voting Parity Stock has been cast or given on any matter on which the holders of shares of Series L Preferred Stock are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

For purposes of determining the voting rights of the holders of Series L Preferred Stock under this Section 7, each holder will be entitled to one vote for each $1,000 of liquidation preference to which his or her shares are entitled. Holders of shares of Series L Preferred Stock will be entitled to one vote for each such share of Series L Preferred Stock held by them.

Section 8.     Rank.  Notwithstanding anything set forth in the certificate of incorporation or this Certificate of Designations to the contrary, the board of directors, without the vote of the holders of the Series L Preferred Stock, may authorize and issue additional shares of Junior Stock or Parity Stock.

Section 9.     Repurchase.  Subject to the limitations imposed herein, the Corporation may purchase and sell Series L Preferred Stock from time to time to such extent, in such manner, and upon such terms as the board of directors may determine; provided,  however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

Section 10.   Unissued or Reacquired Shares.  Shares of Series L Preferred Stock not issued or which have been issued and converted in accordance with the terms hereof or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.

Ssection 11.  No Sinking Fund.  Shares of Series L Preferred Stock are not subject to the operation of a sinking fund.

Section 12.   Right to Convert.  Each Holder shall have the right, at such Holder’s option, at any time, to convert all or any portion of such Holder’s Series L Preferred Stock into shares of Common Stock at the Applicable Conversion Rate (subject to the conversion procedures set forth in Section 13 herein) plus cash in lieu of fractional shares.

Section 13.   Conversion.

(a)        Conversion Procedures.

(i)         Effective immediately prior to the close of business on the Mandatory Conversion Date or any applicable Conversion Date, dividends shall no longer be declared on any converted shares of Series L Preferred Stock and such shares of Series L Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders to receive any declared and unpaid dividends on such shares and any other payments to which they are otherwise entitled pursuant to Section 12, Section 13(b), Section 13(c), Section 13(d), Section 15 or Section 16, as applicable.

(ii)        Prior to the close of business on the Mandatory Conversion Date or any applicable Conversion Date, shares of Common Stock issuable upon conversion of, or other securities issuable upon conversion of, any shares of Series L Preferred Stock shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock and/or other securities issuable upon conversion), by virtue of holding shares of Series L Preferred Stock.

(iii)       The Person or Persons entitled to receive the Common Stock and/or other securities issuable upon conversion of Series L Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or such other securities as of the close of business on the Mandatory Conversion Date or any applicable Conversion Date except to the extent that all or a portion of such Common Stock is subject to the limitations set forth in Section 18. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, other securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series L Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation through book-entry transfer through the Depositary.

(iv)       Conversion into shares of Common Stock will occur on the Mandatory Conversion Date or any applicable Conversion Date as follows:

(A)       On the Mandatory Conversion Date or applicable Conversion Date, certificates or evidence of shares in book-entry form representing shares of Common Stock shall be issued and delivered to Holders or their designee upon presentation and surrender of the certificate evidencing the Series L Preferred Stock to the Conversion Agent if shares of the Series L Preferred Stock are held in certificated form, and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes. If a Holder’s interest is a beneficial interest in a global certificate representing Series L Preferred Stock, a book-entry transfer through the Depositary will be made by the Conversion Agent upon compliance with the Depositary’s procedures for converting a beneficial interest in a global security.

(B)       On the date of any conversion at the option of Holders pursuant to Section 12, Section 13(c) or Section 13(d), if a Holder’s interest is in certificated form, a Holder must do each of the following in order to convert:

(1)        complete and manually sign the conversion notice provided by the Conversion Agent, or a facsimile of the conversion notice, and deliver this irrevocable notice to the Conversion Agent;

(2)        surrender the shares of Series L Preferred Stock to the Conversion Agent;

(3)        if required, furnish appropriate endorsements and transfer documents;

(4)        if required, pay all transfer or similar taxes; and

(5)        if required, pay funds equal to any declared and unpaid dividend payable on the next Dividend Payment Date.

If a Holder’s interest is a beneficial interest in a global certificate representing Series L Preferred Stock, in order to convert a Holder must comply with clauses (3) through (5) listed above and comply with the Depositary’s procedures for converting a beneficial interest in a global security.

The date on which a Holder complies with the procedures in this clause (v) is the “Conversion Date.”

(C)       Conversion Agent shall, on a Holder’s behalf, convert the Series L Preferred Stock into shares of Common Stock and/or cash, other securities or other property (involving payments of cash in lieu of fractional shares), in accordance with the terms of the notice delivered by such Holder described in clause (B) above. If a Conversion Date on which a Holder elects to convert Series L Preferred Stock is prior to the Record Date relating to any declared dividend for the Dividend Period, such Holder will not have the right to receive any declared dividends for that Dividend Period. If a Conversion Date on which a Holder elects to convert Series L Preferred Stock or the Mandatory Conversion Date is after the Record Date for any declared dividend and prior to the Dividend Payment Date, such Holder shall receive that dividend on the relevant Dividend Payment Date if such Holder was the Holder of record on the Record Date for that dividend. Notwithstanding the preceding sentence, if the Conversion Date is after the Record Date and prior to the Dividend Payment Date, whether or not such Holder was the Holder of record on the Record Date, the Holder must pay to the Conversion Agent upon conversion of the shares of Series L Preferred Stock an amount in cash equal to the full dividend actually paid on the Dividend Payment Date for the then-current Dividend Period on the shares of Series L Preferred Stock being converted, unless the Holder’s shares of Series L Preferred Stock are being converted pursuant to Section 13(b), Section 13(c) or Section 13(d).

(b)        Mandatory Conversion at the Corporation’s Option.

(i)         On or after March 15, 2013, the Corporation may, at its option, at any time or from time to time, cause some or all of the Series L Preferred Stock to be converted into shares of Common Stock at the Applicable Conversion Rate if, for 20 Trading Days during any period of 30 consecutive Trading Days, including the last Trading Day of such period, the Closing Price of the Common Stock exceeds 130% of the Applicable Conversion Price of the Series L Preferred Stock. The Corporation will provide Notice of Mandatory Conversion as set forth in Section 13(b)(iii) within three Trading Days after the end of the 30 consecutive Trading Day period.

(ii)        If the Corporation elects to cause less than all of the Series L Preferred Stock to be converted under clause (i) above, the Conversion Agent will select the Series L Preferred Stock to be converted by lot, or on a pro rata basis or by another method the Conversion Agent considers fair and appropriate, including any method required by the Depositary (so long as such method is not prohibited by the rules of any stock exchange or quotation association on which the Series L Preferred Stock is then traded or quoted). If the Conversion Agent selects a portion of a Holder’s Series L Preferred Stock for partial conversion at the Corporation’s option and such Holder converts a portion of its shares of Series L Preferred Stock at the same time, the portion converted at such Holder’s option will reduce the portion selected for conversion at the Corporation’s option under this Section 13(b).

(iii)       If the Corporation exercises the optional conversion right described in this Section 13(b), the Corporation shall give notice (such notice a “Notice of Mandatory Conversion”) by (i) providing a notice of such conversion by first class mail to each Holder of record for the shares of Series L Preferred Stock to be converted or (ii) issuing a press release and making this information available on its website. The Conversion Date shall be a date selected by the Corporation (the “Mandatory Conversion Date”), not less than 10 days, and not more than 20 days, after the date on which the Corporation provides the Notice of Mandatory Conversion. In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion shall state, as appropriate:

(A)       the Mandatory Conversion Date;

(B)       the number of shares of Common Stock to be issued upon conversion of each share of Series L Preferred Stock; and

(C)       the aggregate number of shares of Series L Preferred Stock to be converted.

(c)        Conversion upon Make-Whole Acquisition.

(i)         In the event of a Make-Whole Acquisition occurring prior to a Mandatory Conversion Date or Conversion Date, each Holder shall have the option to convert its shares of Series L Preferred Stock (a “Make-Whole Acquisition Conversion”) during the period (the “Make-Whole Acquisition Conversion Period”) beginning on the effective date of the Make-Whole Acquisition (the “Make-Whole Acquisition Effective Date”) and ending on the date that is 30 days after the Make-Whole Acquisition Effective Date and receive an additional number of shares of Common Stock (the “Make-Whole Shares”) as set forth in clause (ii) below.

(ii)        The number of Make-Whole Shares per share of Series L Preferred Stock shall be determined by reference to the table below for the applicable Make-Whole Acquisition Effective Date and the applicable Make-Whole Acquisition Stock Price:

Make-Whole Acquisition Stock Price

Effective Date	$120.54	$125.57	$138.12	$150.68	$156.71	$175.79	$203.72	$226.02	$251.13	$301.36	$401.81	$502.26
April 17, 2008	1.9153	1.8855	1.5191	1.1110	0.9497	0.6471	0.3962	0.2847	0.2091	0.1354	0.0757	0.0458
March 15, 2009........	1.9153	1.8775	1.5052	1.0951	0.9437	0.6331	0.3763	0.2588	0.1852	0.1175	0.0697	0.0438
March 15, 2010........	1.9153	1.8397	1.4913	1.0871	0.9378	0.6073	0.3365	0.2210	0.1533	0.0956	0.0577	0.0358
March 15, 2011........	1.9153	1.7899	1.4694	1.0731	0.9238	0.5794	0.2887	0.1712	0.1075	0.0657	0.0398	0.0259
March 15, 2012........	1.9153	1.7561	1.4355	1.0652	0.9139	0.5356	0.2051	0.0896	0.0458	0.0299	0.0199	0.0119
March 15, 2013........	1.9153	1.6704	1.4275	1.0592	0.9119	0.5097	0.0916	—	—	—	—	—
Thereafter................	1.9153	1.6704	1.4275	1.0592	0.9119	0.5097	0.0916	—	—	—	—	—

(A)       The exact Make-Whole Acquisition Stock Prices and Make-Whole Acquisition Effective Dates may not be set forth in the table, in which case:

(1)        if the Make-Whole Acquisition Stock Price is between two Make-Whole Acquisition Stock Price amounts in the table or the Make-Whole Acquisition Effective Date is between two dates in the table, the number of Make-Whole Shares will be determined by straight-line interpolation between the number of Make-Whole Shares set forth for the higher and lower Make-Whole Acquisition Stock Price amounts and the two Make-Whole Acquisition Effective Dates, as applicable, based on a 365-day year;

(2)        if the Make-Whole Acquisition Stock Price is in excess of $502.26 per share (subject to adjustment pursuant to Section 14), no Make-Whole Shares will be issued upon conversion of the Series L Preferred Stock; and

(3)        if the Make-Whole Acquisition Stock Price is less than $120.54 per share (subject to adjustment pursuant to Section 14), no Make-Whole Shares will be issued upon conversion of the Series L Preferred Stock.

(B)       The Make-Whole Acquisition Stock Prices set forth in the table above are subject to adjustment pursuant to Section 14 hereof and shall be adjusted as of any date the Conversion Rate is adjusted. The adjusted Make-Whole Acquisition Stock Prices will equal the Make-Whole Acquisition Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Make-Whole Acquisition Stock Prices adjustment and the denominator of which is the Conversion Rate as so adjusted. Each of the number of Make-Whole Shares in the table shall also be subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.

(iii)       On or before the twentieth day prior to the date the Corporation anticipates being the effective date for the Make-Whole Acquisition or within two business days of becoming aware of a Make-Whole Acquisition of the type set forth in clause (a) of the definition Make-Whole Acquisition, a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(A)       the anticipated effective date or effective date of the Make-Whole Acquisition; and

(B)       the date, which shall be 30 days after the Make-Whole Acquisition Effective Date, by which a Make-Whole Acquisition Conversion must be exercised.

(iv)       On the Make-Whole Acquisition Effective Date or as soon as practicable thereafter, another written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(A)       the date that shall be 30 days after the Make-Whole Acquisition Effective Date;

(B)       the number of Make-Whole Shares;

(C)       the amount of cash, securities and other consideration receivable by a Holder of Series L Preferred Stock upon conversion; and

(D)       the instructions a Holder must follow to exercise its conversion option in connection with such Make-Whole Acquisition.

(v)        To exercise a Make-Whole Acquisition Conversion option, a Holder must, no later than 5:00 p.m., New York City time on or before the date by which the Make-Whole Acquisition Conversion option must be exercised as specified in the notice delivered under clause (iv) above, comply with the procedures set forth in Section 13(a)(iv)(B).

(vi)       If a Holder does not elect to exercise the Make-Whole Acquisition Conversion option in accordance with the provisions specified in this Section 13(c), the shares of Series L Preferred Stock or successor security held by it shall remain outstanding (unless otherwise converted as provided herein), and the Holder will not be eligible to receive Make-Whole Shares.

(vii)      Upon a Make-Whole Acquisition Conversion, the Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor as set forth in Section 13(a)(iv) above, deliver to the Holder such cash, securities or other property as are issuable with respect to Make-Whole Shares in the Make-Whole Acquisition.

(viii)     In the event that a Make-Whole Acquisition Conversion is effected with respect to shares of Series L Preferred Stock or a successor security representing less than all the shares of Series L Preferred Stock or a successor security held by a Holder, upon such Make-Whole Acquisition Conversion the Corporation or its successor shall execute and the Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation or its successors, a certificate evidencing the shares of Series L Preferred Stock or such successor security held by the Holder as to which a Make-Whole Acquisition Conversion was not effected.

(d)        Conversion Upon Fundamental Change.

(i)         If the Reference Price in connection with a Make-Whole Acquisition is less than $120.54 (a “Fundamental Change”), a Holder may elect to convert each share of Series L Preferred Stock during the period beginning on the effective date of the Fundamental Change and ending on the date that is 30 days after the effective date of such Fundamental Change at an adjusted conversion price equal to the greater of (1) the Reference Price and (2) $60.27, subject to adjustment as described in clause (ii) below (the “Base Price”). If the Reference Price is less than the Base Price, Holders will receive a maximum of 16.5916 shares of Common Stock per share of Series L Preferred Stock converted, subject to adjustment as a result of any adjustment to the Base Price described in clause (ii) below.

(ii)        The Base Price shall be adjusted as of any date the Conversion Rate of the Series L Preferred Stock is adjusted pursuant to Section 14. The adjusted Base Price shall equal the Base Price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Conversion Rate adjustment and the denominator of which is the Conversion Rate as so adjusted.

(iii)       In lieu of issuing Common Stock upon conversion in the event of a Fundamental Change, the Corporation may at its option, and if it obtains any necessary regulatory approval, pay an amount in cash (computed to the nearest cent) equal to the Reference Price for each share of Common Stock otherwise issuable upon conversion.

(iv)       On or before the twentieth day prior to the date the Corporation anticipates being the effective date for the Fundamental Change or within two business days of becoming aware of the Fundamental Change if it is a Make-Whole Acquisition of the type set forth in clause (a) of the definition Make-Whole Acquisition, a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(A)       the anticipated effective date of the Fundamental Change; and

(B)       the date, which shall be 30 days after the anticipated effective date of a Fundamental Change, by which a Fundamental Change conversion must be exercised.

(v)        On the effective date of a Fundamental Change or as soon as practicable thereafter, another written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(A)       the date that shall be 30 days after the effective date of the Fundamental Change;

(B)       the adjusted conversion price following the Fundamental Change;

(C)       the amount of cash, securities and other consideration received by a Holder of Series L Preferred Stock upon conversion; and

(D)       the instructions a Holder must follow to exercise its conversion option in connection with such Fundamental Change.

(vi)       To exercise its conversion option upon a Fundamental Change, a Holder must, no later than 5:00 p.m., New York City time on or before the date by which the conversion option upon the Fundamental Change must be exercised as specified in the notice delivered under clause (v) above, comply with the procedures set forth in Section 13 (a)(v)(B) and indicate that it is exercising the Fundamental Change conversion option.

(vii)      If a Holder does not elect to exercise its conversion option upon a Fundamental Change in accordance with the provisions specified in this Section 13(d), the shares of Series L Preferred Stock or successor security held by it shall remain outstanding (unless otherwise converted as provided herein) and the Holder will not be eligible to convert its shares pursuant to this Section 13(d).

(viii)     Upon a conversion upon a Fundamental Change, the Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor as set forth in Section 13(a)(iv), deliver to the Holder such cash, securities or other property as are issuable with respect to the adjusted conversion price following the Fundamental Change.

(ix)       In the event that a conversion upon a Fundamental Change is effected with respect to shares of Series L Preferred Stock or a successor security representing less than all the shares of Series L Preferred Stock or a successor security held by a Holder, upon such conversion the Corporation or its successor shall execute and the Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Series L Preferred Stock or such successor security held by the Holder as to which a conversion upon a Fundamental Change was not effected.

Section 14.   Anti-Dilution Adjustments.

(a)        Adjustments.  The Conversion Rate will be subject to adjustment, without duplication, under the following circumstances:

(i)         The issuance of Common Stock as a dividend or distribution to all holders of Common Stock or a subdivision or combination of Common Stock (other than in connection with a Reorganization Event), in which event the Conversion Rate will be adjusted based on the following formula:

CR 1 = CR0 x (OS 1 / OS0)

where,

CR0         =          the Conversion Rate in effect at the close of business on the Record Date
CR1         =          the Conversion Rate in effect immediately after the Record Date
OS0         =          the number of shares of Common Stock outstanding at the close of business on the Record Date prior to giving effect to such event
OS1         =          the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such event

Notwithstanding the foregoing, (1) no adjustment will be made for the issuance of Common Stock as a dividend or distribution to all holders of Common Stock that is made in lieu of a quarterly or annual cash dividend or distribution to such holders, to the extent such dividend or distribution does not exceed the applicable Dividend Threshold Amount (with the amount of any such dividend or distribution equaling the number of such shares being issued multiplied by the average of the VWAP of the Common Stock over each of the five consecutive VWAP Trading Days prior to the Ex-Date for such dividend or distribution) and (2) in the event any dividend, distribution, subdivision or combination that is the subject of this Section 14(a)(i) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the board of directors publicly announces its decision not to pay or make such dividend or distribution or effect such subdivision or combination, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such subdivision or combination had not been announced.

(ii)        The issuance to all holders of Common Stock of certain rights or warrants (other than rights issued pursuant to a shareholder rights plan or rights or warrants issued in connection with a Reorganization Event) entitling them for a period expiring 60 days or less from the date of issuance of such rights or warrants to purchase shares of Common Stock (or securities convertible into Common Stock) at less than (or having a conversion price per share less than) the Current Market Price as of the Record Date, in which event each Conversion Rate will be adjusted based on the following formula:

CR 1 = CR0 x [(OS0 + X) / (OS0 + Y)]

where,

CR0         =          the Conversion Rate in effect at the close of business on the Record Date
CR1         =          the Conversion Rate in effect immediately after the Record Date
OS0         =          the number of shares of Common Stock outstanding at the close of business on the Record Date
X          =          the total number of shares of Common Stock issuable pursuant to such rights or warrants (or upon conversion of such securities)
Y          =          the number of shares equal to the quotient of the aggregate price payable to exercise such rights or warrants (or the conversion price for such securities paid upon conversion) divided by the average of the VWAP of the Common Stock over each of the ten consecutive VWAP Trading Days prior to the Business Day immediately preceding the announcement of the issuance of such rights or warrants

Notwithstanding the foregoing, (1) in the event that such rights or warrants described in this Section 14(a)(ii) are not so issued, the Conversion Rate shall be immediately readjusted, effective as of the date the board of directors publicly announces its decision not to issue such rights or warrants, to the Conversion Rate that would then be in effect if such issuance had not been declared and (2) to the extent that such rights or warrants are not exercised prior to their expiration or shares of the Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

In determining the aggregate price payable for such shares of the Common Stock, there shall be taken into account any consideration received by the Corporation for such rights or warrants and the value of such consideration (if other than cash, to be determined by the board of directors). If an adjustment to the Conversion Rate may be required pursuant to this Section 14(a)(ii), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required pursuant to this Section 14(a)(ii) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 14(a)(ii).

(iii)       The dividend or other distribution to all holders of Common Stock of shares of capital stock of the Corporation (other than Common Stock) or evidences of its indebtedness or its assets (excluding any dividend, distribution or issuance covered by clauses (a)(i) or (a)(ii) above or (a)(iv) below, any dividend or distribution in connection with a Reorganization Event or any spin-off to which the provisions set forth below in this clause (a)(iii) apply) in which event the Conversion Rate will be adjusted based on the following formula:

CR 1 = CR0 x [SP0 / (SP0 – FMV)]

where,

CR0         =          the Conversion Rate in effect at the close of business on the Record Date
CR1         =          the Conversion Rate in effect immediately after the Record Date
SP0          =          the Current Market Price as of the Record Date
FMV    =          the fair market value (as determined by the board of directors) on the Record Date of the shares of capital stock of the Corporation, evidences of indebtedness or assets so distributed, applicable to one share of Common Stock

However, if the transaction that gives rise to an adjustment pursuant to this clause (iii) is one pursuant to which the payment of a dividend or other distribution on Common Stock consists of shares of capital stock of the Corporation of, or similar equity interests in, a subsidiary or other business unit of the Corporation (i.e.,  a spin-off) that are, or, when issued, will be, traded on the New York Stock Exchange, the Nasdaq Stock Market or any other national or regional securities exchange or market, then the Conversion Rate will instead be adjusted based on the following formula:

CR 1 = CR0 x [(FMV0 + MP0) / MP0]

where,

CR0         =          the Conversion Rate in effect at the close of business on the Record Date
CR1         =          the Conversion Rate in effect immediately after the Record Date
FMV0     =          the average of the VWAP of the Capital Stock distributed to holders of Common Stock applicable to one share of Common Stock over each of the 10 consecutive VWAP Trading Days commencing on and including the third VWAP Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution on the NYSE or such other national or regional exchange or association or over-the-counter market, or, if not so traded or quoted, the fair market value of the capital stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock as determined by the board of directors
MP0     =          the average of the VWAP of the Common Stock over each of the 10 consecutive VWAP Trading Days commencing on and including the third VWAP Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution on the NYSE or such other national or regional exchange or association or over-the-counter market on which Common Stock is then traded or quoted

Notwithstanding the foregoing, (1) if any dividend or distribution of the type described in this Section 14(a)(iii) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the board of directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If an adjustment to the Conversion Rate may be required under this Section 14(a)(iii), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required under this Section 14(a)(iii) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 14(a)(iii).

(iv)       The Corporation makes a distribution consisting exclusively of cash to all holders of Common Stock, excluding (a) any regular cash dividend on Common Stock to the extent that the aggregate cash dividend per share of Common Stock does not exceed $1.8835 in any fiscal quarter (the “Dividend Threshold Amount”) and (b) any consideration payable in connection with a tender or exchange offer made by the Corporation or any its subsidiaries referred to in clause (v) below, in which event, the Conversion Rate will be adjusted based on the following formula:

CR 1 = CR0 x [SP0 / (SP0 – C)]

where,

CR0         =          the Conversion Rate in effect at the close of business on the Record Date
CR1         =          the Conversion Rate in effect immediately after the Record Date
SP0          =          the Current Market Price as of the Record Date
C          =          the amount in cash per share equal to (1) in the case of a regular quarterly dividend, the amount the Corporation distributes to holders or pays, less the Dividend Threshold Amount or (2) in any other case, the amount the Corporation distributes to holders or pays

The Dividend Threshold Amount is subject to adjustment on an inversely proportional basis whenever the Conversion Rate is adjusted; provided that no adjustment will be made to the Dividend Threshold Amount for any adjustment made to the Conversion Rate pursuant to this clause (iv).

Notwithstanding the foregoing, if any dividend or distribution of the type described in this Section 14(a)(iv) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the board of directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(v)        The Corporation or one or more of its subsidiaries make purchases of Common Stock pursuant to a tender offer or exchange offer by the Corporation or a subsidiary of the Corporation for Common Stock to the extent that the cash and value (as determined by the board of directors) of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the VWAP per share of Common Stock on the VWAP Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), in which event the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x [(FMV + (SP1 x OS1) / (SP 1 x OS0)]

where,

CR0         =          the Conversion Rate in effect at the close of business on the Expiration Date
CR1         =          the Conversion Rate in effect immediately after the Expiration Date
FMV    =          the fair market value (as determined by the board of directors), on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the Expiration Date (the “Purchased Shares”)
OS1         =          the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”) less any Purchased Shares
OS0         =          the number of shares of Common Stock outstanding at the Expiration Time, including any Purchased Shares
SP1          =          the average of the VWAP of the Common Stock over each of the ten consecutive VWAP Trading Days commencing with the VWAP Trading Day immediately after the Expiration Date.

Notwithstanding the foregoing, if the Corporation, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Corporation or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. If an adjustment to the Conversion Rate may be required under this Section 14(a)(v), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required under this Section 14(a)(v) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 14(a)(v).

(b)        Calculation of Adjustments.  All adjustments to the Conversion Rate shall be calculated by the Corporation to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment to the Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided further that any such adjustment of less than one percent that has not been made will be made prior to any conversion pursuant to Section 13(b), Section 13(c) or Section 13(d).

(c)        When No Adjustment Required.

(i)         Except as otherwise provided in this Section 14, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing or for the repurchase of Common Stock.

(ii)        Rights Plans.  To the extent that the Corporation has a stockholders’ rights plan in effect upon conversion of the Series L Preferred Stock into Common Stock, Holders will receive, in addition to any of Common Stock deliverable and in lieu of any adjustment to the Conversion Rate, the rights under the stockholders’ rights plan, unless prior to any conversion, the rights have separated from Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if we distributed to all holders of Common

Stock, shares of the Corporation’s Capital Stock, evidences of indebtedness or assets as described in Section 14(a)(iii). A further adjustment will occur as described in Section 14(a)(iii), if such rights become exercisable to purchase different securities, evidences of indebtedness or assets, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(iii)       No adjustment to the Conversion Rate need be made:

(A)       upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Stock under any plan;

(B)       upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries; or

(C)       upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Series L Preferred Stock was first issued.

(iv)       No adjustment to the Conversion Rate need be made for a transaction referred to in Section 14(a)(i) through (v) if Holders may participate in the transaction on a basis and with notice that the board of directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

(v)        No adjustment to the Conversion Rate need be made for a change in the par value or no par value of the Common Stock.

(vi)       No adjustment to the Conversion Rate will be made to the extent that such adjustment would result in the Conversion Price being less than the par value of the Common Stock.

(d)        Record Date.  For purposes of this Section 14, “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the board of directors or by statute, contract or otherwise).

(e)        Successive Adjustments.  After an adjustment to the Conversion Rate under this Section 14, any subsequent event requiring an adjustment under this Section 14 shall cause an adjustment to such Conversion Rate as so adjusted.

(f)        Multiple Adjustments.  For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 14 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder.

(g)        Other Adjustments.  The Corporation may (but is not required to) make such increases in the Conversion Rate, in addition to those required by Section 14(a)(i) through (v), as the board of directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

In addition to the foregoing, to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, the Corporation from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 business days, the increase is irrevocable during the period and the board of directors shall have made a determination that such increase would be in the best interests of the Corporation, which determination shall be conclusive.

(h)        Notice of Adjustments.  Whenever a Conversion Rate is adjusted as provided under Section 14, the Corporation shall within 10 Business Days following the occurrence of an event that requires such adjustment (or if the Corporation is not aware of such occurrence, as soon as reasonably practicable after becoming so aware) or within 15 calendar days of the date the Corporation makes an adjustment pursuant to Section 14(g):

(i)         compute the adjusted applicable Conversion Rate in accordance with Section 14 and prepare and transmit to the Conversion Agent an Officers’ Certificate setting forth the applicable Conversion Rate, as the case may be, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

(ii)        provide a written notice to the Holders of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Rate was determined and setting forth the adjusted applicable Conversion Rate.

(i)         Conversion Agent.  The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the applicable Conversion Rate or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Conversion Agent shall be fully authorized and protected in relying on any Officers’ Certificate delivered pursuant to Section 14(h) and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, that may at the time be issued or delivered with respect to any of the Series L Preferred Stock; and the Conversion Agent makes no representation with respect thereto. The Conversion Agent shall not be responsible for any failure of the Corporation to issue, transfer or deliver any shares of Common Stock pursuant to a the conversion of the Series L Preferred Stock or to comply with any of the duties, responsibilities or covenants of the Corporation contained in this Section 14.

Section 15.   Reorganization Events.

(a)        In the event of:

(i)         any consolidation or merger of the Corporation with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property of the Corporation or another Person;

(ii)        any sale, transfer, lease, or conveyance to another Person of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property; or

(iii)       any reclassification of the Common Stock into securities, including securities other than the Common Stock; or

(iv)       any statutory exchange of the Corporation’s securities with another Person (other than in connection with a merger or acquisition); (any such event specified in this Section 15(a), a “Reorganization Event”); each share of Series L Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the types and amounts of securities, cash, and other property that is or was receivable in such Reorganization Event by a holder of the shares of Common Stock that was not the counterparty to the Reorganization Event or an affiliate of such other party in exchange for such Common Stock (such securities, cash, and other property, the “Exchange Property”).

(b)        In the event that holders of the shares of the Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive upon conversion shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of the Common Stock that affirmatively make an election (or of all such holders if none make an election). On each Conversion Date following a Reorganization Event, the Conversion Rate then in effect will be applied to the value on such Conversion Date of the securities, cash, or other property received per share of Common Stock, determined as set forth above. The amount of Exchange Property receivable upon conversion of any Series L Preferred Stock in accordance with Section 12, Section 13(b), Section 13(c) or Section 13(d) hereof shall be determined based upon the then Applicable Conversion Rate.

(c)        The above provisions of this Section 15 shall similarly apply to successive Reorganization Events and the provisions of Section 14 shall apply to any shares of Capital Stock of the Corporation (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(d)        The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the type and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 15.

Section 16.   Fractional Shares.

(a)        No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series L Preferred Stock.

(b)        In lieu of any fractional share of Common Stock otherwise issuable in respect of any conversion at the Corporation’s option pursuant to Section 13(b) hereof or any conversion at the option of the Holder pursuant to Section 12, Section 13(c) or Section 13(d) hereof, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the effective date of conversion.

(c)        If more than one share of the Series L Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series L Preferred Stock so surrendered.
Section 17.   Reservation of Common Stock.

(a)        The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series L Preferred Stock as provided in this Certificate of Designations, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series L Preferred Stock then outstanding, calculated assuming the Applicable Conversion Price equals the Base Price, subject to adjustment as described under Section 14. For purposes of this Section 17(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series L Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b)        All shares of Common Stock delivered upon conversion of the Series L Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c)        Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series L Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(d)        The Corporation hereby covenants and agrees that, so long as the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed all the Common Stock issuable upon conversion of the Series L Preferred Stock; provided,  however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of Series L Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Series L Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Ssection 18.  Limitations on Beneficial Ownership.  Notwithstanding anything to the contrary contained herein, and subject to the last sentence of this Section 18, no holder of Series L Preferred Stock will be entitled to receive shares of Common Stock upon conversion pursuant to Section 12 and Section 13 hereof to the extent, but only to the extent, that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.9% of the shares of Common Stock outstanding at such time. Any delivery of shares of Common Stock upon a purported conversion of Series L Preferred Stock shall be void and have no effect and such shares shall for all purposes continue to represent outstanding shares of Series L Preferred Stock to the extent (but only to the extent) that such delivery would result in the converting holder becoming the beneficial owner of more than 9.9% of the shares of Common Stock outstanding at such time. If any delivery of shares of Common Stock owed to a holder upon conversion of Series L Preferred Stock is not made, in whole or in part, as a result of this limitation, the Corporation’s obligation to make such delivery shall not be extinguished and the Corporation shall deliver such shares as promptly as practicable after any such converting holder gives notice to the Corporation that such delivery would not result in it being the beneficial owner of more than 9.9% of the shares of Common Stock outstanding at such time. Notwithstanding anything in this paragraph to the contrary, these limitations on beneficial ownership shall not be applicable to or limit the number of shares of Series L Preferred Stock to be converted as a result of a mandatory conversion by the Corporation pursuant to Section 13(b).

Section 19.   Preemptive or Subscription Rights.  The Holders of Series L Preferred Stock shall not have any preemptive or subscription rights.

IN WITNESS WHEREOF, WELLS FARGO & COMPANY has caused this Certificate of Designations to be signed by Barbara S. Brett, its Senior Vice President and Assistant Treasurer, and Laurel A. Holschuh, its Secretary, this  30th  day of December, 2008.

WELLS FARGO & COMPANY

By:                   /s/ Barbara S. Brett

            Barbara S. Brett, Senior Vice President

            and Assistant Treasurer
/s/ Laurel A. Holschuh

Laurel A. Holschuh, Secretary

[As filed with the Delaware Secretary of State on December 30, 2008.]

WELLS FARGO & COMPANY
___________________________________

CERTIFICATE OF DESIGNATIONS
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
___________________________________

2010 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK
(Without Par Value)
___________________________________

WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Company”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Company (the “Board”) by the provisions of the Restated Certificate of Incorporation of the Company, as amended, which authorizes the issuance of not more than 20,000,000 shares of Preferred Stock, without par value (the “Preferred Stock”), and pursuant to authority conferred upon the ESOP Preferred Stock Committee I of the Board (the “ESOP Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”) and by the resolutions of the Board set forth herein, the following resolutions were duly adopted by the Board at meetings of the Board duly held on January 25, 2000 and February 24, 2009, and by the ESOP Committee pursuant to the written consent of the ESOP Committee duly adopted on March 23, 2010, in accordance with Section 141(f) of the General Corporation Law:

1.         On January 25, 2000, the Board adopted the following resolutions (the “ESOP Board Resolutions”) appointing the ESOP Committee and delegating to the ESOP Committee the full powers of the Board, subject to the ESOP Board Resolutions, in all matters relating to issuance of one or more series of Preferred Stock (“ESOP Preferred Stock”) to the trustee on behalf of the Company’s 401(k) Plan hereinafter referred to:

RESOLVED that a committee of one member of the Board of the Company is hereby appointed by the Board as the ESOP Preferred Stock Committee I (the “First Committee”), which shall have and may exercise the full powers of the Board, subject to these resolutions, to issue from time to time one or more series of ESOP Preferred Stock, including any shares of Company common stock ($1 2/3 par value) issuable upon conversion of ESOP Preferred Stock, and in connection therewith, to fix the designations, voting powers, preferences, and all other rights, qualifications and restrictions of such ESOP Preferred Stock, to sell such ESOP Preferred Stock to the Plan on such terms and conditions and for such purchase price as the First Committee in its discretion shall approve, and to take any and all actions as the First Committee shall deem necessary or appropriate.

2.         Pursuant to resolutions adopted on February 24, 2009, the Board designated John G. Stumpf as the sole member of the ESOP Committee, effective April 29, 2009.

3.         On March 23, 2010, pursuant to authority conferred upon it by the Board in the ESOP Board Resolutions, the ESOP Committee adopted the following resolutions by written consent in accordance with Section 141(f) of the General Corporation Law:

RESOLVED that the issuance of a series of Preferred Stock, without par value, of the Company is hereby authorized and the designation, voting powers, preferences, and relative, participating, optional, and other special rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation of the Company, as amended, are hereby fixed as follows:

2010 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

1.  Designation and Number of Shares; Restricted Issue.

(a) The designation of the series of Preferred Stock, without par value, provided for herein shall be “2010 ESOP Cumulative Convertible Preferred Stock” (hereinafter referred to as the “2010 ESOP Preferred Stock”) and the number of authorized shares constituting the 2010 ESOP Preferred Stock is 1,000,000, based on an offering price for the 2010 ESOP Preferred Stock of $1,080.00 per share.  Each share of 2010 ESOP Preferred Stock shall have a stated value of $1,000.00 per share.  The number of authorized shares of 2010 ESOP Preferred Stock may be reduced by further resolution duly adopted by the Board or the Securities Committee and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, provided, however, that the authorized number of shares of 2010 ESOP Preferred Stock shall not be decreased below the then outstanding number of such shares, and provided further that the number of authorized shares of 2010 ESOP Preferred Stock shall not be increased.  All shares of the 2010 ESOP Preferred Stock purchased, redeemed, or converted by the Company shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of 2010 ESOP Preferred Stock.

(b)  Shares of 2010 ESOP Preferred Stock shall be issued only to a trustee (the “Trustee”) acting on behalf of the Wells Fargo & Company 401(k) Plan, or any successor to such plan (the “Plan”).  All references to the holder of shares of 2010 ESOP Preferred Stock shall mean the Trustee or any company with which or into which the Trustee may merge or any successor trustee under the trust agreement with respect to the Plan.  In the event of any transfer of record ownership of shares of 2010 ESOP Preferred Stock to any person other than any successor trustee under the Plan, the shares of 2010 ESOP Preferred Stock so transferred, upon such transfer and without any further action by the Company or the holder thereof, shall be automatically converted into shares of the common stock, par value $1-2/3 per share, of the Company (the “Common Stock”) on the terms otherwise provided for the conversion of the shares of 2010 ESOP Preferred Stock into shares of Common Stock pursuant to paragraph (a) of Section 4 hereof, and no such transferee shall have any of the voting powers, preferences, and relative, participating, optional or special rights ascribed to shares of 2010 ESOP Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of 2010 ESOP Preferred Stock shall be so converted.  In the event of such a conversion, the transferee of the shares of 2010 ESOP Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of 2010 ESOP Preferred Stock have been automatically converted as of the date of such transfer.  Shares of 2010 ESOP Preferred Stock may be certificated or uncertificated, at the Company’s option.  Certificates representing shares of 2010 ESOP Preferred Stock shall bear a legend to reflect the foregoing provisions.  In the case of uncertificated 2010 ESOP Preferred Stock, the transfer agent for the 2010 ESOP Preferred Stock shall note the foregoing provisions on each 2010 ESOP Preferred Stock book entry account.  The Company may require that, as a condition to transferring record ownership of any uncertificated 2010 ESOP Preferred Stock, the proposed transferee acknowledge in writing that the shares of 2010 ESOP Preferred Stock are subject to the foregoing provisions.  Notwithstanding the foregoing provisions of this paragraph (b) of Section 1, shares of 2010 ESOP Preferred Stock (i)(A) shall be converted into shares of Common Stock as provided in paragraph (a) of Section 4 hereof, and (B) may be converted into shares of Common Stock as provided by paragraph (b) of Section 4 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Company upon the terms and conditions provided in Sections 5 and 6(c) hereof.
2.  Voting Rights.  No shares of 2010 ESOP Preferred Stock shall have voting rights except such voting rights as may from time to time be required by law and as set forth in this Section 2, as follows:

(a)  Whenever, at any time or times, dividends payable on shares of 2010 ESOP Preferred Stock shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding shares of 2010 ESOP Preferred Stock shall have the exclusive right, voting together as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the shares of 2010 ESOP Preferred Stock, either as to dividends or on the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Company at the Company’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders.  At elections for such directors, each holder of the shares of 2010 ESOP Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of Preferred Stock held as may be granted to them).  Upon the vesting of such right of such holders, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of 2010 ESOP Preferred Stock (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) as herein set forth.  The right of such holders of such shares of 2010 ESOP Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) to elect members of the Board as aforesaid shall continue until such time as all dividends accumulated on such shares of 2010 ESOP Preferred Stock shall have been paid in full, at which time such right with respect to such shares of 2010 ESOP Preferred Stock shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

(b)  Upon any termination of the right of the holders of all shares of Preferred Stock entitled to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately.  If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders may choose a successor to fill such vacancy, which such successor shall hold office for the unexpired term in respect of which such vacancy occurred.  Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall be such number as may be provided for in the By-Laws of the Company irrespective of any increase made pursuant to the provisions of this resolution.

(c)  So long as any shares of 2010 ESOP Preferred Stock remain outstanding, the consent of the holders of the outstanding shares of 2010 ESOP Preferred Stock and outstanding shares of all other series of Preferred Stock ranking on a parity with such shares of 2010 ESOP Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, by a vote of at least two-thirds of all such outstanding shares of 2010 ESOP Preferred Stock and such other series of Preferred Stock voting together as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(i)  the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to shares of 2010 ESOP Preferred Stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or

(ii)  the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a Certificate of Designations designating shares of 2010 ESOP Preferred Stock and the preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the shares of 2010 ESOP Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock, or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case ranking on a parity with or junior to the shares of 2010 ESOP Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d)  The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of 2010 ESOP Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

3.         Dividends.  (a)(i)  Holders of shares of 2010 ESOP Preferred Stock will be entitled to receive, when and as declared by the Board or a duly authorized committee thereof, out of assets of the Company legally available for payment, an annual cash dividend of $95.00 (the “Base Dividend”) per share, which Base Dividend shall be subject to adjustment from time to time as provided in this Section 3.

(ii)  The Base Dividend shall be adjusted, effective on December 1, 2011 and on each December 1 thereafter until December 1, 2019, as follows:

(1)  If the Current Market Price (as hereinafter defined) of one share of Common Stock on November 30 (or the next preceding Trading Day (as hereinafter defined) if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the First Target Price but less than the Second Target Price shown opposite that year in such table, then holders of shares of the 2010 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $100.00 per share (the “First Adjusted Dividend”).

(2)  If the Current Market Price of one share of Common Stock on November 30 (or the next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the Second Target Price shown opposite that year in such table, then holders of shares of 2010 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $105.00 per share (the “Second Adjusted Dividend”).

(3)  If the Current Market Price of one share of Common Stock on November 30 (or next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is less than the First Target Price shown opposite that year in such table, then the holders of shares of 2010 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to the Base Dividend.
23)
24)              Dividend Adjustment Table

25) Closing Price on 11/30	26) First Target Price	27) Second Target Price
2,011,000	35.445	41.275
2,012,000	38.990	49.530
2,013,000	42.889	59.436
2,014,000	47.178	71.323
2,015,000	51.895	85.588
2,016,000	57.085	102.706
2,017,000	62.793	123.247
2,018,000	69.073	147.896
2,019,000	75.980	177.475

(4)  As an example of the adjustments described in subparagraphs (1) through (3) above, if on November 30, 2011, the Current Market Price of one share of Common Stock is $40.00, then the cash dividend payable for the immediately following twelve month period per share of 2010 ESOP Preferred Stock would equal $100.00, with the first quarterly payment of such $100.00 dividend to be made on March 1, 2012.  If on November 30, 2012, the Current Market Price of one share of Common Stock is $60.00, then the cash dividend payable for the immediately following twelve month period per share of 2010 ESOP Preferred Stock would equal $105.00, with the first quarterly payment of such $105.00 dividend to be made on March 1, 2013.  If on November 30, 2013, the Current Market Price of one share of Common Stock is $40.00, then the cash dividend payable for the immediately following twelve month period per share of 2010 ESOP Preferred Stock would equal $95.00, with the first quarterly payment of such $95.00 dividend to be made on March 1, 2014.

(5)  For purposes of this Section 3, the terms “First Adjusted Dividend” and “Second Adjusted Dividend” are sometimes referred to as an “Adjusted Dividend;” the term “Current Market Price” shall have the meaning given to it in Section 4(c)(iv); and the term “Trading Day” shall have the meaning given to it in Section 4(c)(vi).

(iii)  If one share of Common Stock in any year listed in the Dividend Adjustment Table shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the First Target Price and the Second Target Price listed in such table for that year and each subsequent year will be appropriately and proportionately adjusted.

(iv)  Dividends payable on shares of the 2010 ESOP Preferred Stock (whether such dividends are equal to the Base Dividend or to an Adjusted Dividend) shall be payable quarterly on March 1, June 1, September 1, and December 1 of each year, commencing June 1, 2010.  Dividends on shares of the 2010 ESOP Preferred Stock will be cumulative from the date of initial issuance of such shares of 2010 ESOP Preferred Stock.  Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Company on such record dates, not more than 30 days nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board or a duly authorized committee thereof.  The amount of dividends payable per share for each dividend period shall be computed by dividing by four the Base Dividend or the Adjusted Dividend, whichever is then applicable.  The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of actual days elapsed in a 360-day year of twelve 30-day months.

(b)(i)  No full dividends shall be declared or paid or set apart for payment on any stock of the Company ranking, as to dividends, on a parity with or junior to the 2010 ESOP Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been set apart for such payment on shares of 2010 ESOP Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends.  When dividends are not paid in full, as aforesaid, upon the shares of 2010 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 2010 ESOP Preferred Stock, all dividends declared upon shares of 2010 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 2010 ESOP Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on 2010 ESOP Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of 2010 ESOP Preferred Stock and such other series of Preferred Stock bear to each other.  Holders of shares of 2010 ESOP Preferred Stock shall not be entitled to any dividend, whether payable in cash, property, or stock, in excess of full cumulative dividends, as herein provided, on 2010 ESOP Preferred Stock.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on 2010 ESOP Preferred Stock which may be in arrears.

(ii)  So long as any shares of 2010 ESOP Preferred Stock are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants, or rights to subscribe for or purchase shares of, Common Stock or any other stock ranking junior to 2010 ESOP Preferred Stock as to dividends or upon liquidation and other than as provided in paragraph (b)(i) of this Section 3) shall be declared or paid or set aside for payment or other distribution declared or made upon Common Stock or any other capital stock of the Company ranking junior to or on a parity with 2010 ESOP Preferred Stock as to dividends or upon liquidation, nor shall any Common Stock or any other capital stock of the Company ranking junior to or on a parity with 2010 ESOP Preferred Stock as to dividends or upon liquidation be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to 2010 ESOP Preferred Stock as to dividends or upon liquidation), unless, in each case, the full cumulative dividends on all outstanding shares of 2010 ESOP Preferred Stock shall have been paid or declared and set aside for payment of the then current dividend payment period and all past dividend payment periods.

4.  Conversion.  Shares of 2010 ESOP Preferred Stock are convertible from time to time hereafter pursuant to the provisions of paragraphs (a) or (b) of this Section 4 into that number of shares of Common Stock determined by dividing the stated value of each share of 2010 ESOP Preferred Stock by the then applicable Conversion Price, (as determined in accordance with the provisions of paragraph (c)(iii) of this Section 4), as follows:

(a)  Each share of 2010 ESOP Preferred Stock released from the unallocated reserve of the Plan in accordance with the terms thereof shall be automatically converted, without any further action by the Company or the holder thereof, as of the date such release occurs (the “Release Date”), into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for the 2010 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(b)  Subject to and upon compliance with the provisions of this Section 4, a holder of 2010 ESOP Preferred Stock shall be entitled at any time, prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 5 or 6 hereof, to cause any or all of the shares of 2010 ESOP Preferred Stock held by such holder to be converted into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for 2010 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(c)  For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i)  The “Average Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the Current Market Price for one share of Common Stock for the twenty (20) consecutive Trading Days ending on the Trading Day occurring prior to the date the “Purchase Offer” is made (as that term is defined in Section 6(d) hereof).

(ii)  A “Business Day” means each day that is not a Saturday, Sunday, or a day on which state or federally chartered banking institutions in the State of New York are not required to be open.

(iii)  (A)  For purposes of a mandatory conversion of shares of 2010 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (a) of this Section 4, the “Conversion Price” for such shares of 2010 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the relevant Release Date.

(B)  For purposes of an optional conversion of shares of 2010 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (b) of this Section 4, the “Conversion Price” for such shares of 2010 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the date the Conversion Notice (as that term is defined in paragraph (d) of this Section 4) is received by the Company, by the transfer agent for the 2010 ESOP Preferred Stock or by any agent for conversion of the 2010 ESOP Preferred Stock designated as such pursuant to paragraph (d) of this Section 4.

(C)  For purposes of a conversion of shares of 2010 ESOP Preferred Stock into shares of Common Stock in connection with a “Purchase Offer” (as defined in Section 6(d) hereof), the “Conversion Price” for such shares of 2010 ESOP Preferred Stock shall be the Average Current Market Price of one share of Common Stock.

Each share of 2010 ESOP Preferred Stock shall be valued at its stated value of $1,000.00 for purposes of computing, based on the applicable Conversion Price, the number of shares of Common Stock into which the shares of 2010 ESOP Preferred Stock will be converted.

(iv)  The “Current Market Price” of publicly traded shares of Common Stock or any other class of capital stock or other security of the Company or any other issuer for any day shall mean the reported last sale price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange only or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof.
(v)  “Common Stock” shall mean the Common Stock of the Company as the same exists at the date of this Certificate of Designations or as such stock may be constituted from time to time.

(vi)  “Trading Day” with respect to Common Stock means (x) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the Common Stock is quoted on the National Market System of NASDAQ, a day on which trades may be made on such National Market System or (z) otherwise, any Business Day.
(d)  In connection with any conversion of 2010 ESOP Preferred Stock pursuant to this Section 4, a written notice of conversion (the “Conversion Notice”) shall be delivered to the Company at its principal executive office or the offices of the transfer agent for the 2010 ESOP Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the 2010 ESOP Preferred Stock by the Company or the transfer agent for the 2010 ESOP Preferred Stock, which notice shall be accompanied by (a) in the case of certificated 2010 ESOP Preferred Stock, the certificate or certificates representing the shares of 2010 ESOP Preferred Stock being converted pursuant to this Section 4, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto) and (b) in the case of uncertificated 2010 ESOP Preferred Stock, duly executed assignment and transfer documents for the shares of 2010 ESOP Preferred Stock being converted pursuant to this Section 4.  Each Conversion Notice shall specify (i)(y) in the case of a mandatory conversion pursuant to paragraph (a) of this Section 4, the number of shares of 2010 ESOP Preferred Stock released from the unallocated reserve of the Plan on the Release Date or (z) in the case of an optional conversion pursuant to paragraph (b) of this Section 4, the number of shares of 2010 ESOP Preferred Stock being converted, and (ii) in connection with any conversion hereunder, (x) the name or names in which such holder wishes the certificate or certificates for Common Stock and, in the case of certificated 2010 ESOP Preferred Stock, for any shares of 2010 ESOP Preferred Stock not to be so converted to be issued, (y) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion, and (z) such other information as the Company or its agents may reasonably request.

(e)  Upon delivery to the Company or the transfer agent for the 2010 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4,  the Company shall issue and send by hand delivery, by courier or by first-class mail (postage prepaid) to the holder thereof or to such holder’s designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion.  If there shall have been surrendered a certificate or certificates representing shares of 2010 ESOP Preferred Stock only part of which are to be converted, the Company shall issue and deliver to such holder or such holder’s designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of 2010 ESOP Preferred Stock which shall not have been converted.
(f)  The issuance by the Company of shares of Common Stock upon a conversion of shares of 2010 ESOP Preferred Stock into shares of Common Stock made pursuant to this Section 4 shall be effective (i) in the case of a mandatory conversion of shares of 2010 ESOP Preferred Stock pursuant to paragraph (a) of this Section 4, as of the Release Date; and (ii) in the case of an optional conversion of such shares pursuant to paragraph (b) of this Section 4, as of the earlier of (A) the delivery to such holder or such holder’s designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (B) the commencement of business on the second Business Day after the delivery to the Company or the transfer agent for the 2010 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4.  On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date.  The Company shall not be obligated to pay any dividends which shall have accrued or have been declared and shall be payable to holders of shares of 2010 ESOP Preferred Stock if the date on which such dividends are paid is on or after the effective date of conversion of such shares.

(g)  The Company shall not be obligated to deliver to holders of 2010 ESOP Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of 2010 ESOP Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

(h)  The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of 2010 ESOP Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of 2010 ESOP Preferred Stock then outstanding.

(i)  The Company will use its best efforts to cause the listing of the shares of Common Stock required to be delivered upon conversion of the 2010 ESOP Preferred Stock prior to distribution to Plan participants on the national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

(j)  The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the 2010 ESOP Preferred Stock pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the 2010 ESOP Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

5.  Redemption At the Option of the Company.  (a)  The 2010 ESOP Preferred Stock shall be redeemable, in whole or in part, at the option of the Company at any time, at a redemption price per share of 2010 ESOP Preferred Stock equal to the higher of (x) $1,000.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, and (y) the Fair Market Value (as that term is defined in paragraph (d) of this Section 5) per share of 2010 ESOP Preferred Stock on the date fixed for redemption.  Payment of the redemption price shall be made by the Company in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (c) of this Section 5.  From and after the date fixed for redemption, dividends on shares of 2010 ESOP Preferred Stock called for redemption will cease to accrue and all rights in respect of such shares of the Company shall cease, except the right to receive the redemption price.  Upon payment of the redemption price, such shares shall be deemed to have been transferred to the Company, to be retired as provided in paragraph (a) of Section 1.  If the full cumulative dividends have not been paid, or contemporaneously declared and set aside for payment, on all outstanding shares of 2010 ESOP Preferred Stock, the Company may not redeem fewer than all the outstanding shares of 2010 ESOP Preferred Stock pursuant to this Section 5.

(b)  Unless otherwise required by law, notice of any redemption pursuant to this Section 5 will be sent to the holders of 2010 ESOP Preferred Stock at the address shown on the books of the Company or any transfer agent for the 2010 ESOP Preferred Stock by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid) delivered, sent or mailed, as the case may be, not less than twenty (20) days nor more than sixty (60) days prior to the redemption date.  Each such notice shall state:  (i) the redemption date; (ii) the total number of shares of the 2010 ESOP Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) whether the redemption price shall be paid in cash or in shares of Common Stock, or in a combination of such Common Stock and cash; (v) in the case of certificated 2010 ESOP Preferred Stock the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (vi) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vii) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised and the manner in which the number of shares of Common Stock issuable upon conversion of a share of 2010 ESOP Preferred Stock will be determined.  The Company shall redeem shares so called for redemption and not previously converted at the date fixed for redemption and at the redemption price set forth in this Section 5, provided that, in the case of certificated 2010 ESOP Preferred Stock, the Company shall not be obligated to pay the redemption price until the certificates for the shares to be redeemed are surrendered (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state).

(c)  The Company, at its option, may make payment of the redemption price required upon redemption of shares of 2010 ESOP Preferred Stock in cash or in shares of Common Stock, or in a combination of such Common Stock and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in paragraph (d)(ii) of this Section 5) or their Current Market Price, in either case as of the date fixed for redemption of the 2010 ESOP Preferred Stock, whichever value will result in the issuance of the greater number of shares of Common Stock to the holder of the 2010 ESOP Preferred Stock then being redeemed.

(d)  For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i)  “Adjustment Period” shall mean the period of five (5) consecutive Trading Days preceding the date as of which the Fair Market Value of a security is to be determined.

(ii)  “Fair Market Value” shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issue which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period.  The “Fair Market Value” of any security which is not publicly traded (other than the 2010 ESOP Preferred Stock) or of any other property shall mean the fair value thereof on the date as of which the Fair Market Value of the security is to be determined, as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board or a committee thereof.  The “Fair Market Value” of the 2010 ESOP Preferred Stock for purposes of paragraph (a) of Section 5, and for purposes of paragraph (c) of Section 6 shall mean the fair market value thereof determined by an independent appraiser, appointed by the Trustee of the Plan in accordance with the provisions of the Plan, as of the date fixed for redemption of the 2010 ESOP Preferred Stock (in the case of a redemption pursuant to Section 5) or as of the date specified in paragraph (c) of Section 6 (in the case of a redemption under that section).  For purposes of determining the Fair Market Value of the 2010 ESOP Preferred Stock, the independent appraiser shall assume (i) that all dividends on the 2010 ESOP Preferred Stock would have been paid when due, and (ii) that the mandatory conversion of shares of 2010 ESOP Preferred Stock held by the Plan into shares of Common Stock pursuant to Section 4(a) hereof would have occurred when and as payments of principal (together with accrued interest thereon) would have been made by the Trustee of the Plan in accordance with the terms of that certain 2010 ESOP Cumulative Convertible Preferred Stock Note Agreement dated on or about March 26, 2010 between the Company and the Plan (including any amendments or modifications thereto).

6.  Consolidation, Merger, etc.  (a)  If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Company) that constitutes “qualifying employer securities” with respect to a holder of 2010 ESOP Preferred Stock within the meaning of Section 409(1) of the Internal Revenue Code of 1986, as

amended, and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of 2010 ESOP Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become Preferred Stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 5 and 6 hereof), and the qualifications, limitations or restrictions thereon, that the 2010 ESOP Preferred Stock had immediately prior to such transaction, subject to the following:

(1)  After such transaction each share of the 2010 ESOP Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 4 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of 2010 ESOP Preferred Stock could have been converted immediately prior to such transaction.
(2)  The Company shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of 2010 ESOP Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.

(b)  If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (a) of this Section 6) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of 2010 ESOP Preferred Stock shall, without any action on the part of the Company or any holder thereof (but subject to paragraph (c) of this Section 6), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of 2010 ESOP Preferred Stock could have been converted at such time so that each share of 2010 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of 2010 ESOP Preferred Stock could have been converted immediately prior to such transaction.  However, if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the 2010 ESOP Preferred Stock, then the shares of 2010 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of 2010 ESOP Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction.  If the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares.

(c)  In the event the Company shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (b) of this Section 6 (a “Business Combination”), then the Company shall as soon as practicable thereafter (and in any event at least fifteen (15) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of 2010 ESOP Preferred Stock and each such holder shall have the right to elect, by written notice to the Company, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Company or the successor of the Company, in redemption and retirement of such 2010 ESOP Preferred Stock, a cash payment per share of 2010 ESOP Preferred Stock equal to the higher of (x) $1,000.00, plus accrued and unpaid dividends thereon to the date of consummation of such transaction or (y) the Fair Market Value per share of 2010 ESOP Preferred Stock, as of the last Business Day (as defined in paragraph (c) of Section 4 hereof) immediately preceding the date the Business Combination is consummated.  No such notice of redemption shall be effective unless given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction, unless the Company or the successor of the Company shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction.

(d)  In the event that a Purchase Offer (as defined below) shall have been made and shall be continuing, each holder of 2010 ESOP Preferred Stock shall have the right to convert shares of 2010 ESOP Preferred Stock into shares of Common Stock at the Conversion Price specified in Section 4(c)(iii)(C) hereof until the date the Purchase Offer is terminated, including without limitation because the original Purchase Offer is withdrawn or because the Purchase Offer has expired and is not renewed, upon notice of such conversion given to the Company not later than the close of business on the date the Purchase Offer terminates (the “Purchase Offer Conversion Period”), unless the Company or any successor of the Company shall waive such prior notice, but any notice of conversion so given may be withdrawn by notice of withdrawal given to the Company prior to the end of the Purchase Offer Conversion Period.

For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

(i)  “Beneficial Ownership” shall have the meaning ascribed to it in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and “person” shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

(ii)  A “Purchase Offer” shall have been made when any person (other than the Company or any affiliate of the Company) shall have “commenced” (as such term is defined in Rule 14d-2 under the Exchange Act) a tender offer or exchange offer to purchase shares of Common Stock, such that, upon consummation of such offer, such person would have Beneficial Ownership (as defined herein) or the right to acquire Beneficial Ownership, of twenty percent (20%) or more of the voting power of the Company.

7.  Liquidation Rights.  (a)  Upon the dissolution, liquidation, or winding up of the Company, the holders of the shares of 2010 ESOP Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or any other class of stock ranking junior to 2010 ESOP Preferred Stock upon liquidation, the amount of $1,000.00 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

(b)  Neither the sale of all or substantially all the property and assets of the Company, nor the merger or consolidation of the Company into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Company shall be deemed to be a dissolution, liquidation, or winding up, voluntary or involuntary, for the purposes of this Section 7.

(c)  After the payment to the holders of the shares of 2010 ESOP Preferred Stock of the full preferential amounts provided for in this Section 7, the holders of 2010 ESOP Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Company.

(d)  In the event the assets of the Company available for distribution to the holders of shares of 2010 ESOP Preferred Stock upon any dissolution, liquidation, or winding up of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 7, no such distribution shall be made on account of any shares of any other series of Preferred Stock or other capital stock of the Company ranking on a parity with the shares of 2010 ESOP Preferred Stock upon such dissolution, liquidation, or winding up unless proportionate distributive amounts shall be paid on account of the shares of 2010 ESOP Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation, or winding up.

(e)  Subject to the rights of the holders of the shares of any series or class or classes of stock ranking on a parity with or prior to the shares of 2010 ESOP Preferred Stock upon liquidation, dissolution, or winding up, upon any liquidation, dissolution, or winding up of the Company, after payment shall have been made in full to the holders of the shares of 2010 ESOP Preferred Stock as provided in this Section 7, but not prior thereto, any other series or class or classes of stock ranking junior to the shares of 2010 ESOP Preferred Stock upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the shares of 2010 ESOP Preferred Stock shall not be entitled to share therein.

8.  Ranking.  For the purposes of these resolutions, any stock of any series or class or classes of the Company shall be deemed to rank:

(a)  prior to the shares of 2010 ESOP Preferred Stock, either as to dividends or upon liquidation, if the holders of such series or class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of 2010 ESOP Preferred Stock;

(b)  on a parity with shares of 2010 ESOP Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share, or sinking fund provisions, if any, be different from those of 2010 ESOP Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of 2010 ESOP Preferred Stock; and

(c)  junior to shares of 2010 ESOP Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of 2010 ESOP Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of such series or class or classes.

9.  Priority of 2010 ESOP Preferred Stock.  The shares of 2010 ESOP Preferred Stock will rank on a parity, both as to payment of dividends and the distribution of assets upon liquidation, with the Company’s 2001 ESOP Cumulative Convertible Preferred Stock, its 2002 ESOP Cumulative Convertible Preferred Stock, its 2003 ESOP Cumulative Convertible Preferred Stock, its 2004 ESOP Cumulative Convertible Preferred Stock, its 2005 ESOP Cumulative Convertible Preferred Stock, its 2006 ESOP Cumulative Convertible Preferred Stock, its 2007 ESOP Cumulative Convertible Preferred Stock and its 2008 ESOP Cumulative Convertible Preferred Stock.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by John G. Stumpf, its Chairman, President and Chief Executive Officer, and attested by Jeannine E. Zahn, its Assistant Secretary, whereby such President and Chief Executive Officer affirms, under penalties of perjury, that this Certificate of Designations is the act and deed of the Company and that the facts stated herein are true, this  23rd  day of March, 2010.

WELLS FARGO & COMPANY

By         /s/ John G. Stumpf
John G. Stumpf
i)                            Chairman, President and
ii)                          Chief Executive Officer
  Attest:

/s/ Jeannine E. Zahn
Jeannine E. Zahn

Assistant Secretary

[As filed with the Delaware Secretary of State on March 23, 2010.]

WELLS FARGO & COMPANY
_______________

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
_______________

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware
_______________

Laurel A. Holschuh, Senior Vice President, and Rachelle M. Graham, Assistant Secretary, of Wells Fargo & Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), do hereby certify:

FIRST:  That at a meeting of the Board of Directors of the Company duly held on February 23, 2010, a resolution was duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of the Company, declaring the advisability of the amendment, and directing that the amendment be presented to stockholders of the Company for their consideration at the next annual meeting of the stockholders to be held on April 27, 2010.  The resolution setting forth the proposed amendment is as follows:

RESOLVED that an amendment to ARTICLE FOURTH of the Company’s Restated Certificate of Incorporation, as amended, to increase the authorized common stock to 9,000,000,000 shares is hereby proposed and declared advisable, and the following amendment to the first sentence of ARTICLE FOURTH is hereby directed to be presented to the stockholders of the Company for consideration at the annual meeting of stockholders to be held on April 27, 2010:

FOURTH:  The total number of shares of all classes of stock which the corporation shall have authority to issue is Nine Billion Twenty-Four Million (9,024,000,000), consisting of Twenty Million (20,000,000) shares of Preferred Stock without par value, Four Million (4,000,000) shares of Preference Stock without par value, and Nine Billion (9,000,000,000) shares of Common Stock of the par value of $1 2/3 per share.

SECOND:  That at such annual meeting of stockholders, duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, which notice set forth in full the proposed amendment, a majority of the outstanding shares of common stock of the Company were voted in favor of the amendment.

THIRD:  That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, WELLS FARGO & COMPANY has caused this Certificate to be signed by Laurel A. Holschuh, its Senior Vice President, and attested by Rachelle M. Graham, its Assistant Secretary, this  29th  day of April, 2010.

WELLS FARGO & COMPANY:

(Corporate Seal)

By:             /s/ Laurel A. Holschuh
Senior Vice President

ATTEST:

By:         /s/ Rachelle M. Graham
Assistant Secretary

[As filed with the Delaware Secretary of State on April 29, 2010.]

WELLS FARGO & COMPANY
___________________________________

CERTIFICATE OF DESIGNATIONS
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
___________________________________

2011 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK
(Without Par Value)
___________________________________

WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Company”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Company (the “Board”) by the provisions of the Restated Certificate of Incorporation of the Company, as amended, which authorizes the issuance of not more than 20,000,000 shares of Preferred Stock, without par value (the “Preferred Stock”), and pursuant to authority conferred upon the ESOP Preferred Stock Committee I of the Board (the “ESOP Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”) and by the resolutions of the Board set forth herein, the following resolutions were duly adopted by the Board at meetings of the Board duly held on January 25, 2000 and February 24, 2009, and by the ESOP Committee pursuant to the written consent of the ESOP Committee duly adopted on March 15, 2011, in accordance with Section 141(f) of the General Corporation Law:

1.         On January 25, 2000, the Board adopted the following resolutions (the “ESOP Board Resolutions”) appointing the ESOP Committee and delegating to the ESOP Committee the full powers of the Board, subject to the ESOP Board Resolutions, in all matters relating to issuance of one or more series of Preferred Stock (“ESOP Preferred Stock”) to the trustee on behalf of the Company’s 401(k) Plan hereinafter referred to:

RESOLVED that a committee of one member of the Board of the Company is hereby appointed by the Board as the ESOP Preferred Stock Committee I (the “First Committee”), which shall have and may exercise the full powers of the Board, subject to these resolutions, to issue from time to time one or more series of ESOP Preferred Stock, including any shares of Company common stock ($1 2/3 par value) issuable upon conversion of ESOP Preferred Stock, and in connection therewith, to fix the designations, voting powers, preferences, and all other rights, qualifications and restrictions of such ESOP Preferred Stock, to sell such ESOP Preferred Stock to the Plan on such terms and conditions and for such purchase price as the First Committee in its discretion shall approve, and to take any and all actions as the First Committee shall deem necessary or appropriate.

2.         Pursuant to resolutions adopted on February 24, 2009, the Board designated John G. Stumpf as the sole member of the ESOP Committee, effective April 29, 2009.

3.         On March 15, 2011, pursuant to authority conferred upon it by the Board in the ESOP Board Resolutions, the ESOP Committee adopted the following resolutions by written consent in accordance with Section 141(f) of the General Corporation Law:

RESOLVED that the issuance of a series of Preferred Stock, without par value, of the Company is hereby authorized and the designation, voting powers, preferences, and relative, participating, optional, and other special rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation of the Company, as amended, are hereby fixed as follows:

2011 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

1.  Designation and Number of Shares; Restricted Issue.

(a) The designation of the series of Preferred Stock, without par value, provided for herein shall be “2011 ESOP Cumulative Convertible Preferred Stock” (hereinafter referred to as the “2011 ESOP Preferred Stock”) and the number of authorized shares constituting the 2011 ESOP Preferred Stock is 1,200,000, based on an offering price for the 2011 ESOP Preferred Stock of $1,085.00 per share.  Each share of 2011 ESOP Preferred Stock shall have a stated value of $1,000.00 per share.  The number of authorized shares of 2011 ESOP Preferred Stock may be reduced by further resolution duly adopted by the Board or the Securities Committee and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, provided, however, that the authorized number of shares of 2011 ESOP Preferred Stock shall not be decreased below the then outstanding number of such shares, and provided further that the number of authorized shares of 2011 ESOP Preferred Stock shall not be increased.  All shares of the 2011 ESOP Preferred Stock purchased, redeemed, or converted by the Company shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of 2011 ESOP Preferred Stock.

(b)  Shares of 2011 ESOP Preferred Stock shall be issued only to a trustee (the “Trustee”) acting on behalf of the Wells Fargo & Company 401(k) Plan, or any successor to such plan (the “Plan”).  All references to the holder of shares of 2011 ESOP Preferred Stock shall mean the Trustee or any company with which or into which the Trustee may merge or any successor trustee under the trust agreement with respect to the Plan.  In the event of any transfer of record ownership of shares of 2011 ESOP Preferred Stock to any person other than any successor trustee under the Plan, the shares of 2011 ESOP Preferred Stock so transferred, upon such transfer and without any further action by the Company or the holder thereof, shall be automatically converted into shares of the common stock, par value $1-2/3 per share, of the Company (the “Common Stock”) on the terms otherwise provided for the conversion of the shares of 2011 ESOP Preferred Stock into shares of Common Stock pursuant to paragraph (a) of Section 4 hereof, and no such transferee shall have any of the voting powers, preferences, and relative, participating, optional or special rights ascribed to shares of 2011 ESOP Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of 2011 ESOP Preferred Stock shall be so converted.  In the event of such a conversion, the transferee of the shares of 2011 ESOP Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of 2011 ESOP Preferred Stock have been automatically converted as of the date of such transfer.  Shares of 2011 ESOP Preferred Stock may be certificated or uncertificated, at the Company’s option.  Certificates representing shares of 2011 ESOP Preferred Stock shall bear a legend to reflect the foregoing provisions.  In the case of uncertificated 2011 ESOP Preferred Stock, the transfer agent for the 2011 ESOP Preferred Stock shall note the foregoing provisions on each 2011 ESOP Preferred Stock book entry account.  The Company may require that, as a condition to transferring record ownership of any uncertificated 2011 ESOP Preferred Stock, the proposed transferee acknowledge in writing that the shares of 2011 ESOP Preferred Stock are subject to the foregoing provisions.  Notwithstanding the foregoing provisions of this paragraph (b) of Section 1, shares of 2011 ESOP Preferred Stock (i)(A) shall be converted into shares of Common Stock as provided in paragraph (a) of Section 4 hereof, and (B) may be converted into shares of Common Stock as provided by paragraph (b) of Section 4 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Company upon the terms and conditions provided in Sections 5 and 6(c) hereof.

2.  Voting Rights.  No shares of 2011 ESOP Preferred Stock shall have voting rights except such voting rights as may from time to time be required by law and as set forth in this Section 2, as follows:

(a)  Whenever, at any time or times, dividends payable on shares of 2011 ESOP Preferred Stock shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding shares of 2011 ESOP Preferred Stock shall have the exclusive right, voting together as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the shares of 2011 ESOP Preferred Stock, either as to dividends or on the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Company at the Company’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders.  At elections for such directors, each holder of the shares of 2011 ESOP Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of Preferred Stock held as may be granted to them).  Upon the vesting of such right of such holders, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of 2011 ESOP Preferred Stock (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) as herein set forth.  The right of such holders of such shares of 2011 ESOP Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) to elect members of the Board as aforesaid shall continue until such time as all dividends accumulated on such shares of 2011 ESOP Preferred Stock shall have been paid in full, at which time such right with respect to such shares of 2011 ESOP Preferred Stock shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

(b)  Upon any termination of the right of the holders of all shares of Preferred Stock entitled to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately.  If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders may choose a successor to fill such vacancy, which such successor shall hold office for the unexpired term in respect of which such vacancy occurred.  Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall be such number as may be provided for in the By-Laws of the Company irrespective of any increase made pursuant to the provisions of this resolution.

(c)  So long as any shares of 2011 ESOP Preferred Stock remain outstanding, the consent of the holders of the outstanding shares of 2011 ESOP Preferred Stock and outstanding shares of all other series of Preferred Stock ranking on a parity with such shares of 2011 ESOP Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, by a vote of at least two-thirds of all such outstanding shares of 2011 ESOP Preferred Stock and such other series of Preferred Stock voting together as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(i)  the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to shares of 2011 ESOP Preferred Stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or

(ii)  the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a Certificate of Designations designating shares of 2011 ESOP Preferred Stock and the preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the shares of 2011 ESOP Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock, or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case ranking on a parity with or junior to the shares of 2011 ESOP Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d)  The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of 2011 ESOP Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

3.         Dividends.  (a)(i)  Holders of shares of 2011 ESOP Preferred Stock will be entitled to receive, when and as declared by the Board or a duly authorized committee thereof, out of assets of the Company legally available for payment, an annual cash dividend of $90.00 (the “Base Dividend”) per share, which Base Dividend shall be subject to adjustment from time to time as provided in this Section 3.

(ii)  The Base Dividend shall be adjusted, effective on December 1, 2012 and on each December 1 thereafter until December 1, 2020, as follows:

(1)  If the Current Market Price (as hereinafter defined) of one share of Common Stock on November 30 (or the next preceding Trading Day (as hereinafter defined) if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the First Target Price but less than the Second Target Price shown opposite that year in such table, then holders of shares of the 2011 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $95.00 per share (the “First Adjusted Dividend”).

(2)  If the Current Market Price of one share of Common Stock on November 30 (or the next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the Second Target Price shown opposite that year in such table, then holders of shares of 2011 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $100.00 per share (the “Second Adjusted Dividend”).

(3)  If the Current Market Price of one share of Common Stock on November 30 (or next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is less than the First Target Price shown opposite that year in such table, then the holders of shares of 2011 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to the Base Dividend.

28)              Dividend Adjustment Table

29) Closing Price on 11/30	30) First Target Price	31) Second Target Price
2,012,000	38.559	45.346
2,013,000	42.705	55.095
2,014,000	47.295	66.941
2,015,000	52.380	81.333
2,016,000	58.010	98.820
2,017,000	64.247	120.066
2,018,000	71.153	145.880
2,019,000	78.802	177.244
2,020,000	87.273	215.352

(4)  As an example of the adjustments described in subparagraphs (1) through (3) above, if on November 30, 2012, the Current Market Price of one share of Common Stock is $40.00, then the cash dividend payable for the immediately following twelve month period per share of 2011 ESOP Preferred Stock would equal $95.00, with the first quarterly payment of such $95.00 dividend to be made on March 1, 2013.  If on November 30, 2013, the Current Market Price of one share of Common Stock is $60.00, then the cash dividend payable for the immediately following twelve month period per share of 2011 ESOP Preferred Stock would equal $100.00, with the first quarterly payment of such $100.00 dividend to be made on March 1, 2014.  If on November 30, 2014, the Current Market Price of one share of Common Stock is $40.00, then the cash dividend payable for the immediately following twelve month period per share of 2011 ESOP Preferred Stock would equal $90.00, with the first quarterly payment of such $90.00 dividend to be made on March 1, 2015.

(5)  For purposes of this Section 3, the terms “First Adjusted Dividend” and “Second Adjusted Dividend” are sometimes referred to as an “Adjusted Dividend;” the term “Current Market Price” shall have the meaning given to it in Section 4(c)(iv); and the term “Trading Day” shall have the meaning given to it in Section 4(c)(vi).

(iii)  If one share of Common Stock in any year listed in the Dividend Adjustment Table shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the First Target Price and the Second Target Price listed in such table for that year and each subsequent year will be appropriately and proportionately adjusted.

(iv)  Dividends payable on shares of the 2011 ESOP Preferred Stock (whether such dividends are equal to the Base Dividend or to an Adjusted Dividend) shall be payable quarterly on March 1, June 1, September 1, and December 1 of each year, commencing June 1, 2011.  Dividends on shares of the 2011 ESOP Preferred Stock will be cumulative from the date of initial issuance of such shares of 2011 ESOP Preferred Stock.  Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Company on such record dates, not more than 30 days nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board or a duly authorized committee thereof.  The amount of dividends payable per share for each dividend period shall be computed by dividing by four the Base Dividend or the Adjusted Dividend, whichever is then applicable.  The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of actual days elapsed in a 360-day year of twelve 30-day months.

(b)(i)  No full dividends shall be declared or paid or set apart for payment on any stock of the Company ranking, as to dividends, on a parity with or junior to the 2011 ESOP Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been set apart for such payment on shares of 2011 ESOP Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends.  When dividends are not paid in full, as aforesaid, upon the shares of 2011 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 2011 ESOP Preferred Stock, all dividends declared upon shares of 2011 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 2011 ESOP Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on 2011 ESOP Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of 2011 ESOP Preferred Stock and such other series of Preferred Stock bear to each other.  Holders of shares of 2011 ESOP Preferred Stock shall not be entitled to any dividend, whether payable in cash, property, or stock, in excess of full cumulative dividends, as herein provided, on 2011 ESOP Preferred Stock.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on 2011 ESOP Preferred Stock which may be in arrears.

(ii)  So long as any shares of 2011 ESOP Preferred Stock are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants, or rights to subscribe for or purchase shares of, Common Stock or any other stock ranking junior to 2011 ESOP Preferred Stock as to dividends or upon liquidation and other than as provided in paragraph (b)(i) of this Section 3) shall be declared or paid or set aside for payment or other distribution declared or made upon Common Stock or any other capital stock of the Company ranking junior to or on a parity with 2011 ESOP Preferred Stock as to dividends or upon liquidation, nor shall any Common Stock or any other capital stock of the Company ranking junior to or on a parity with 2011 ESOP Preferred Stock as to dividends or upon liquidation be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to 2011 ESOP Preferred Stock as to dividends or upon liquidation), unless, in each case, the full cumulative dividends on all outstanding shares of 2011 ESOP Preferred Stock shall have been paid or declared and set aside for payment of the then current dividend payment period and all past dividend payment periods.

4.  Conversion.  Shares of 2011 ESOP Preferred Stock are convertible from time to time hereafter pursuant to the provisions of paragraphs (a) or (b) of this Section 4 into that number of shares of Common Stock determined by dividing the stated value of each share of 2011 ESOP Preferred Stock by the then applicable Conversion Price, (as determined in accordance with the provisions of paragraph (c)(iii) of this Section 4), as follows:

(a)  Each share of 2011 ESOP Preferred Stock released from the unallocated reserve of the Plan in accordance with the terms thereof shall be automatically converted, without any further action by the Company or the holder thereof, as of the date such release occurs (the “Release Date”), into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for the 2011 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(b)  Subject to and upon compliance with the provisions of this Section 4, a holder of 2011 ESOP Preferred Stock shall be entitled at any time, prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 5 or 6 hereof, to cause any or all of the shares of 2011 ESOP Preferred Stock held by such holder to be converted into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for 2011 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(c)  For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i)  The “Average Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the Current Market Price for one share of Common Stock for the twenty (20) consecutive Trading Days ending on the Trading Day occurring prior to the date the “Purchase Offer” is made (as that term is defined in Section 6(d) hereof).

(ii)  A “Business Day” means each day that is not a Saturday, Sunday, or a day on which state or federally chartered banking institutions in the State of New York are not required to be open.

(iii)  (A)  For purposes of a mandatory conversion of shares of 2011 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (a) of this Section 4, the “Conversion Price” for such shares of 2011 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the relevant Release Date.

(B)  For purposes of an optional conversion of shares of 2011 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (b) of this Section 4, the “Conversion Price” for such shares of 2011 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the date the Conversion Notice (as that term is defined in paragraph (d) of this Section 4) is received by the Company, by the transfer agent for the 2011 ESOP Preferred Stock or by any agent for conversion of the 2011 ESOP Preferred Stock designated as such pursuant to paragraph (d) of this Section 4.

(C)  For purposes of a conversion of shares of 2011 ESOP Preferred Stock into shares of Common Stock in connection with a “Purchase Offer” (as defined in Section 6(d) hereof), the “Conversion Price” for such shares of 2011 ESOP Preferred Stock shall be the Average Current Market Price of one share of Common Stock.

Each share of 2011 ESOP Preferred Stock shall be valued at its stated value of $1,000.00 for purposes of computing, based on the applicable Conversion Price, the number of shares of Common Stock into which the shares of 2011 ESOP Preferred Stock will be converted.

(iv)  The “Current Market Price” of publicly traded shares of Common Stock or any other class of capital stock or other security of the Company or any other issuer for any day shall mean the reported last sale price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange only or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof.

(v)  “Common Stock” shall mean the Common Stock of the Company as the same exists at the date of this Certificate of Designations or as such stock may be constituted from time to time.

(vi)  “Trading Day” with respect to Common Stock means (x) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the Common Stock is quoted on the National Market System of NASDAQ, a day on which trades may be made on such National Market System or (z) otherwise, any Business Day.

(d)  In connection with any conversion of 2011 ESOP Preferred Stock pursuant to this Section 4, a written notice of conversion (the “Conversion Notice”) shall be delivered to the Company at its principal executive office or the offices of the transfer agent for the 2011 ESOP Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the 2011 ESOP Preferred Stock by the Company or the transfer agent for the 2011 ESOP Preferred Stock, which notice shall be accompanied by (a) in the case of certificated 2011 ESOP Preferred Stock, the certificate or certificates representing the shares of 2011 ESOP Preferred Stock being converted pursuant to this Section 4, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto) and (b) in the case of uncertificated 2011 ESOP Preferred Stock, duly executed assignment and transfer documents for the shares of 2011 ESOP Preferred Stock being converted pursuant to this Section 4.  Each Conversion Notice shall specify (i)(y) in the case of a mandatory conversion pursuant to paragraph (a) of this Section 4, the number of shares of 2011 ESOP Preferred Stock released from the unallocated reserve of the Plan on the Release Date or (z) in the case of an optional conversion pursuant to paragraph (b) of this Section 4, the number of shares of 2011 ESOP Preferred Stock being converted, and (ii) in connection with any conversion hereunder, (x) the name or names in which such holder wishes the certificate or certificates for Common Stock and, in the case of certificated 2011 ESOP Preferred Stock, for any shares of 2011 ESOP Preferred Stock not to be so converted to be issued, (y) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion, and (z) such other information as the Company or its agents may reasonably request.

(e)  Upon delivery to the Company or the transfer agent for the 2011 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4,  the Company shall issue and send by hand delivery, by courier or by first-class mail (postage prepaid) to the holder thereof or to such holder’s designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion.  If there shall have been surrendered a certificate or certificates representing shares of 2011 ESOP Preferred Stock only part of which are to be converted, the Company shall issue and deliver to such holder or such holder’s designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of 2011 ESOP Preferred Stock which shall not have been converted.

(f)  The issuance by the Company of shares of Common Stock upon a conversion of shares of 2011 ESOP Preferred Stock into shares of Common Stock made pursuant to this Section 4 shall be effective (i) in the case of a mandatory conversion of shares of 2011 ESOP Preferred Stock pursuant to paragraph (a) of this Section 4, as of the Release Date; and (ii) in the case of an optional conversion of such shares pursuant to paragraph (b) of this Section 4, as of the earlier of (A) the delivery to such holder or such holder’s designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (B) the commencement of business on the second Business Day after the delivery to the Company or the transfer agent for the 2011 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4.  On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date.  The Company shall not be obligated to pay any dividends which shall have accrued or have been declared and shall be payable to holders of shares of 2011 ESOP Preferred Stock if the date on which such dividends are paid is on or after the effective date of conversion of such shares.

(g)  The Company shall not be obligated to deliver to holders of 2011 ESOP Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of 2011 ESOP Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

(h)  The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of 2011 ESOP Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of 2011 ESOP Preferred Stock then outstanding.

(i)  The Company will use its best efforts to cause the listing of the shares of Common Stock required to be delivered upon conversion of the 2011 ESOP Preferred Stock prior to distribution to Plan participants on the national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

(j)  The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the 2011 ESOP Preferred Stock pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the 2011 ESOP Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

5.  Redemption At the Option of the Company.  (a)  The 2011 ESOP Preferred Stock shall be redeemable, in whole or in part, at the option of the Company at any time, at a redemption price per share of 2011 ESOP Preferred Stock equal to the higher of (x) $1,000.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, and (y) the Fair Market Value (as that term is defined in paragraph (d) of this Section 5) per share of 2011 ESOP Preferred Stock on the date fixed for redemption.  Payment of the redemption price shall be made by the Company in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (c) of this Section 5.  From and after the date fixed for redemption, dividends on shares of 2011 ESOP Preferred Stock called for redemption will cease to accrue and all rights in respect of such shares of the Company shall cease, except the right to receive the redemption price.  Upon payment of the redemption price, such shares shall be deemed to have been transferred to the Company, to be retired as provided in paragraph (a) of Section 1.  If the full cumulative dividends have not been paid, or contemporaneously declared and set aside for payment, on all outstanding shares of 2011 ESOP Preferred Stock, the Company may not redeem fewer than all the outstanding shares of 2011 ESOP Preferred Stock pursuant to this Section 5.

(b)  Unless otherwise required by law, notice of any redemption pursuant to this Section 5 will be sent to the holders of 2011 ESOP Preferred Stock at the address shown on the books of the Company or any transfer agent for the 2011 ESOP Preferred Stock by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid) delivered, sent or mailed, as the case may be, not less than twenty (20) days nor more than sixty (60) days prior to the redemption date.  Each such notice shall state:  (i) the redemption date; (ii) the total number of shares of the 2011 ESOP Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) whether the redemption price shall be paid in cash or in shares of Common Stock, or in a combination of such Common Stock and cash; (v) in the case of certificated 2011 ESOP Preferred Stock the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (vi) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vii) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised and the manner in which the number of shares of Common Stock issuable upon conversion of a share of 2011 ESOP Preferred Stock will be determined.  The Company shall redeem shares so called for redemption and not previously converted at the date fixed for redemption and at the redemption price set forth in this Section 5, provided that, in the case of certificated 2011 ESOP Preferred Stock, the Company shall not be obligated to pay the redemption price until the certificates for the shares to be redeemed are surrendered (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state).

(c)  The Company, at its option, may make payment of the redemption price required upon redemption of shares of 2011 ESOP Preferred Stock in cash or in shares of Common Stock, or in a combination of such Common Stock and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in paragraph (d)(ii) of this Section 5) or their Current Market Price, in either case as of the date fixed for redemption of the 2011 ESOP Preferred Stock, whichever value will result in the issuance of the greater number of shares of Common Stock to the holder of the 2011 ESOP Preferred Stock then being redeemed.

(d)  For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i)  “Adjustment Period” shall mean the period of five (5) consecutive Trading Days preceding the date as of which the Fair Market Value of a security is to be determined.

(ii)  “Fair Market Value” shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issue which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period.  The “Fair Market Value” of any security which is not publicly traded (other than the 2011 ESOP Preferred Stock) or of any other property shall mean the fair value thereof on the date as of which the Fair Market Value of the security is to be determined, as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board or a committee thereof.  The “Fair Market Value” of the 2011 ESOP Preferred Stock for purposes of paragraph (a) of Section 5, and for purposes of paragraph (c) of Section 6 shall mean the fair market value thereof determined by an independent appraiser, appointed by the Trustee of the Plan in accordance with the provisions of the Plan, as of the date fixed for redemption of the 2011 ESOP Preferred Stock (in the case of a redemption pursuant to Section 5) or as of the date specified in paragraph (c) of Section 6 (in the case of a redemption under that section).  For purposes of determining the Fair Market Value of the 2011 ESOP Preferred Stock, the independent appraiser shall assume (i) that all dividends on the 2011 ESOP Preferred Stock would have been paid when due, and (ii) that the mandatory conversion of shares of 2011 ESOP Preferred Stock held by the Plan into shares of Common Stock pursuant to Section 4(a) hereof would have occurred when and as payments of principal (together with accrued interest thereon) would have been made by the Trustee of the Plan in accordance with the terms of that certain 2011 ESOP Cumulative Convertible Preferred Stock Note Agreement dated on or about March 18, 2011 between the Company and the Plan (including any amendments or modifications thereto).

6.  Consolidation, Merger, etc.  (a)  If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Company) that constitutes “qualifying employer securities” with respect to a holder of 2011 ESOP Preferred Stock within the meaning of Section 409(1) of the Internal Revenue Code of 1986, as amended, and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of 2011 ESOP Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become Preferred Stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 5 and 6 hereof), and the qualifications, limitations or restrictions thereon, that the 2011 ESOP Preferred Stock had immediately prior to such transaction, subject to the following:

(1)  After such transaction each share of the 2011 ESOP Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 4 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of 2011 ESOP Preferred Stock could have been converted immediately prior to such transaction.

(2)  The Company shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of 2011 ESOP Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.

(b)  If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (a) of this Section 6) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of 2011 ESOP Preferred Stock shall, without any action on the part of the Company or any holder thereof (but subject to paragraph (c) of this Section 6), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of 2011 ESOP Preferred Stock could have been converted at such time so that each share of 2011 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of 2011 ESOP Preferred Stock could have been converted immediately prior to such transaction.  However, if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the 2011 ESOP Preferred Stock, then the shares of 2011 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of 2011 ESOP Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction.  If the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares.

(c)  In the event the Company shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (b) of this Section 6 (a “Business Combination”), then the Company shall as soon as practicable thereafter (and in any event at least fifteen (15) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of 2011 ESOP Preferred Stock and each such holder shall have the right to elect, by written notice to the Company, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Company or the successor of the Company, in redemption and retirement of such 2011 ESOP Preferred Stock, a cash payment per share of 2011 ESOP Preferred Stock equal to the higher of (x) $1,000.00, plus accrued and unpaid dividends thereon to the date of consummation of such transaction or (y) the Fair Market Value per share of 2011 ESOP Preferred Stock, as of the last Business Day (as defined in paragraph (c) of Section 4 hereof) immediately preceding the date the Business Combination is consummated.  No such notice of redemption shall be effective unless given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction, unless the Company or the successor of the Company shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction.

(d)  In the event that a Purchase Offer (as defined below) shall have been made and shall be continuing, each holder of 2011 ESOP Preferred Stock shall have the right to convert shares of 2011 ESOP Preferred Stock into shares of Common Stock at the Conversion Price specified in Section 4(c)(iii)(C) hereof until the date the Purchase Offer is terminated, including without limitation because the original Purchase Offer is withdrawn or because the Purchase Offer has expired and is not renewed, upon notice of such conversion given to the Company not later than the close of business on the date the Purchase Offer terminates (the “Purchase Offer Conversion Period”), unless the Company or any successor of the Company shall waive such prior notice, but any notice of conversion so given may be withdrawn by notice of withdrawal given to the Company prior to the end of the Purchase Offer Conversion Period.

For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

(i)  “Beneficial Ownership” shall have the meaning ascribed to it in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and “person” shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

(ii)  A “Purchase Offer” shall have been made when any person (other than the Company or any affiliate of the Company) shall have “commenced” (as such term is defined in Rule 14d-2 under the Exchange Act) a tender offer or exchange offer to purchase shares of Common Stock, such that, upon consummation of such offer, such person would have Beneficial Ownership (as defined herein) or the right to acquire Beneficial Ownership, of twenty percent (20%) or more of the voting power of the Company.

7.  Liquidation Rights.  (a)  Upon the dissolution, liquidation, or winding up of the Company, the holders of the shares of 2011 ESOP Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or any other class of stock ranking junior to 2011 ESOP Preferred Stock upon liquidation, the amount of $1,000.00 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

(b)  Neither the sale of all or substantially all the property and assets of the Company, nor the merger or consolidation of the Company into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Company shall be deemed to be a dissolution, liquidation, or winding up, voluntary or involuntary, for the purposes of this Section 7.

(c)  After the payment to the holders of the shares of 2011 ESOP Preferred Stock of the full preferential amounts provided for in this Section 7, the holders of 2011 ESOP Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Company.

(d)  In the event the assets of the Company available for distribution to the holders of shares of 2011 ESOP Preferred Stock upon any dissolution, liquidation, or winding up of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 7, no such distribution shall be made on account of any shares of any other series of Preferred Stock or other capital stock of the Company ranking on a parity with the shares of 2011 ESOP Preferred Stock upon such dissolution, liquidation, or winding up unless proportionate distributive amounts shall be paid on account of the shares of 2011 ESOP Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation, or winding up.

(e)  Subject to the rights of the holders of the shares of any series or class or classes of stock ranking on a parity with or prior to the shares of 2011 ESOP Preferred Stock upon liquidation, dissolution, or winding up, upon any liquidation, dissolution, or winding up of the Company, after payment shall have been made in full to the holders of the shares of 2011 ESOP Preferred Stock as provided in this Section 7, but not prior thereto, any other series or class or classes of stock ranking junior to the shares of 2011 ESOP Preferred Stock upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the shares of 2011 ESOP Preferred Stock shall not be entitled to share therein.

8.  Ranking.  For the purposes of these resolutions, any stock of any series or class or classes of the Company shall be deemed to rank:

(a)  prior to the shares of 2011 ESOP Preferred Stock, either as to dividends or upon liquidation, if the holders of such series or class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of 2011 ESOP Preferred Stock;

(b)  on a parity with shares of 2011 ESOP Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share, or sinking fund provisions, if any, be different from those of 2011 ESOP Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of 2011 ESOP Preferred Stock; and

(c)  junior to shares of 2011 ESOP Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of 2011 ESOP Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of such series or class or classes.

9.  Priority of 2011 ESOP Preferred Stock.  The shares of 2011 ESOP Preferred Stock will rank on a parity, both as to payment of dividends and the distribution of assets upon liquidation, with the Company’s 2002 ESOP Cumulative Convertible Preferred Stock, its 2003 ESOP Cumulative Convertible Preferred Stock, its 2004 ESOP Cumulative Convertible Preferred Stock, its 2005 ESOP Cumulative Convertible Preferred Stock, its 2006 ESOP Cumulative Convertible Preferred Stock, its 2007 ESOP Cumulative Convertible Preferred Stock, its 2008 ESOP Cumulative Convertible Preferred Stock and its 2010 ESOP Cumulative Convertible Preferred Stock.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by John G. Stumpf, its Chairman, President and Chief Executive Officer, and attested by Jeannine E. Zahn, its Assistant Secretary, whereby such President and Chief Executive Officer affirms, under penalties of perjury, that this Certificate of Designations is the act and deed of the Company and that the facts stated herein are true, this 17th day of March, 2011.

WELLS FARGO & COMPANY

By         /s/ John G. Stumpf
John G. Stumpf
i)                            Chairman, President and
ii)                          Chief Executive Officer

Attest:

/s/ Jeannine E. Zahn
Jeannine E. Zahn
Assistant Secretary

[As filed with the Delaware Secretary of State on March 17, 2011.]

WELLS FARGO & COMPANY
___________________________________

CERTIFICATE OF DESIGNATIONS
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
___________________________________

2012 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK
(Without Par Value)
___________________________________

WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Company”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Company (the “Board”) by the provisions of the Restated Certificate of Incorporation of the Company, as amended, which authorizes the issuance of not more than 20,000,000 shares of Preferred Stock, without par value (the “Preferred Stock”), and pursuant to authority conferred upon the ESOP Preferred Stock Committee I of the Board (the “ESOP Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”) and by the resolutions of the Board set forth herein, the following resolutions were duly adopted by the Board at meetings of the Board duly held on January 25, 2000 and February 24, 2009, and by the ESOP Committee pursuant to the written consent of the ESOP Committee duly adopted on January 9, 2012, in accordance with Section 141(f) of the General Corporation Law:

1.         On January 25, 2000, the Board adopted the following resolutions (the “ESOP Board Resolutions”) appointing the ESOP Committee and delegating to the ESOP Committee the full powers of the Board, subject to the ESOP Board Resolutions, in all matters relating to issuance of one or more series of Preferred Stock (“ESOP Preferred Stock”) to the trustee on behalf of the Company’s 401(k) Plan hereinafter referred to:

RESOLVED that a committee of one member of the Board of the Company is hereby appointed by the Board as the ESOP Preferred Stock Committee I (the “First Committee”), which shall have and may exercise the full powers of the Board, subject to these resolutions, to issue from time to time one or more series of ESOP Preferred Stock, including any shares of Company common stock ($1 2/3 par value) issuable upon conversion of ESOP Preferred Stock, and in connection therewith, to fix the designations, voting powers, preferences, and all other rights, qualifications and restrictions of such ESOP Preferred Stock, to sell such ESOP Preferred Stock to the Plan on such terms and conditions and for such purchase price as the First Committee in its discretion shall approve, and to take any and all actions as the First Committee shall deem necessary or appropriate.

2.         Pursuant to resolutions adopted on February 24, 2009, the Board designated John G. Stumpf as the sole member of the ESOP Committee, effective April 29, 2009.

3.         On January 9, 2012, pursuant to authority conferred upon it by the Board in the ESOP Board Resolutions, the ESOP Committee adopted the following resolutions by written consent in accordance with Section 141(f) of the General Corporation Law:

RESOLVED that the issuance of a series of Preferred Stock, without par value, of the Company is hereby authorized and the designation, voting powers, preferences, and relative, participating, optional, and other special rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation of the Company, as amended, are hereby fixed as follows:

2012 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

1.  Designation and Number of Shares; Restricted Issue.

(a) The designation of the series of Preferred Stock, without par value, provided for herein shall be “2012 ESOP Cumulative Convertible Preferred Stock” (hereinafter referred to as the “2012 ESOP Preferred Stock”) and the number of authorized shares constituting the 2012 ESOP Preferred Stock is 940,000, based on an offering price for the 2012 ESOP Preferred Stock of $1,094.00 per share.  Each share of 2012 ESOP Preferred Stock shall have a stated value of $1,000.00 per share.  The number of authorized shares of 2012 ESOP Preferred Stock may be reduced by further resolution duly adopted by the Board or the Securities Committee and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, provided, however, that the authorized number of shares of 2012 ESOP Preferred Stock shall not be decreased below the then outstanding number of such shares, and provided further that the number of authorized shares of 2012 ESOP Preferred Stock shall not be increased.  All shares of the 2012 ESOP Preferred Stock purchased, redeemed, or converted by the Company shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of 2012 ESOP Preferred Stock.

(b)  Shares of 2012 ESOP Preferred Stock shall be issued only to a trustee (the “Trustee”) acting on behalf of the Wells Fargo & Company 401(k) Plan, or any successor to such plan (the “Plan”).  All references to the holder of shares of 2012 ESOP Preferred Stock shall mean the Trustee or any company with which or into which the Trustee may merge or any successor trustee under the trust agreement with respect to the Plan.  In the event of any transfer of record ownership of shares of 2012 ESOP Preferred Stock to any person other than any successor trustee under the Plan, the shares of 2012 ESOP Preferred Stock so transferred, upon such transfer and without any further action by the Company or the holder thereof, shall be automatically converted into shares of the common stock, par value $1-2/3 per share, of the Company (the “Common Stock”) on the terms otherwise provided for the conversion of the shares of 2012 ESOP Preferred Stock into shares of Common Stock pursuant to paragraph (a) of Section 4 hereof, and no such transferee shall have any of the voting powers, preferences, and relative, participating, optional or special rights ascribed to shares of 2012 ESOP Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of 2012 ESOP Preferred Stock shall be so converted.  In the event of such a conversion, the transferee of the shares of 2012 ESOP Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of 2012 ESOP Preferred Stock have been automatically converted as of the date of such transfer.  Shares of 2012 ESOP Preferred Stock may be certificated or uncertificated, at the Company’s option.  Certificates representing shares of 2012 ESOP Preferred Stock shall bear a legend to reflect the foregoing provisions.  In the case of uncertificated 2012 ESOP Preferred Stock, the transfer agent for the 2012 ESOP Preferred Stock shall note the foregoing provisions on each 2012 ESOP Preferred Stock book entry account.  The Company may require that, as a condition to transferring record ownership of any uncertificated 2012 ESOP Preferred Stock, the proposed transferee acknowledge in writing that the shares of 2012 ESOP Preferred Stock are subject to the foregoing provisions.  Notwithstanding the foregoing provisions of this paragraph (b) of Section 1, shares of 2012 ESOP Preferred Stock (i)(A) shall be converted into shares of Common Stock as provided in paragraph (a) of Section 4 hereof, and (B) may be converted into shares of Common Stock as provided by paragraph (b) of Section 4 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Company upon the terms and conditions provided in Sections 5 and 6(c) hereof.

2.  Voting Rights.  No shares of 2012 ESOP Preferred Stock shall have voting rights except such voting rights as may from time to time be required by law and as set forth in this Section 2, as follows:

(a)  Whenever, at any time or times, dividends payable on shares of 2012 ESOP Preferred Stock shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding shares of 2012 ESOP Preferred Stock shall have the exclusive right, voting together as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the shares of 2012 ESOP Preferred Stock, either as to dividends or on the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Company at the Company’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders.  At elections for such directors, each holder of the shares of 2012 ESOP Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of Preferred Stock held as may be granted to them).  Upon the vesting of such right of such holders, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of 2012 ESOP Preferred Stock (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) as herein set forth.  The right of such holders of such shares of 2012 ESOP Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) to elect members of the Board as aforesaid shall continue until such time as all dividends accumulated on such shares of 2012 ESOP Preferred Stock shall have been paid in full, at which time such right with respect to such shares of 2012 ESOP Preferred Stock shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

(b)  Upon any termination of the right of the holders of all shares of Preferred Stock entitled to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately.  If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders may choose a successor to fill such vacancy, which such successor shall hold office for the unexpired term in respect of which such vacancy occurred.  Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall be such number as may be provided for in the By-Laws of the Company irrespective of any increase made pursuant to the provisions of this resolution.

(c)  So long as any shares of 2012 ESOP Preferred Stock remain outstanding, the consent of the holders of the outstanding shares of 2012 ESOP Preferred Stock and outstanding shares of all other series of Preferred Stock ranking on a parity with such shares of 2012 ESOP Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, by a vote of at least two-thirds of all such outstanding shares of 2012 ESOP Preferred Stock and such other series of Preferred Stock voting together as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(i)  the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to shares of 2012 ESOP Preferred Stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or

(ii)  the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a Certificate of Designations designating shares of 2012 ESOP Preferred Stock and the preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the shares of 2012 ESOP Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock, or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case ranking on a parity with or junior to the shares of 2012 ESOP Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d)  The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of 2012 ESOP Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

3.         Dividends.  (a)(i)  Holders of shares of 2012 ESOP Preferred Stock will be entitled to receive, when and as declared by the Board or a duly authorized committee thereof, out of assets of the Company legally available for payment, an annual cash dividend of $100.00 (the “Base Dividend”) per share, which Base Dividend shall be subject to adjustment from time to time as provided in this Section 3.

(ii)  The Base Dividend shall be adjusted, effective on December 1, 2013 and on each December 1 thereafter until December 1, 2021, as follows:

(1)  If the Current Market Price (as hereinafter defined) of one share of Common Stock on November 30 (or the next preceding Trading Day (as hereinafter defined) if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the First Target Price but less than the Second Target Price shown opposite that year in such table, then holders of shares of the 2012 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $105.00 per share (the “First Adjusted Dividend”).

(2)  If the Current Market Price of one share of Common Stock on November 30 (or the next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the Second Target Price shown opposite that year in such table, then holders of shares of 2012 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $110.00 per share (the “Second Adjusted Dividend”).

(3)  If the Current Market Price of one share of Common Stock on November 30 (or next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is less than the First Target Price shown opposite that year in such table, then the holders of shares of 2012 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to the Base Dividend.
32)
33)              Dividend Adjustment Table

34) Closing Price on 11/30	35) First Target Price	36) Second Target Price
2,013,000	28.424	30.617
2,014,000	31.124	34.980
2,015,000	34.081	39.964
2,016,000	37.319	45.659
2,017,000	40.864	52.166
2,018,000	44.746	59.599
2,019,000	48.997	68.092
2,020,000	53.652	77.795

(4)  As an example of the adjustments described in subparagraphs (1) through (3) above, if on November 30, 2013, the Current Market Price of one share of Common Stock is $30.00, then the cash dividend payable for the immediately following twelve month period per share of 2012 ESOP Preferred Stock would equal $105.00, with the first quarterly payment of such $105.00 dividend to be made on March 1, 2014.  If on November 30, 2014, the Current Market Price of one share of Common Stock is $40.00, then the cash dividend payable for the immediately following twelve month period per share of 2012 ESOP Preferred Stock would equal $110.00, with the first quarterly payment of such $110.00 dividend to be made on March 1, 2015.  If on November 30, 2015, the Current Market Price of one share of Common Stock is $30.00, then the cash dividend payable for the immediately following twelve month period per share of 2012 ESOP Preferred Stock would equal $100.00, with the first quarterly payment of such $100.00 dividend to be made on March 1, 2016.

(5)  For purposes of this Section 3, the terms “First Adjusted Dividend” and “Second Adjusted Dividend” are sometimes referred to as an “Adjusted Dividend;” the term “Current Market Price” shall have the meaning given to it in Section 4(c)(iv); and the term “Trading Day” shall have the meaning given to it in Section 4(c)(vi).

(iii)  If one share of Common Stock in any year listed in the Dividend Adjustment Table shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the First Target Price and the Second Target Price listed in such table for that year and each subsequent year will be appropriately and proportionately adjusted.

(iv)  Dividends payable on shares of the 2012 ESOP Preferred Stock (whether such dividends are equal to the Base Dividend or to an Adjusted Dividend) shall be payable quarterly on March 1, June 1, September 1, and December 1 of each year, commencing March 1, 2012.  Dividends on shares of the 2012 ESOP Preferred Stock will be cumulative from the date of initial issuance of such shares of 2012 ESOP Preferred Stock.  Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Company on such record dates, not more than 30 days nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board or a duly authorized committee thereof.  The amount of dividends payable per share for each dividend period shall be computed by dividing by four the Base Dividend or the Adjusted Dividend, whichever is then applicable.  The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of actual days elapsed in a 360-day year of twelve 30-day months.

(b)(i)  No full dividends shall be declared or paid or set apart for payment on any stock of the Company ranking, as to dividends, on a parity with or junior to the 2012 ESOP Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been set apart for such payment on shares of 2012 ESOP Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends.  When dividends are not paid in full, as aforesaid, upon the shares of 2012 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 2012 ESOP Preferred Stock, all dividends declared upon shares of 2012 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 2012 ESOP Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on 2012 ESOP Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of 2012 ESOP Preferred Stock and such other series of Preferred Stock bear to each other.  Holders of shares of 2012 ESOP Preferred Stock shall not be entitled to any dividend, whether payable in cash, property, or stock, in excess of full cumulative dividends, as herein provided, on 2012 ESOP Preferred Stock.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on 2012 ESOP Preferred Stock which may be in arrears.

(ii)  So long as any shares of 2012 ESOP Preferred Stock are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants, or rights to subscribe for or purchase shares of, Common Stock or any other stock ranking junior to 2012 ESOP Preferred Stock as to dividends or upon liquidation and other than as provided in paragraph (b)(i) of this Section 3) shall be declared or paid or set aside for payment or other distribution declared or made upon Common Stock or any other capital stock of the Company ranking junior to or on a parity with 2012 ESOP Preferred Stock as to dividends or upon liquidation, nor shall any Common Stock or any other capital stock of the Company ranking junior to or on a parity with 2012 ESOP Preferred Stock as to dividends or upon liquidation be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to 2012 ESOP Preferred Stock as to dividends or upon liquidation), unless, in each case, the full cumulative dividends on all outstanding shares of 2012 ESOP Preferred Stock shall have been paid or declared and set aside for payment of the then current dividend payment period and all past dividend payment periods.

4.  Conversion.  Shares of 2012 ESOP Preferred Stock are convertible from time to time hereafter pursuant to the provisions of paragraphs (a) or (b) of this Section 4 into that number of shares of Common Stock determined by dividing the stated value of each share of 2012 ESOP Preferred Stock by the then applicable Conversion Price, (as determined in accordance with the provisions of paragraph (c)(iii) of this Section 4), as follows:

(a)  Each share of 2012 ESOP Preferred Stock released from the unallocated reserve of the Plan in accordance with the terms thereof shall be automatically converted, without any further action by the Company or the holder thereof, as of the date such release occurs (the “Release Date”), into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for the 2012 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(b)  Subject to and upon compliance with the provisions of this Section 4, a holder of 2012 ESOP Preferred Stock shall be entitled at any time, prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 5 or 6 hereof, to cause any or all of the shares of 2012 ESOP Preferred Stock held by such holder to be converted into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for 2012 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(c)  For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i)  The “Average Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the Current Market Price for one share of Common Stock for the twenty (20) consecutive Trading Days ending on the Trading Day occurring prior to the date the “Purchase Offer” is made (as that term is defined in Section 6(d) hereof).

(ii)  A “Business Day” means each day that is not a Saturday, Sunday, or a day on which state or federally chartered banking institutions in the State of New York are not required to be open.

(iii)  (A)  For purposes of a mandatory conversion of shares of 2012 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (a) of this Section 4, the “Conversion Price” for such shares of 2012 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the relevant Release Date.

(B)  For purposes of an optional conversion of shares of 2012 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (b) of this Section 4, the “Conversion Price” for such shares of 2012 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the date the Conversion Notice (as that term is defined in paragraph (d) of this Section 4) is received by the Company, by the transfer agent for the 2012 ESOP Preferred Stock or by any agent for conversion of the 2012 ESOP Preferred Stock designated as such pursuant to paragraph (d) of this Section 4.

(C)  For purposes of a conversion of shares of 2012 ESOP Preferred Stock into shares of Common Stock in connection with a “Purchase Offer” (as defined in Section 6(d) hereof), the “Conversion Price” for such shares of 2012 ESOP Preferred Stock shall be the Average Current Market Price of one share of Common Stock.

Each share of 2012 ESOP Preferred Stock shall be valued at its stated value of $1,000.00 for purposes of computing, based on the applicable Conversion Price, the number of shares of Common Stock into which the shares of 2012 ESOP Preferred Stock will be converted.

(iv)  The “Current Market Price” of publicly traded shares of Common Stock or any other class of capital stock or other security of the Company or any other issuer for any day shall mean the reported last sale price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange only or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof.

(v)  “Common Stock” shall mean the Common Stock of the Company as the same exists at the date of this Certificate of Designations or as such stock may be constituted from time to time.

(vi)  “Trading Day” with respect to Common Stock means (x) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the Common Stock is quoted on the National Market System of NASDAQ, a day on which trades may be made on such National Market System or (z) otherwise, any Business Day.
(d)  In connection with any conversion of 2012 ESOP Preferred Stock pursuant to this Section 4, a written notice of conversion (the “Conversion Notice”) shall be delivered to the Company at its principal executive office or the offices of the transfer agent for the 2012 ESOP Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the 2012 ESOP Preferred Stock by the Company or the transfer agent for the 2012 ESOP Preferred Stock, which notice shall be accompanied by (a) in the case of certificated 2012 ESOP Preferred Stock, the certificate or certificates representing the shares of 2012 ESOP Preferred Stock being converted pursuant to this Section 4, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto) and (b) in the case of uncertificated 2012 ESOP Preferred Stock, duly executed assignment and transfer documents for the shares of 2012 ESOP Preferred Stock being converted pursuant to this Section 4.  Each Conversion Notice shall specify (i)(y) in the case of a mandatory conversion pursuant to paragraph (a) of this Section 4, the number of shares of 2012 ESOP Preferred Stock released from the unallocated reserve of the Plan on the Release Date or (z) in the case of an optional conversion pursuant to paragraph (b) of this Section 4, the number of shares of 2012 ESOP Preferred Stock being converted, and (ii) in connection with any conversion hereunder, (x) the name or names in which such holder wishes the certificate or certificates for Common Stock and, in the case of certificated 2012 ESOP Preferred Stock, for any shares of 2012 ESOP Preferred Stock not to be so converted to be issued, (y) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion, and (z) such other information as the Company or its agents may reasonably request.

(e)  Upon delivery to the Company or the transfer agent for the 2012 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4,  the Company shall issue and send by hand delivery, by courier or by first-class mail (postage prepaid) to the holder thereof or to such holder’s designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion.  If there shall have been surrendered a certificate or certificates representing shares of 2012 ESOP Preferred Stock only part of which are to be converted, the Company shall issue and deliver to such holder or such holder’s designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of 2012 ESOP Preferred Stock which shall not have been converted.

(f)  The issuance by the Company of shares of Common Stock upon a conversion of shares of 2012 ESOP Preferred Stock into shares of Common Stock made pursuant to this Section 4 shall be effective (i) in the case of a mandatory conversion of shares of 2012 ESOP Preferred Stock pursuant to paragraph (a) of this Section 4, as of the Release Date; and (ii) in the case of an optional conversion of such shares pursuant to paragraph (b) of this Section 4, as of the earlier of (A) the delivery to such holder or such holder’s designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (B) the commencement of business on the second Business Day after the delivery to the Company or the transfer agent for the 2012 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4.  On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date.  The Company shall not be obligated to pay any dividends which shall have accrued or have been declared and shall be payable to holders of shares of 2012 ESOP Preferred Stock if the date on which such dividends are paid is on or after the effective date of conversion of such shares.

(g)  The Company shall not be obligated to deliver to holders of 2012 ESOP Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of 2012 ESOP Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

(h)  The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of 2012 ESOP Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of 2012 ESOP Preferred Stock then outstanding.

(i)  The Company will use its best efforts to cause the listing of the shares of Common Stock required to be delivered upon conversion of the 2012 ESOP Preferred Stock prior to distribution to Plan participants on the national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

(j)  The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the 2012 ESOP Preferred Stock pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the 2012 ESOP Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

5.  Redemption At the Option of the Company.  (a)  The 2012 ESOP Preferred Stock shall be redeemable, in whole or in part, at the option of the Company at any time, at a redemption price per share of 2012 ESOP Preferred Stock equal to the higher of (x) $1,000.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, and (y) the Fair Market Value (as that term is defined in paragraph (d) of this Section 5) per share of 2012 ESOP Preferred Stock on the date fixed for redemption.  Payment of the redemption price shall be made by the Company in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (c) of this Section 5.  From and after the date fixed for redemption, dividends on shares of 2012 ESOP Preferred Stock called for redemption will cease to accrue and all rights in respect of such shares of the Company shall cease, except the right to receive the redemption price.  Upon payment of the redemption price, such shares shall be deemed to have been transferred to the Company, to be retired as provided in paragraph (a) of Section 1.  If the full cumulative dividends have not been paid, or contemporaneously declared and set aside for payment, on all outstanding shares of 2012 ESOP Preferred Stock, the Company may not redeem fewer than all the outstanding shares of 2012 ESOP Preferred Stock pursuant to this Section 5.

(b)  Unless otherwise required by law, notice of any redemption pursuant to this Section 5 will be sent to the holders of 2012 ESOP Preferred Stock at the address shown on the books of the Company or any transfer agent for the 2012 ESOP Preferred Stock by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid) delivered, sent or mailed, as the case may be, not less than twenty (20) days nor more than sixty (60) days prior to the redemption date.  Each such notice shall state:  (i) the redemption date; (ii) the total number of shares of the 2012 ESOP Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) whether the redemption price shall be paid in cash or in shares of Common Stock, or in a combination of such Common Stock and cash; (v) in the case of certificated 2012 ESOP Preferred Stock the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (vi) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vii) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised and the manner in which the number of shares of Common Stock issuable upon conversion of a share of 2012 ESOP Preferred Stock will be determined.  The Company shall redeem shares so called for redemption and not previously converted at the date fixed for redemption and at the redemption price set forth in this Section 5, provided that, in the case of certificated 2012 ESOP Preferred Stock, the Company shall not be obligated to pay the redemption price until the certificates for the shares to be redeemed are surrendered (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state).

(c)  The Company, at its option, may make payment of the redemption price required upon redemption of shares of 2012 ESOP Preferred Stock in cash or in shares of Common Stock, or in a combination of such Common Stock and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in paragraph (d)(ii) of this Section 5) or their Current Market Price, in either case as of the date fixed for redemption of the 2012 ESOP Preferred Stock, whichever value will result in the issuance of the greater number of shares of Common Stock to the holder of the 2012 ESOP Preferred Stock then being redeemed.

(d)  For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i)  “Adjustment Period” shall mean the period of five (5) consecutive Trading Days preceding the date as of which the Fair Market Value of a security is to be determined.

(ii)  “Fair Market Value” shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issue which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period.  The “Fair Market Value” of any security which is not publicly traded (other than the 2012 ESOP Preferred Stock) or of any other property shall mean the fair value thereof on the date as of which the Fair Market Value of the security is to be determined, as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board or a committee thereof.  The “Fair Market Value” of the 2012 ESOP Preferred Stock for purposes of paragraph (a) of Section 5, and for purposes of paragraph (c) of Section 6 shall mean the fair market value thereof determined by an independent appraiser, appointed by the Trustee of the Plan in accordance with the provisions of the Plan, as of the date fixed for redemption of the 2012 ESOP Preferred Stock (in the case of a redemption pursuant to Section 5) or as of the date specified in paragraph (c) of Section 6 (in the case of a redemption under that section).  For purposes of determining the Fair Market Value of the 2012 ESOP Preferred Stock, the independent appraiser shall assume (i) that all dividends on the 2012 ESOP Preferred Stock would have been paid when due, and (ii) that the mandatory conversion of shares of 2012 ESOP Preferred Stock held by the Plan into shares of Common Stock pursuant to Section 4(a) hereof would have occurred when and as payments of principal (together with accrued interest thereon) would have been made by the Trustee of the Plan in accordance with the terms of that certain 2012 ESOP Cumulative Convertible Preferred Stock Note Agreement dated on or about January 12, 2012 between the Company and the Plan (including any amendments or modifications thereto).

6.  Consolidation, Merger, etc.  (a)  If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Company) that constitutes “qualifying employer securities” with respect to a holder of 2012 ESOP Preferred Stock within the meaning of Section 409(1) of the Internal Revenue Code of 1986, as amended, and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of 2012 ESOP Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become Preferred Stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 5 and 6 hereof), and the qualifications, limitations or restrictions thereon, that the 2012 ESOP Preferred Stock had immediately prior to such transaction, subject to the following:

(1)  After such transaction each share of the 2012 ESOP Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 4 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of 2012 ESOP Preferred Stock could have been converted immediately prior to such transaction.

(2)  The Company shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of 2012 ESOP Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.

(b)  If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (a) of this Section 6) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of 2012 ESOP Preferred Stock shall, without any action on the part of the Company or any holder thereof (but subject to paragraph (c) of this Section 6), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of 2012 ESOP Preferred Stock could have been converted at such time so that each share of 2012 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of 2012 ESOP Preferred Stock could have been converted immediately prior to such transaction.  However, if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the 2012 ESOP Preferred Stock, then the shares of 2012 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of 2012 ESOP Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction.  If the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares.

(c)  In the event the Company shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (b) of this Section 6 (a “Business Combination”), then the Company shall as soon as practicable thereafter (and in any event at least fifteen (15) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of 2012 ESOP Preferred Stock and each such holder shall have the right to elect, by written notice to the Company, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Company or the successor of the Company, in redemption and retirement of such 2012 ESOP Preferred Stock, a cash payment per share of 2012 ESOP Preferred Stock equal to the higher of (x) $1,000.00, plus accrued and unpaid dividends thereon to the date of consummation of such transaction or (y) the Fair Market Value per share of 2012 ESOP Preferred Stock, as of the last Business Day (as defined in paragraph (c) of Section 4 hereof) immediately preceding the date the Business Combination is consummated.  No such notice of redemption shall be effective unless given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction, unless the Company or the successor of the Company shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction.

(d)  In the event that a Purchase Offer (as defined below) shall have been made and shall be continuing, each holder of 2012 ESOP Preferred Stock shall have the right to convert shares of 2012 ESOP Preferred Stock into shares of Common Stock at the Conversion Price specified in Section 4(c)(iii)(C) hereof until the date the Purchase Offer is terminated, including without limitation because the original Purchase Offer is withdrawn or because the Purchase Offer has expired and is not renewed, upon notice of such conversion given to the Company not later than the close of business on the date the Purchase Offer terminates (the “Purchase Offer Conversion Period”), unless the Company or any successor of the Company shall waive such prior notice, but any notice of conversion so given may be withdrawn by notice of withdrawal given to the Company prior to the end of the Purchase Offer Conversion Period.

For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

(i)  “Beneficial Ownership” shall have the meaning ascribed to it in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and “person” shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

(ii)  A “Purchase Offer” shall have been made when any person (other than the Company or any affiliate of the Company) shall have “commenced” (as such term is defined in Rule 14d-2 under the Exchange Act) a tender offer or exchange offer to purchase shares of Common Stock, such that, upon consummation of such offer, such person would have Beneficial Ownership (as defined herein) or the right to acquire Beneficial Ownership, of twenty percent (20%) or more of the voting power of the Company.

7.  Liquidation Rights.  (a)  Upon the dissolution, liquidation, or winding up of the Company, the holders of the shares of 2012 ESOP Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or any other class of stock ranking junior to 2012 ESOP Preferred Stock upon liquidation, the amount of $1,000.00 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

(b)  Neither the sale of all or substantially all the property and assets of the Company, nor the merger or consolidation of the Company into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Company shall be deemed to be a dissolution, liquidation, or winding up, voluntary or involuntary, for the purposes of this Section 7.

(c)  After the payment to the holders of the shares of 2012 ESOP Preferred Stock of the full preferential amounts provided for in this Section 7, the holders of 2012 ESOP Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Company.

(d)  In the event the assets of the Company available for distribution to the holders of shares of 2012 ESOP Preferred Stock upon any dissolution, liquidation, or winding up of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 7, no such distribution shall be made on account of any shares of any other series of Preferred Stock or other capital stock of the Company ranking on a parity with the shares of 2012 ESOP Preferred Stock upon such dissolution, liquidation, or winding up unless proportionate distributive amounts shall be paid on account of the shares of 2012 ESOP Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation, or winding up.

(e)  Subject to the rights of the holders of the shares of any series or class or classes of stock ranking on a parity with or prior to the shares of 2012 ESOP Preferred Stock upon liquidation, dissolution, or winding up, upon any liquidation, dissolution, or winding up of the Company, after payment shall have been made in full to the holders of the shares of 2012 ESOP Preferred Stock as provided in this Section 7, but not prior thereto, any other series or class or classes of stock ranking junior to the shares of 2012 ESOP Preferred Stock upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the shares of 2012 ESOP Preferred Stock shall not be entitled to share therein.

8.  Ranking.  For the purposes of these resolutions, any stock of any series or class or classes of the Company shall be deemed to rank:

(a)  prior to the shares of 2012 ESOP Preferred Stock, either as to dividends or upon liquidation, if the holders of such series or class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of 2012 ESOP Preferred Stock;

(b)  on a parity with shares of 2012 ESOP Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share, or sinking fund provisions, if any, be different from those of 2012 ESOP Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of 2012 ESOP Preferred Stock; and

(c)  junior to shares of 2012 ESOP Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of 2012 ESOP Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of such series or class or classes.

9.  Priority of 2012 ESOP Preferred Stock.  The shares of 2012 ESOP Preferred Stock will rank on a parity, both as to payment of dividends and the distribution of assets upon liquidation, with the Company’s 2003 ESOP Cumulative Convertible Preferred Stock, its 2004 ESOP Cumulative Convertible Preferred Stock, its 2005 ESOP Cumulative Convertible Preferred Stock, its 2006 ESOP Cumulative Convertible Preferred Stock, its 2007 ESOP Cumulative Convertible Preferred Stock, its 2008 ESOP Cumulative Convertible Preferred Stock, its 2010 ESOP Cumulative Convertible Preferred Stock and its 2011 ESOP Cumulative Convertible Preferred Stock.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by John G. Stumpf, its Chairman, President and Chief Executive Officer, and attested by Jeannine E. Zahn, its Assistant Secretary, whereby such President and Chief Executive Officer affirms, under penalties of perjury, that this Certificate of Designations is the act and deed of the Company and that the facts stated herein are true, this 10th day of January, 2012.

WELLS FARGO & COMPANY

By         /s/ John G. Stumpf
John G. Stumpf
i)                            Chairman, President and
ii)                          Chief Executive Officer

Attest:

/s/ Jeannine E. Zahn
Jeannine E. Zahn
Assistant Secretary

[As filed with the Delaware Secretary of State on January 10, 2012.]

WELLS FARGO & COMPANY
_____________________
CERTIFICATE OF DESIGNATION
Pursuant to Section 151(g) of the
General Corporation Law
of the State of Delaware
_____________________
NON-CUMULATIVE PERPETUAL CLASS A PREFERRED STOCK, SERIES N

(Without Par Value)
_____________________
WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, which authorize the issuance of not more than 20,000,000 shares of Preferred Stock, without par value, and pursuant to authority conferred upon the Securities Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the unanimous written consent of the Committee duly adopted on August 14, 2012, in accordance with Section 141(f) of the General Corporation Law:

Resolved, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated January 27, 2009, the provisions of the Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, no par value, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

RIGHTS AND PREFERENCES

            Section 1.        Designation.  The shares of such series of Preferred Stock shall be designated Non-Cumulative Perpetual Class A Preferred Stock, Series N, with no par value and a liquidation preference amount of $25,000 per share  (the “Series N Preferred Stock”).  Each share of Series N Preferred Stock shall be identical in all respects to every other share of Series N Preferred Stock except with respect to the date from which dividends may accrue. Series N Preferred Stock will rank equally with Parity Stock with respect to the payment of dividends and distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and will rank senior to Junior Stock with respect to the payment of dividends and/or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

            Section 2.        Number of Shares.  The number of authorized shares of Series N Preferred Stock shall be 30,000.  Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series N Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized.  The Corporation shall have the authority to issue fractional shares of Series N Preferred Stock.

Section 3.        Definitions.  As used herein with respect to Series N Preferred Stock:

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

“Certificate of Designation” means this Certificate of Designation relating to the Series N Preferred Stock, as it may be amended from time to time.

“Common Stock”means the common stock of the Corporation, par value $1⅔ per share, as the same exists at the date of this Certificate of Designation or as such stock may be constituted from time to time.

“Depositary Company” has the meaning set forth in Section 6(d) hereof.

“Dividend Payment Date” has the meaning set forth in Section 4(a) hereof.

“Dividend Period” has the meaning set forth in Section 4(a) hereof.

“DTC” means The Depository Trust Company, together with its successors and assigns.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which the Series N Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

“Liquidation Preference” has the meaning set forth in Section 5(a) hereof.

“Nonpayment Event” shall have the meaning set forth in Section 7(b).

“Parity Stock” means any other class or series of stock of the Corporation now existing or hereafter authorized that ranks on par with the Series N Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

“Preference Stock” means any and all series of preference stock, having no par value, of the Corporation.

“Preferred Stock” means any and all series of preferred stock, having no par value, of the Corporation, including the Series N Preferred Stock.

“Preferred Stock Directors” shall have the meaning set forth in Section 7(b).

“Regulatory Capital Treatment Event” means the Corporation’s reasonable determination that as a result of any (i) amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any shares of Series N Preferred Stock; (ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any shares of Series N Preferred Stock; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any shares of Series N Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of all shares of Series N Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series N Preferred Stock is outstanding.

“Series N Preferred Stock” has the meaning set forth in Section 1 hereof.

iii)                                                                                        “Voting Parity Stock” means any Parity Stock having similar voting rights as the Series N Preferred Stock.
iv)
Section 4.        Dividends.

(a)        Rate.  Dividends on the Series N Preferred Stock will not be mandatory.  Holders of Series N Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference amount of $25,000 per share of the Series N Preferred Stock, payable quarterly in arrears on the 15th day of March, June, September and December of each year (commencing on December 15, 2012); provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of such delay (each such day on which dividends are payable a “Dividend Payment Date”).  A “Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which will be the period from, and including, August 16, 2012 to, but excluding, December 15, 2012.  Dividends on each share of Series N Preferred Stock will accrue at a rate per annum equal to 5.20%.  The record date for payment of dividends on the Series N Preferred Stock shall be the last Business Day of the calendar month immediately preceding the month during which the Dividend Payment Date falls or such other date as determined by the Corporation’s Board of Directors.  The amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30-day months.  Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

(b)       Non-Cumulative Dividends.  Dividends on shares of Series N Preferred Stock shall be non-cumulative.  To the extent that any dividends payable on the shares of Series N Preferred Stock on any Dividend Payment Date are not declared prior to such Dividend Payment Date, then such dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series N Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on the Dividend Payment Date for such Dividend Period or at any time in the future or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series N Preferred Stock or any other series of authorized Preferred Stock, Preference Stock, or Common Stock of the Corporation.

(c)        Priority of Dividends.  So long as any shares of Series N Preferred Stock remain outstanding,

(1)               no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Common Stock, and no shares of Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Common Stock by the Corporation (other than (i) a dividend payable in Common Stock or (ii) the acquisition of shares of Common Stock in exchange for, or through application of proceeds of the sale of, shares of Common Stock);

(2)               no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Stock other than Common Stock, and no shares of Junior Stock other than Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock other than Common Stock by the Corporation (other than (i) a dividend payable solely in shares of Junior Stock, (ii) any dividend in connection with the implementation of a stockholder rights plan, or the redemption or repurchase of any rights under any such plan, (iii) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock, (iv) as a result of a reclassification of Junior Stock other than Common Stock for or into other Junior Stock, (v) the exchange or conversion of one share of Junior Stock other than Common Stock for or into another share of Junior Stock, (vi) through the use of proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (vii) any purchase, redemption or other acquisition of Junior Stock other than Common Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after August 9, 2012, (viii) any purchase of fractional interests in shares of Junior Stock other than Common Stock pursuant to the conversion or exchange provisions of such Junior Stock other than Common Stock or the securities being converted or exchanged, (ix) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (x) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business); and

(3)               no shares of Parity Stock will be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series N Preferred Stock and such Parity Stock during a Dividend Period (other than (i) as a result of a reclassification of Parity Stock for or into other Parity Stock or Junior Stock, (ii) the exchange or conversion of one share of Parity Stock for or into another share of Parity Stock or Junior Stock, (iii) through the use of proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, (iv) any purchase, redemption or other acquisition of Parity Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after August 9, 2012, (v) any purchase of fractional interests in shares of Parity Stock pursuant to the conversion or exchange provisions of such Parity Stock or the securities being converted or exchanged, (vi) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (vii) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business), unless, in each case, the full dividends for the then-current Dividend Period on all outstanding shares of the Series N Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside.

Subject to the succeeding sentence, for so long as any shares of Series N Preferred Stock remain outstanding, no dividends shall be declared, paid, or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series N Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside.  To the extent the Corporation declares dividends on the Series N Preferred Stock and on any Parity Stock but cannot make full payment of those declared dividends, the Corporation will allocate the dividend payments on a proportional basis among the holders of shares of Series N Preferred Stock and the holders of any Parity Stock then outstanding where the terms of such Parity Stock provide similar dividend rights.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the board of Directors of the Corporation may be declared and paid on the Common Stock and any other stock that is Parity Stock or Junior Stock, from time to time out of any assets legally available for such payment, and the shares of Series N Preferred Stock shall not be entitled to participate in any such dividends.
Section 5.        Liquidation Rights.

(a)        Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series N Preferred Stock shall be entitled to receive in full out of assets available for distribution to its stockholders before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of the Common Stock or any other Junior Stock, and subject to the rights of the holders of Parity Stock or any stock of the Corporation ranking senior to the Series N Preferred Stock as to such distribution, a liquidating distribution in the amount of $25,000 per share, plus an amount equal to any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation (the “Liquidation Preference”).  The holders of Series N Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.

(b)       Partial Payment.  If the assets of the Corporation are not sufficient to pay in full the Liquidation Preference to all holders of Series N Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series N Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preference of Series N Preferred Stock and all such Parity Stock.

(c)        Residual Distributions.  If the Liquidation Preference has been paid in full to all holders of Series N Preferred Stock and all other amounts payable upon liquidation, dissolution or winding up of the Corporation have been paid in full to all holders of any Parity Stock, the holders of Common Stock and any other Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d)       Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6.        Redemption.

(a)        Optional Redemption.  The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem, subject to the prior approval of the Federal Reserve Board, out of funds legally available therefor, in whole or in part, the shares of Series N Preferred Stock at the time outstanding, at any time on any Dividend Payment Date on or after September 15, 2017, upon notice given as provided in Section 6(b) below.  The redemption price for shares of Series N Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid up to the redemption date without accumulation of any undeclared dividends.

Notwithstanding the foregoing, within 90 days of the Corporation’s good faith determination that a Regulatory Capital Treatment Event has occurred, the Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may, subject to the approval of the appropriate federal banking agency, redeem out of funds legally available therefor, in whole, but not in part, the shares of Series N Preferred Stock at the time outstanding, prior to September 15, 2017, upon notice given as provided in Section 6(b) below.  The redemption price for shares of Series N Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid, without accumulation of any undeclared dividends.

(b)       Notice of Redemption.  Notice of every redemption of shares of Series N Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation.  Such mailing shall be at least 40 days and not more than 70 days before the date fixed for redemption.  Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series N Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series N Preferred Stock.  Each notice shall state (i) the redemption date; (ii) the number of shares of Series N Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, if applicable, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for those shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.  Notwithstanding the foregoing, if the Series N Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.

(c)        Partial Redemption.  In case of any redemption of only part of the shares of Series N Preferred Stock at the time outstanding, the shares of Series N Preferred Stock to be redeemed shall be selected either pro ratafrom the holders of record of Series N Preferred Stock in proportion to the number of Series N Preferred Stock held by such holders or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable.  Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series N Preferred Stock shall be redeemed from time to time.

(d)       Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders  thereof to receive the amount payable on such redemption from the Depository Company at any time after the redemption date from the funds so deposited, without interest.  The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest.  Any funds so deposited and unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7.        Voting Rights.

(a)        General.  The holders of Series N Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraph 7(b) below or as required by applicable law.

(b)       Right To Elect Two Directors Upon Nonpayment Events.  Whenever dividends payable on any shares of Series N Preferred Stock or any class or series of Voting Parity Stock have not been declared and paid in an aggregate amount equal to, as to any class or series, at least six quarterly Dividend Periods or their equivalent, whether or not for consecutive Dividend Periods (a “Nonpayment Event”), the holders of the outstanding Series N Preferred Stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of the Corporation’s Board of Directors at the Corporation’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders (the “Preferred Stock Directors”) by a plurality of the votes cast; provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights).  Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series N Preferred Stock (together with the holders of shares of any one or more other series of Voting Parity Stock).  At elections for such directors, each holder of the Series N Preferred Stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock as may be granted to them).  The right of the holders of the Series N Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock) to elect Preferred Stock Directors shall continue until such time as the Corporation has paid in full dividends for the equivalent of at least four quarterly Dividend Periods or their equivalent, at which time such right with respect to the Series N Preferred Stock shall terminate, except as provided by law, and subject to revesting in the event of each and every subsequent default of the character described in this Section 7(b).

Upon any termination of the right of the holders of all shares of Series N Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors, the term of office of all Preferred Stock Directors then in office elected by only those holders voting as a class shall terminate immediately.  Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the outstanding shares of Series N Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a class). In case any vacancy shall occur among the Preferred Stock Directors, a successor may be elected by a plurality of the votes cast by the holders of Series N Preferred Stock and Voting Parity Stock having the voting rights described above, voting together as a class, unless the vacancy has already been filled. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote.  Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this Section 7(b) shall have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to this Section 7(b).

(c)     Other Voting Rights.  In addition to any other vote required by law or the Restated Certificate of Incorporation, so long as any shares of the Series N Preferred Stock remain outstanding, the vote or consent of the holders of the outstanding shares of Series N Preferred Stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series N Preferred Stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by Delaware law: (i) the issuance of any class or series of Preferred Stock or Preference Stock ranking senior to the Series N Preferred Stock in the payment of dividends or the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; (ii) any amendment, alteration or repeal of any provision of the Restated Certificate of Incorporation, including the Certificate of Designation, or the Bylaws that would adversely affect the rights, preferences, privileges or voting powers of the Series N Preferred Stock; (iii) any amendment or alteration of the Restated Certificate of Incorporation, including the Certificate of Designation, or Bylaws to authorize, create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Corporation’s capital stock ranking senior to the Series N Preferred Stock with respect to either the payment of dividends or in the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; or (iv) any consummation of a reclassification involving the Series N Preferred Stock or a merger or consolidation with another corporation or other entity, except holders of the Series N Preferred Stock will have no right to vote under this section 7(c)(iv) if in each case (a) the shares of Series N Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (b) such shares of Series N Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series N Preferred Stock, taken as a whole; provided, however, that any authorization, creation or increase in the authorized amount of or issuance of the Series N Preferred Stock or any Parity Stock or Junior Stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or Junior Stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series N Preferred Stock, and holders of the Series N Preferred Stock shall have no right to vote thereon.

If any amendment, alteration, repeal, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of voting Preferred Stock (including the Series N Preferred Stock), then only those series affected by and entitled to vote on the matter shall vote on the matter together as a  class (in lieu of all other series of Preferred Stock).

Each holder of the Series N Preferred Stock will have 25 votes per share on any matter on which holders of the Series N Preferred Stock are entitled to vote, whether separately or together with any other series of stock of the Corporation (the holders of any shares of any other series of stock being entitled to such number of votes, if any, for each share of stock as may be granted to them), pursuant to Delaware law or otherwise, including by written consent.

(1)          (d)       Changes after Provision for Redemption.  No vote or consent of the holders of Series N Preferred Stock shall be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding Series N Preferred Stock shall have been redeemed, or notice of redemption has been given and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

(e)        Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series N Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Restated Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility in which the Series N Preferred Stock is listed or traded at the time.

Section 8.        Preemption and Conversion.  The holders of Series N Preferred Stock shall not have any rights of preemption or rights to convert such Series N Preferred Stock into shares of any other class of capital stock of the Corporation.

Section 9.        Reacquired Shares.  Shares of Series N Preferred Stock which have been issued and redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.

Section 10.      No Sinking Fund.  Shares of Series N Preferred Stock are not subject to the operation of a sinking fund.

Section 11.      Additional Classes or Series of Stock.  Notwithstanding anything set forth in the Restated Certificate of Incorporation or this Certificate of Designation to the contrary, the Board of Directors of the Corporation, or any authorized committee of the Board of Directors of the Corporation, (i) without the vote of the holders of the Series N Preferred Stock, may authorize and issue additional shares of Junior Stock and Parity Stock and (ii) with the requisite vote of the holders of the Series N Preferred Stock and Parity Stock entitled to vote thereon, may authorize and issue any additional class or series of Preferred Stock or Preference Stock senior to the Series N Preferred Stock as to the payment of dividends and/or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

In Witness Whereof, Wells Fargo & Company has caused this Certificate of Designation to be signed by Barbara S. Brett, its Senior Vice President and Assistant Treasurer, and Jeannine E. Zahn, its Assistant Secretary, this 14th day of August, 2012.

Wells Fargo & Company
By:	/s/ Barbara S. Brett
Barbara S. Brett, Senior Vice President and Assistant Treasurer

/s/ Jeannine E. Zahn

Jeannine E. Zahn, Assistant Secretary

[As filed with the Delaware Secretary of State on August 15, 2012.]

WELLS FARGO & COMPANY
_____________________
CERTIFICATE OF DESIGNATION

Pursuant to Section 151(g) of the
General Corporation Law
of the State of Delaware
_____________________
NON-CUMULATIVE PERPETUAL CLASS A PREFERRED STOCK, SERIES O
(Without Par Value)
_____________________

WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, which authorize the issuance of not more than 20,000,000 shares of Preferred Stock, without par value, and pursuant to authority conferred upon the Securities Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the unanimous written consent of the Committee duly adopted on November 16, 2012, in accordance with Section 141(f) of the General Corporation Law:

Resolved, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated January 27, 2009, the provisions of the Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, no par value, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

RIGHTS AND PREFERENCES

            Section 1.        Designation.  The shares of such series of Preferred Stock shall be designated Non-Cumulative Perpetual Class A Preferred Stock, Series O, with no par value and a liquidation preference amount of $25,000 per share  (the “Series O Preferred Stock”).  Each share of Series O Preferred Stock shall be identical in all respects to every other share of Series O Preferred Stock except with respect to the date from which dividends may accrue. Series O Preferred Stock will rank equally with Parity Stock with respect to the payment of dividends and distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and will rank senior to Junior Stock with respect to the payment of dividends and/or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

            Section 2.        Number of Shares.  The number of authorized shares of Series O Preferred Stock shall be 27,600.  Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series O Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized.  The Corporation shall have the authority to issue fractional shares of Series O Preferred Stock.

Section 3.        Definitions.  As used herein with respect to Series O Preferred Stock:

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

“Certificate of Designation” means this Certificate of Designation relating to the Series O Preferred Stock, as it may be amended from time to time.

“Common Stock”means the common stock of the Corporation, par value $1⅔ per share, as the same exists at the date of this Certificate of Designation or as such stock may be constituted from time to time.

“Depositary Company” has the meaning set forth in Section 6(d) hereof.

“Dividend Payment Date” has the meaning set forth in Section 4(a) hereof.

“Dividend Period” has the meaning set forth in Section 4(a) hereof.

“DTC” means The Depository Trust Company, together with its successors and assigns.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which the Series O Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

“Liquidation Preference” has the meaning set forth in Section 5(a) hereof.

“Nonpayment Event” shall have the meaning set forth in Section 7(b).

“Parity Stock” means any other class or series of stock of the Corporation now existing or hereafter authorized that ranks on par with the Series O Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

“Preference Stock” means any and all series of preference stock, having no par value, of the Corporation.

“Preferred Stock” means any and all series of preferred stock, having no par value, of the Corporation, including the Series O Preferred Stock.

“Preferred Stock Directors” shall have the meaning set forth in Section 7(b).

“Regulatory Capital Treatment Event” means the Corporation’s reasonable determination that as a result of any (i) amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective on or after November 13, 2012; (ii) proposed change in those laws or regulations that is announced or becomes effective on or after November 13, 2012; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced on or after November 13, 2012, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of all shares of Series O Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series O Preferred Stock is outstanding.

“Series O Preferred Stock” has the meaning set forth in Section 1 hereof.

v)                                                                                          “Voting Parity Stock” means any Parity Stock having similar voting rights as the Series O Preferred Stock.

vi)                   Section 4.        Dividends.
(a)        Rate.  Dividends on the Series O Preferred Stock will not be mandatory.  Holders of Series O Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference amount of $25,000 per share of the Series O Preferred Stock, payable quarterly in arrears on the 15th day of March, June, September and December of each year (commencing on March 15, 2013); provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of such delay (each such day on which dividends are payable a “Dividend Payment Date”).  A “Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which will be the period from, and including, November 20, 2012 to, but excluding, March 15, 2013.  Dividends on each share of Series O Preferred Stock will accrue at a rate per annum equal to 5.125%.  The record date for payment of dividends on the Series O Preferred Stock shall be the last Business Day of the calendar month immediately preceding the month during which the Dividend Payment Date falls or such other date as determined by the Corporation’s Board of Directors.  The amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30-day months.  Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

(b)       Non-Cumulative Dividends.  Dividends on shares of Series O Preferred Stock shall be non-cumulative.  To the extent that any dividends payable on the shares of Series O Preferred Stock on any Dividend Payment Date are not declared prior to such Dividend Payment Date, then such dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series O Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on the Dividend Payment Date for such Dividend Period or at any time in the future or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series O Preferred Stock or any other series of authorized Preferred Stock, Preference Stock, or Common Stock of the Corporation.

(c)        Priority of Dividends.  So long as any shares of Series O Preferred Stock remain outstanding,

(1) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Common Stock, and no shares of Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Common Stock by the Corporation (other than (i) a dividend payable in Common Stock or (ii) the acquisition of shares of Common Stock in exchange for, or through application of proceeds of the sale of, shares of Common Stock);

(2) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Stock other than Common Stock, and no shares of Junior Stock other than Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock other than Common Stock by the Corporation (other than (i) a dividend payable solely in shares of Junior Stock, (ii) any dividend in connection with the implementation of a stockholder rights plan, or the redemption or repurchase of any rights under any such plan, (iii) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock, (iv) as a result of a reclassification of Junior Stock other than Common Stock for or into other Junior Stock, (v) the exchange or conversion of one share of Junior Stock other than Common Stock for or into another share of Junior Stock, (vi) through the use of proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (vii) any purchase, redemption or other acquisition of Junior Stock other than Common Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after November 13, 2012, (viii) any purchase of fractional interests in shares of Junior Stock other than Common Stock pursuant to the conversion or exchange provisions of such Junior Stock other than Common Stock or the securities being converted or exchanged, (ix) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (x) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business); and

(3) no shares of Parity Stock will be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rataportion, of the Series O Preferred Stock and such Parity Stock during a Dividend Period (other than (i) as a result of a reclassification of Parity Stock for or into other Parity Stock or Junior Stock, (ii) the exchange or conversion of one share of Parity Stock for or into another share of Parity Stock or Junior Stock, (iii) through the use of proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, (iv) any purchase, redemption or other acquisition of Parity Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after November 13, 2012, (v) any purchase of fractional interests in shares of Parity Stock pursuant to the conversion or exchange provisions of such Parity Stock or the securities being converted or exchanged, (vi) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (vii) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business), unless, in each case, the full dividends for the then-current Dividend Period on all outstanding shares of the Series O Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside.

Subject to the succeeding sentence, for so long as any shares of Series O Preferred Stock remain outstanding, no dividends shall be declared, paid, or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series O Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside.  To the extent the Corporation declares dividends on the Series O Preferred Stock and on any Parity Stock but cannot make full payment of those declared dividends, the Corporation will allocate the dividend payments on a proportional basis among the holders of shares of Series O Preferred Stock and the holders of any Parity Stock then outstanding where the terms of such Parity Stock provide similar dividend rights.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the board of Directors of the Corporation may be declared and paid on the Common Stock and any other stock that is Parity Stock or Junior Stock, from time to time out of any assets legally available for such payment, and the shares of Series O Preferred Stock shall not be entitled to participate in any such dividends.

Section 5.        Liquidation Rights.

(a)        Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series O Preferred Stock shall be entitled to receive in full out of assets available for distribution to its stockholders before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of the Common Stock or any other Junior Stock, and subject to the rights of the holders of Parity Stock or any stock of the Corporation ranking senior to the Series O Preferred Stock as to such distribution, a liquidating distribution in the amount of $25,000 per share, plus an amount equal to any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation (the “Liquidation Preference”).  The holders of Series O Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.

(b)       Partial Payment.  If the assets of the Corporation are not sufficient to pay in full the Liquidation Preference to all holders of Series O Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series O Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preference of Series O Preferred Stock and all such Parity Stock.

(c)        Residual Distributions.  If the Liquidation Preference has been paid in full to all holders of Series O Preferred Stock and all other amounts payable upon liquidation, dissolution or winding up of the Corporation have been paid in full to all holders of any Parity Stock, the holders of Common Stock and any other Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d)       Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6.        Redemption.

(a)        Optional Redemption.  The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem, subject to the prior approval of the Federal Reserve Board, out of funds legally available therefor, in whole or in part, the shares of Series O Preferred Stock at the time outstanding, at any time on any Dividend Payment Date on or after December 15, 2017, upon notice given as provided in Section 6(b) below.  The redemption price for shares of Series O Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid up to the redemption date without accumulation of any undeclared dividends.

Notwithstanding the foregoing, within 90 days of the Corporation’s good faith determination that a Regulatory Capital Treatment Event has occurred, the Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may, subject to the approval of the appropriate federal banking agency, redeem out of funds legally available therefor, in whole, but not in part, the shares of Series O Preferred Stock at the time outstanding, prior to December 15, 2017, upon notice given as provided in Section 6(b) below.  The redemption price for shares of Series O Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid, without accumulation of any undeclared dividends.

(b)       Notice of Redemption.  Notice of every redemption of shares of Series O Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation.  Such mailing shall be at least 40 days and not more than 70 days before the date fixed for redemption.  Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series O Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series O Preferred Stock.  Each notice shall state (i) the redemption date; (ii) the number of shares of Series O Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, if applicable, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for those shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.  Notwithstanding the foregoing, if the Series O Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.

(c)        Partial Redemption.  In case of any redemption of only part of the shares of Series O Preferred Stock at the time outstanding, the shares of Series O Preferred Stock to be redeemed shall be selected either pro ratafrom the holders of record of Series O Preferred Stock in proportion to the number of Series O Preferred Stock held by such holders or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable.  Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series O Preferred Stock shall be redeemed from time to time.

(d)       Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro ratabenefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders  thereof to receive the amount payable on such redemption from the Depository Company at any time after the redemption date from the funds so deposited, without interest.  The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest.  Any funds so deposited and unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7.        Voting Rights.

(a)        General.  The holders of Series O Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraph 7(b) below or as required by applicable law.

(b)       Right To Elect Two Directors Upon Nonpayment Events.  Whenever dividends payable on any shares of Series O Preferred Stock or any class or series of Voting Parity Stock have not been declared and paid in an aggregate amount equal to, as to any class or series, at least six quarterly Dividend Periods or their equivalent, whether or not for consecutive Dividend Periods (a “Nonpayment Event”), the holders of the outstanding Series O Preferred Stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of the Corporation’s Board of Directors at the Corporation’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders (the “Preferred Stock Directors”) by a plurality of the votes cast; provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights).  Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series O Preferred Stock (together with the holders of shares of any one or more other series of Voting Parity Stock).  At elections for such directors, each holder of the Series O Preferred Stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock as may be granted to them).  The right of the holders of the Series O Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock) to elect Preferred Stock Directors shall continue until such time as the Corporation has paid in full dividends for the equivalent of at least four quarterly Dividend Periods or their equivalent, at which time such right with respect to the Series O Preferred Stock shall terminate, except as provided by law, and subject to revesting in the event of each and every subsequent default of the character described in this Section 7(b).

Upon any termination of the right of the holders of all shares of Series O Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors, the term of office of all Preferred Stock Directors then in office elected by only those holders voting as a class shall terminate immediately.  Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the outstanding shares of Series O Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a class). In case any vacancy shall occur among the Preferred Stock Directors, a successor may be elected by a plurality of the votes cast by the holders of Series O Preferred Stock and Voting Parity Stock having the voting rights described above, voting together as a class, unless the vacancy has already been filled. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote.  Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this Section 7(b) shall have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to this Section 7(b).

(c)     Other Voting Rights.  In addition to any other vote required by law or the Restated Certificate of Incorporation, so long as any shares of the Series O Preferred Stock remain outstanding, the vote or consent of the holders of the outstanding shares of Series O Preferred Stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series O Preferred Stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by Delaware law: (i) the issuance of any class or series of Preferred Stock or Preference Stock ranking senior to the Series O Preferred Stock in the payment of dividends or the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; (ii) any amendment, alteration or repeal of any provision of the Restated Certificate of Incorporation, including the Certificate of Designation, or the Bylaws that would adversely affect the rights, preferences, privileges or voting powers of the Series O Preferred Stock; (iii) any amendment or alteration of the Restated Certificate of Incorporation, including the Certificate of Designation, or Bylaws to authorize, create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Corporation’s capital stock ranking senior to the Series O Preferred Stock with respect to either the payment of dividends or in the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; or (iv) any consummation of a reclassification involving the Series O Preferred Stock or a merger or consolidation with another corporation or other entity, except holders of the Series O Preferred Stock will have no right to vote under this section 7(c)(iv) if in each case (a) the shares of Series O Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (b) such shares of Series O Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series O Preferred Stock, taken as a whole; provided, however, that any authorization, creation or increase in the authorized amount of or issuance of the Series O Preferred Stock or any Parity Stock or Junior Stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or Junior Stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series O Preferred Stock, and holders of the Series O Preferred Stock shall have no right to vote thereon.

If any amendment, alteration, repeal, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of voting Preferred Stock (including the Series O Preferred Stock), then only those series affected by and entitled to vote on the matter shall vote on the matter together as a  class (in lieu of all other series of Preferred Stock).

Each holder of the Series O Preferred Stock will have 25 votes per share on any matter on which holders of the Series O Preferred Stock are entitled to vote, whether separately or together with any other series of stock of the Corporation (the holders of any shares of any other series of stock being entitled to such number of votes, if any, for each share of stock as may be granted to them), pursuant to Delaware law or otherwise, including by written consent.

(1)          (d)       Changes after Provision for Redemption.  No vote or consent of the holders of Series O Preferred Stock shall be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding Series O Preferred Stock shall have been redeemed, or notice of redemption has been given and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

(e)        Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series O Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Restated Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility in which the Series O Preferred Stock is listed or traded at the time.

Section 8.        Preemption and Conversion.  The holders of Series O Preferred Stock shall not have any rights of preemption or rights to convert such Series O Preferred Stock into shares of any other class of capital stock of the Corporation.

Section 9.        Reacquired Shares.  Shares of Series O Preferred Stock which have been issued and redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.

Section 10.      No Sinking Fund.  Shares of Series O Preferred Stock are not subject to the operation of a sinking fund.

Section 11.      Additional Classes or Series of Stock.  Notwithstanding anything set forth in the Restated Certificate of Incorporation or this Certificate of Designation to the contrary, the Board of Directors of the Corporation, or any authorized committee of the Board of Directors of the Corporation, (i) without the vote of the holders of the Series O Preferred Stock, may authorize and issue additional shares of Junior Stock and Parity Stock and (ii) with the requisite vote of the holders of the Series O Preferred Stock and Parity Stock entitled to vote thereon, may authorize and issue any additional class or series of Preferred Stock or Preference Stock senior to the Series O Preferred Stock as to the payment of dividends and/or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

dms.us.51005459.05

In Witness Whereof, Wells Fargo & Company has caused this Certificate of Designation to be signed by Barbara S. Brett, its Senior Vice President and Assistant Treasurer, and Jeannine E. Zahn, its Assistant Secretary, this 19th day of November, 2012.

Wells Fargo & Company
By:	/s/ Barbara S. Brett
Barbara S. Brett, Senior Vice President and Assistant Treasurer

/s/ Jeannine E. Zahn

Jeannine E. Zahn, Assistant Secretary
[As filed with the Delaware Secretary of State on November 19, 2012.]

WELLS FARGO & COMPANY
___________________________________

CERTIFICATE OF DESIGNATION
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
___________________________________

2013 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK
(Without Par Value)
___________________________________

WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Company”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Company (the “Board”) by the provisions of the Restated Certificate of Incorporation of the Company, as amended, which authorize the issuance of not more than 20,000,000 shares of Preferred Stock, without par value (the “Preferred Stock”), and pursuant to authority conferred upon the ESOP Preferred Stock Committee I of the Board (the “ESOP Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”) and by the resolutions of the Board set forth herein, the following resolutions were duly adopted by the Board at meetings of the Board duly held on January 25, 2000, January 27, 2009, and February 24, 2009, and by the ESOP Committee pursuant to the written consent of the ESOP Committee duly adopted on January 7, 2013, in accordance with Section 141(f) of the General Corporation Law:

1.         On January 25, 2000, the Board adopted the following resolution (the “ESOP Board Resolutions”) appointing the ESOP Committee and delegating to the ESOP Committee the full powers of the Board, subject to the ESOP Board Resolutions, in all matters relating to issuance of one or more series of Preferred Stock (“ESOP Preferred Stock”) to the trustee on behalf of the Company’s 401(k) Plan hereinafter referred to:

RESOLVED that a committee of one member of the Board of the Company is hereby appointed by the Board as the ESOP Preferred Stock Committee I (the “First Committee”), which shall have and may exercise the full powers of the Board, subject to these resolutions, to issue from time to time one or more series of ESOP Preferred Stock, including any shares of Company common stock ($1 2/3 par value) issuable upon conversion of ESOP Preferred Stock, and in connection therewith, to fix the designations, voting powers, preferences, and all other rights, qualifications and restrictions of such ESOP Preferred Stock, to sell such ESOP Preferred Stock to the Plan on such terms and conditions and for such purchase price as the First Committee in its discretion shall approve, and to take any and all actions as the First Committee shall deem necessary or appropriate.

2.         On January 27, 2009, the Board adopted the following resolutions (the “January 2009 Resolutions”) amending the ESOP Board Resolutions to allow the ESOP Committee to establish the voting rights of any series of ESOP Preferred Stock:

RESOLVED that the resolution set forth in the [ESOP Board Resolutions] under the caption “Voting Rights of ESOP Preferred Stock” is hereby deleted in its entirety.

RESOLVED that the [ESOP Board Resolutions] are hereby further amended to delete “Appendix A – Voting Rights” in its entirety.

3.         Pursuant to resolutions adopted on February 24, 2009, the Board designated John G. Stumpf as the sole member of the ESOP Committee, effective April 29, 2009.

4.         On January 7, 2013, pursuant to authority conferred upon it by the Board in the ESOP Board Resolutions as amended by the January 2009 Resolutions, the ESOP Committee adopted the following resolution by written consent in accordance with Section 141(f) of the General Corporation Law:

RESOLVED that the issuance of a series of Preferred Stock, without par value, of the Company is hereby authorized and the designation, voting powers, preferences, and relative, participating, optional, and other special rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation of the Company, as amended, are hereby fixed as follows:

2013 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

1.  Designation and Number of Shares; Restricted Issue.

(a) The designation of the series of Preferred Stock, without par value, provided for herein shall be “2013 ESOP Cumulative Convertible Preferred Stock” (hereinafter referred to as the “2013 ESOP Preferred Stock”) and the number of authorized shares constituting the 2013 ESOP Preferred Stock is 1,200,000, based on an offering price for the 2013 ESOP Preferred Stock of $1,090.00 per share.  Each share of 2013 ESOP Preferred Stock shall have a stated value of $1,000.00 per share.  The number of authorized shares of 2013 ESOP Preferred Stock may be reduced by further resolution duly adopted by the Board or the Securities Committee and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, provided, however, that the authorized number of shares of 2013 ESOP Preferred Stock shall not be decreased below the then outstanding number of such shares, and provided further that the number of authorized shares of 2013 ESOP Preferred Stock shall not be increased.  All shares of the 2013 ESOP Preferred Stock purchased, redeemed, or converted by the Company shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of 2013 ESOP Preferred Stock.

(b)  Shares of 2013 ESOP Preferred Stock shall be issued only to a trustee (the “Trustee”) acting on behalf of the Wells Fargo & Company 401(k) Plan, or any successor to such plan (the “Plan”).  All references to the holder of shares of 2013 ESOP Preferred Stock shall mean the Trustee or any company with which or into which the Trustee may merge or any successor trustee under the trust agreement with respect to the Plan.  In the event of any transfer of record ownership of shares of 2013 ESOP Preferred Stock to any person other than any successor trustee under the Plan, the shares of 2013 ESOP Preferred Stock so transferred, upon such transfer and without any further action by the Company or the holder thereof, shall be automatically converted into shares of the common stock, par value $1-2/3 per share, of the Company (the “Common Stock”) on the terms otherwise provided for the conversion of the shares of 2013 ESOP Preferred Stock into shares of Common Stock pursuant to paragraph (a) of Section 4 hereof, and no such transferee shall have any of the voting powers, preferences, and relative, participating, optional or special rights ascribed to shares of 2013 ESOP Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of 2013 ESOP

Preferred Stock shall be so converted.  In the event of such a conversion, the transferee of the shares of 2013 ESOP Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of 2013 ESOP Preferred Stock have been automatically converted as of the date of such transfer.  Shares of 2013 ESOP Preferred Stock may be certificated or uncertificated, at the Company’s option.  Certificates representing shares of 2013 ESOP Preferred Stock shall bear a legend to reflect the foregoing provisions.  In the case of uncertificated 2013 ESOP Preferred Stock, the transfer agent for the 2013 ESOP Preferred Stock shall note the foregoing provisions on each 2013 ESOP Preferred Stock book entry account.  The Company may require that, as a condition to transferring record ownership of any uncertificated 2013 ESOP Preferred Stock, the proposed transferee acknowledge in writing that the shares of 2013 ESOP Preferred Stock are subject to the foregoing provisions.  Notwithstanding the foregoing provisions of this paragraph (b) of Section 1, shares of 2013 ESOP Preferred Stock (i)(A) shall be converted into shares of Common Stock as provided in paragraph (a) of Section 4 hereof, and (B) may be converted into shares of Common Stock as provided by paragraph (b) of Section 4 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Company upon the terms and conditions provided in Sections 5 and 6(c) hereof.

2.  Voting Rights.  No shares of 2013 ESOP Preferred Stock shall have voting rights except such voting rights as may from time to time be required by law and as set forth in this Section 2, as follows:

(a)  Whenever, at any time or times, dividends payable on shares of 2013 ESOP Preferred Stock shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding shares of 2013 ESOP Preferred Stock shall have the exclusive right, voting together as a class with holders of shares of any one or more series of Voting Parity Stock, as defined in paragraph (e) of this Section 2,whose voting rights are exercisable, to elect two directors of the Company’s Board at the Company’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders (the “Preferred Stock Directors”) by a plurality of the votes cast; provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights).  At elections for such directors, each holder of the shares of 2013 ESOP Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any series of Voting Parity Stock being entitled to such number of votes, if any, for each share of Preferred Stock held as may be granted to them).  Upon the vesting of such right of such holders, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of 2013 ESOP Preferred Stock (together with the holders of shares of any one or more series of Voting Parity Stock whose voting rights are exercisable) as herein set forth.  The right of such holders of such shares of 2013 ESOP Preferred Stock (voting together as a class with the holders of shares of any one or more series of Voting Parity Stock whose voting rights are exercisable) to elect Preferred Stock Directors as aforesaid shall continue until such time as all dividends accumulated on such shares of 2013 ESOP Preferred Stock shall have been paid in full, at which time such right with respect to such shares of 2013 ESOP Preferred Stock shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

(b)  Upon any termination of the right of the holders of all shares of 2013 ESOP Preferred Stock and Voting Parity Stock entitled to vote for Preferred Stock Directors, the term of office of all Preferred Stock Directors then in office elected by such holders voting as a class shall terminate immediately.  Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the outstanding shares of 2013 ESOP Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a class). In case any vacancy shall occur among the Preferred Stock Directors, a successor may be elected by a plurality of the votes cast by the holders of 2013 ESOP Preferred Stock and Voting Parity Stock having the voting rights described above, voting together as a class, unless the vacancy has already been filled. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote.  Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall be such number as may be provided for in the By-Laws of the Company irrespective of any increase made pursuant to the provisions of this Section 2(b).

(c)  In addition to any other vote required by law or the Restated Certificate of Incorporation, so long as any shares of 2013 ESOP Preferred Stock remain outstanding, the vote or consent of the holders of the outstanding shares of 2013 ESOP Preferred Stock and outstanding shares of all series of Voting Parity Stock entitled to vote on the matter, by a vote of at least two-thirds in voting power of all such outstanding shares of 2013 ESOP Preferred Stock and such series of Voting Parity Stock voting together as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following whether or not such approval is required by Delaware law:

(i)  the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to shares of 2013 ESOP Preferred Stock with respect to payment of dividends or the distribution of assets on the Company’s voluntary or involuntary liquidation, dissolution or winding up, or

(ii)  the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a Certificate of Designation designating shares of 2013 ESOP Preferred Stock and the preferences, powers and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the shares of 2013 ESOP Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock, or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case ranking on a parity with or junior to the shares of 2013 ESOP Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d)  The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of 2013 ESOP Preferred Stock shall have been redeemed or sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

(e)  As used in this Section 2, “Voting Parity Stock” means any other class or series of stock of the Company now existing or hereafter authorized that ranks on par with the 2013 ESOP Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and having similar voting rights as the 2013 ESOP Preferred Stock.

3.         Dividends.  (a)(i)  Holders of shares of 2013 ESOP Preferred Stock will be entitled to receive, when and as declared by the Board or a duly authorized committee thereof, out of assets of the Company legally available for payment, an annual cash dividend of $85.00 (the “Base Dividend”) per share, which Base Dividend shall be subject to adjustment from time to time as provided in this Section 3.

(ii)  The Base Dividend shall be adjusted, effective on December 1, 2014 and on each December 1 thereafter until December 1, 2021, as follows:

(1)  If the Current Market Price (as hereinafter defined) of one share of Common Stock on November 30 (or the next preceding Trading Day (as hereinafter defined) if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the First Target Price but less than the Second Target Price shown opposite that year in such table, then holders of shares of the 2013 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $90.00 per share (the “First Adjusted Dividend”).

(2)  If the Current Market Price of one share of Common Stock on November 30 (or the next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the Second Target Price shown opposite that year in such table, then holders of shares of 2013 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $95.00 per share (the “Second Adjusted Dividend”).

(3)  If the Current Market Price of one share of Common Stock on November 30 (or next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is less than the First Target Price shown opposite that year in such table, then the holders of shares of 2013 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to the Base Dividend.

Dividend Adjustment Table

Closing Price on 11/30	First Target Price	Second Target Price
2,014,000	$36.562	$39.174
2,015,000	$39.761	$44.316
2,016,000	$43.240	$50.132
2,017,000	$47.023	$56.712
2,018,000	$51.138	$64.156
2,019,000	$55.612	$72.576
2,020,000	$60.479	$82.102
2,021,000	$65.770	$92.878

(4)  As an example of the adjustments described in subparagraphs (1) through (3) above, if on November 30, 2014, the Current Market Price of one share of Common Stock is $37.00, then the cash dividend payable for the immediately following twelve month period per share of 2013 ESOP Preferred Stock would equal $90.00, with the first quarterly payment of such $90.00 dividend to be made on March 1, 2015.  If on November 30, 2015, the Current Market Price of one share of Common Stock is $45.00, then the cash dividend payable for the immediately following twelve month period per share of 2013 ESOP Preferred Stock would equal $95.00, with the first quarterly payment of such $95.00 dividend to be made on March 1, 2016.  If on November 30, 2016, the Current Market Price

of one share of Common Stock is $40.00, then the cash dividend payable for the immediately following twelve month period per share of 2013 ESOP Preferred Stock would equal $85.00, with the first quarterly payment of such $85.00 dividend to be made on March 1, 2017.

(5)  For purposes of this Section 3, the terms “First Adjusted Dividend” and “Second Adjusted Dividend” are sometimes referred to as an “Adjusted Dividend;” the term “Current Market Price” shall have the meaning given to it in Section 4(c)(iv); and the term “Trading Day” shall have the meaning given to it in Section 4(c)(vi).

(iii)  If one share of Common Stock in any year listed in the Dividend Adjustment Table shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the First Target Price and the Second Target Price listed in such table for that year and each subsequent year will be appropriately and proportionately adjusted.

(iv)  Dividends payable on shares of the 2013 ESOP Preferred Stock (whether such dividends are equal to the Base Dividend or to an Adjusted Dividend) shall be payable quarterly on March 1, June 1, September 1, and December 1 of each year, commencing March 1, 2013.  Dividends on shares of the 2013 ESOP Preferred Stock will be cumulative from the date of initial issuance of such shares of 2013 ESOP Preferred Stock.  Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Company on such record dates, not more than 30 days nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board or a duly authorized committee thereof.  The amount of dividends payable per share for each dividend period shall be computed by dividing by four the Base Dividend or the Adjusted Dividend, whichever is then applicable.  The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of actual days elapsed in a 360-day year of twelve 30-day months.

(b)(i)  No full dividends shall be declared or paid or set apart for payment on any stock of the Company ranking, as to dividends, on a parity with or junior to the 2013 ESOP Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been set apart for such payment on shares of 2013 ESOP Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends.  When dividends are not paid in full, as aforesaid, upon the shares of 2013 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 2013 ESOP Preferred Stock, all dividends declared upon shares of 2013 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 2013 ESOP Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on 2013 ESOP Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of 2013 ESOP Preferred Stock and such other series of Preferred Stock bear to each other.  Holders of shares of 2013 ESOP Preferred Stock shall not be entitled to any dividend, whether payable in cash, property, or stock, in excess of full cumulative dividends, as herein provided, on 2013 ESOP Preferred Stock.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on 2013 ESOP Preferred Stock which may be in arrears.

(ii)  So long as any shares of 2013 ESOP Preferred Stock are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants, or rights to subscribe for or purchase shares of, Common Stock or any other stock ranking junior to 2013 ESOP

Preferred Stock as to dividends or upon liquidation and other than as provided in paragraph (b)(i) of this Section 3) shall be declared or paid or set aside for payment or other distribution declared or made upon Common Stock or any other capital stock of the Company ranking junior to or on a parity with 2013 ESOP Preferred Stock as to dividends or upon liquidation, nor shall any Common Stock or any other capital stock of the Company ranking junior to or on a parity with 2013 ESOP Preferred Stock as to dividends or upon liquidation, dissolution or winding up be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to 2013 ESOP Preferred Stock as to dividends or upon liquidation, dissolution or winding up), unless, in each case, the full cumulative dividends on all outstanding shares of 2013 ESOP Preferred Stock shall have been paid or declared and set aside for payment of the then current dividend payment period and all past dividend payment periods.

4.  Conversion.  Shares of 2013 ESOP Preferred Stock are convertible from time to time hereafter pursuant to the provisions of paragraphs (a) or (b) of this Section 4 into that number of shares of Common Stock determined by dividing the stated value of each share of 2013 ESOP Preferred Stock by the then applicable Conversion Price, (as determined in accordance with the provisions of paragraph (c)(iii) of this Section 4), as follows:

(a)  Each share of 2013 ESOP Preferred Stock released from the unallocated reserve of the Plan in accordance with the terms thereof shall be automatically converted, without any further action by the Company or the holder thereof, as of the date such release occurs (the “Release Date”), into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for the 2013 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(b)  Subject to and upon compliance with the provisions of this Section 4, a holder of 2013 ESOP Preferred Stock shall be entitled at any time, prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 5 or 6 hereof, to cause any or all of the shares of 2013 ESOP Preferred Stock held by such holder to be converted into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for 2013 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(c)  For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i)  The “Average Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the Current Market Price for one share of Common Stock for the twenty (20) consecutive Trading Days ending on the Trading Day occurring prior to the date the “Purchase Offer” is made (as that term is defined in Section 6(d) hereof).

(ii)  A “Business Day” means each day that is not a Saturday, Sunday, or a day on which state or federally chartered banking institutions in the State of New York are not required to be open.

(iii)  (A)  For purposes of a mandatory conversion of shares of 2013 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (a) of this Section 4, the “Conversion Price” for such shares of 2013 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the relevant Release Date.

(B)  For purposes of an optional conversion of shares of 2013 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (b) of this Section 4, the “Conversion Price” for such shares of 2013 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the date the Conversion Notice (as that term is defined in paragraph (d) of this Section 4) is received by the Company, by the transfer agent for the 2013 ESOP Preferred Stock or by any agent for conversion of the 2013 ESOP Preferred Stock designated as such pursuant to paragraph (d) of this Section 4.

(C)  For purposes of a conversion of shares of 2013 ESOP Preferred Stock into shares of Common Stock in connection with a “Purchase Offer” (as defined in Section 6(d) hereof), the “Conversion Price” for such shares of 2013 ESOP Preferred Stock shall be the Average Current Market Price of one share of Common Stock.

Each share of 2013 ESOP Preferred Stock shall be valued at its stated value of $1,000.00 for purposes of computing, based on the applicable Conversion Price, the number of shares of Common Stock into which the shares of 2013 ESOP Preferred Stock will be converted.

(iv)  The “Current Market Price” of publicly traded shares of Common Stock or any other class of capital stock or other security of the Company or any other issuer for any day shall mean the reported last sale price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange only or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof.

(v)  “Common Stock” shall mean the Common Stock of the Company as the same exists at the date of this Certificate of Designation or as such stock may be constituted from time to time.

(vi)  “Trading Day” with respect to Common Stock means (x) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the Common Stock is quoted on the National Market System of NASDAQ, a day on which trades may be made on such National Market System or (z) otherwise, any Business Day.

(d)  In connection with any conversion of 2013 ESOP Preferred Stock pursuant to this Section 4, a written notice of conversion (the “Conversion Notice”) shall be delivered to the Company at its principal executive office or the offices of the transfer agent for the 2013 ESOP Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the 2013 ESOP Preferred Stock by the Company or the transfer agent for the 2013 ESOP Preferred Stock, which Conversion Notice shall be accompanied by (a) in the case of certificated 2013 ESOP Preferred Stock, the certificate or certificates representing the shares of 2013 ESOP Preferred Stock being converted pursuant to this Section 4, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto) and (b) in the case of uncertificated 2013 ESOP Preferred Stock, duly executed assignment and transfer documents for the shares of 2013 ESOP Preferred Stock being converted pursuant to this Section 4.  Each Conversion Notice shall specify (i)(y) in the case of a mandatory conversion pursuant to paragraph (a) of this Section 4, the number of shares of 2013 ESOP Preferred Stock released from the unallocated reserve of the Plan on the Release Date or (z) in the case of an optional conversion pursuant to paragraph (b) of this Section 4, the number of shares of 2013 ESOP Preferred Stock being converted, and (ii) in connection with any conversion hereunder, (x) the name or names in which such holder wishes the certificate or certificates for Common Stock and, in the case of certificated 2013 ESOP Preferred Stock, for any shares of 2013 ESOP Preferred Stock not to be so converted to be issued, (y) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion, and (z) such other information as the Company or its agents may reasonably request.

(e)  Upon delivery to the Company or the transfer agent for the 2013 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4,  the Company shall issue and send by hand delivery, by courier or by first-class mail (postage prepaid) to the holder thereof or to such holder’s designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion.  If there shall have been surrendered a certificate or certificates representing shares of 2013 ESOP Preferred Stock only part of which are to be converted, the Company shall issue and deliver to such holder or such holder’s designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of 2013 ESOP Preferred Stock which shall not have been converted.

(f)  The issuance by the Company of shares of Common Stock upon a conversion of shares of 2013 ESOP Preferred Stock into shares of Common Stock made pursuant to this Section 4 shall be effective (i) in the case of a mandatory conversion of shares of 2013 ESOP Preferred Stock pursuant to paragraph (a) of this Section 4, as of the Release Date; and (ii) in the case of an optional conversion of such shares pursuant to paragraph (b) of this Section 4, as of the earlier of (A) the delivery to such holder or such holder’s designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (B) the commencement of business on the second Business Day after the delivery to the Company or the transfer agent for the 2013 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4.  On and after the effective date of a conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date.  The Company shall not be obligated to pay any dividends which shall have accrued or have been declared and shall be payable to holders of shares of 2013 ESOP Preferred Stock if the date on which such dividends are paid is on or after the effective date of conversion of such shares.

(g)  The Company shall not be obligated to deliver to holders of 2013 ESOP Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of 2013 ESOP Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

(h)  The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of 2013 ESOP Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of 2013 ESOP Preferred Stock then outstanding.

(i)  The Company will use its best efforts to cause the listing of the shares of Common Stock required to be delivered upon conversion of the 2013 ESOP Preferred Stock prior to distribution to Plan participants on the national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

(j)  The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the 2013 ESOP Preferred Stock pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the 2013 ESOP Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

5.  Redemption At the Option of the Company.  (a)  The 2013 ESOP Preferred Stock shall be redeemable out of assets legally available therefor, in whole or in part, at the option of the Company at any time, at a redemption price per share of 2013 ESOP Preferred Stock equal to the higher of (x) $1,000.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, and (y) the Fair Market Value (as that term is defined in paragraph (d) of this Section 5) per share of 2013 ESOP Preferred Stock on the date fixed for redemption.  Payment of the redemption price shall be made by the Company in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (c) of this Section 5.  From and after the date fixed for redemption, dividends on shares of 2013 ESOP Preferred Stock called for redemption will cease to accrue and all rights in respect of such shares of the Company shall cease, except the right to receive the redemption price.  Upon payment of the redemption price, such shares shall be deemed to have been transferred to the Company, to be retired as provided in paragraph (a) of Section 1.  If the full cumulative dividends have not been paid, or contemporaneously declared and set aside for payment, on all outstanding shares of 2013 ESOP Preferred Stock, the Company may not redeem fewer than all the outstanding shares of 2013 ESOP Preferred Stock pursuant to this Section 5.

(b)  Unless otherwise required by law, notice of any redemption pursuant to this Section 5 will be sent to the holders of 2013 ESOP Preferred Stock at the address shown on the books of the Company or any transfer agent for the 2013 ESOP Preferred Stock by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid) delivered, sent or mailed, as the case may be, not less than twenty (20) days nor more than sixty (60) days prior to the redemption date.  Each such notice shall state:  (i) the redemption date; (ii) the total number of shares of the 2013 ESOP Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) whether the redemption price shall be paid in cash or in shares of Common Stock, or in a combination of such Common Stock and cash; (v) in the case of certificated 2013 ESOP Preferred Stock the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (vi) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vii) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised and the manner in which the number of shares of Common Stock issuable upon conversion of a share of 2013 ESOP Preferred Stock will be determined.  The Company shall redeem shares so called for redemption and not previously converted at the date fixed for redemption and at the redemption price set forth in this Section 5, provided that, in the case of certificated 2013 ESOP Preferred Stock, the Company shall not be obligated to pay the redemption price until the certificates for the shares to be redeemed are surrendered (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state).

(c)  The Company, at its option, may make payment of the redemption price required upon redemption of shares of 2013 ESOP Preferred Stock in cash or in shares of Common Stock, or in a combination of such Common Stock and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in paragraph (d)(ii) of this Section 5) or their Current Market Price, in either case as of the date fixed for redemption of the 2013 ESOP Preferred Stock, whichever value will result in the issuance of the greater number of shares of Common Stock to the holder of the 2013 ESOP Preferred Stock then being redeemed.

(d)  For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i)  “Adjustment Period” shall mean the period of five (5) consecutive Trading Days preceding the date as of which the Fair Market Value of a security is to be determined.

(ii)  “Fair Market Value” shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issue which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period.  The “Fair Market Value” of any security which is not publicly traded (other than the 2013 ESOP Preferred Stock) or of any other property shall mean the fair value thereof on the date as of which the Fair Market Value of the security is to be determined, as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board or a committee thereof.  The “Fair Market Value” of the 2013 ESOP Preferred Stock for purposes of paragraph (a) of Section 5, and for purposes of paragraph (c) of Section 6 shall mean the fair market value thereof determined by an independent appraiser, appointed by the Trustee of the Plan in accordance with the provisions of the Plan, as of the date fixed for redemption of the 2013 ESOP Preferred Stock (in the case of a redemption pursuant to Section 5) or as of the date specified in paragraph (c) of Section 6 (in the case of a redemption under that section).  For purposes of determining the Fair Market Value of the 2013 ESOP Preferred Stock, the independent appraiser shall assume (i) that all dividends on the 2013 ESOP Preferred Stock would have been paid when due, and (ii) that the mandatory conversion of shares of 2013 ESOP Preferred Stock held by the Plan into shares of Common Stock pursuant to Section 4(a) hereof would have occurred when and as payments of principal (together with accrued interest thereon) would have been made by the Trustee of the Plan in accordance with the terms of that certain 2013 ESOP Cumulative Convertible Preferred Stock Note Agreement dated on or about January 10, 2013 between the Company and the Plan (including any amendments or modifications thereto).

6.  Consolidation, Merger, etc.  (a)  If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Company) that constitutes “qualifying employer securities” with respect to a holder of 2013 ESOP Preferred Stock within the meaning of Section 409(1) of the Internal Revenue Code of 1986, as amended, and Section 407(d)(5) of the Employee Retirement

Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of 2013 ESOP Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become Preferred Stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 5 and 6 hereof), and the qualifications, limitations or restrictions thereon, that the 2013 ESOP Preferred Stock had immediately prior to such transaction, subject to the following:

(1)  After such transaction each share of the 2013 ESOP Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 4 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of 2013 ESOP Preferred Stock could have been converted immediately prior to such transaction.

(2)  The Company shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of 2013 ESOP Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.

(b)  If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (a) of this Section 6) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of 2013 ESOP Preferred Stock shall, without any action on the part of the Company or any holder thereof (but subject to paragraph (c) of this Section 6), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of 2013 ESOP Preferred Stock could have been converted at such time so that each share of 2013 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of 2013 ESOP Preferred Stock could have been converted immediately prior to such transaction.  However, if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the 2013 ESOP Preferred Stock, then the shares of 2013 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of 2013 ESOP Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction.  If the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares.

(c)  In the event the Company shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (b) of this Section 6 (a

“Business Combination”), then the Company shall as soon as practicable thereafter (and in any event at least fifteen (15) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of 2013 ESOP Preferred Stock and each such holder shall have the right to elect, by written notice to the Company, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Company or the successor of the Company, in redemption and retirement of such 2013 ESOP Preferred Stock, a cash payment per share of 2013 ESOP Preferred Stock equal to the higher of (x) $1,000.00, plus accrued and unpaid dividends thereon to the date of consummation of such transaction or (y) the Fair Market Value per share of 2013 ESOP Preferred Stock, as of the last Business Day (as defined in paragraph (c) of Section 4 hereof) immediately preceding the date the Business Combination is consummated.  No such notice of redemption shall be effective unless given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction, unless the Company or the successor of the Company shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction.

(d)  In the event that a Purchase Offer (as defined below) shall have been made and shall be continuing, each holder of 2013 ESOP Preferred Stock shall have the right to convert shares of 2013 ESOP Preferred Stock into shares of Common Stock at the Conversion Price specified in Section 4(c)(iii)(C) hereof until the date the Purchase Offer is terminated, including without limitation because the original Purchase Offer is withdrawn or because the Purchase Offer has expired and is not renewed, upon notice of such conversion given to the Company not later than the close of business on the date the Purchase Offer terminates (the “Purchase Offer Conversion Period”), unless the Company or any successor of the Company shall waive such prior notice, but any notice of conversion so given may be withdrawn by notice of withdrawal given to the Company prior to the end of the Purchase Offer Conversion Period.

For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

(i)  “Beneficial Ownership” shall have the meaning ascribed to it in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and “person” shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

(ii)  A “Purchase Offer” shall have been made when any person (other than the Company or any affiliate of the Company) shall have “commenced” (as such term is defined in Rule 14d-2 under the Exchange Act) a tender offer or exchange offer to purchase shares of Common Stock, such that, upon consummation of such offer, such person would have Beneficial Ownership (as defined herein) or the right to acquire Beneficial Ownership, of twenty percent (20%) or more of the voting power of the Company.

7.  Liquidation Rights.  (a)  Upon the dissolution, liquidation, or winding up of the Company, the holders of the shares of 2013 ESOP Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders, before any payment or distribution shall be made on or set aside for the Common Stock or any other class of stock ranking junior to 2013 ESOP Preferred Stock and subject to the rights of the holders of the shares of any series or class or classes of stock ranking on parity with or senior to the 2013 ESOP Preferred Stock, the amount of $1,000.00 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

(b)  Neither the sale of all or substantially all the property and assets of the Company, nor the merger, consolidation or other business combination of the Company into or with any other corporation, nor the merger, consolidation or other business combination of any other corporation into or with the Company shall be deemed to be a dissolution, liquidation, or winding up, voluntary or involuntary, for the purposes of this Section 7.

(c)  After the payment to the holders of the shares of 2013 ESOP Preferred Stock of the full preferential amounts provided for in this Section 7, the holders of 2013 ESOP Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Company.

(d)  In the event the assets of the Company available for distribution to the holders of shares of 2013 ESOP Preferred Stock upon any dissolution, liquidation, or winding up of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 7, no such distribution shall be made on account of any shares of any other series of Preferred Stock or other capital stock of the Company ranking on a parity with the shares of 2013 ESOP Preferred Stock upon such dissolution, liquidation, or winding up unless proportionate distributive amounts shall be paid on account of the shares of 2013 ESOP Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation, or winding up.

(e)  Subject to the rights of the holders of the shares of any series or class or classes of stock ranking on parity with or prior to the shares of 2013 ESOP Preferred Stock upon liquidation, dissolution, or winding up, upon any liquidation, dissolution, or winding up of the Company, after payment shall have been made in full to the holders of the shares of 2013 ESOP Preferred Stock as provided in this Section 7, but not prior thereto, any other series or class or classes of stock ranking junior to the shares of 2013 ESOP Preferred Stock upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the shares of 2013 ESOP Preferred Stock shall not be entitled to share therein.

8.  Ranking.  For the purposes of these resolutions, any stock of any series or class or classes of the Company shall be deemed to rank:

(a)  prior to the shares of 2013 ESOP Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, if the holders of such series or class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of 2013 ESOP Preferred Stock;

(b)  on a parity with shares of 2013 ESOP Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share, or sinking fund provisions, if any, be different from those of 2013 ESOP Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of 2013 ESOP Preferred Stock; and

(c)  junior to shares of 2013 ESOP Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, if such class shall be Common Stock or if the holders of shares of 2013 ESOP Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of such series or class or classes.

9.  Priority of 2013 ESOP Preferred Stock.  The shares of 2013 ESOP Preferred Stock will rank on a parity, both as to payment of dividends and the distribution of assets upon liquidation, with the Company’s 2004 ESOP Cumulative Convertible Preferred Stock, its 2005 ESOP Cumulative Convertible Preferred Stock, its 2006 ESOP Cumulative Convertible Preferred Stock, its 2007 ESOP Cumulative Convertible Preferred Stock, its 2008 ESOP Cumulative Convertible Preferred Stock, its 2010 ESOP Cumulative Convertible Preferred Stock, its 2011 ESOP Cumulative Convertible Preferred Stock, and its 2012 ESOP Cumulative Convertible Preferred Stock.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed by John G. Stumpf, its Chairman, President and Chief Executive Officer, and attested by Jeannine E. Zahn, its Assistant Secretary, on this 9th day of January, 2013.

WELLS FARGO & COMPANY

By         /s/ John G. Stumpf
John G. Stumpf
Chairman, President and
Chief Executive Officer

Attest:

/s/ Jeannine E. Zahn
Jeannine E. Zahn
Assistant Secretary

[As filed with the Delaware Secretary of State on January 9, 2013.]

WELLS FARGO & COMPANY
_____________________
CERTIFICATE OF DESIGNATION

Pursuant to Section 151(g) of the
General Corporation Law
of the State of Delaware
_____________________
NON-CUMULATIVE PERPETUAL CLASS A PREFERRED STOCK, SERIES P
(Without Par Value)
_____________________

WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, which authorize the issuance of not more than 20,000,000 shares of Preferred Stock, without par value, and pursuant to authority conferred upon the Securities Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the unanimous written consent of the Committee duly adopted on March 19, 2013, in accordance with Section 141(f) of the General Corporation Law:

Resolved, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated January 27, 2009, the provisions of the Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, no par value, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

RIGHTS AND PREFERENCES

            Section 1.        Designation.  The shares of such series of Preferred Stock shall be designated Non-Cumulative Perpetual Class A Preferred Stock, Series P, with no par value and a liquidation preference amount of $25,000 per share  (the “Series P Preferred Stock”).  Each share of Series P Preferred Stock shall be identical in all respects to every other share of Series P Preferred Stock except with respect to the date from which dividends may accrue. Series P Preferred Stock will rank equally with Parity Stock with respect to the payment of dividends and distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and will rank senior to Junior Stock with respect to the payment of dividends and/or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

            Section 2.        Number of Shares.  The number of authorized shares of Series P Preferred Stock shall be 26,400.  Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series P Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the

filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized.  The Corporation shall have the authority to issue fractional shares of Series P Preferred Stock.

Section 3.        Definitions.  As used herein with respect to Series P Preferred Stock:

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

“Certificate of Designation” means this Certificate of Designation relating to the Series P Preferred Stock, as it may be amended from time to time.

“Common Stock”means the common stock of the Corporation, par value $1⅔ per share, as the same exists at the date of this Certificate of Designation or as such stock may be constituted from time to time.

“Depositary Company” has the meaning set forth in Section 6(d) hereof.

“Dividend Payment Date” has the meaning set forth in Section 4(a) hereof.

“Dividend Period” has the meaning set forth in Section 4(a) hereof.

“DTC” means The Depository Trust Company, together with its successors and assigns.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which the Series P Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

“Liquidation Preference” has the meaning set forth in Section 5(a) hereof.

“Nonpayment Event” shall have the meaning set forth in Section 7(b).

“Parity Stock” means any other class or series of stock of the Corporation now existing or hereafter authorized that ranks on par with the Series P Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

“Preference Stock” means any and all series of preference stock, having no par value, of the Corporation.

“Preferred Stock” means any and all series of preferred stock, having no par value, of the Corporation, including the Series P Preferred Stock.

“Preferred Stock Directors” shall have the meaning set forth in Section 7(b).

“Regulatory Capital Treatment Event” means the Corporation’s reasonable determination that as a result of any (i) amendment to, clarification of, or change (including any announced prospective change)

in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective on or after March 15, 2013; (ii) proposed change in those laws or regulations that is announced or becomes effective on or after March 15, 2013; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced on or after March 15, 2013, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of all shares of Series P Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series P Preferred Stock is outstanding.

“Series P Preferred Stock” has the meaning set forth in Section 1 hereof.

“Voting Parity Stock” means any Parity Stock having similar voting rights as the Series P Preferred Stock.

            Section 4.        Dividends.

(a)        Rate.  Dividends on the Series P Preferred Stock will not be mandatory.  Holders of Series P Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference amount of $25,000 per share of the Series P Preferred Stock, payable quarterly in arrears on the 15th day of March, June, September and December of each year (commencing on June 15, 2013); provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of such delay (each such day on which dividends are payable a “Dividend Payment Date”).  A “Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which will be the period from, and including, March 22, 2013 to, but excluding, June 15, 2013.  Dividends on each share of Series P Preferred Stock will accrue at a rate per annum equal to 5.25%.  The record date for payment of dividends on the Series P Preferred Stock shall be the last Business Day of the calendar month immediately preceding the month during which the Dividend Payment Date falls or such other date as determined by the Corporation’s Board of Directors.  The amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30-day months.  Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

(b)       Non-Cumulative Dividends.  Dividends on shares of Series P Preferred Stock shall be non-cumulative.  To the extent that any dividends payable on the shares of Series P Preferred Stock on any Dividend Payment Date are not declared prior to such Dividend Payment Date, then such dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series P Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on the Dividend Payment Date for such Dividend Period or at any time in the future or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series P Preferred Stock or any other series of authorized Preferred Stock, Preference Stock, or Common Stock of the Corporation.

(c)        Priority of Dividends.  So long as any shares of Series P Preferred Stock remain outstanding,

(1) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Common Stock, and no shares of Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Common Stock by the Corporation (other than (i) a dividend payable in Common Stock or (ii) the acquisition of shares of Common Stock in exchange for, or through application of proceeds of the sale of, shares of Common Stock);

(2) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Stock other than Common Stock, and no shares of Junior Stock other than Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock other than Common Stock by the Corporation (other than (i) a dividend payable solely in shares of Junior Stock, (ii) any dividend in connection with the implementation of a stockholder rights plan, or the redemption or repurchase of any rights under any such plan, (iii) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock, (iv) as a result of a reclassification of Junior Stock other than Common Stock for or into other Junior Stock, (v) the exchange or conversion of one share of Junior Stock other than Common Stock for or into another share of Junior Stock, (vi) through the use of proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (vii) any purchase, redemption or other acquisition of Junior Stock other than Common Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after March 15, 2013, (viii) any purchase of fractional interests in shares of Junior Stock other than Common Stock pursuant to the conversion or exchange provisions of such Junior Stock other than Common Stock or the securities being converted or exchanged, (ix) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (x) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business); and

(3) no shares of Parity Stock will be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rataportion, of the Series P Preferred Stock and such Parity Stock during a Dividend Period (other than (i) as a result of a reclassification of Parity Stock for or into other Parity Stock or Junior Stock, (ii) the exchange or conversion of one share of Parity Stock for or into another share of Parity Stock or Junior Stock, (iii) through the use of proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, (iv) any purchase, redemption or other acquisition of Parity Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after March 15, 2013, (v) any purchase of fractional interests in shares of Parity Stock pursuant to the conversion or exchange provisions of such Parity Stock or the securities being converted or exchanged, (vi) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (vii) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business), unless, in each case, the full dividends for the then-current Dividend Period on all outstanding shares of the Series P Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside.

Subject to the succeeding sentence, for so long as any shares of Series P Preferred Stock remain outstanding, no dividends shall be declared, paid, or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series P Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside.  To the extent the Corporation declares dividends on the Series P Preferred Stock and on any Parity Stock but cannot make full payment of those declared dividends, the Corporation will allocate the dividend payments on a proportional basis among the holders of shares of Series P Preferred Stock and the holders of any Parity Stock then outstanding where the terms of such Parity Stock provide similar dividend rights.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the board of Directors of the Corporation may be declared and paid on the Common Stock and any other stock that is Parity Stock or Junior Stock, from time to time out of any assets legally available for such payment, and the shares of Series P Preferred Stock shall not be entitled to participate in any such dividends.

Section 5.        Liquidation Rights.

(a)        Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series P Preferred Stock shall be entitled to receive in full out of assets available for distribution to its stockholders before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of the Common Stock or any other Junior Stock, and subject to the rights of the holders of Parity Stock or any stock of the Corporation ranking senior to the Series P Preferred Stock as to such distribution, a liquidating distribution in the amount of $25,000 per share, plus an amount equal to any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation (the “Liquidation Preference”).  The holders of Series P Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.

(b)       Partial Payment.  If the assets of the Corporation are not sufficient to pay in full the Liquidation Preference to all holders of Series P Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series P Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preference of Series P Preferred Stock and all such Parity Stock.

(c)        Residual Distributions.  If the Liquidation Preference has been paid in full to all holders of Series P Preferred Stock and all other amounts payable upon liquidation, dissolution or winding up of the Corporation have been paid in full to all holders of any Parity Stock, the holders of Common Stock and any other Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d)       Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6.        Redemption.

(a)        Optional Redemption.  The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem, subject to the prior approval of the Federal Reserve Board, out of funds legally available therefor, in whole or in part, the shares of Series P Preferred Stock at the time outstanding, at any time on any Dividend Payment Date on or after June 15, 2018, upon notice given as provided in Section 6(b) below.  The redemption price for shares of Series P Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid up to the redemption date without accumulation of any undeclared dividends.

Notwithstanding the foregoing, within 90 days of the Corporation’s good faith determination that a Regulatory Capital Treatment Event has occurred, the Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may, subject to the approval of the appropriate federal banking agency, redeem out of funds legally available therefor, in whole, but not in part, the shares of Series P Preferred Stock at the time outstanding, prior to June 15, 2018, upon notice given as provided in Section 6(b) below.  The redemption price for shares of Series P Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid, without accumulation of any undeclared dividends.

(b)       Notice of Redemption.  Notice of every redemption of shares of Series P Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation.  Such mailing shall be at least 40 days and not more than 70 days before the date fixed for redemption.  Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series P Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series P Preferred Stock.  Each notice shall state (i) the redemption date; (ii) the number of shares of Series P Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, if applicable, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for those shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.  Notwithstanding the foregoing, if the Series P Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.

(c)        Partial Redemption.  In case of any redemption of only part of the shares of Series P Preferred Stock at the time outstanding, the shares of Series P Preferred Stock to be redeemed shall be selected either pro ratafrom the holders of record of Series P Preferred Stock in proportion to the number of Series P Preferred Stock held by such holders or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable.  Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series P Preferred Stock shall be redeemed from time to time.

(d)       Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders  thereof to receive the amount payable on such redemption from the Depository Company at any time after the redemption date from the funds so deposited, without interest.  The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest.  Any funds so deposited and unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7.        Voting Rights.

(a)        General.  The holders of Series P Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraph 7(b) below or as required by applicable law.

(b)       Right To Elect Two Directors Upon Nonpayment Events.  Whenever dividends payable on any shares of Series P Preferred Stock or any class or series of Voting Parity Stock have not been declared and paid in an aggregate amount equal to, as to any class or series, at least six quarterly Dividend Periods or their equivalent, whether or not for consecutive Dividend Periods (a “Nonpayment Event”), the holders of the outstanding Series P Preferred Stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of the Corporation’s Board of Directors at the Corporation’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders (the “Preferred Stock Directors”) by a plurality of the votes cast; provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights).  Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series P Preferred Stock (together with the holders of shares of any one or more other series of Voting Parity Stock).  At elections for such directors, each holder of the Series P Preferred Stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock as may be granted to them).  The right of the holders of the Series P Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock) to elect Preferred Stock Directors shall continue until such time as the Corporation has paid in full dividends for the equivalent of at least four quarterly Dividend Periods or their equivalent, at which time such right with respect to the Series P Preferred Stock shall terminate, except as provided by law, and subject to revesting in the event of each and every subsequent default of the character described in this Section 7(b).

Upon any termination of the right of the holders of all shares of Series P Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors, the term of office of all Preferred Stock Directors then in office elected by only those holders voting as a class shall terminate immediately.  Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the outstanding shares of Series P Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a class). In case any vacancy shall occur among the Preferred Stock Directors, a successor may be elected by a plurality of the votes cast by the holders of Series P Preferred Stock and Voting Parity Stock having the voting rights described above, voting together as a class, unless the vacancy has already been filled. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote.  Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this Section 7(b) shall have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to this Section 7(b).

(c)     Other Voting Rights.  In addition to any other vote required by law or the Restated Certificate of Incorporation, so long as any shares of the Series P Preferred Stock remain outstanding, the vote or consent of the holders of the outstanding shares of Series P Preferred Stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series P Preferred Stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by Delaware law: (i) the issuance of any class or series of Preferred Stock or Preference Stock ranking senior to the Series P Preferred Stock in the payment of dividends or the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; (ii) any amendment, alteration or repeal of any provision of the Restated Certificate of Incorporation, including the Certificate of Designation, or the Bylaws that would adversely affect the rights, preferences, privileges or voting powers of the Series P Preferred Stock; (iii) any amendment or alteration of the Restated Certificate of Incorporation, including the Certificate of Designation, or Bylaws to authorize, create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Corporation’s capital stock ranking senior to the Series P Preferred Stock with respect to either the payment of dividends or in the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; or (iv) any consummation of a reclassification involving the Series P Preferred Stock or a merger or consolidation with another corporation or other entity, except holders of the Series P Preferred Stock will have no right to vote under this section 7(c)(iv) if in each case (a) the shares of Series P Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (b) such shares of Series P Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series P Preferred Stock, taken as a whole; provided, however, that any authorization, creation or increase in the authorized amount of or issuance of the Series P Preferred Stock or any Parity Stock or Junior Stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or Junior Stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series P Preferred Stock, and holders of the Series P Preferred Stock shall have no right to vote thereon.

If any amendment, alteration, repeal, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of voting Preferred Stock (including the Series P Preferred Stock), then only those series affected by and entitled to vote on the matter shall vote on the matter together as a class (in lieu of all other series of Preferred Stock).

Each holder of the Series P Preferred Stock will have 25 votes per share on any matter on which holders of the Series P Preferred Stock are entitled to vote, whether separately or together with any other series of stock of the Corporation (the holders of any shares of any other series of stock being entitled to such number of votes, if any, for each share of stock as may be granted to them), pursuant to Delaware law or otherwise, including by written consent.

(d)       Changes after Provision for Redemption.  No vote or consent of the holders of Series P Preferred Stock shall be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding Series P Preferred Stock shall have been redeemed, or notice of redemption has been given and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

(e)        Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series P Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Restated Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility in which the Series P Preferred Stock is listed or traded at the time.

Section 8.        Preemption and Conversion.  The holders of Series P Preferred Stock shall not have any rights of preemption or rights to convert such Series P Preferred Stock into shares of any other class of capital stock of the Corporation.

Section 9.        Reacquired Shares.  Shares of Series P Preferred Stock which have been issued and redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.

Section 10.      No Sinking Fund.  Shares of Series P Preferred Stock are not subject to the operation of a sinking fund.

Section 11.      Additional Classes or Series of Stock.  Notwithstanding anything set forth in the Restated Certificate of Incorporation or this Certificate of Designation to the contrary, the Board of Directors of the Corporation, or any authorized committee of the Board of Directors of the Corporation, (i) without the vote of the holders of the Series P Preferred Stock, may authorize and issue additional shares of Junior Stock and Parity Stock and (ii) with the requisite vote of the holders of the Series P Preferred Stock and Parity Stock entitled to vote thereon, may authorize and issue any additional class or series of Preferred Stock or Preference Stock senior to the Series P Preferred Stock as to the payment of dividends and/or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

In Witness Whereof, Wells Fargo & Company has caused this Certificate of Designation to be signed by Barbara S. Brett, its Senior Vice President and Assistant Treasurer, and Jeannine E. Zahn, its Assistant Secretary, this 21st day of March, 2013.

Wells Fargo & Company
By:	/s/ Barbara S. Brett
Barbara S. Brett, Senior Vice President and Assistant Treasurer

/s/ Jeannine E. Zahn

Jeannine E. Zahn, Assistant Secretary

[As filed with the Delaware Secretary of State on March 21, 2013.]

WELLS FARGO & COMPANY
_____________________
CERTIFICATE OF DESIGNATION

Pursuant to Section 151(g) of the
General Corporation Law
of the State of Delaware
_____________________
5.85% FIXED-TO-FLOATING RATE NON-CUMULATIVE PERPETUAL
CLASS A PREFERRED STOCK, SERIES Q
(Without Par Value)
_____________________

WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, which authorize the issuance of not more than 20,000,000 shares of Preferred Stock, without par value, and pursuant to authority conferred upon the Securities Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the unanimous written consent of the Committee duly adopted on July 19, 2013, in accordance with Section 141(f) of the General Corporation Law:

Resolved, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated January 27, 2009, the provisions of the Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, no par value, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

RIGHTS AND PREFERENCES

            Section 1.        Designation.  The shares of such series of Preferred Stock shall be designated 5.85% Fixed-to-Floating Rate Non-Cumulative Perpetual Class A Preferred Stock, Series Q, with no par value and a liquidation preference amount of $25,000 per share (the “Series Q Preferred Stock”).  Each share of Series Q Preferred Stock shall be identical in all respects to every other share of Series Q Preferred Stock except with respect to the date from which dividends may accrue. Series Q Preferred Stock will rank equally with Parity Stock with respect to the payment of dividends and distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and will rank senior to Junior Stock with respect to the payment of dividends and/or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

            Section 2.        Number of Shares.  The number of authorized shares of Series Q Preferred Stock shall be 69,000.  Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series Q Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the

Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized.  The Corporation shall have the authority to issue fractional shares of Series Q Preferred Stock.

Section 3.        Definitions.  As used herein with respect to Series Q Preferred Stock:

“Business Day” means for dividends payable for the Fixed Rate Period (as defined below) any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York, and for dividends payable for the Floating Rate Period (as defined below), it means any date that would be considered a Business Day during the Fixed Rate Period that is also a London Banking Day (as defined below).

“Calculation Agent”  means Wells Fargo Bank, N.A. or any other successor appointed by the Corporation, acting as Calculation Agent.

“Certificate of Designation” means this Certificate of Designation relating to the Series Q Preferred Stock, as it may be amended from time to time.

“Common Stock”means the common stock of the Corporation, par value $1⅔ per share, as the same exists at the date of this Certificate of Designation or as such stock may be constituted from time to time.

“Depositary Company” has the meaning set forth in Section 6(d) hereof.

“Designated LIBOR Page” means the display on Reuters, or any successor service, on page LIBOR01, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates for U.S. dollars.

“Dividend Payment Date” has the meaning set forth in Section 4(a) hereof.

“Dividend Period” has the meaning set forth in Section 4(a) hereof.

“DTC” means The Depository Trust Company, together with its successors and assigns.

“Fixed Rate Period” has the meaning set forth in Section 4(a) hereof.

“Floating Rate Period” has the meaning set forth in Section 4(a) hereof.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which the Series Q Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

“LIBOR Determination Date” means the second London Banking Day immediately preceding the first day of the relevant Dividend Period.

“Liquidation Preference” has the meaning set forth in Section 5(a) hereof.

“London Banking Day” means any day on which commercial banks and foreign exchange markets settle payments in London.

“Nonpayment Event” shall have the meaning set forth in Section 7(b).

“Parity Stock” means any other class or series of stock of the Corporation now existing or hereafter authorized that ranks on par with the Series Q Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

“Preference Stock” means any and all series of preference stock, having no par value, of the Corporation.

“Preferred Stock” means any and all series of preferred stock, having no par value, of the Corporation, including the Series Q Preferred Stock.

“Preferred Stock Directors” shall have the meaning set forth in Section 7(b).

“Regulatory Capital Treatment Event” means the Corporation’s reasonable determination that as a result of any (i) amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective on or after July 15, 2013; (ii) proposed change in those laws or regulations that is announced or becomes effective on or after July 15, 2013; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced on or after July 15, 2013, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of all shares of Series Q Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series Q Preferred Stock is outstanding.

“Series Q Preferred Stock” has the meaning set forth in Section 1 hereof.

“Three-month LIBOR” means, for any LIBOR Determination Date, the arithmetic mean of the offered rates for deposits in U.S. dollars for a three-month period commencing on the second London Banking Day immediately following that LIBOR Determination Date that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on that LIBOR Determination Date, if at least two offered rates appear on the Designated LIBOR Page, provided that if the specified Designated LIBOR Page by its terms provides only for a single rate, that single rate will be used.  If (i) fewer than two offered rates appear or (ii) no rate appears and the Designated LIBOR Page by its terms provides only for a single rate, then the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for a three-month period commencing on the second London Banking Day immediately following that LIBOR Determination Date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time.  If at least two quotations are provided, Three-month LIBOR determined on that LIBOR Determination Date will be the arithmetic mean of those quotations.  If fewer than two quotations are provided, Three-month LIBOR will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on that LIBOR Determination Date by three major banks in New York City selected by the Calculation

Agent for loans in U.S. dollars to leading European banks for a three-month period and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time.  If the banks so selected by the Calculation Agent are not quoting as set forth above, Three-month LIBOR for that LIBOR Determination Date will remain Three-month LIBOR for the immediately preceding Dividend Period or, in the case of the Dividend Period beginning September 15, 2023, 5.85%.  All percentages used in or resulting from any calculation of Three-month LIBOR will be rounded, if necessary, to the nearest one hundred-thousandth of a percentages point, with .000005% rounded up to .00001%.  The determination of Three-month LIBOR for each relevant Dividend Period by the Calculation Agent will (in the absence of manifest error) be final and binding.

“Voting Parity Stock” means any Parity Stock having similar voting rights as the Series Q Preferred Stock.

            Section 4.        Dividends.

(a)        Rate.  Dividends on the Series Q Preferred Stock will not be mandatory.  Holders of Series Q Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference amount of $25,000 per share of the Series Q Preferred Stock, payable quarterly in arrears on the 15th day of March, June, September and December, commencing September 15, 2013.  From July 22, 2013 to, but excluding, September 15, 2023 (the “Fixed Rate Period”), dividends will accrue at an annual rate of 5.85%, and from, and including, September 15, 2023 (the “Floating Rate Period”), dividends will accrue at an annual rate equal to Three-month LIBOR plus 3.09%.  Notwithstanding the foregoing, if any date on or prior to September 15, 2023 on which dividends otherwise would be payable is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of such delay, and if any date after September 15, 2023 on which dividends otherwise would be payable is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding Business Day unless that day falls in the next calendar month, in which case payment of any dividend otherwise payable on that date will be the immediately preceding Business Day, and dividends will accrue to the actual payment date (each such day on which dividends are payable a “Dividend Payment Date”).  A “Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which will be the period from, and including, July 22, 2013 to, but excluding, September 15, 2013.  The record date for payment of dividends on the Series Q Preferred Stock shall be the last Business Day of the calendar month immediately preceding the month during which the Dividend Payment Date falls or such other date as determined by the Corporation’s Board of Directors.  The amount of dividends payable for the Fixed Rate Period shall be computed on the basis of a 360-day year of twelve 30-day months.  The amount of dividends payable for the Floating Rate Period shall be computed on the basis of a 360-day year and the actual number of days elapsed.  Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.  The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends payable for the Floating Rate Period, will be maintained on file at the Calculation Agent’s principal offices.

(b)       Non-Cumulative Dividends.  Dividends on shares of Series Q Preferred Stock shall be non-cumulative.  To the extent that any dividends payable on the shares of Series Q Preferred Stock on any Dividend Payment Date are not declared prior to such Dividend Payment Date, then such dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series Q Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on the Dividend Payment Date for such Dividend Period or at any time in the future or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series Q Preferred Stock or any other series of authorized Preferred Stock, Preference Stock, or Common Stock of the Corporation.

(c)        Priority of Dividends.  So long as any shares of Series Q Preferred Stock remain outstanding,

(1) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Common Stock, and no shares of Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Common Stock by the Corporation (other than (i) a dividend payable in Common Stock or (ii) the acquisition of shares of Common Stock in exchange for, or through application of proceeds of the sale of, shares of Common Stock);

(2) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Stock other than Common Stock, and no shares of Junior Stock other than Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock other than Common Stock by the Corporation (other than (i) a dividend payable solely in shares of Junior Stock, (ii) any dividend in connection with the implementation of a stockholder rights plan, or the redemption or repurchase of any rights under any such plan, (iii) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock, (iv) as a result of a reclassification of Junior Stock other than Common Stock for or into other Junior Stock, (v) the exchange or conversion of one share of Junior Stock other than Common Stock for or into another share of Junior Stock, (vi) through the use of proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (vii) any purchase, redemption or other acquisition of Junior Stock other than Common Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after July 15, 2013, (viii) any purchase of fractional interests in shares of Junior Stock other than Common Stock pursuant to the conversion or exchange provisions of such Junior Stock other than Common Stock or the securities being converted or exchanged, (ix) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (x) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business); and

(3) no shares of Parity Stock will be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rataportion, of the Series Q Preferred Stock and such Parity Stock during a Dividend Period (other than (i) as a result of a reclassification of Parity Stock for or into other Parity Stock or Junior Stock, (ii) the exchange or conversion of one share of Parity Stock for or into another share of Parity Stock or Junior Stock, (iii) through the use of proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, (iv) any purchase, redemption or other acquisition of Parity Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after July 15, 2013, (v) any purchase of fractional interests in shares of Parity Stock pursuant to the conversion or exchange provisions of such Parity Stock or the securities being converted or exchanged, (vi) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (vii) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business), unless, in each case, the full dividends for the then-current Dividend Period on all outstanding shares of the Series Q Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside.

Subject to the succeeding sentence, for so long as any shares of Series Q Preferred Stock remain outstanding, no dividends shall be declared, paid, or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series Q Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside.  To the extent the Corporation declares dividends on the Series Q Preferred Stock and on any Parity Stock but cannot make full payment of those declared dividends, the Corporation will allocate the dividend payments on a proportional basis among the holders of shares of Series Q Preferred Stock and the holders of any Parity Stock then outstanding where the terms of such Parity Stock provide similar dividend rights.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on the Common Stock and any other stock that is Parity Stock or Junior Stock, from time to time out of any assets legally available for such payment, and the shares of Series Q Preferred Stock shall not be entitled to participate in any such dividends.

Section 5.        Liquidation Rights.

(a)        Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series Q Preferred Stock shall be entitled to receive in full out of assets available for distribution to its stockholders before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of the Common Stock or any other Junior Stock, and subject to the rights of the holders of Parity Stock or any stock of the Corporation ranking senior to the Series Q Preferred Stock as to such distribution, a liquidating distribution in the amount of $25,000 per share, plus an amount equal to any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation (the “Liquidation Preference”).  The holders of Series Q Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.

(b)       Partial Payment.  If the assets of the Corporation are not sufficient to pay in full the Liquidation Preference to all holders of Series Q Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series Q Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preference of Series Q Preferred Stock and all such Parity Stock.

(c)        Residual Distributions.  If the Liquidation Preference has been paid in full to all holders of Series Q Preferred Stock and all other amounts payable upon liquidation, dissolution or winding up of the Corporation have been paid in full to all holders of any Parity Stock, the holders of Common Stock and any other Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d)       Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6.        Redemption.

(a)        Optional Redemption.  The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem, subject to the prior approval of the Federal Reserve Board, out of funds legally available therefor, in whole or in part, the shares of Series Q Preferred Stock at the time outstanding, at any time on any Dividend Payment Date on or after September 15, 2023, upon notice given as provided in Section 6(b) below.  The redemption price for shares of Series Q Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid up to the redemption date without accumulation of any undeclared dividends.

Notwithstanding the foregoing, within 90 days of the Corporation’s good faith determination that a Regulatory Capital Treatment Event has occurred, the Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may, subject to the approval of the appropriate federal banking agency, redeem out of funds legally available therefor, in whole, but not in part, the shares of Series Q Preferred Stock at the time outstanding, prior to September 15, 2023, upon notice given as provided in Section 6(b) below.  The redemption price for shares of Series Q Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid, without accumulation of any undeclared dividends.

(b)       Notice of Redemption.  Notice of every redemption of shares of Series Q Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation.  Such mailing shall be at least 40 days and not more than 70 days before the date fixed for redemption.  Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series Q Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series Q Preferred Stock.  Each notice shall state (i) the redemption date; (ii) the number of shares of Series Q Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, if applicable, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for those shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.  Notwithstanding the foregoing, if the Series Q Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.

(c)        Partial Redemption.  In case of any redemption of only part of the shares of Series Q Preferred Stock at the time outstanding, the shares of Series Q Preferred Stock to be redeemed shall be selected either pro ratafrom the holders of record of Series Q Preferred Stock in proportion to the number of Series Q Preferred Stock held by such holders or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable.  Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series Q Preferred Stock shall be redeemed from time to time.

(d)       Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders  thereof to receive the amount payable on such redemption from the Depository Company at any time after the redemption date from the funds so deposited, without interest.  The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest.  Any funds so deposited and unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7.        Voting Rights.

(a)        General.  The holders of Series Q Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraph 7(b) below or as required by applicable law.

(b)       Right To Elect Two Directors Upon Nonpayment Events.  Whenever dividends payable on any shares of Series Q Preferred Stock or any class or series of Voting Parity Stock have not been declared and paid in an aggregate amount equal to, as to any class or series, at least six quarterly Dividend Periods or their equivalent, whether or not for consecutive Dividend Periods (a “Nonpayment Event”), the holders of the outstanding Series Q Preferred Stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of the Corporation’s Board of Directors at the Corporation’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders (the “Preferred Stock Directors”) by a plurality of the votes cast; provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights).  Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series Q Preferred Stock (together with the holders of shares of any one or more other series of Voting Parity Stock).  At elections for such directors, each holder of the Series Q Preferred Stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock as may be granted to them).  The right of the holders of the Series Q Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock) to elect Preferred Stock Directors shall continue until such time as the Corporation has paid in full dividends for the equivalent of at least four quarterly Dividend Periods or their equivalent, at which time such right with respect to the Series Q Preferred Stock shall terminate, except as provided by law, and subject to revesting in the event of each and every subsequent default of the character described in this Section 7(b).

Upon any termination of the right of the holders of all shares of Series Q Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors, the term of office of all Preferred Stock Directors then in office elected by only those holders voting as a class shall terminate immediately.  Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the outstanding shares of Series Q Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a class). In case any vacancy shall occur among the Preferred Stock Directors, a successor may be elected by a plurality of the votes cast by the holders of Series Q Preferred Stock and Voting Parity Stock having the voting rights described above, voting together as a class, unless the vacancy has already been filled. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote.  Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this Section 7(b) shall have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to this Section 7(b).

(c)     Other Voting Rights.  In addition to any other vote required by law or the Restated Certificate of Incorporation, so long as any shares of the Series Q Preferred Stock remain outstanding, the vote or consent of the holders of the outstanding shares of Series Q Preferred Stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series Q Preferred Stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by Delaware law: (i) the issuance of any class or series of Preferred Stock or Preference Stock ranking senior to the Series Q Preferred Stock in the payment of dividends or the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; (ii) any amendment, alteration or repeal of any provision of the Restated Certificate of Incorporation, including the Certificate of Designation, or the Bylaws that would adversely affect the rights, preferences, privileges or voting powers of the Series Q Preferred Stock; (iii) any amendment or alteration of the Restated Certificate of Incorporation, including the Certificate of Designation, or Bylaws to authorize, create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Corporation’s capital stock ranking senior to the Series Q Preferred Stock with respect to either the payment of dividends or in the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; or (iv) any consummation of a reclassification involving the Series Q Preferred Stock or a merger or consolidation with another corporation or other entity, except holders of the Series Q Preferred Stock will have no right to vote under this section 7(c)(iv) if in each case (a) the shares of Series Q Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (b) such shares of Series Q Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series Q Preferred Stock, taken as a whole; provided, however, that any authorization, creation or increase in the authorized amount of or issuance of the Series Q Preferred Stock or any Parity Stock or Junior Stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or Junior Stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series Q Preferred Stock, and holders of the Series Q Preferred Stock shall have no right to vote thereon.

If any amendment, alteration, repeal, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of voting Preferred Stock (including the Series Q Preferred Stock), then only those series affected by and entitled to vote on the matter shall vote on the matter together as a class (in lieu of all other series of Preferred Stock).

Each holder of the Series Q Preferred Stock will have 25 votes per share on any matter on which holders of the Series Q Preferred Stock are entitled to vote, whether separately or together with any other series of stock of the Corporation (the holders of any shares of any other series of stock being entitled to such number of votes, if any, for each share of stock as may be granted to them), pursuant to Delaware law or otherwise, including by written consent.

(d)       Changes after Provision for Redemption.  No vote or consent of the holders of Series Q Preferred Stock shall be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding Series Q Preferred Stock shall have been redeemed, or notice of redemption has been given and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

(e)        Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series Q Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Restated Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility in which the Series Q Preferred Stock is listed or traded at the time.

Section 8.        Preemption and Conversion.  The holders of Series Q Preferred Stock shall not have any rights of preemption or rights to convert such Series Q Preferred Stock into shares of any other class of capital stock of the Corporation.

Section 9.        Reacquired Shares.  Shares of Series Q Preferred Stock which have been issued and redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.

Section 10.      No Sinking Fund.  Shares of Series Q Preferred Stock are not subject to the operation of a sinking fund.

Section 11.      Additional Classes or Series of Stock.  Notwithstanding anything set forth in the Restated Certificate of Incorporation or this Certificate of Designation to the contrary, the Board of Directors of the Corporation, or any authorized committee of the Board of Directors of the Corporation,

(i) without the vote of the holders of the Series Q Preferred Stock, may authorize and issue additional shares of Junior Stock and Parity Stock and (ii) with the requisite vote of the holders of the Series Q Preferred Stock and Parity Stock entitled to vote thereon, may authorize and issue any additional class or series of Preferred Stock or Preference Stock senior to the Series Q Preferred Stock as to the payment of dividends and/or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

In Witness Whereof, Wells Fargo & Company has caused this Certificate of Designation to be signed by Barbara S. Brett, its Senior Vice President and Assistant Treasurer, and Jeannine E. Zahn, its Assistant Secretary, this 19th day of July, 2013.

Wells Fargo & Company
By:	/s/ Barbara S. Brett
Barbara S. Brett, Senior Vice President and Assistant Treasurer

/s/ Jeannine E. Zahn

Jeannine E. Zahn, Assistant Secretary
[As filed with the Delaware Secretary of State on July 19, 2013.]

WELLS FARGO & COMPANY
_____________________
CERTIFICATE OF DESIGNATION
Pursuant to Section 151(g) of the
General Corporation Law
of the State of Delaware
_____________________
6.625% FIXED-TO-FLOATING RATE NON-CUMULATIVE PERPETUAL
CLASS A PREFERRED STOCK, SERIES R
(Without Par Value)
_____________________

WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, which authorize the issuance of not more than 20,000,000 shares of Preferred Stock, without par value, and pursuant to authority conferred upon the Securities Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the unanimous written consent of the Committee duly adopted on December 11, 2013, in accordance with Section 141(f) of the General Corporation Law:

Resolved, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated January 27, 2009, the provisions of the Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, no par value, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:
RIGHTS AND PREFERENCES

            Section 1.        Designation.  The shares of such series of Preferred Stock shall be designated 6.625% Fixed-to-Floating Rate Non-Cumulative Perpetual Class A Preferred Stock, Series R, with no par value and a liquidation preference amount of $25,000 per share (the “Series R Preferred Stock”).  Each share of Series R Preferred Stock shall be identical in all respects to every other share of Series R Preferred Stock except with respect to the date from which dividends may accrue. Series R Preferred Stock will rank equally with Parity Stock with respect to the payment of dividends and distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and will rank senior to Junior Stock with respect to the payment of dividends and/or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

            Section 2.        Number of Shares.  The number of authorized shares of Series R Preferred Stock shall be 34,500.  Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series R Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized.  The Corporation shall have the authority to issue fractional shares of Series R Preferred Stock.

Section 3.        Definitions.  As used herein with respect to Series R Preferred Stock:

“Business Day” means for dividends payable for the Fixed Rate Period (as defined below) any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York, and for dividends payable for the Floating Rate Period (as defined below), it means any date that would be considered a Business Day during the Fixed Rate Period that is also a London Banking Day (as defined below).

“Calculation Agent”  means Wells Fargo Bank, N.A. or any other successor appointed by the Corporation, acting as Calculation Agent.

“Certificate of Designation” means this Certificate of Designation relating to the Series R Preferred Stock, as it may be amended from time to time.

“Common Stock”means the common stock of the Corporation, par value $1⅔ per share, as the same exists at the date of this Certificate of Designation or as such stock may be constituted from time to time.

“Depositary Company” has the meaning set forth in Section 6(d) hereof.

“Designated LIBOR Page” means the display on Reuters, or any successor service, on page LIBOR01, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates for U.S. dollars.

“Dividend Payment Date” has the meaning set forth in Section 4(a) hereof.

“Dividend Period” has the meaning set forth in Section 4(a) hereof.

“DTC” means The Depository Trust Company, together with its successors and assigns.

“Fixed Rate Period” has the meaning set forth in Section 4(a) hereof.

“Floating Rate Period” has the meaning set forth in Section 4(a) hereof.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which the Series R Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

“LIBOR Determination Date” means the second London Banking Day immediately preceding the first day of the relevant Dividend Period.

“Liquidation Preference” has the meaning set forth in Section 5(a) hereof.

“London Banking Day” means any day on which commercial banks and foreign exchange markets settle payments in London.

“Nonpayment Event” shall have the meaning set forth in Section 7(b).

“Parity Stock” means any other class or series of stock of the Corporation now existing or hereafter authorized that ranks on par with the Series R Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

“Preference Stock” means any and all series of preference stock, having no par value, of the Corporation.

“Preferred Stock” means any and all series of preferred stock, having no par value, of the Corporation, including the Series R Preferred Stock.

“Preferred Stock Directors” shall have the meaning set forth in Section 7(b).

“Regulatory Capital Treatment Event” means the Corporation’s reasonable determination that as a result of any (i) amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective on or after December 11, 2013; (ii) proposed change in those laws or regulations that is announced or becomes effective on or after December 11, 2013; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced on or after December 11, 2013, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of all shares of Series R Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series R Preferred Stock is outstanding.

“Series R Preferred Stock” has the meaning set forth in Section 1 hereof.

“Three-month LIBOR” means, for any LIBOR Determination Date, the arithmetic mean of the offered rates for deposits in U.S. dollars for a three-month period commencing on the second London Banking Day immediately following that LIBOR Determination Date that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on that LIBOR Determination Date, if at least two offered rates appear on the Designated LIBOR Page, provided that if the specified Designated LIBOR Page by its terms provides only for a single rate, that single rate will be used.  If (i) fewer than two offered rates appear or (ii) no rate appears and the Designated LIBOR Page by its terms provides only for a single rate, then the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for a three-month period commencing on the second London Banking Day immediately following that LIBOR Determination Date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time.  If at least two quotations are provided, Three-month LIBOR determined on that LIBOR Determination Date will be the arithmetic mean of those quotations.  If fewer than two quotations are provided, Three-month LIBOR will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on that LIBOR Determination Date by three major banks in New York City selected by the Calculation Agent for loans in U.S. dollars to leading European banks for a three-month period and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time.  If the banks so selected by the Calculation Agent are not quoting as set forth above, Three-month LIBOR for that LIBOR Determination Date will remain Three-month LIBOR for the immediately preceding Dividend Period or, in the case of the Dividend Period beginning March 15, 2024, 6.625%.  All percentages used in or resulting from any calculation of Three-month LIBOR will be rounded, if necessary, to the nearest one hundred-thousandth of a percentages point, with .000005% rounded up to .00001%.  The determination of Three-month LIBOR for each relevant Dividend Period by the Calculation Agent will (in the absence of manifest error) be final and binding.

“Voting Parity Stock” means any Parity Stock having similar voting rights as the Series R Preferred Stock.

            Section 4.        Dividends.

(a)        Rate.  Dividends on the Series R Preferred Stock will not be mandatory.  Holders of Series R Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference amount of $25,000 per share of the Series R Preferred Stock, payable quarterly in arrears on the 15th day of March, June, September and December, commencing March 15, 2014,   From December 18, 2013 to, but excluding, March 15, 2024 (the “Fixed Rate Period”), dividends will accrue at an annual rate of 6.625%, and from, and including, March 15, 2024 (the “Floating Rate Period”), dividends will accrue at an annual rate equal to Three-month LIBOR plus 3.69%.  Notwithstanding the foregoing, if any date on or prior to March 15, 2024 on which dividends otherwise would be payable is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of such delay, and if any date after March 15, 2024 on which dividends otherwise would be payable is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding Business Day unless that day falls in the next calendar month, in which case payment of any dividend otherwise payable on that date will be the immediately preceding Business Day, and dividends will accrue to the actual payment date (each such day on which dividends are payable a “Dividend Payment Date”).  A “Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which will be the period from, and including, December 18, 2013 to, but excluding, March 15, 2014.  The record date for payment of dividends on the Series R Preferred Stock shall be the last Business Day of the calendar month immediately preceding the month during which the Dividend Payment Date falls or such other date as determined by the Corporation’s Board of Directors.  The amount of dividends payable for the Fixed Rate Period shall be computed on the basis of a 360-day year of twelve 30-day months.  The amount of dividends payable for the Floating Rate Period shall be computed on the basis of a 360-day year and the actual number of days elapsed.  Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.  The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends payable for the Floating Rate Period, will be maintained on file at the Calculation Agent’s principal offices.

(b)       Non-Cumulative Dividends.  Dividends on shares of Series R Preferred Stock shall be non-cumulative.  To the extent that any dividends payable on the shares of Series R Preferred Stock on any Dividend Payment Date are not declared prior to such Dividend Payment Date, then such dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series R Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on the Dividend Payment Date for such Dividend Period or at any time in the future or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series R Preferred Stock or any other series of authorized Preferred Stock, Preference Stock, or Common Stock of the Corporation.

(c)        Priority of Dividends.  So long as any shares of Series R Preferred Stock remain outstanding,

(1) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Common Stock, and no shares of Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Common Stock by the Corporation (other than (i) a dividend payable in Common Stock or (ii) the acquisition of shares of Common Stock in exchange for, or through application of proceeds of the sale of, shares of Common Stock);

(2) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Stock other than Common Stock, and no shares of Junior Stock other than Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock other than Common Stock by the Corporation (other than (i) a dividend payable solely in shares of Junior Stock, (ii) any dividend in connection with the implementation of a stockholder rights plan, or the redemption or repurchase of any rights under any such plan, (iii) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock, (iv) as a result of a reclassification of Junior Stock other than Common Stock for or into other Junior Stock, (v) the exchange or conversion of one share of Junior Stock other than Common Stock for or into another share of Junior Stock, (vi) through the use of proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (vii) any purchase, redemption or other acquisition of Junior Stock other than Common Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after December 11, 2013, (viii) any purchase of fractional interests in shares of Junior Stock other than Common Stock pursuant to the conversion or exchange provisions of such Junior Stock other than Common Stock or the securities being converted or exchanged, (ix) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (x) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business); and

(3) no shares of Parity Stock will be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rataportion, of the Series R Preferred Stock and such Parity Stock during a Dividend Period (other than (i) as a result of a reclassification of Parity Stock for or into other Parity Stock or Junior Stock, (ii) the exchange or conversion of one share of Parity Stock for or into another share of Parity Stock or Junior Stock, (iii) through the use of proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, (iv) any purchase, redemption or other acquisition of Parity Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after December 11, 2013, (v) any purchase of fractional interests in shares of Parity Stock pursuant to the conversion or exchange provisions of such Parity Stock or the securities being converted or exchanged, (vi) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (vii) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business), unless, in each case, the full dividends for the then-current Dividend Period on all outstanding shares of the Series R Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside.

Subject to the succeeding sentence, for so long as any shares of Series R Preferred Stock remain outstanding, no dividends shall be declared, paid, or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series R Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside.  To the extent the Corporation declares dividends on the Series R Preferred Stock and on any Parity Stock but cannot make full payment of those declared dividends, the Corporation will allocate the dividend payments on a proportional basis among the holders of shares of Series R Preferred Stock and the holders of any Parity Stock then outstanding where the terms of such Parity Stock provide similar dividend rights.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on the Common Stock and any other stock that is Parity Stock or Junior Stock, from time to time out of any assets legally available for such payment, and the shares of Series R Preferred Stock shall not be entitled to participate in any such dividends.

Section 5.        Liquidation Rights.

(a)        Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series R Preferred Stock shall be entitled to receive in full out of assets available for distribution to its stockholders before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of the Common Stock or any other Junior Stock, and subject to the rights of the holders of Parity Stock or any stock of the Corporation ranking senior to the Series R Preferred Stock as to such distribution, a liquidating distribution in the amount of $25,000 per share, plus an amount equal to any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation (the “Liquidation Preference”).  The holders of Series R Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.

(b)       Partial Payment.  If the assets of the Corporation are not sufficient to pay in full the Liquidation Preference to all holders of Series R Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series R Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preference of Series R Preferred Stock and all such Parity Stock.

(c)        Residual Distributions.  If the Liquidation Preference has been paid in full to all holders of Series R Preferred Stock and all other amounts payable upon liquidation, dissolution or winding up of the Corporation have been paid in full to all holders of any Parity Stock, the holders of Common Stock and any other Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d)       Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6.        Redemption.

(a)        Optional Redemption.  The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem, subject to the prior approval of the Federal Reserve Board, out of funds legally available therefor, in whole or in part, the shares of Series R Preferred Stock at the time outstanding, at any time on any Dividend Payment Date on or after March 15, 2024, upon notice given as provided in Section 6(b) below.  The redemption price for shares of Series R Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid up to the redemption date without accumulation of any undeclared dividends.

Notwithstanding the foregoing, within 90 days of the Corporation’s good faith determination that a Regulatory Capital Treatment Event has occurred, the Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may, subject to the approval of the appropriate federal banking agency, redeem out of funds legally available therefor, in whole, but not in part, the shares of Series R Preferred Stock at the time outstanding, prior to March 15, 2024, upon notice given as provided in Section 6(b) below.  The redemption price for shares of Series R Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid, without accumulation of any undeclared dividends.

(b)       Notice of Redemption.  Notice of every redemption of shares of Series R Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation.  Such mailing shall be at least 40 days and not more than 70 days before the date fixed for redemption.  Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series R Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series R Preferred Stock.  Each notice shall state (i) the redemption date; (ii) the number of shares of Series R Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, if applicable, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for those shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.  Notwithstanding the foregoing, if the Series R Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.

(c)        Partial Redemption.  In case of any redemption of only part of the shares of Series R Preferred Stock at the time outstanding, the shares of Series R Preferred Stock to be redeemed shall be selected either pro ratafrom the holders of record of Series R Preferred Stock in proportion to the number of Series R Preferred Stock held by such holders or in such other manner consistent with the rules and policies of the New York Stock Exchange as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable.  Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series R Preferred Stock shall be redeemed from time to time.

(d)       Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders  thereof to receive the amount payable on such redemption from the Depository Company at any time after the redemption date from the funds so deposited, without interest.  The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest.  Any funds so deposited and unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7.        Voting Rights.

(a)        General.  The holders of Series R Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraph 7(b) below or as required by applicable law.

(b)       Right To Elect Two Directors Upon Nonpayment Events.  Whenever dividends payable on any shares of Series R Preferred Stock or any class or series of Voting Parity Stock have not been declared and paid in an aggregate amount equal to, as to any class or series, at least six quarterly Dividend Periods or their equivalent, whether or not for consecutive Dividend Periods (a “Nonpayment Event”), the holders of the outstanding Series R Preferred Stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of the Corporation’s Board of Directors at the Corporation’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders (the “Preferred Stock Directors”) by a plurality of the votes cast; provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights).  Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series R Preferred Stock (together with the holders of shares of any one or more other series of Voting Parity Stock).  At elections for such directors, each holder of the Series R Preferred Stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock as may be granted to them).  The right of the holders of the Series R Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock) to elect Preferred Stock Directors shall continue until such time as the Corporation has paid in full dividends for the equivalent of at least four quarterly Dividend Periods or their equivalent, at which time such right with respect to the Series R Preferred Stock shall terminate, except as provided by law, and subject to revesting in the event of each and every subsequent default of the character described in this Section 7(b).

Upon any termination of the right of the holders of all shares of Series R Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors, the term of office of all Preferred Stock Directors then in office elected by only those holders voting as a class shall terminate immediately.  Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the outstanding shares of Series R Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a class). In case any vacancy shall occur among the Preferred Stock Directors, a successor may be elected by a plurality of the votes cast by the holders of Series R Preferred Stock and Voting Parity Stock having the voting rights described above, voting together as a class, unless the vacancy has already been filled. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote.  Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this Section 7(b) shall have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to this Section 7(b).

(c)     Other Voting Rights.  In addition to any other vote required by law or the Restated Certificate of Incorporation, so long as any shares of the Series R Preferred Stock remain outstanding, the vote or consent of the holders of the outstanding shares of Series R Preferred Stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series R Preferred Stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by Delaware law: (i) the issuance of any class or series of Preferred Stock or Preference Stock ranking senior to the Series R Preferred Stock in the payment of dividends or the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; (ii) any amendment, alteration or repeal of any provision of the Restated Certificate of Incorporation, including the Certificate of Designation, or the Bylaws that would adversely affect the rights, preferences, privileges or voting powers of the Series R Preferred Stock; (iii) any amendment or alteration of the Restated Certificate of Incorporation, including the Certificate of Designation, or Bylaws to authorize, create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Corporation’s capital stock ranking senior to the Series R Preferred Stock with respect to either the payment of dividends or in the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; or (iv) any consummation of a reclassification involving the Series R Preferred Stock or a merger or consolidation with another corporation or other entity, except holders of the Series R Preferred Stock will have no right to vote under this section 7(c)(iv) if in each case (a) the shares of Series R Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (b) such shares of Series R Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series R Preferred Stock, taken as a whole; provided, however, that any authorization, creation or increase in the authorized amount of or issuance of the Series R Preferred Stock or any Parity Stock or Junior Stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or Junior Stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series R Preferred Stock, and holders of the Series R Preferred Stock shall have no right to vote thereon.

If any amendment, alteration, repeal, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of voting Preferred Stock (including the Series R Preferred Stock), then only those series affected by and entitled to vote on the matter shall vote on the matter together as a class (in lieu of all other series of Preferred Stock).

Each holder of the Series R Preferred Stock will have 25 votes per share on any matter on which holders of the Series R Preferred Stock are entitled to vote, whether separately or together with any other series of stock of the Corporation (the holders of any shares of any other series of stock being entitled to such number of votes, if any, for each share of stock as may be granted to them), pursuant to Delaware law or otherwise, including by written consent.

(d)       Changes after Provision for Redemption.  No vote or consent of the holders of Series R Preferred Stock shall be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding Series R Preferred Stock shall have been redeemed, or notice of redemption has been given and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

(e)        Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series R Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Restated Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility in which the Series R Preferred Stock is listed or traded at the time.

Section 8.        Preemption and Conversion.  The holders of Series R Preferred Stock shall not have any rights of preemption or rights to convert such Series R Preferred Stock into shares of any other class of capital stock of the Corporation.

Section 9.        Reacquired Shares.  Shares of Series R Preferred Stock which have been issued and redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.

Section 10.      No Sinking Fund.  Shares of Series R Preferred Stock are not subject to the operation of a sinking fund.

Section 11.      Additional Classes or Series of Stock.  Notwithstanding anything set forth in the Restated Certificate of Incorporation or this Certificate of Designation to the contrary, the Board of Directors of the Corporation, or any authorized committee of the Board of Directors of the Corporation,

(i) without the vote of the holders of the Series R Preferred Stock, may authorize and issue additional shares of Junior Stock and Parity Stock and (ii) with the requisite vote of the holders of the Series R Preferred Stock and Parity Stock entitled to vote thereon, may authorize and issue any additional class or series of Preferred Stock or Preference Stock senior to the Series R Preferred Stock as to the payment of dividends and/or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

dms.us.53285252.04

In Witness Whereof, Wells Fargo & Company has caused this Certificate of Designation to be signed by Barbara S. Brett, its Senior Vice President and Assistant Treasurer, and Jeannine E. Zahn, its Assistant Secretary, this 17th day of December, 2013.

Wells Fargo & Company
By:	/s/ Barbara S. Brett
Barbara S. Brett, Senior Vice President and Assistant Treasurer

/s/ Jeannine E. Zahn

Jeannine E. Zahn, Assistant Secretary

 [As filed with the Delaware Secretary of State on December 17, 2013.]

WELLS FARGO & COMPANY
___________________________________

CERTIFICATE OF DESIGNATION
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
___________________________________

2014 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK
(Without Par Value)
___________________________________

WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Company”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Company (the “Board”) by the provisions of the Restated Certificate of Incorporation of the Company, as amended, which authorize the issuance of not more than 20,000,000 shares of Preferred Stock, without par value (the “Preferred Stock”), and pursuant to authority conferred upon the ESOP Preferred Stock Committee I of the Board (the “ESOP Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”) and by the resolutions of the Board set forth herein, the following resolutions were duly adopted by the Board at meetings of the Board duly held on January 25, 2000, January 27, 2009, and February 24, 2009, and by the ESOP Committee pursuant to the written consent of the ESOP Committee duly adopted on January 7, 2014, in accordance with Section 141(f) of the General Corporation Law:

1.         On January 25, 2000, the Board adopted the following resolution (the “ESOP Board Resolutions”) appointing the ESOP Committee and delegating to the ESOP Committee the full powers of the Board, subject to the ESOP Board Resolutions, in all matters relating to issuance of one or more series of Preferred Stock (“ESOP Preferred Stock”) to the trustee on behalf of the Company’s 401(k) Plan hereinafter referred to:

RESOLVED that a committee of one member of the Board of the Company is hereby appointed by the Board as the ESOP Preferred Stock Committee I (the “First Committee”), which shall have and may exercise the full powers of the Board, subject to these resolutions, to issue from time to time one or more series of ESOP Preferred Stock, including any shares of Company common stock ($1 2/3 par value) issuable upon conversion of ESOP Preferred Stock, and in connection therewith, to fix the designations, voting powers, preferences, and all other rights, qualifications and restrictions of such ESOP Preferred Stock, to sell such ESOP Preferred Stock to the Plan on such terms and conditions and for such purchase price as the First Committee in its discretion shall approve, and to take any and all actions as the First Committee shall deem necessary or appropriate.

2.         On January 27, 2009, the Board adopted the following resolutions (the “January 2009 Resolutions”) amending the ESOP Board Resolutions to allow the ESOP Committee to establish the voting rights of any series of ESOP Preferred Stock:

RESOLVED that the resolution set forth in the [ESOP Board Resolutions] under the caption “Voting Rights of ESOP Preferred Stock” is hereby deleted in its entirety.

RESOLVED that the [ESOP Board Resolutions] are hereby further amended to delete “Appendix A – Voting Rights” in its entirety.

3.         Pursuant to resolutions adopted on February 24, 2009, the Board designated John G. Stumpf as the sole member of the ESOP Committee, effective April 29, 2009.

4.         On January 7, 2014, pursuant to authority conferred upon it by the Board in the ESOP Board Resolutions as amended by the January 2009 Resolutions, the ESOP Committee adopted the following resolution by written consent in accordance with Section 141(f) of the General Corporation Law:

RESOLVED that the issuance of a series of Preferred Stock, without par value, of the Company is hereby authorized and the designation, voting powers, preferences, and relative, participating, optional, and other special rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation of the Company, as amended, are hereby fixed as follows:

2014 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

1.  Designation and Number of Shares; Restricted Issue.

(a) The designation of the series of Preferred Stock, without par value, provided for herein shall be “2014 ESOP Cumulative Convertible Preferred Stock” (hereinafter referred to as the “2014 ESOP Preferred Stock”) and the number of authorized shares constituting the 2014 ESOP Preferred Stock is 1,217,000, based on an offering price for the 2014 ESOP Preferred Stock of $1,089.00 per share.  Each share of 2014 ESOP Preferred Stock shall have a stated value of $1,000.00 per share.  The number of authorized shares of 2014 ESOP Preferred Stock may be reduced by further resolution duly adopted by the Board or the Securities Committee and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, provided, however, that the authorized number of shares of 2014 ESOP Preferred Stock shall not be decreased below the then outstanding number of such shares, and provided further that the number of authorized shares of 2014 ESOP Preferred Stock shall not be increased.  All shares of the 2014 ESOP Preferred Stock purchased, redeemed, or converted by the Company shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred
Stock, without designation as to series, and may thereafter be issued, but not as shares of 2014 ESOP Preferred Stock.

(b)  Shares of 2014 ESOP Preferred Stock shall be issued only to a trustee (the “Trustee”) acting on behalf of the Wells Fargo & Company 401(k) Plan, or any successor to such plan (the “Plan”).  All references to the holder of shares of 2014 ESOP Preferred Stock shall mean the Trustee or any company with which or into which the Trustee may merge or any successor trustee under the trust agreement with respect to the Plan.  In the event of any transfer of record ownership of shares of 2014 ESOP Preferred Stock to any person other than any successor trustee under the Plan, the shares of 2014 ESOP Preferred Stock so transferred, upon such transfer and without any further action by the Company or the holder thereof, shall be automatically converted into shares of the common stock, par value $1-2/3 per share, of the Company (the “Common Stock”) on the terms otherwise provided for the conversion of the shares of 2014 ESOP Preferred Stock into shares of Common Stock pursuant to paragraph (a) of Section 4 hereof, and no such transferee shall have any of the voting powers, preferences, and relative, participating, optional or special rights ascribed to shares of 2014 ESOP Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of 2014 ESOP Preferred Stock shall be so converted.  In the event of such a conversion, the transferee of the shares of 2014 ESOP Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of 2014 ESOP Preferred Stock have been automatically converted as of the date of such transfer.  Shares of 2014 ESOP Preferred Stock may be certificated or uncertificated, at the Company’s option.  Certificates representing shares of 2014 ESOP Preferred Stock shall bear a legend to reflect the foregoing provisions.  In the case of uncertificated 2014 ESOP Preferred Stock, the transfer agent for the 2014 ESOP Preferred Stock shall note the foregoing provisions on each 2014 ESOP Preferred Stock book entry account.  The Company may require that, as a condition to transferring record ownership of any uncertificated 2014 ESOP Preferred Stock, the proposed transferee acknowledge in writing that the shares of 2014 ESOP Preferred Stock are subject to the foregoing provisions.  Notwithstanding the foregoing provisions of this paragraph (b) of Section 1, shares of 2014 ESOP Preferred Stock (i)(A) shall be converted into shares of Common Stock as provided in paragraph (a) of Section 4 hereof, and (B) may be converted into shares of Common Stock as provided by paragraph (b) of Section 4 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Company upon the terms and conditions provided in Sections 5 and 6(c) hereof.

2.  Voting Rights.  No shares of 2014 ESOP Preferred Stock shall have voting rights except such voting rights as may from time to time be required by law and as set forth in this Section 2, as follows:

(a)  Whenever, at any time or times, dividends payable on shares of 2014 ESOP Preferred Stock shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding shares of 2014 ESOP Preferred Stock shall have the exclusive right, voting together as a class with holders of shares of any one or more series of Voting Parity Stock, as defined in paragraph (e) of this Section 2,whose voting rights are exercisable, to elect two directors of the Company’s Board at the Company’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders (the “Preferred Stock Directors”) by a plurality of the votes cast; provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights).  At elections for such directors, each holder of the shares of 2014 ESOP Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any series of Voting Parity Stock being entitled to such number of votes, if any, for each share of Preferred Stock held as may be granted to them).  Upon the vesting of such right of such holders, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of 2014 ESOP Preferred Stock (together with the holders of shares of any one or more series of Voting Parity Stock whose voting rights are exercisable) as herein set forth.  The right of such holders of such shares of 2014 ESOP Preferred Stock (voting together as a class with the holders of shares of any one or more series of Voting Parity Stock whose voting rights are exercisable) to elect Preferred Stock Directors as aforesaid shall continue until such time as all dividends accumulated on such shares of 2014 ESOP Preferred Stock shall have been paid in full, at which time such right with respect to such shares of 2014 ESOP Preferred Stock shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

(b)  Upon any termination of the right of the holders of all shares of 2014 ESOP Preferred Stock and Voting Parity Stock entitled to vote for Preferred Stock Directors, the term of office of all Preferred Stock Directors then in office elected by such holders voting as a class shall terminate immediately.  Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the outstanding shares of 2014 ESOP Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a class). In case any vacancy shall occur among the Preferred Stock Directors, a successor may be elected by a plurality of the votes cast by the holders of 2014 ESOP Preferred Stock and Voting Parity Stock having the voting rights described above, voting together as a class, unless the vacancy has already been filled. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote.  Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall be such number as may be provided for in the By-Laws of the Company irrespective of any increase made pursuant to the provisions of this Section 2(b).

(c)  In addition to any other vote required by law or the Restated Certificate of Incorporation, so long as any shares of 2014 ESOP Preferred Stock remain outstanding, the vote or consent of the holders of the outstanding shares of 2014 ESOP Preferred Stock and outstanding shares of all series of Voting Parity Stock entitled to vote on the matter, by a vote of at least two-thirds in voting power of all such outstanding shares of 2014 ESOP Preferred Stock and such series of Voting Parity Stock voting together as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following whether or not such approval is required by Delaware law:

(i)  the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to shares of 2014 ESOP Preferred Stock with respect to payment of dividends or the distribution of assets on the Company’s voluntary or involuntary liquidation, dissolution or winding up, or

(ii)  the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a Certificate of Designation designating shares of 2014 ESOP Preferred Stock and the preferences, powers and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the shares of 2014 ESOP Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock, or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case ranking on a parity with or junior to the shares of 2014 ESOP Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d)  The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of 2014 ESOP Preferred Stock shall have been redeemed or sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

(e)  As used in this Section 2, “Voting Parity Stock” means any other class or series of stock of the Company now existing or hereafter authorized that ranks on par with the 2014 ESOP Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and having similar voting rights as the 2014 ESOP Preferred Stock.

3.         Dividends.  (a)(i)  Holders of shares of 2014 ESOP Preferred Stock will be entitled to receive, when and as declared by the Board or a duly authorized committee thereof, out of assets of the Company legally available for payment, an annual cash dividend of $87.00 (the “Base Dividend”) per share, which Base Dividend shall be subject to adjustment from time to time as provided in this Section 3.

(ii)  The Base Dividend shall be adjusted, effective on December 1, 2015 and on each December 1 thereafter until December 1, 2022, as follows:

(1)  If the Current Market Price (as hereinafter defined) of one share of Common Stock on November 30 (or the next preceding Trading Day (as hereinafter defined) if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the First Target Price but less than the Second Target Price shown opposite that year in such table, then holders of shares of the 2014 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $92.00 per share (the “First Adjusted Dividend”).

(2)  If the Current Market Price of one share of Common Stock on November 30 (or the next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the Second Target Price shown opposite that year in such table, then holders of shares of 2014 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $97.00 per share (the “Second Adjusted Dividend”).

(3)  If the Current Market Price of one share of Common Stock on November 30 (or next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is less than the First Target Price shown opposite that year in such table, then the holders of shares of 2014 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to the Base Dividend.

Dividend Adjustment Table

Closing Price on 11/30	First Target Price	Second Target Price
2,015,000	$50.366	$53.676
2,016,000	$54.396	$60.117
2,017,000	$58.747	$67.331
2,018,000	$63.447	$75.411
2,019,000	$68.523	$84.461
2,020,000	$74.005	$94.596
2,021,000	$79.925	$105.947
2,022,000	$86.319	$118.661

(4)  As an example of the adjustments described in subparagraphs (1) through (3) above, if on November 30, 2015, the Current Market Price of one share of Common Stock is $51.00, then the cash dividend payable for the immediately following twelve month period per share of 2014 ESOP Preferred Stock would equal $92.00, with the first quarterly payment of such $92.00 dividend to be made on March 1, 2016.  If on November 30, 2016, the Current Market Price of one share of Common Stock is $61.00, then the cash dividend payable for the immediately following twelve month period per share of 2014 ESOP Preferred Stock would equal $97.00, with the first quarterly payment of such $97.00 dividend to be made on March 1, 2017.  If on November 30, 2017, the Current Market Price of one share of Common Stock is $55.00, then the cash dividend payable for the immediately following twelve month period per share of 2014 ESOP Preferred Stock would equal $87.00, with the first quarterly payment of such $87.00 dividend to be made on March 1, 2018.

(5)  For purposes of this Section 3, the terms “First Adjusted Dividend” and “Second Adjusted Dividend” are sometimes referred to as an “Adjusted Dividend;” the term “Current Market Price” shall have the meaning given to it in Section 4(c)(iv); and the term “Trading Day” shall have the meaning given to it in Section 4(c)(vi).

(iii)  If one share of Common Stock in any year listed in the Dividend Adjustment Table shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the First Target Price and the Second Target Price listed in such table for that year and each subsequent year will be appropriately and proportionately adjusted.

(iv)  Dividends payable on shares of the 2014 ESOP Preferred Stock (whether such dividends are equal to the Base Dividend or to an Adjusted Dividend) shall be payable quarterly on March 1, June 1, September 1, and December 1 of each year, commencing March 1, 2014.  Dividends on shares of the 2014 ESOP Preferred Stock will be cumulative from the date of initial issuance of such shares of 2014 ESOP Preferred Stock.  Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Company on such record dates, not more than 30 days nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board or a duly authorized committee thereof.  The amount of dividends payable per share for each dividend period shall be computed by dividing by four the Base Dividend or the Adjusted Dividend, whichever is then applicable.  The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of actual days elapsed in a 360-day year of twelve 30-day months.
(b)(i)  No full dividends shall be declared or paid or set apart for payment on any stock of the Company ranking, as to dividends, on a parity with or junior to the 2014 ESOP Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been set apart for such payment on shares of 2014 ESOP Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends.  When dividends are not paid in full, as aforesaid, upon the shares of 2014 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 2014 ESOP Preferred Stock, all dividends declared upon shares of 2014 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 2014 ESOP Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on 2014 ESOP Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of 2014 ESOP Preferred Stock and such other series of Preferred Stock bear to each other.  Holders of shares of 2014 ESOP Preferred Stock shall not be entitled to any dividend, whether payable in cash, property, or stock, in excess of full cumulative dividends, as herein provided, on 2014 ESOP Preferred Stock.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on 2014 ESOP Preferred Stock which may be in arrears.

(ii)  So long as any shares of 2014 ESOP Preferred Stock are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants, or rights to subscribe for or purchase shares of, Common Stock or any other stock ranking junior to 2014 ESOP

Preferred Stock as to dividends or upon liquidation and other than as provided in paragraph (b)(i) of this Section 3) shall be declared or paid or set aside for payment or other distribution declared or made upon Common Stock or any other capital stock of the Company ranking junior to or on a parity with 2014 ESOP Preferred Stock as to dividends or upon liquidation, nor shall any Common Stock or any other capital stock of the Company ranking junior to or on a parity with 2014 ESOP Preferred Stock as to dividends or upon liquidation, dissolution or winding up be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to 2014 ESOP Preferred Stock as to dividends or upon liquidation, dissolution or winding up), unless, in each case, the full cumulative dividends on all outstanding shares of 2014 ESOP Preferred Stock shall have been paid or declared and set aside for payment of the then current dividend payment period and all past dividend payment periods.

4.  Conversion.  Shares of 2014 ESOP Preferred Stock are convertible from time to time hereafter pursuant to the provisions of paragraphs (a) or (b) of this Section 4 into that number of shares of Common Stock determined by dividing the stated value of each share of 2014 ESOP Preferred Stock by the then applicable Conversion Price, (as determined in accordance with the provisions of paragraph (c)(iii) of this Section 4), as follows:

(a)  Each share of 2014 ESOP Preferred Stock released from the unallocated reserve of the Plan in accordance with the terms thereof shall be automatically converted, without any further action by the Company or the holder thereof, as of the date such release occurs (the “Release Date”), into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for the 2014 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(b)  Subject to and upon compliance with the provisions of this Section 4, a holder of 2014 ESOP Preferred Stock shall be entitled at any time, prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 5 or 6 hereof, to cause any or all of the shares of 2014 ESOP Preferred Stock held by such holder to be converted into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for 2014 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(c)  For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i)  The “Average Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the Current Market Price for one share of Common Stock for the twenty (20) consecutive Trading Days ending on the Trading Day occurring prior to the date the “Purchase Offer” is made (as that term is defined in Section 6(d) hereof).

(ii)  A “Business Day” means each day that is not a Saturday, Sunday, or a day on which state or federally chartered banking institutions in the State of New York are not required to be open.

(iii)  (A)  For purposes of a mandatory conversion of shares of 2014 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (a) of this Section 4, the “Conversion Price” for such shares of 2014 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the relevant Release Date.

(B)  For purposes of an optional conversion of shares of 2014 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (b) of this Section 4, the “Conversion Price” for such shares of 2014 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the date the Conversion Notice (as that term is defined in paragraph (d) of this Section 4) is received by the Company, by the transfer agent for the 2014 ESOP Preferred Stock or by any agent for conversion of the 2014 ESOP Preferred Stock designated as such pursuant to paragraph (d) of this Section 4.

(C)  For purposes of a conversion of shares of 2014 ESOP Preferred Stock into shares of Common Stock in connection with a “Purchase Offer” (as defined in Section 6(d) hereof), the “Conversion Price” for such shares of 2014 ESOP Preferred Stock shall be the Average Current Market Price of one share of Common Stock.

Each share of 2014 ESOP Preferred Stock shall be valued at its stated value of $1,000.00 for purposes of computing, based on the applicable Conversion Price, the number of shares of Common Stock into which the shares of 2014 ESOP Preferred Stock will be converted.

(iv)  The “Current Market Price” of publicly traded shares of Common Stock or any other class of capital stock or other security of the Company or any other issuer for any day shall mean the reported last sale price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange only or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof.

(v)  “Common Stock” shall mean the Common Stock of the Company as the same exists at the date of this Certificate of Designation or as such stock may be constituted from time to time.

(vi)  “Trading Day” with respect to Common Stock means (x) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the Common Stock is quoted on the National Market System of NASDAQ, a day on which trades may be made on such National Market System or (z) otherwise, any Business Day.

(d)  In connection with any conversion of 2014 ESOP Preferred Stock pursuant to this Section 4, a written notice of conversion (the “Conversion Notice”) shall be delivered to the Company at its principal executive office or the offices of the transfer agent for the 2014 ESOP Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the 2014 ESOP Preferred Stock by the Company or the transfer agent for the 2014 ESOP Preferred Stock, which Conversion Notice shall be accompanied by (a) in the case of certificated 2014 ESOP Preferred Stock, the certificate or certificates representing the shares of 2014 ESOP Preferred Stock being converted pursuant to this Section 4, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto) and (b) in the case of uncertificated 2014 ESOP Preferred Stock, duly executed assignment and transfer documents for the shares of 2014 ESOP Preferred Stock being converted pursuant to this Section 4.  Each Conversion Notice shall specify (i)(y) in the case of a mandatory conversion pursuant to paragraph (a) of this Section 4, the number of shares of 2014 ESOP Preferred Stock released from the unallocated reserve of the Plan on the Release Date or (z) in the case of an optional conversion pursuant to paragraph (b) of this Section 4, the number of shares of 2014 ESOP Preferred Stock being converted, and (ii) in connection with any conversion hereunder, (x) the name or names in which such holder wishes the certificate or certificates for Common Stock and, in the case of certificated 2014 ESOP Preferred Stock, for any shares of 2014 ESOP Preferred Stock not to be so converted to be issued, (y) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion, and (z) such other information as the Company or its agents may reasonably request.

(e)  Upon delivery to the Company or the transfer agent for the 2014 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4,  the Company shall issue and send by hand delivery, by courier or by first-class mail (postage prepaid) to the holder thereof or to such holder’s designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion.  If there shall have been surrendered a certificate or certificates representing shares of 2014 ESOP Preferred Stock only part of which are to be converted, the Company shall issue and deliver to such holder or such holder’s designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of 2014 ESOP Preferred Stock which shall not have been converted.

(f)  The issuance by the Company of shares of Common Stock upon a conversion of shares of 2014 ESOP Preferred Stock into shares of Common Stock made pursuant to this Section 4 shall be effective (i) in the case of a mandatory conversion of shares of 2014 ESOP Preferred Stock pursuant to paragraph (a) of this Section 4, as of the Release Date; and (ii) in the case of an optional conversion of such shares pursuant to paragraph (b) of this Section 4, as of the earlier of (A) the delivery to such holder or such holder’s designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (B) the commencement of business on the second Business Day after the delivery to the Company or the transfer agent for the 2014 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4.  On and after the effective date of a conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date.  The Company shall not be obligated to pay any dividends which shall have accrued or have been declared and shall be payable to holders of shares of 2014 ESOP Preferred Stock if the date on which such dividends are paid is on or after the effective date of conversion of such shares.

(g)  The Company shall not be obligated to deliver to holders of 2014 ESOP Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of 2014 ESOP Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

(h)  The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of 2014 ESOP Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of 2014 ESOP Preferred Stock then outstanding.

(i)  The Company will use its best efforts to cause the listing of the shares of Common Stock required to be delivered upon conversion of the 2014 ESOP Preferred Stock prior to distribution to Plan participants on the national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

(j)  The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the 2014 ESOP Preferred Stock pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the 2014 ESOP Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

5.  Redemption At the Option of the Company.  (a)  The 2014 ESOP Preferred Stock shall be redeemable out of assets legally available therefor, in whole or in part, at the option of the Company at any time, at a redemption price per share of 2014 ESOP Preferred Stock equal to the higher of (x) $1,000.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, and (y) the Fair Market Value (as that term is defined in paragraph (d) of this Section 5) per share of 2014 ESOP Preferred Stock on the date fixed for redemption.  Payment of the redemption price shall be made by the Company in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (c) of this Section 5.  From and after the date fixed for redemption, dividends on shares of 2014 ESOP Preferred Stock called for redemption will cease to accrue and all rights in respect of such shares of the Company shall cease, except the right to receive the redemption price.  Upon payment of the redemption price, such shares shall be deemed to have been transferred to the Company, to be retired as provided in paragraph (a) of Section 1.  If the full cumulative dividends have not been paid, or contemporaneously declared and set aside for payment, on all outstanding shares of 2014 ESOP Preferred Stock, the Company may not redeem fewer than all the outstanding shares of 2014 ESOP Preferred Stock pursuant to this Section 5.

(b)  Unless otherwise required by law, notice of any redemption pursuant to this Section 5 will be sent to the holders of 2014 ESOP Preferred Stock at the address shown on the books of the Company or any transfer agent for the 2014 ESOP Preferred Stock by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid) delivered, sent or mailed, as the case may be, not less than twenty (20) days nor more than sixty (60) days prior to the redemption date.  Each such notice shall state:  (i) the redemption date; (ii) the total number of shares of the 2014 ESOP Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) whether the redemption price shall be paid in cash or in shares of Common Stock, or in a combination of such Common Stock and cash; (v) in the case of certificated 2014 ESOP Preferred Stock the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (vi) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vii) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised and the manner in which the number of shares of Common Stock issuable upon conversion of a share of 2014 ESOP Preferred Stock will be determined.  The Company shall redeem shares so called for redemption and not previously converted at the date fixed for redemption and at the redemption price set forth in this Section 5, provided that, in the case of certificated 2014 ESOP Preferred Stock, the Company shall not be obligated to pay the redemption price until the certificates for the shares to be redeemed are surrendered (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state).

(c)  The Company, at its option, may make payment of the redemption price required upon redemption of shares of 2014 ESOP Preferred Stock in cash or in shares of Common Stock, or in a combination of such Common Stock and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in paragraph (d)(ii) of this Section 5) or their Current Market Price, in either case as of the date fixed for redemption of the 2014 ESOP Preferred Stock, whichever value will result in the issuance of the greater number of shares of Common Stock to the holder of the 2014 ESOP Preferred Stock then being redeemed.

(d)  For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i)  “Adjustment Period” shall mean the period of five (5) consecutive Trading Days preceding the date as of which the Fair Market Value of a security is to be determined.

(ii)  “Fair Market Value” shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issue which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period.  The “Fair Market Value” of any security which is not publicly traded (other than the 2014 ESOP Preferred Stock) or of any other property shall mean the fair value thereof on the date as of which the Fair Market Value of the security is to be determined, as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board or a committee thereof.  The “Fair Market Value” of the 2014 ESOP Preferred Stock for purposes of paragraph (a) of Section 5, and for purposes of paragraph (c) of Section 6 shall mean the fair market value thereof determined by an independent appraiser, appointed by the Trustee of the Plan in accordance with the provisions of the Plan, as of the date fixed for redemption of the 2014 ESOP Preferred Stock (in the case of a redemption pursuant to Section 5) or as of the date specified in paragraph (c) of Section 6 (in the case of a redemption under that section).  For purposes of determining the Fair Market Value of the 2014 ESOP Preferred Stock, the independent appraiser shall assume (i) that all dividends on the 2014 ESOP Preferred Stock would have been paid when due, and (ii) that the mandatory conversion of shares of 2014 ESOP Preferred Stock held by the Plan into shares of Common Stock pursuant to Section 4(a) hereof would have occurred when and as payments of principal (together with accrued interest thereon) would have been made by the Trustee of the Plan in accordance with the terms of that certain 2014 ESOP Cumulative Convertible Preferred Stock Note Agreement dated on or about January 10, 2014 between the Company and the Plan (including any amendments or modifications thereto).

6.  Consolidation, Merger, etc.  (a)  If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Company) that constitutes “qualifying employer securities” with respect to a holder of 2014 ESOP Preferred Stock within the meaning of Section 409(1) of the Internal Revenue Code of 1986, as amended, and Section 407(d)(5) of the Employee Retirement

Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of 2014 ESOP Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become Preferred Stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 5 and 6 hereof), and the qualifications, limitations or restrictions thereon, that the 2014 ESOP Preferred Stock had immediately prior to such transaction, subject to the following:

(1)  After such transaction each share of the 2014 ESOP Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 4 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of 2014 ESOP Preferred Stock could have been converted immediately prior to such transaction.

(2)  The Company shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of 2014 ESOP Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.

(b)  If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (a) of this Section 6) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of 2014 ESOP Preferred Stock shall, without any action on the part of the Company or any holder thereof (but subject to paragraph (c) of this Section 6), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of 2014 ESOP Preferred Stock could have been converted at such time so that each share of 2014 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of 2014 ESOP Preferred Stock could have been converted immediately prior to such transaction.  However, if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the 2014 ESOP Preferred Stock, then the shares of 2014 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of 2014 ESOP Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction.  If the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares.

(c)  In the event the Company shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (b) of this Section 6 (a

“Business Combination”), then the Company shall as soon as practicable thereafter (and in any event at least fifteen (15) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of 2014 ESOP Preferred Stock and each such holder shall have the right to elect, by written notice to the Company, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Company or the successor of the Company, in redemption and retirement of such 2014 ESOP Preferred Stock, a cash payment per share of 2014 ESOP Preferred Stock equal to the higher of (x) $1,000.00, plus accrued and unpaid dividends thereon to the date of consummation of such transaction or (y) the Fair Market Value per share of 2014 ESOP Preferred Stock, as of the last Business Day (as defined in paragraph (c) of Section 4 hereof) immediately preceding the date the Business Combination is consummated.  No such notice of redemption shall be effective unless given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction, unless the Company or the successor of the Company shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction.

(d)  In the event that a Purchase Offer (as defined below) shall have been made and shall be continuing, each holder of 2014 ESOP Preferred Stock shall have the right to convert shares of 2014 ESOP Preferred Stock into shares of Common Stock at the Conversion Price specified in Section 4(c)(iii)(C) hereof until the date the Purchase Offer is terminated, including without limitation because the original Purchase Offer is withdrawn or because the Purchase Offer has expired and is not renewed, upon notice of such conversion given to the Company not later than the close of business on the date the Purchase Offer terminates (the “Purchase Offer Conversion Period”), unless the Company or any successor of the Company shall waive such prior notice, but any notice of conversion so given may be withdrawn by notice of withdrawal given to the Company prior to the end of the Purchase Offer Conversion Period.

For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

(i)  “Beneficial Ownership” shall have the meaning ascribed to it in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and “person” shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

(ii)  A “Purchase Offer” shall have been made when any person (other than the Company or any affiliate of the Company) shall have “commenced” (as such term is defined in Rule 14d-2 under the Exchange Act) a tender offer or exchange offer to purchase shares of Common Stock, such that, upon consummation of such offer, such person would have Beneficial Ownership (as defined herein) or the right to acquire Beneficial Ownership, of twenty percent (20%) or more of the voting power of the Company.

7.  Liquidation Rights.  (a)  Upon the dissolution, liquidation, or winding up of the Company, the holders of the shares of 2014 ESOP Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders, before any payment or distribution shall be made on or set aside for the Common Stock or any other class of stock ranking junior to 2014 ESOP Preferred Stock and subject to the rights of the holders of the shares of any series or class or classes of stock ranking on parity with or senior to the 2014 ESOP Preferred Stock, the amount of $1,000.00 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

(b)  Neither the sale of all or substantially all the property and assets of the Company, nor the merger, consolidation or other business combination of the Company into or with any other corporation, nor the merger, consolidation or other business combination of any other corporation into or with the Company shall be deemed to be a dissolution, liquidation, or winding up, voluntary or involuntary, for the purposes of this Section 7.

(c)  After the payment to the holders of the shares of 2014 ESOP Preferred Stock of the full preferential amounts provided for in this Section 7, the holders of 2014 ESOP Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Company.

(d)  In the event the assets of the Company available for distribution to the holders of shares of 2014 ESOP Preferred Stock upon any dissolution, liquidation, or winding up of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 7, no such distribution shall be made on account of any shares of any other series of Preferred Stock or other capital stock of the Company ranking on a parity with the shares of 2014 ESOP Preferred Stock upon such dissolution, liquidation, or winding up unless proportionate distributive amounts shall be paid on account of the shares of 2014 ESOP Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation, or winding up.

(e)  Subject to the rights of the holders of the shares of any series or class or classes of stock ranking on parity with or prior to the shares of 2014 ESOP Preferred Stock upon liquidation, dissolution, or winding up, upon any liquidation, dissolution, or winding up of the Company, after payment shall have been made in full to the holders of the shares of 2014 ESOP Preferred Stock as provided in this Section 7, but not prior thereto, any other series or class or classes of stock ranking junior to the shares of 2014 ESOP Preferred Stock upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the shares of 2014 ESOP Preferred Stock shall not be entitled to share therein.

8.  Ranking.  For the purposes of these resolutions, any stock of any series or class or classes of the Company shall be deemed to rank:

(a)  prior to the shares of 2014 ESOP Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, if the holders of such series or class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of 2014 ESOP Preferred Stock;

(b)  on a parity with shares of 2014 ESOP Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share, or sinking fund provisions, if any, be different from those of 2014 ESOP Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of 2014 ESOP Preferred Stock; and

(c)  junior to shares of 2014 ESOP Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, if such class shall be Common Stock or if the holders of shares of 2014 ESOP Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of such series or class or classes.

9.  Priority of 2014 ESOP Preferred Stock.  The shares of 2014 ESOP Preferred Stock will rank on a parity, both as to payment of dividends and the distribution of assets upon liquidation, with the Company’s 2005 ESOP Cumulative Convertible Preferred Stock, its 2006 ESOP Cumulative Convertible Preferred Stock, its 2007 ESOP Cumulative Convertible Preferred Stock, its 2008 ESOP Cumulative Convertible Preferred Stock, its 2010 ESOP Cumulative Convertible Preferred Stock, its 2011 ESOP Cumulative Convertible Preferred Stock, its 2012 ESOP Cumulative Convertible Preferred Stock, and its 2013 ESOP Cumulative Convertible Preferred Stock.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed by John G. Stumpf, its Chairman, President and Chief Executive Officer, and attested by Jeannine E. Zahn, its Assistant Secretary, on this 8th day of January, 2014.

WELLS FARGO & COMPANY

By         /s/ John G. Stumpf
John G. Stumpf
Chairman, President and
Chief Executive Officer

Attest:

/s/ Jeannine E. Zahn
Jeannine E. Zahn
Assistant Secretary

[As filed with the Delaware Secretary of State on January 8, 2014.]

WELLS FARGO & COMPANY
_____________________
CERTIFICATE OF DESIGNATION
Pursuant to Section 151(g) of the
General Corporation Law
of the State of Delaware
_____________________
5.90% FIXED-TO-FLOATING RATE NON-CUMULATIVE PERPETUAL
CLASS A PREFERRED STOCK, SERIES S
(Without Par Value)
_____________________
WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, which authorize the issuance of not more than 20,000,000 shares of Preferred Stock, without par value, and pursuant to authority conferred upon the Securities Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the unanimous written consent of the Committee duly adopted on April 17, 2014, in accordance with Section 141(f) of the General Corporation Law:

Resolved, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated January 27, 2009, the provisions of the Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, no par value, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

RIGHTS AND PREFERENCES

Section 1.    Designation.  The shares of such series of Preferred Stock shall be designated 5.90% Fixed-to-Floating Rate Non-Cumulative Perpetual Class A Preferred Stock, Series S, with no par value and a liquidation preference amount of $25,000 per share (the “Series S Preferred Stock”).  Each share of Series S Preferred Stock shall be identical in all respects to every other share of Series S Preferred Stock except with respect to the date from which dividends may accrue. Series S Preferred Stock will rank equally with Parity Stock with respect to the payment of dividends and distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and will rank senior to Junior Stock with respect to the payment of dividends and/or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 2.    Number of Shares.  The number of authorized shares of Series S Preferred Stock shall be 80,000.  Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series S Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized.  The Corporation shall have the authority to issue fractional shares of Series S Preferred Stock.
Section 3.    Definitions.  As used herein with respect to Series S Preferred Stock:
“Business Day” means for dividends payable for the Fixed Rate Period (as defined below) any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York, and for dividends payable for the Floating Rate Period (as defined below), it means any date that would be considered a Business Day during the Fixed Rate Period that is also a London Banking Day (as defined below).
“Calculation Agent” means Wells Fargo Securities, LLC or any other successor appointed by the Corporation, acting as Calculation Agent.
“Certificate of Designation” means this Certificate of Designation relating to the Series S Preferred Stock, as it may be amended from time to time.
“Common Stock” means the common stock of the Corporation, par value $1⅔ per share, as the same exists at the date of this Certificate of Designation or as such stock may be constituted from time to time.
“Depositary Company” has the meaning set forth in Section 6(d) hereof.
“Designated LIBOR Page” means the display on Reuters, or any successor service, on page LIBOR01, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates for U.S. dollars.
“Dividend Payment Date” has the meaning set forth in Section 4(a) hereof.
“Dividend Period” has the meaning set forth in Section 4(a) hereof.
“DTC” means The Depository Trust Company, together with its successors and assigns.
“Fixed Rate Period” has the meaning set forth in Section 4(a) hereof.
“Floating Rate Period” has the meaning set forth in Section 4(a) hereof.
“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which the Series S Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
“LIBOR Determination Date” means the second London Banking Day immediately preceding the first day of the relevant Dividend Period.
“Liquidation Preference” has the meaning set forth in Section 5(a) hereof.

“London Banking Day” means any day on which commercial banks and foreign exchange markets settle payments in London.
“Nonpayment Event” shall have the meaning set forth in Section 7(b).
“Parity Stock” means any other class or series of stock of the Corporation now existing or hereafter authorized that ranks on par with the Series S Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
“Preference Stock” means any and all series of preference stock, having no par value, of the Corporation.
“Preferred Stock” means any and all series of preferred stock, having no par value, of the Corporation, including the Series S Preferred Stock.
“Preferred Stock Directors” shall have the meaning set forth in Section 7(b).
“Regulatory Capital Treatment Event” means the Corporation’s reasonable determination that as a result of any (i) amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective on or after April 14, 2014; (ii) proposed change in those laws or regulations that is announced or becomes effective on or after April 14, 2014; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced on or after April 14, 2014, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of all shares of Series S Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series S Preferred Stock is outstanding.
“Series S Preferred Stock” has the meaning set forth in Section 1 hereof.
“Three-month LIBOR” means, for any LIBOR Determination Date, the arithmetic mean of the offered rates for deposits in U.S. dollars for a three-month period commencing on the second London Banking Day immediately following that LIBOR Determination Date that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on that LIBOR Determination Date, if at least two offered rates appear on the Designated LIBOR Page, provided that if the specified Designated LIBOR Page by its terms provides only for a single rate, that single rate will be used. If (i) fewer than two offered rates appear or (ii) no rate appears and the Designated LIBOR Page by its terms provides only for a single rate, then the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for a three-month period commencing on the second London Banking Day immediately following that LIBOR Determination Date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, Three-month LIBOR determined on that LIBOR Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, Three-month LIBOR will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on that LIBOR Determination Date by three major banks in New York City selected by the Calculation Agent for loans in U.S. dollars to leading European banks for a three-month period and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as set forth above, Three-month LIBOR for that LIBOR Determination Date will remain Three-month LIBOR for the immediately preceding Dividend Period or, in the case of the Dividend Period beginning June 15, 2024, 5.90%. All percentages used in or resulting from any calculation of Three-month LIBOR will be rounded, if necessary, to the nearest one hundred-thousandth of a percentages point, with .000005% rounded up to .00001%. The determination of Three-month LIBOR for each relevant Dividend Period by the Calculation Agent will (in the absence of manifest error) be final and binding.
“Voting Parity Stock” means any Parity Stock having similar voting rights as the Series S Preferred Stock.
Section 4.    Dividends.
(a)    Rate. Dividends on the Series S Preferred Stock will not be mandatory. Holders of Series S Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference amount of $25,000 per share of the Series S Preferred Stock, payable (i) from April 22, 2014 to, but excluding, June 15, 2024 (the “Fixed Rate Period”), semi-annually in arrears on the 15th day of each June and December, commencing December 15, 2014 at an annual rate of 5.90%, and (ii) from, and including, June 15, 2024 (the “Floating Rate Period”), quarterly in arrears on the 15th day of each March, June, September and December, commencing September 15, 2024, at an annual rate equal to Three-month LIBOR plus 3.11%. Notwithstanding the foregoing, if any date on or prior to June 15, 2024 on which dividends otherwise would be payable is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of such delay, and if any date after June 15, 2024 on which dividends otherwise would be payable is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding Business Day unless that day falls in the next calendar month, in which case payment of any dividend otherwise payable on that date will be the immediately preceding Business Day, and dividends will accrue to the actual payment date (each such day on which dividends are payable a “Dividend Payment Date”).  A “Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which will be the period from, and including, April 22, 2014 to, but excluding, December 15, 2014. The record date for payment of dividends on the Series S Preferred Stock shall be the last Business Day of the calendar month immediately preceding the month during which the Dividend Payment Date falls or such other date as determined by the Corporation’s Board of Directors. The amount of dividends payable for the Fixed Rate Period shall be computed on the basis of a 360-day year of twelve 30-day months.  The amount of dividends payable for the Floating Rate Period shall be computed on the basis of a 360-day year and the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends payable for the Floating Rate Period, will be maintained on file at the Calculation Agent’s principal offices.
(b)    Non-Cumulative Dividends.  Dividends on shares of Series S Preferred Stock shall be non-cumulative.  To the extent that any dividends payable on the shares of Series S Preferred Stock on any Dividend Payment Date are not declared prior to such Dividend Payment Date, then such dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series S Preferred Stock shall have no right to receive, dividends accrued for such

Dividend Period on the Dividend Payment Date for such Dividend Period or at any time in the future or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series S Preferred Stock or any other series of authorized Preferred Stock, Preference Stock, or Common Stock of the Corporation.
(c)    Priority of Dividends.  So long as any shares of Series S Preferred Stock remain outstanding,
(1) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Common Stock, and no shares of Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Common Stock by the Corporation (other than (i) a dividend payable in Common Stock or (ii) the acquisition of shares of Common Stock in exchange for, or through application of proceeds of the sale of, shares of Common Stock);
(2) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Stock other than Common Stock, and no shares of Junior Stock other than Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock other than Common Stock by the Corporation (other than (i) a dividend payable solely in shares of Junior Stock, (ii) any dividend in connection with the implementation of a stockholder rights plan, or the redemption or repurchase of any rights under any such plan, (iii) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock, (iv) as a result of a reclassification of Junior Stock other than Common Stock for or into other Junior Stock, (v) the exchange or conversion of one share of Junior Stock other than Common Stock for or into another share of Junior Stock, (vi) through the use of proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (vii) any purchase, redemption or other acquisition of Junior Stock other than Common Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after April 14, 2014, (viii) any purchase of fractional interests in shares of Junior Stock other than Common Stock pursuant to the conversion or exchange provisions of such Junior Stock other than Common Stock or the securities being converted or exchanged, (ix) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (x) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business); and
(3) no shares of Parity Stock will be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series S Preferred Stock and such Parity Stock during a Dividend Period (other than (i) as a result of a reclassification of Parity Stock for or into other Parity Stock or Junior Stock, (ii) the exchange or conversion of one share of Parity Stock for or into another share of Parity Stock or Junior Stock, (iii) through the use of proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, (iv) any purchase, redemption or other acquisition of Parity Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after April 14, 2014, (v) any purchase of fractional interests in shares of Parity Stock pursuant to the conversion or exchange provisions of such Parity Stock or the securities being converted or exchanged, (vi) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (vii) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business), unless, in each case, the full dividends for the then-current Dividend Period on all outstanding shares of the Series S Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside.
Subject to the succeeding sentence, for so long as any shares of Series S Preferred Stock remain outstanding, no dividends shall be declared, paid, or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series S Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside.  To the extent the Corporation declares dividends on the Series S Preferred Stock and on any Parity Stock but cannot make full payment of those declared dividends, the Corporation will allocate the dividend payments on a proportional basis among the holders of shares of Series S Preferred Stock and the holders of any Parity Stock then outstanding where the terms of such Parity Stock provide similar dividend rights.
Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on the Common Stock and any other stock that is Parity Stock or Junior Stock, from time to time out of any assets legally available for such payment, and the shares of Series S Preferred Stock shall not be entitled to participate in any such dividends.
Section 5.    Liquidation Rights.
(a)    Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series S Preferred Stock shall be entitled to receive in full out of assets available for distribution to its stockholders before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of the Common Stock or any other Junior Stock, and subject to the rights of the holders of Parity Stock or any stock of the Corporation ranking senior to the Series S Preferred Stock as to such distribution, a liquidating distribution in the amount of $25,000 per share, plus an amount equal to any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation (the “Liquidation Preference”).  The holders of Series S Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
(b)    Partial Payment.  If the assets of the Corporation are not sufficient to pay in full the Liquidation Preference to all holders of Series S Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series S Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preference of Series S Preferred Stock and all such Parity Stock.
(c)    Residual Distributions.  If the Liquidation Preference has been paid in full to all holders of Series S Preferred Stock and all other amounts payable upon liquidation, dissolution or winding up of the Corporation have been paid in full to all holders of any Parity Stock, the holders of Common Stock and any other Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d)    Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.
Section 6.    Redemption.
(a)    Optional Redemption.  The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem, subject to the prior approval of the Federal Reserve Board, out of funds legally available therefor, in whole or in part, the shares of Series S Preferred Stock at the time outstanding, at any time on any Dividend Payment Date on or after June 15, 2024, upon notice given as provided in Section 6(b) below.  The redemption price for shares of Series S Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid up to the redemption date without accumulation of any undeclared dividends.
Notwithstanding the foregoing, within 90 days of the Corporation’s good faith determination that a Regulatory Capital Treatment Event has occurred, the Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may, subject to the approval of the appropriate federal banking agency, redeem out of funds legally available therefor, in whole, but not in part, the shares of Series S Preferred Stock at the time outstanding, prior to June 15, 2024, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series S Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid, without accumulation of any undeclared dividends.
(b)    Notice of Redemption.  Notice of every redemption of shares of Series S Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation.  Such mailing shall be at least 40 days and not more than 70 days before the date fixed for redemption.  Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series S Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series S Preferred Stock.  Each notice shall state (i) the redemption date; (ii) the number of shares of Series S Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, if applicable, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for those shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.  Notwithstanding the foregoing, if the Series S Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.
(c)    Partial Redemption.  In case of any redemption of only part of the shares of Series S Preferred Stock at the time outstanding, the shares of Series S Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series S Preferred Stock in proportion to the number of Series S Preferred Stock held by such holders as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable.  Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series S Preferred Stock shall be redeemed from time to time.
(d)    Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders  thereof to receive the amount payable on such redemption from the Depository Company at any time after the redemption date from the funds so deposited, without interest.  The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest.  Any funds so deposited and unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.
Section 7.    Voting Rights.
(a)    General. The holders of Series S Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraph 7(b) below or as required by applicable law.
(b)    Right To Elect Two Directors Upon Nonpayment Events. Whenever dividends payable on any shares of Series S Preferred Stock or any class or series of Voting Parity Stock have not been declared and paid in an aggregate amount equal to, as to any class or series, at least three semi-annual Dividend Periods or their equivalent, whether or not for consecutive Dividend Periods (a “Nonpayment Event”), the holders of the outstanding Series S Preferred Stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of the Corporation’s Board of Directors at the Corporation’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders (the “Preferred Stock Directors”) by a plurality of the votes cast; provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series S Preferred Stock (together with the holders of shares of any one or more other series of Voting Parity Stock). At elections for such directors, each holder of the Series S Preferred Stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock as may be granted to them). The right of the holders of the Series S Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock) to elect Preferred Stock Directors shall continue until such time as the Corporation has paid in full dividends for the equivalent of at least two semi-annual Dividend Periods or their equivalent, at which time such right with respect to the Series S Preferred Stock shall terminate, except as provided by law, and subject to revesting in the event of each and every subsequent default of the character described in this Section 7(b).
Upon any termination of the right of the holders of all shares of Series S Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors, the term of office of all Preferred Stock Directors then in office elected by only those holders voting as a class shall terminate immediately. Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the outstanding shares of Series S Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a class). In case any vacancy shall occur among the Preferred Stock Directors, a successor may be elected by a plurality of the votes cast by the holders of Series S Preferred Stock and Voting Parity Stock having the voting rights described above, voting together as a class, unless the vacancy has already been filled. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this Section 7(b) shall have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to this Section 7(b).
(c)    Other Voting Rights. In addition to any other vote required by law or the Restated Certificate of Incorporation, so long as any shares of the Series S Preferred Stock remain outstanding, the vote or consent of the holders of the outstanding shares of Series S Preferred Stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series S Preferred Stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by Delaware law: (i) the issuance of any class or series of Preferred Stock or Preference Stock ranking senior to the Series S Preferred Stock in the payment of dividends or the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; (ii) any amendment, alteration or repeal of any provision of the Restated Certificate of Incorporation, including the Certificate of Designation, or the Bylaws that would adversely affect the rights, preferences, privileges or voting powers of the Series S Preferred Stock; (iii) any amendment or alteration of the Restated Certificate of Incorporation, including the Certificate of Designation, or Bylaws to authorize, create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Corporation’s capital stock ranking senior to the Series S Preferred Stock with respect to either the payment of dividends or in the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; or (iv) any consummation of a reclassification involving the Series S Preferred Stock or a merger or consolidation with another corporation or other entity, except holders of the Series S Preferred Stock will have no right to vote under this section 7(c)(iv) if in each case (a) the shares of Series S Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (b) such shares of Series S Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series S Preferred Stock, taken as a whole; provided, however, that any authorization, creation or increase in the authorized amount of or issuance of the Series S Preferred Stock or any Parity Stock or Junior Stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or Junior Stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series S Preferred Stock, and holders of the Series S Preferred Stock shall have no right to vote thereon.
If any amendment, alteration, repeal, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of voting Preferred Stock (including the Series S Preferred Stock), then only those series affected by and entitled to vote on the matter shall vote on the matter together as a class (in lieu of all other series of Preferred Stock).
Each holder of the Series S Preferred Stock will have 25 votes per share on any matter on which holders of the Series S Preferred Stock are entitled to vote, whether separately or together with any other series of stock of the Corporation (the holders of any shares of any other series of stock being entitled to such number of votes, if any, for each share of stock as may be granted to them), pursuant to Delaware law or otherwise, including by written consent.
(d)    Changes after Provision for Redemption. No vote or consent of the holders of Series S Preferred Stock shall be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding Series S Preferred Stock shall have been redeemed, or notice of redemption has been given and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.
(e)     Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series S Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Restated Certificate of Incorporation, the Bylaws and applicable law.
Section 8.    Preemption and Conversion. The holders of Series S Preferred Stock shall not have any rights of preemption or rights to convert such Series S Preferred Stock into shares of any other class of capital stock of the Corporation.
Section 9.    Reacquired Shares. Shares of Series S Preferred Stock which have been issued and redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.
Section 10.    No Sinking Fund. Shares of Series S Preferred Stock are not subject to the operation of a sinking fund.
Section 11.    Additional Classes or Series of Stock. Notwithstanding anything set forth in the Restated Certificate of Incorporation or this Certificate of Designation to the contrary, the Board of Directors of the Corporation, or any authorized committee of the Board of Directors of the Corporation, (i) without the vote of the holders of the Series S Preferred Stock, may authorize and issue additional shares of Junior Stock and Parity Stock and (ii) with the requisite vote of the holders of the Series S Preferred Stock and Parity Stock entitled to vote thereon, may authorize and issue any additional class or series of Preferred Stock or Preference Stock senior to the Series S Preferred Stock as to the payment of dividends and/or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

In Witness Whereof, Wells Fargo & Company has caused this Certificate of Designation to be signed by Barbara S. Brett, its Senior Vice President and Assistant Treasurer, and Jeannine E. Zahn, its Assistant Secretary, this 17th day of April, 2014.

Wells Fargo & Company
By:	/s/ Barbara S. Brett
Barbara S. Brett, Senior Vice President and Assistant Treasurer

/s/ Jeannine E. Zahn
Jeannine E. Zahn, Assistant Secretary

[As filed with the Delaware Secretary of State on April 21, 2014.]

WELLS FARGO & COMPANY
_____________________
CERTIFICATE OF DESIGNATION
Pursuant to Section 151(g) of the
General Corporation Law
of the State of Delaware
_____________________
NON-CUMULATIVE PERPETUAL CLASS A PREFERRED STOCK, SERIES T
(Without Par Value)
_____________________
WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, which authorize the issuance of not more than 20,000,000 shares of Preferred Stock, without par value, and pursuant to authority conferred upon the Securities Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the unanimous written consent of the Committee duly adopted on July 18, 2014, in accordance with Section 141(f) of the General Corporation Law:

Resolved, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated April 29, 2014, the provisions of the Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, no par value, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

RIGHTS AND PREFERENCES

Section 1.    Designation.  The shares of such series of Preferred Stock shall be designated Non-Cumulative Perpetual Class A Preferred Stock, Series T, with no par value and a liquidation preference amount of $25,000 per share (the “Series T Preferred Stock”).  Each share of Series T Preferred Stock shall be identical in all respects to every other share of Series T Preferred Stock except with respect to the date from which dividends may accrue. Series T Preferred Stock will rank equally with Parity Stock with respect to the payment of dividends and distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and will rank senior to Junior Stock with respect to the payment of dividends and/or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 2.    Number of Shares.  The number of authorized shares of Series T Preferred Stock shall be 32,200.  Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series T Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the

Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized.  The Corporation shall have the authority to issue fractional shares of Series T Preferred Stock.
Section 3.    Definitions.  As used herein with respect to Series T Preferred Stock:
“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.
“Certificate of Designation” means this Certificate of Designation relating to the Series T Preferred Stock, as it may be amended from time to time.
“Common Stock” means the common stock of the Corporation, par value $1⅔ per share, as the same exists at the date of this Certificate of Designation or as such stock may be constituted from time to time.
“Depositary Company” has the meaning set forth in Section 6(d) hereof.
“Dividend Payment Date” has the meaning set forth in Section 4(a) hereof.
“Dividend Period” has the meaning set forth in Section 4(a) hereof.
“DTC” means The Depository Trust Company, together with its successors and assigns.
“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which the Series T Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
“Liquidation Preference” has the meaning set forth in Section 5(a) hereof.
“Nonpayment Event” shall have the meaning set forth in Section 7(b).
“Parity Stock” means any other class or series of stock of the Corporation now existing or hereafter authorized that ranks on par with the Series T Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
“Preference Stock” means any and all series of preference stock, having no par value, of the Corporation.
“Preferred Stock” means any and all series of preferred stock, having no par value, of the Corporation, including the Series T Preferred Stock.
“Preferred Stock Directors” shall have the meaning set forth in Section 7(b).
“Regulatory Capital Treatment Event” means the Corporation’s reasonable determination that as a result of any (i) amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective on or after July 14, 2014; (ii) proposed change in those laws or regulations that is announced or becomes effective on or after July 14, 2014; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced on or after July 14, 2014, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of all shares of Series T Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series T Preferred Stock is outstanding.
“Series T Preferred Stock” has the meaning set forth in Section 1 hereof.
“Voting Parity Stock” means any Parity Stock having similar voting rights as the Series T Preferred Stock.
Section 4.    Dividends.
(a)    Rate. Dividends on the Series T Preferred Stock will not be mandatory. Holders of Series T Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference amount of $25,000 per share of the Series T Preferred Stock, payable quarterly in arrears on the 15th day of March, June, September and December of each year (commencing on September 15, 2014); provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of such delay (each such day on which dividends are payable a “Dividend Payment Date”).  A “Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which will be the period from, and including, July 21, 2014 to, but excluding, September 15, 2014. Dividends on each share of Series T Preferred Stock will accrue at a rate per annum equal to 6.00%.  The record date for payment of dividends on the Series T Preferred Stock shall be the last Business Day of the calendar month immediately preceding the month during which the Dividend Payment Date falls or such other date as determined by the Corporation’s Board of Directors. The amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30-day months.  Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.
(b)    Non-Cumulative Dividends.  Dividends on shares of Series T Preferred Stock shall be non-cumulative.  To the extent that any dividends payable on the shares of Series T Preferred Stock on any Dividend Payment Date are not declared prior to such Dividend Payment Date, then such dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series T Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on the Dividend Payment Date for such Dividend Period or at any time in the future or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series T Preferred Stock or any other series of authorized Preferred Stock, Preference Stock, or Common Stock of the Corporation.
(c)    Priority of Dividends.  So long as any shares of Series T Preferred Stock remain outstanding,
(1) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Common Stock, and no shares of Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Common Stock by the Corporation (other than (i) a dividend payable in Common Stock or (ii) the acquisition of shares of Common Stock in exchange for, or through application of proceeds of the sale of, shares of Common Stock);
(2) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Stock other than Common Stock, and no shares of Junior Stock other than Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock other than Common Stock by the Corporation (other than (i) a dividend payable solely in shares of Junior Stock, (ii) any dividend in connection with the implementation of a stockholder rights plan, or the redemption or repurchase of any rights under any such plan, (iii) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock, (iv) as a result of a reclassification of Junior Stock other than Common Stock for or into other Junior Stock, (v) the exchange or conversion of one share of Junior Stock other than Common Stock for or into another share of Junior Stock, (vi) through the use of proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (vii) any purchase, redemption or other acquisition of Junior Stock other than Common Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after July 14, 2014, (viii) any purchase of fractional interests in shares of Junior Stock other than Common Stock pursuant to the conversion or exchange provisions of such Junior Stock other than Common Stock or the securities being converted or exchanged, (ix) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (x) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business); and
(3) no shares of Parity Stock will be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series T Preferred Stock and such Parity Stock during a Dividend Period (other than (i) as a result of a reclassification of Parity Stock for or into other Parity Stock or Junior Stock, (ii) the exchange or conversion of one share of Parity Stock for or into another share of Parity Stock or Junior Stock, (iii) through the use of proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, (iv) any purchase, redemption or other acquisition of Parity Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after July 14, 2014, (v) any purchase of fractional interests in shares of Parity Stock pursuant to the conversion or exchange provisions of such Parity Stock or the securities being converted or exchanged, (vi) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (vii) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business), unless, in each case, the full dividends for the then-current Dividend Period on all outstanding shares of the Series T Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside.
Subject to the succeeding sentence, for so long as any shares of Series T Preferred Stock remain outstanding, no dividends shall be declared, paid, or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series T Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside.  To the extent the Corporation declares dividends on the Series T Preferred Stock and on any Parity Stock but cannot make full payment of those declared dividends, the Corporation will allocate the dividend payments on a proportional basis among the holders of shares of Series T Preferred Stock and the holders of any Parity Stock then outstanding where the terms of such Parity Stock provide similar dividend rights.
Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on the Common Stock and any other stock that is Parity Stock or Junior Stock, from time to time out of any assets legally available for such payment, and the shares of Series T Preferred Stock shall not be entitled to participate in any such dividends.
Section 5.    Liquidation Rights.
(a)    Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series T Preferred Stock shall be entitled to receive in full out of assets available for distribution to its stockholders before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of the Common Stock or any other Junior Stock, and subject to the rights of the holders of Parity Stock or any stock of the Corporation ranking senior to the Series T Preferred Stock as to such distribution, a liquidating distribution in the amount of $25,000 per share, plus an amount equal to any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation (the “Liquidation Preference”).  The holders of Series T Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
(b)    Partial Payment.  If the assets of the Corporation are not sufficient to pay in full the Liquidation Preference to all holders of Series T Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series T Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preference of Series T Preferred Stock and all such Parity Stock.
(c)    Residual Distributions.  If the Liquidation Preference has been paid in full to all holders of Series T Preferred Stock and all other amounts payable upon liquidation, dissolution or winding up of the Corporation have been paid in full to all holders of any Parity Stock, the holders of Common Stock and any other Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d)    Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6.    Redemption.
(a)    Optional Redemption.  The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem, subject to the prior approval of the Federal Reserve Board, out of funds legally available therefor, in whole or in part, the shares of Series T Preferred Stock at the time outstanding, at any time on any Dividend Payment Date on or after September 15, 2019, upon notice given as provided in Section 6(b) below.  The redemption price for shares of Series T Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid up to the redemption date without accumulation of any undeclared dividends.
Notwithstanding the foregoing, within 90 days of the Corporation’s good faith determination that a Regulatory Capital Treatment Event has occurred, the Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may, subject to the approval of the appropriate federal banking agency, redeem out of funds legally available therefor, in whole, but not in part, the shares of Series T Preferred Stock at the time outstanding, prior to September 15, 2019, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series T Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid, without accumulation of any undeclared dividends.
(b)    Notice of Redemption.  Notice of every redemption of shares of Series T Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation.  Such mailing shall be at least 40 days and not more than 70 days before the date fixed for redemption.  Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series T Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series T Preferred Stock.  Each notice shall state (i) the redemption date; (ii) the number of shares of Series T Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, if applicable, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for those shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.  Notwithstanding the foregoing, if the Series T Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.
(c)    Partial Redemption.  In case of any redemption of only part of the shares of Series T Preferred Stock at the time outstanding, the shares of Series T Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series T Preferred Stock in proportion to the number of Series T Preferred Stock held by such holders or in such other manner consistent with the rules and policies of the New York Stock Exchange as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable.  Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series T Preferred Stock shall be redeemed from time to time.
(d)    Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders  thereof to receive the amount payable on such redemption from the Depository Company at any time after the redemption date from the funds so deposited, without interest.  The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest.  Any funds so deposited and unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.
Section 7.    Voting Rights.
(a)    General. The holders of Series T Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraph 7(b) below or as required by applicable law.
(b)    Right To Elect Two Directors Upon Nonpayment Events. Whenever dividends payable on any shares of Series T Preferred Stock or any class or series of Voting Parity Stock have not been declared and paid in an aggregate amount equal to, as to any class or series, at least six quarterly Dividend Periods or their equivalent, whether or not for consecutive Dividend Periods (a “Nonpayment Event”), the holders of the outstanding Series T Preferred Stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of the Corporation’s Board of Directors at the Corporation’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders (the “Preferred Stock Directors”) by a plurality of the votes cast; provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series T Preferred Stock (together with the holders of shares of any one or more other series of Voting Parity Stock). At elections for such directors, each holder of the Series T Preferred Stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock as may be granted to them). The right of the holders of the Series T Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock) to elect Preferred Stock Directors shall continue until such time as the Corporation has paid in full dividends for the equivalent of at least four quarterly Dividend Periods or their equivalent, at which time such right with respect to the Series T Preferred Stock shall terminate, except as provided by law, and subject to revesting in the event of each and every subsequent default of the character described in this Section 7(b).
Upon any termination of the right of the holders of all shares of Series T Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors, the term of office of all Preferred Stock Directors then in office elected by only those holders voting as a class shall terminate immediately. Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the outstanding shares of Series T Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a class). In case any vacancy shall occur among the Preferred Stock

Directors, a successor may be elected by a plurality of the votes cast by the holders of Series T Preferred Stock and Voting Parity Stock having the voting rights described above, voting together as a class, unless the vacancy has already been filled. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this Section 7(b) shall have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to this Section 7(b).
(c)    Other Voting Rights. In addition to any other vote required by law or the Restated Certificate of Incorporation, so long as any shares of the Series T Preferred Stock remain outstanding, the vote or consent of the holders of the outstanding shares of Series T Preferred Stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series T Preferred Stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by Delaware law: (i) the issuance of any class or series of Preferred Stock or Preference Stock ranking senior to the Series T Preferred Stock in the payment of dividends or the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; (ii) any amendment, alteration or repeal of any provision of the Restated Certificate of Incorporation, including the Certificate of Designation, or the Bylaws that would adversely affect the rights, preferences, privileges or voting powers of the Series T Preferred Stock; (iii) any amendment or alteration of the Restated Certificate of Incorporation, including the Certificate of Designation, or Bylaws to authorize, create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Corporation’s capital stock ranking senior to the Series T Preferred Stock with respect to either the payment of dividends or in the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; or (iv) any consummation of a reclassification involving the Series T Preferred Stock or a merger or consolidation with another corporation or other entity, except holders of the Series T Preferred Stock will have no right to vote under this section 7(c)(iv) if in each case (a) the shares of Series T Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (b) such shares of Series T Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series T Preferred Stock, taken as a whole; provided, however, that any authorization, creation or increase in the authorized amount of or issuance of the Series T Preferred Stock or any Parity Stock or Junior Stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or Junior Stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series T Preferred Stock, and holders of the Series T Preferred Stock shall have no right to vote thereon.
If any amendment, alteration, repeal, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of voting Preferred Stock (including the Series T Preferred Stock), then only those series affected by and entitled to vote on the matter shall vote on the matter together as a class (in lieu of all other series of Preferred Stock).
Each holder of the Series T Preferred Stock will have 25 votes per share on any matter on which holders of the Series T Preferred Stock are entitled to vote, whether separately or together with any other series of stock of the Corporation (the holders of any shares of any other series of stock being entitled to such number of votes, if any, for each share of stock as may be granted to them), pursuant to Delaware law or otherwise, including by written consent.
(d)    Changes after Provision for Redemption. No vote or consent of the holders of Series T Preferred Stock shall be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding Series T Preferred Stock shall have been redeemed, or notice of redemption has been given and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.
(e)     Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series T Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Restated Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility in which the Series T Preferred Stock is listed or traded at the time.
Section 8.    Preemption and Conversion. The holders of Series T Preferred Stock shall not have any rights of preemption or rights to convert such Series T Preferred Stock into shares of any other class of capital stock of the Corporation.
Section 9.    Reacquired Shares. Shares of Series T Preferred Stock which have been issued and redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.
Section 10.    No Sinking Fund. Shares of Series T Preferred Stock are not subject to the operation of a sinking fund.
Section 11.    Additional Classes or Series of Stock. Notwithstanding anything set forth in the Restated Certificate of Incorporation or this Certificate of Designation to the contrary, the Board of Directors of the Corporation, or any authorized committee of the Board of Directors of the Corporation, (i) without the vote of the holders of the Series T Preferred Stock, may authorize and issue additional shares of Junior Stock and Parity Stock and (ii) with the requisite vote of the holders of the Series T Preferred Stock and Parity Stock entitled to vote thereon, may authorize and issue any additional class or series of Preferred Stock or Preference Stock senior to the Series T Preferred Stock as to the payment of dividends and/or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
US.54547103.01

In Witness Whereof, Wells Fargo & Company has caused this Certificate of Designation to be signed by Barbara S. Brett, its Senior Vice President and Assistant Treasurer, and Jeannine E. Zahn, its Assistant Secretary, this 18th day of July, 2014.

Wells Fargo & Company
By:	/s/ Barbara S. Brett
Barbara S. Brett, Senior Vice President and Assistant Treasurer

/s/ Jeannine E. Zahn
Jeannine E. Zahn, Assistant Secretary

[As filed with the Delaware Secretary of State on July 18, 2014.]

WELLS FARGO & COMPANY
_____________________
CERTIFICATE OF DESIGNATION
Pursuant to Section 151(g) of the
General Corporation Law
of the State of Delaware
_____________________
5.875% FIXED-TO-FLOATING RATE NON-CUMULATIVE PERPETUAL
CLASS A PREFERRED STOCK, SERIES U
(Without Par Value)
_____________________
WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, which authorize the issuance of not more than 20,000,000 shares of Preferred Stock, without par value, and pursuant to authority conferred upon the Securities Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the unanimous written consent of the Committee duly adopted on January 22, 2015, in accordance with Section 141(f) of the General Corporation Law:

Resolved, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated April 29, 2014, the provisions of the Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, no par value, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

RIGHTS AND PREFERENCES

Section 1.    Designation.  The shares of such series of Preferred Stock shall be designated 5.875% Fixed-to-Floating Rate Non-Cumulative Perpetual Class A Preferred Stock, Series U, with no par value and a liquidation preference amount of $25,000 per share (the “Series U Preferred Stock”).  Each share of Series U Preferred Stock shall be identical in all respects to every other share of Series U Preferred Stock except with respect to the date from which dividends may accrue. Series U Preferred Stock will rank equally with Parity Stock with respect to the payment of dividends and distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and will rank senior to Junior Stock with respect to the payment of dividends and/or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 2.    Number of Shares.  The number of authorized shares of Series U Preferred Stock shall be 80,000.  Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series U Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized.  The Corporation shall have the authority to issue fractional shares of Series U Preferred Stock.
Section 3.    Definitions.  As used herein with respect to Series U Preferred Stock:
“Business Day” means for dividends payable for the Fixed Rate Period (as defined below) any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York, and for dividends payable for the Floating Rate Period (as defined below), it means any date that would be considered a Business Day during the Fixed Rate Period that is also a London Banking Day (as defined below).
“Calculation Agent” means Wells Fargo Securities, LLC or any other successor appointed by the Corporation, acting as Calculation Agent.
“Certificate of Designation” means this Certificate of Designation relating to the Series U Preferred Stock, as it may be amended from time to time.
“Common Stock” means the common stock of the Corporation, par value $1⅔ per share, as the same exists at the date of this Certificate of Designation or as such stock may be constituted from time to time.
“Depositary Company” has the meaning set forth in Section 6(d) hereof.
“Designated LIBOR Page” means the display on Reuters, or any successor service, on page LIBOR01, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates for U.S. dollars.
“Dividend Payment Date” has the meaning set forth in Section 4(a) hereof.
“Dividend Period” has the meaning set forth in Section 4(a) hereof.
“DTC” means The Depository Trust Company, together with its successors and assigns.
“Fixed Rate Period” has the meaning set forth in Section 4(a) hereof.
“Floating Rate Period” has the meaning set forth in Section 4(a) hereof.
“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which the Series U Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
“LIBOR Determination Date” means the second London Banking Day immediately preceding the first day of the relevant Dividend Period.
“Liquidation Preference” has the meaning set forth in Section 5(a) hereof.

“London Banking Day” means any day on which commercial banks and foreign exchange markets settle payments in London.
“Nonpayment Event” shall have the meaning set forth in Section 7(b).
“Parity Stock” means any other class or series of stock of the Corporation now existing or hereafter authorized that ranks on par with the Series U Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
“Preference Stock” means any and all series of preference stock, having no par value, of the Corporation.
“Preferred Stock” means any and all series of preferred stock, having no par value, of the Corporation, including the Series U Preferred Stock.
“Preferred Stock Directors” shall have the meaning set forth in Section 7(b).
“Regulatory Capital Treatment Event” means the Corporation’s reasonable determination that as a result of any (i) amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective on or after January 15, 2015; (ii) proposed change in those laws or regulations that is announced or becomes effective on or after January 15, 2015; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced on or after January 15, 2015, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of all shares of Series U Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series U Preferred Stock is outstanding.
“Series U Preferred Stock” has the meaning set forth in Section 1 hereof.
“Three-month LIBOR” means, for any LIBOR Determination Date, the arithmetic mean of the offered rates for deposits in U.S. dollars for a three-month period commencing on the second London Banking Day immediately following that LIBOR Determination Date that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on that LIBOR Determination Date, if at least two offered rates appear on the Designated LIBOR Page, provided that if the specified Designated LIBOR Page by its terms provides only for a single rate, that single rate will be used. If (i) fewer than two offered rates appear or (ii) no rate appears and the Designated LIBOR Page by its terms provides only for a single rate, then the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for a three-month period commencing on the second London Banking Day immediately following that LIBOR Determination Date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, Three-month LIBOR determined on that LIBOR Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, Three-month LIBOR will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on that LIBOR Determination Date by three major banks in New York City selected by the Calculation

Agent for loans in U.S. dollars to leading European banks for a three-month period and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as set forth above, Three-month LIBOR for that LIBOR Determination Date will remain Three-month LIBOR for the immediately preceding Dividend Period or, in the case of the Dividend Period beginning June 15, 2025, 5.875%. All percentages used in or resulting from any calculation of Three-month LIBOR will be rounded, if necessary, to the nearest one hundred-thousandth of a percentages point, with .000005% rounded up to .00001%. The determination of Three-month LIBOR for each relevant Dividend Period by the Calculation Agent will (in the absence of manifest error) be final and binding.
“Voting Parity Stock” means any Parity Stock having similar voting rights as the Series U Preferred Stock.
Section 4.    Dividends.
(a)    Rate. Dividends on the Series U Preferred Stock will not be mandatory. Holders of Series U Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference amount of $25,000 per share of the Series U Preferred Stock, payable (i) from January 23, 2015 to, but excluding, June 15, 2025 (the “Fixed Rate Period”), semi-annually in arrears on the 15th day of each June and December, commencing June 15, 2015 at an annual rate of 5.875%, and (ii) from, and including, June 15, 2025 (the “Floating Rate Period”), quarterly in arrears on the 15th day of each March, June, September and December, commencing September 15, 2025, at an annual rate equal to Three-month LIBOR plus 3.99%. Notwithstanding the foregoing, if any date on or prior to June 15, 2025 on which dividends otherwise would be payable is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of such delay, and if any date after June 15, 2025 on which dividends otherwise would be payable is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding Business Day unless that day falls in the next calendar month, in which case payment of any dividend otherwise payable on that date will be the immediately preceding Business Day, and dividends will accrue to the actual payment date (each such day on which dividends are payable a “Dividend Payment Date”).  A “Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which will be the period from, and including, January 23, 2015 to, but excluding, June 15, 2015. The record date for payment of dividends on the Series U Preferred Stock shall be the last Business Day of the calendar month immediately preceding the month during which the Dividend Payment Date falls or such other date as determined by the Corporation’s Board of Directors. The amount of dividends payable for the Fixed Rate Period shall be computed on the basis of a 360-day year of twelve 30-day months.  The amount of dividends payable for the Floating Rate Period shall be computed on the basis of a 360-day year and the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends payable for the Floating Rate Period, will be maintained on file at the Calculation Agent’s principal offices.
(b)    Non-Cumulative Dividends.  Dividends on shares of Series U Preferred Stock shall be non-cumulative.  To the extent that any dividends payable on the shares of Series U Preferred Stock on any Dividend Payment Date are not declared prior to such Dividend Payment Date, then such dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series U Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on the Dividend Payment Date for such Dividend Period or at any time in the future or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series U Preferred Stock or any other series of authorized Preferred Stock, Preference Stock, or Common Stock of the Corporation.
(c)    Priority of Dividends.  So long as any shares of Series U Preferred Stock remain outstanding,
(1) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Common Stock, and no shares of Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Common Stock by the Corporation (other than (i) a dividend payable in Common Stock or (ii) the acquisition of shares of Common Stock in exchange for, or through application of proceeds of the sale of, shares of Common Stock);
(2) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Stock other than Common Stock, and no shares of Junior Stock other than Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock other than Common Stock by the Corporation (other than (i) a dividend payable solely in shares of Junior Stock, (ii) any dividend in connection with the implementation of a stockholder rights plan, or the redemption or repurchase of any rights under any such plan, (iii) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock, (iv) as a result of a reclassification of Junior Stock other than Common Stock for or into other Junior Stock, (v) the exchange or conversion of one share of Junior Stock other than Common Stock for or into another share of Junior Stock, (vi) through the use of proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (vii) any purchase, redemption or other acquisition of Junior Stock other than Common Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after January 15, 2015, (viii) any purchase of fractional interests in shares of Junior Stock other than Common Stock pursuant to the conversion or exchange provisions of such Junior Stock other than Common Stock or the securities being converted or exchanged, (ix) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (x) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business); and
(3) no shares of Parity Stock will be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series U Preferred Stock and such Parity Stock during a Dividend Period (other than (i) as a result of a reclassification of Parity Stock for or into other Parity Stock or Junior Stock, (ii) the exchange or conversion of one share of Parity Stock for or into another share of Parity Stock or Junior Stock, (iii) through the use of proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, (iv) any purchase, redemption or other acquisition of Parity Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after

January 15, 2015, (v) any purchase of fractional interests in shares of Parity Stock pursuant to the conversion or exchange provisions of such Parity Stock or the securities being converted or exchanged, (vi) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (vii) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business), unless, in each case, the full dividends for the then-current Dividend Period on all outstanding shares of the Series U Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside.
Subject to the succeeding sentence, for so long as any shares of Series U Preferred Stock remain outstanding, no dividends shall be declared, paid, or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series U Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside.  To the extent the Corporation declares dividends on the Series U Preferred Stock and on any Parity Stock but cannot make full payment of those declared dividends, the Corporation will allocate the dividend payments on a proportional basis among the holders of shares of Series U Preferred Stock and the holders of any Parity Stock then outstanding where the terms of such Parity Stock provide similar dividend rights.
Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on the Common Stock and any other stock that is Parity Stock or Junior Stock, from time to time out of any assets legally available for such payment, and the shares of Series U Preferred Stock shall not be entitled to participate in any such dividends.
Section 5.    Liquidation Rights.
(a)    Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series U Preferred Stock shall be entitled to receive in full out of assets available for distribution to its stockholders before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of the Common Stock or any other Junior Stock, and subject to the rights of the holders of Parity Stock or any stock of the Corporation ranking senior to the Series U Preferred Stock as to such distribution, a liquidating distribution in the amount of $25,000 per share, plus an amount equal to any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation (the “Liquidation Preference”).  The holders of Series U Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
(b)    Partial Payment.  If the assets of the Corporation are not sufficient to pay in full the Liquidation Preference to all holders of Series U Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series U Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preference of Series U Preferred Stock and all such Parity Stock.
(c)    Residual Distributions.  If the Liquidation Preference has been paid in full to all holders of Series U Preferred Stock and all other amounts payable upon liquidation, dissolution or winding up of the Corporation have been paid in full to all holders of any Parity Stock, the holders of Common Stock and any other Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d)    Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.
Section 6.    Redemption.
(a)    Optional Redemption.  The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem, subject to the prior approval of the Federal Reserve Board, out of funds legally available therefor, in whole or in part, the shares of Series U Preferred Stock at the time outstanding, at any time on any Dividend Payment Date on or after June 15, 2025, upon notice given as provided in Section 6(b) below.  The redemption price for shares of Series U Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid up to the redemption date without accumulation of any undeclared dividends.
Notwithstanding the foregoing, within 90 days of the Corporation’s good faith determination that a Regulatory Capital Treatment Event has occurred, the Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may, subject to the approval of the appropriate federal banking agency, redeem out of funds legally available therefor, in whole, but not in part, the shares of Series U Preferred Stock at the time outstanding, prior to June 15, 2025, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series U Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid, without accumulation of any undeclared dividends.
(b)    Notice of Redemption.  Notice of every redemption of shares of Series U Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation.  Such mailing shall be at least 40 days and not more than 70 days before the date fixed for redemption.  Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series U Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series U Preferred Stock.  Each notice shall state (i) the redemption date; (ii) the number of shares of Series U Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, if applicable, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for those shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.  Notwithstanding the foregoing, if the Series U Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.
(c)    Partial Redemption.  In case of any redemption of only part of the shares of Series U Preferred Stock at the time outstanding, the shares of Series U Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series U Preferred Stock in proportion to the number of Series U Preferred Stock held by such holders as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable.  Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series U Preferred Stock shall be redeemed from time to time.
(d)    Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders  thereof to receive the amount payable on such redemption from the Depository Company at any time after the redemption date from the funds so deposited, without interest.  The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest.  Any funds so deposited and unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.
Section 7.    Voting Rights.
(a)    General. The holders of Series U Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraph 7(b) below or as required by applicable law.
(b)    Right To Elect Two Directors Upon Nonpayment Events. Whenever dividends payable on any shares of Series U Preferred Stock or any class or series of Voting Parity Stock have not been declared and paid in an aggregate amount equal to, as to any class or series, at least three semi-annual Dividend Periods or their equivalent, whether or not for consecutive Dividend Periods (a “Nonpayment Event”), the holders of the outstanding Series U Preferred Stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of the Corporation’s Board of Directors at the Corporation’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders (the “Preferred Stock Directors”) by a plurality of the votes cast; provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series U Preferred Stock (together with the holders of shares of any one or more other series of Voting Parity Stock). At elections for such directors, each holder of the Series U Preferred Stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock as may be granted to them). The right of the holders of the Series U Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock) to elect Preferred Stock Directors shall continue until such time as the Corporation has paid in full dividends for the equivalent of at least two semi-annual Dividend Periods or their equivalent, at which time such right with respect to the Series U Preferred Stock shall terminate, except as provided by law, and subject to revesting in the event of each and every subsequent default of the character described in this Section 7(b).
Upon any termination of the right of the holders of all shares of Series U Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors, the term of office of all Preferred Stock Directors then in office elected by only those holders voting as a class shall terminate immediately. Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the outstanding shares of Series U Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a class). In case any vacancy shall occur among the Preferred Stock Directors, a successor may be elected by a plurality of the votes cast by the holders of Series U Preferred Stock and Voting Parity Stock having the voting rights described above, voting together as a class, unless the vacancy has already been filled. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this Section 7(b) shall have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to this Section 7(b).
(c)    Other Voting Rights. In addition to any other vote required by law or the Restated Certificate of Incorporation, so long as any shares of the Series U Preferred Stock remain outstanding, the vote or consent of the holders of the outstanding shares of Series U Preferred Stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series U Preferred Stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by Delaware law: (i) the issuance of any class or series of Preferred Stock or Preference Stock ranking senior to the Series U Preferred Stock in the payment of dividends or the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; (ii) any amendment, alteration or repeal of any provision of the Restated Certificate of Incorporation, including the Certificate of Designation, or the Bylaws that would adversely affect the rights, preferences, privileges or voting powers of the Series U Preferred Stock; (iii) any amendment or alteration of the Restated Certificate of Incorporation, including the Certificate of Designation, or Bylaws to authorize, create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Corporation’s capital stock ranking senior to the Series U Preferred Stock with respect to either the payment of dividends or in the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; or (iv) any consummation of a reclassification involving the Series U Preferred Stock or a merger or consolidation with another corporation or other entity, except holders of the Series U Preferred Stock will have no right to vote under this section 7(c)(iv) if in each case (a) the shares of Series U Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (b) such shares of Series U Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series U Preferred Stock, taken as a whole; provided, however, that any authorization, creation or increase in the authorized amount of or issuance of the Series U Preferred Stock or any Parity Stock or Junior Stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or Junior Stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series U Preferred Stock, and holders of the Series U Preferred Stock shall have no right to vote thereon.
If any amendment, alteration, repeal, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of voting Preferred Stock (including the Series U Preferred Stock), then only those series affected by and entitled to vote on the matter shall vote on the matter together as a class (in lieu of all other series of Preferred Stock).
Each holder of the Series U Preferred Stock will have 25 votes per share on any matter on which holders of the Series U Preferred Stock are entitled to vote, whether separately or together with any other series of stock of the Corporation (the holders of any shares of any other series of stock being entitled to such number of votes, if any, for each share of stock as may be granted to them), pursuant to Delaware law or otherwise, including by written consent.
(d)    Changes after Provision for Redemption. No vote or consent of the holders of Series U Preferred Stock shall be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding Series U Preferred Stock shall have been redeemed, or notice of redemption has been given and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.
(e)     Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series U Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Restated Certificate of Incorporation, the Bylaws and applicable law.
Section 8.    Preemption and Conversion. The holders of Series U Preferred Stock shall not have any rights of preemption or rights to convert such Series U Preferred Stock into shares of any other class of capital stock of the Corporation.
Section 9.    Reacquired Shares. Shares of Series U Preferred Stock which have been issued and redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.
Section 10.    No Sinking Fund. Shares of Series U Preferred Stock are not subject to the operation of a sinking fund.
Section 11.    Additional Classes or Series of Stock. Notwithstanding anything set forth in the Restated Certificate of Incorporation or this Certificate of Designation to the contrary, the Board of Directors of the Corporation, or any authorized committee of the Board of Directors of the Corporation, (i) without the vote of the holders of the Series U Preferred Stock, may authorize and issue additional shares of Junior Stock and Parity Stock and (ii) with the requisite vote of the holders of the Series U Preferred Stock and Parity Stock entitled to vote thereon, may authorize and issue any additional class or series of Preferred Stock or Preference Stock senior to the Series U Preferred Stock as to the payment of dividends and/or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

In Witness Whereof, Wells Fargo & Company has caused this Certificate of Designation to be signed by Barbara S. Brett, its Senior Vice President and Assistant Treasurer, and Jeannine E. Zahn, its Assistant Secretary, this 22nd day of January, 2015.

Wells Fargo & Company
By:	/s/ Barbara S. Brett
Barbara S. Brett, Senior Vice President and Assistant Treasurer

/s/ Jeannine E. Zahn
Jeannine E. Zahn, Assistant Secretary

[As filed with the Delaware Secretary of State on January 22, 2015.]